As filed with the Securities and Exchange Commission
                           on August 11, 1995

                                   Registration No. 33-61681
     - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    - - - - - - - - - - - - - - - - - -

                             AMENDMENT NO. 2 TO

                                  FORM S-4
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                       - - - - - - - - - - - - - - -

                            NMR OF AMERICA, INC.
           (Exact name of Registrant as specified in its charter)

                                  Delaware
                        (State or other jurisdiction
                     of incorporation or organization)

                                    6749
          (Primary Standard Industrial Classification Code Number)

                                 22-2468314
                    (I.R.S. Employer Identification No.)


                            430 Mountain Avenue
                     Murray Hill, New Jersey 07974-2732
                               (908) 665-9400
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)


                              JOSEPH G. DASTI
                                 President
                           NMR of America, Inc.
                            430 Mountain Avenue
                    Murray Hill, New Jersey  07974-2730
                               (908) 665-9400
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)
                       _____________________________

Copies to:

                           PETER S. TWOMBLY, ESQ.
                             MCCARTER & ENGLISH
                             4 Gateway Center
                            100 Mulberry Street
                         Newark, New Jersey  07102

                       _____________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and certain other conditions under the Agreement and Plan of Merger are met or waived.

                       _____________________________

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       ______________________________

                      CALCULATION OF REGISTRATION FEE


                                    Proposed
                                    Maximum     Proposed            Amount
Title of Each Class     Amount      Offering    Maximum             of
of Securities           to be       Price Per   Aggregate           Registration
to be Registered        Registered  Share (1)   Offering Price (1)  Fee (2)
- -------------------     ----------  ---------   ------------------  ------------

Common Stock, par
value $.01 per share    1,219,985   $4.0342     $4,921,677.80       $895.93

________________________________________________________________________________

(1) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Act"), based on the average of the bid and asked price of the securities to be canceled in the transaction as of August 3, 1995, and computed solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(b) under the Act, the $801.20 filing fee previously paid by the Registrant upon the filing of a preliminary version of the proxy materials/prospectus contained in this Registration Statement has been credited against the amount of the registration fee which would otherwise be payable in connection with is filing.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           CROSS REFERENCE SHEET



     Form S-4 Item Number                  Location in Proxy
     and Caption                           Statement/Prospectus
     --------------------                  --------------------

 1.    Forepart of the
       Registration Statement
       and Outside Front Cover
       Page of Prospectus  . .      Facing Page; Cross Reference
                                    Sheet; Outside Front Cover
                                    Page of Joint Proxy
                                    Statement/Prospectus

 2.    Inside Front and
       Outside Back Cover
       Pages of Prospectus . .      "Available Information";
                                    "Incorporation of Certain
                                    Documents by Reference";
                                    "Table of Contents"

 3.    Risk Factors, Ratio of
       Earnings to Fixed
       Charges, and Other
       Information . . . . . .      "Summary of Joint Proxy
                                    Statement"; "Risk Factors
                                    Regarding NMR and Morgan";
                                    "Introduction"; "The Merger-
                                    -Background of the Merger;
                                    Negotiations; Fairness
                                    Opinions"; "The Merger--
                                    Terms of the Merger"; "NMR
                                    and Morgan Unaudited Pro
                                    Forma Combined Financial
                                    Statements"

 4.    Terms of the
       Transaction . . . . . .      "Summary of Joint Proxy
                                    Statement"; "The Merger--
                                    Background of the Merger;
                                    Negotiations; Fairness
                                    Opinions"; "The Merger--
                                    NMR's Reasons for the
                                    Merger"; "The Merger--
                                    Morgan's Reasons for the
                                    Merger"; "The Merger--Terms
                                    of the Merger"; "The Merger-
                                    -Description of NMR Stock";
                                    "The Merger--Election of
                                    Directors"; "Comparison of
                                    Rights of Holders of Shares
                                    under Colorado and Delaware
                                    Law"

 5.    Pro Forma Financial
       Information . . . . . .      "Summary of Joint Proxy
                                    Statement"; "NMR and Morgan
                                    Unaudited Pro Forma Combined
                                    Financial Statements"

 6.    Material Contacts with
       the Company Being
       Acquired  . . . . . . .      "The Merger--Background of
                                    The Merger; Negotiations;
                                    Fairness Opinions"
 7.    Additional Information
       Required for Reoffering
       by Persons and Parties
       Deemed to be
       Underwriters  . . . . .                 *

 8.    Interests of Named
       Experts and Counsel . .      "Summary of Joint Proxy
                                    Statement"; "The Merger--
                                    Background of the Merger;
                                    Negotiations; Fairness
                                    Opinions"; "The Merger--
                                    Fairness Opinion of
                                    Fahnestock & Co. Inc."
 9.    Disclosure of
       Commission Position on
       Indemnification for
       Securities Act
       Liabilities . . . . . .      "The Merger--NMR--
                                    Indemnification of Officers
                                    and Directors"

 10.   Information with
       Respect to S-3
       Registrants . . . . . .                 *

 11.   Incorporation of
       Certain Information by
       Reference . . . . . . .                 *

 12.   Information with
       Respect to S-2 or
       S-3 Registrants . . . .      "Summary of Joint Proxy
                                    Statement"; "Comparative Per
                                    Share Information"; "The
                                    Merger--Description of NMR
                                    Stock"; "The Merger--NMR and
                                    Morgan Unaudited Pro Forma
                                    Combined Financial
                                    Statements"; "The Merger--
                                    NMR"
 13.   Incorporation of
       Certain Information by
       Reference . . . . . . .      "Incorporation of Certain
                                    Documents by Reference"

 14.   Incorporation with
       Respect to Registrants
       other than S-3 or S-2
       Registrants . . . . . .                 *

 15.   Information with
       Respect to S-3
       Companies . . . . . . .                 *

 16.   Information with
       Respect to S-2 or
       S-3 Companies . . . . .                 *

 17.   Information with
       Respect to Companies
       other than S-3 or S-2
       Companies . . . . . . .      "Summary of Joint Proxy
                                    Statement"; "Risk Factors
                                    Regarding NMR and Morgan";
                                    "Comparative Per Share
                                    Information"; "NMR and
                                    Morgan Unaudited Pro Forma
                                    Combined Financial
                                    Statements"; "The Merger--
                                    Morgan"; "Government
                                    Regulation of NMR and
                                    Morgan"; Audited
                                    Consolidated Financial
                                    Statements of Morgan at
                                    December 31, 1994 (Appendix
                                    F); Unaudited Consolidated
                                    Financial Statements of
                                    Morgan at March 31, 1995
                                    (Appendix G)

 18.   Information if Proxies,
       Consents or
       Authorizations are to
       be Solicited  . . . . .      "Summary of Joint Proxy
                                    Statement"; "Introduction";
                                    "Voting and Proxies"; "The
                                    Merger--Terms of the Merger";
                                    "Morgan--Directors and
                                    Executive Officers; Security
                                    Ownership of Certain
                                    Beneficial Owners and
                                    Management; Certain
                                    Shareholder Matters;
                                    Executive Compensation;
                                    Certain Relationships and
                                    Related Transactions"

 19.   Information if Proxies,
       Consents or
       Authorizations are not
       to be Solicited, or in
       an Exchange Offer . . .                 *

__________________________

*    Item is omitted because answer is negative or Item is inapplicable.

                                             August 11, 1995


Dear Stockholders:

          The Annual Meeting of Stockholders of NMR of America, Inc. ("NMR") will be held at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ, on September 14, 1995 at 9:30 a.m., New York City
Time.

          At the Annual Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated April 11, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of a wholly-owned subsidiary of NMR into Morgan Medical Holdings, Inc. ("Morgan"), pursuant to which Morgan will become a wholly-owned subsidiary of NMR, and each outstanding share of Morgan Common Stock will automatically be converted into .3330886 of a share of NMR Common Stock and each outstanding warrant, option and other right to acquire shares of Morgan Common Stock will automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable had such warrants, options or other rights been exercised in full immediately prior to the Merger.

          After careful consideration, the Board of Directors of NMR has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal relating thereto. Approval of the Merger Agreement will also constitute approval of the election of six (6) directors to the NMR Board of Directors.

          To account for the possibility that the Merger Agreement will not be approved (either by the stockholders of NMR or the shareholders of Morgan) or that the Merger will not be consummated for any other reason, you will also be asked to vote on the election of five (5) directors of NMR to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The vote on this matter will only be given effect if the Merger Agreement is not approved or the Merger is not otherwise consummated.

          At the Annual Meeting, you will also be asked to vote on an amendment to the NMR 1986 Incentive Stock Option and Non-Statutory Option Plan (the "NMR Option Plan") which will increase the number of shares of NMR Common Stock for which options may be issued pursuant thereto from 600,000 shares to 1,000,000 shares. After careful consideration, the Board of Directors of NMR has unanimously approved the amendment to the NMR Option Plan and recommends that you vote FOR the proposal relating thereto.

          In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Joint Proxy Statement relating to the actions to be taken by NMR stockholders at the Annual Meeting and a proxy card. The Joint Proxy Statement more fully describes the proposed Merger, the proposed amendment to the NMR Option Plan and other matters to be considered at the Annual Meeting and includes certain information concerning NMR and Morgan. NMR's 1995 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995) provides additional information concerning NMR and has also been included herewith.

          All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote in person even if he or she has returned a proxy card. It is important that your shares be represented and voted at the Annual Meeting.

                                        Sincerely,



                                        Joseph G. Dasti
                                        President and Chief
                                        Executive Officer

                                          August 11, 1995

To our Shareholders:

          The Annual Meeting of the Shareholders of Morgan Medical
Holdings, Inc. ("Morgan") will be held at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ on September 14, 1995 at 11:00 a.m., New York City Time.

          At the Annual Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated April 11, 1995 (the "Merger Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of NMR of America, Inc. ("NMR") into Morgan, pursuant to which Morgan would become a wholly-owned subsidiary of NMR, and each outstanding share of Morgan Common Stock would automatically be converted into .3330886 of a share of NMR Common Stock and each outstanding warrant, option and other right to acquire shares of Morgan Common Stock will automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable had such warrants, options or other rights been exercised in full immediately prior to the Merger.

          The Morgan Board of Directors has unanimously approved the Merger Agreement and recommends that you vote FOR the Merger Agreement. In approving the Merger Agreement, certain members of the Board of Directors of Morgan may be deemed to have certain conflicts of interest. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions; Terms of the Merger--Interest of Management of Morgan in the Merger" in the Joint Proxy Statement accompanying this letter.

          To account for the possibility that the Merger Agreement will not be approved by either the shareholders of Morgan or the stockholders of NMR, or that the Merger will not be consummated for any other reason, at the Annual Meeting you will also be asked to vote on the election of five
(5) directors of Morgan to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. This vote to elect directors will only be given effect if the Merger Agreement is not approved or the Merger is not otherwise consummated.

          In the materials accompanying this letter, you will find a Notice of Annual Meeting of Shareholders, a Joint Proxy Statement relating to the actions to be taken by Morgan shareholders at the Annual Meeting and a proxy card. The Joint Proxy Statement more fully describes the proposed Merger and other matters to be considered at the Annual Meeting, and includes certain information concerning Morgan and NMR. Also enclosed herewith is NMR's 1995 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995), which provides additional information concerning NMR. You are urged to read this material carefully.

          All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may revoke his or her proxy and vote in person even if he or she has returned a proxy card. It is important that your shares be represented and voted at the Annual Meeting.

                                        Sincerely,



                                        J. Mark Strong
                                        President and Chief
                                        Executive Officer

                            NMR OF AMERICA, INC.


                          _______________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD September 14, 1995

                          _______________________


          NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), will be held at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ on September 14, 1995, at 9:30 a.m., New York City Time, to consider and act upon the following matters:

          1. ITEM No. 1 in the attached Joint Proxy Statement. Approval of an Agreement and Plan of Merger dated April 11, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of a wholly-owned subsidiary of NMR into Morgan Medical Holdings, Inc. ("Morgan"), pursuant to which Morgan would become a wholly-owned subsidiary of NMR and each outstanding share of the Common Stock, no par value per share, of Morgan ("Morgan Common Stock"), would automatically be converted into .3330886 of a share of Common Stock, par value $.01 per share, of NMR ("NMR Common Stock"), and each outstanding warrant, option and other right to acquire shares of Morgan Common Stock would automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable had such warrants, options or other rights been exercised in full immediately prior to the Merger. Approval of the Merger Agreement will also constitute approval of the election of six (6) directors of NMR to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2. ITEM No. 2 in the attached Joint Proxy Statement. To account for the possibility that the Merger Agreement will not be approved (either by the stockholders of NMR or the shareholders of Morgan) or that the Merger will not be consummated for any other reason, stockholders will also consider and act upon the election of five (5) directors of NMR to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          3. ITEM No. 3 in the attached Joint Proxy Statement. Approval of an amendment to the NMR 1986 Incentive Stock Option and Non-Statutory Option Plan, which amendment would increase the number of shares for which options may be issued pursuant thereto from 600,000 to 1,000,000.

          4. Transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

          Stockholders of record as of the close of business on August 7, 1995 are entitled to notice of, and to vote at, the Meeting.

                         By order of the Board of Directors




                         John P. O'Malley III, Secretary

Dated: August 11, 1995

                       MORGAN MEDICAL HOLDINGS, INC.

                                 __________

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD September 14, 1995

                                 __________


          NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of the shareholders of Morgan Medical Holdings, Inc., a Colorado corporation ("Morgan"), will be held at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ on September 14, 1995 at 11:00 a.m. New
York City Time, to consider and act upon the following matters:

          1. ITEM No. 1 in the attached Joint Proxy Statement. Approval of an Agreement and Plan of Merger dated April 11, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of a wholly-owned subsidiary of NMR of America, Inc. ("NMR") into Morgan, pursuant to which Morgan would become a wholly-owned subsidiary of NMR and each outstanding share of Common Stock, no par value per share, of Morgan ("Morgan Common Stock") would automatically be converted into .3330886 of a share of Common Stock, par value $.01 per share, of NMR ("NMR Common Stock"), and each outstanding warrant, option and other right to acquire Morgan Common Stock would automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable had such warrants, options or other rights been exercised in full immediately prior to the Merger.

          2. ITEM No. 4 in the attached Joint Proxy Statement. To account for the possibility that the Merger Agreement will not be approved by either the shareholders of Morgan or the stockholders of NMR or that the Merger will not be consummated for any other reason, shareholders of Morgan will also consider and act upon the election of five (5) directors of Morgan to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified.

          3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          Shareholders of record as of the close of business on August 8, 1995 are entitled to notice of, and to vote at, the Annual Meeting.

          Shareholders may be entitled to assert dissenters' rights under
Article 113 of the Colorado Business Corporation Act in connection with the Merger. Article 113 of the Colorado

Business Corporation Act is reproduced in full as Appendix D to the attached Joint Proxy Statement.

                         By order of the Board of Directors



                         J. Mark Strong, President


Dated: August 11, 1995

PROSPECTUS
- ----------


                            NMR OF AMERICA, INC.

                      1,219,985 Shares of Common Stock
                      To Be Issued in Connection With
                         A Merger Transaction With

                       MORGAN MEDICAL HOLDINGS, INC.

                       ------------------------------

                            NMR OF AMERICA, INC.
                                    and
                       MORGAN MEDICAL HOLDINGS, INC.

                           JOINT PROXY STATEMENT


          This Joint Proxy Statement is being furnished to stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), and shareholders of Morgan Medical Holdings, Inc., a Colorado corporation ("Morgan"), in connection with the Annual Meeting of Stockholders of NMR and the Annual Meeting of Shareholders of Morgan, to be held for the purpose of considering and voting on an Agreement and Plan of Merger, dated April 11, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of a wholly-owned subsidiary of NMR into Morgan, pursuant to which (i) shareholders of Morgan would receive shares of Common Stock, par value $.01 per share, of NMR ("NMR Common Stock") based on a ratio (the "Exchange Ratio") of .3330886 of a share of NMR Common Stock for each outstanding share of the Common Stock, no par value per share, of Morgan ("Morgan Common Stock"), and (ii) each outstanding warrant, option or other right to acquire shares of Morgan Common Stock ("Morgan Derivative Securities") would automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable had such Morgan Derivative Security been exercised in full immediately prior to the Merger. See "The Merger--Terms of the Merger". The Exchange Ratio was determined as a result of arm's-length negotiations conducted between the NMR Board of Directors and the Morgan Board of Directors and their respective managements, and was supported by fairness opinions furnished to such boards. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions". In the event the Merger is consummated, following the Merger the shareholders of Morgan will hold approximately 19.5% of the issued and outstanding shares of NMR Common Stock (assuming the exercise of all outstanding Morgan Derivative Securities prior to the consummation of the Merger).

          This Joint Proxy Statement also constitutes a Prospectus of NMR under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of, pursuant to the terms of the Merger Agreement, NMR Common Stock to all holders of Morgan Common Stock who do not assert dissenters' rights. This Prospectus only covers shares of NMR Common Stock issuable pursuant to the Merger to holders of Morgan Common Stock as of the date on which the Merger is consummated (the "Effective Time") and does not cover the shares of NMR Common Stock which are issued following consummation of the Merger to holders of Morgan Derivative Securities upon the exercise of such Morgan Derivative Securities. The issuance by NMR of such shares of NMR Common Stock upon exercise of any Morgan Derivative Securities following consummation of the Merger, and the subsequent resale thereof by the holders, must be covered either by a separate registration statement or an applicable exemption from the registration requirements under the Securities Act.

          On August 3, 1995, the closing sales price per share on the NASDAQ - National Market System for NMR Common Stock was $4.125.

          SEE "RISK FACTORS REGARDING NMR AND MORGAN" FOR A DISCUSSION OF CERTAIN MATERIAL RISK FACTORS RELEVANT TO THE BUSINESSES AND OPERATIONS OF NMR AND MORGAN THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF MORGAN AND THE STOCKHOLDERS OF NMR. SEE "THE MERGER -- BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS; TERMS OF THE MERGER; INTEREST OF MANAGEMENT OF MORGAN IN THE MERGER" FOR A DISCUSSION OF CERTAIN CONFLICTS OF INTEREST WHICH CERTAIN MEMBERS OF THE BOARD OF DIRECTORS OF MORGAN MAY BE DEEMED TO HAVE IN APPROVING THE MERGER AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS; FAIRNESS OPINION OF FAHNESTOCK & CO. INC." FOR A DISCUSSION OF CERTAIN CONFLICTS OF INTEREST WHICH THE FINANCIAL ADVISER TO MORGAN MAY BE DEEMED TO HAVE IN RENDERING ITS FAIRNESS OPINION TO THE BOARD OF DIRECTORS OF MORGAN.

          THE SHARES OF NMR COMMON STOCK ISSUABLE IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            --------------------


          The date of this Joint Proxy Statement and Prospectus is August 11, 1995. This Joint Proxy Statement and Prospectus is being mailed to shareholders of Morgan and stockholders of NMR on or about August 11, 1995.

                           AVAILABLE INFORMATION

          NMR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Blvd., Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

          NMR has filed with the SEC a Registration Statement pursuant to the Securities Act with respect to the NMR Common Stock offered by the Prospectus comprising this Joint Proxy Statement. This Joint Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and to the exhibits listed therein, which can be inspected at the public reference facilities of the SEC referenced above, and copies of which can be obtained from the SEC at prescribed rates as indicated above. Statements contained in this Joint Proxy Statement or in any document incorporated in this Joint Proxy Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document incorporated herein, each such statement being qualified in all respects by such reference.

          No person has been authorized to give any information or make any representations not contained in this Joint Proxy Statement in connection with the solicitations made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by NMR or any of its subsidiaries or Morgan or any of its subsidiaries. This Joint Proxy Statement does not constitute an offer to sell any securities other than the NMR Common Stock covered by this Joint Proxy Statement or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the SEC are incorporated herein by reference:

          1. NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995, as amended (File No. 1-9367).

          2. NMR's Current Report of Form 8-K dated July 31, 1995 (File No. 1-9367).

          Copies of NMR's 1995 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995) are being provided to NMR's stockholders and Morgan's shareholders herewith.

          This Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. NMR will provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Joint Proxy Statement (not including exhibits to the information that is incorporated by reference into this Joint Proxy Statement unless such exhibits are specifically incorporated by reference into the information that this Joint Proxy Statement incorporates). Such requests should be directed to the Secretary, NMR of America, Inc., 430 Mountain Avenue, Murray Hill, New Jersey 07974-2732, telephone: (908) 665-9400. In order to ensure timely delivery of the documents, any request should be made by September 7, 1995.

                           JOINT PROXY STATEMENT

                            NMR OF AMERICA, INC.
          Annual Meeting of Stockholders to be Held September 14, 1995

                       MORGAN MEDICAL HOLDINGS, INC.
          Annual Meeting of Shareholders to be Held September 14, 1995

                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Summary of Joint Proxy Statement  . . . . . . . . . . . . . . . . . .  viii

Risk Factors Regarding NMR and Morgan . . . . . . . . . . . . . . . .  xxiv

Comparative Per Share Information . . . . . . . . . . . . . . . . .   xxxix

Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Voting and Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

I.   THE MERGER (Item No. 1--FOR NMR STOCKHOLDERS AND
     MORGAN SHAREHOLDERS) . . . . . . . . . . . . . . . . . . . . . . . . 6

     Background of the Merger; Negotiations; Fairness
       Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     NMR's Reasons for the Merger   . . . . . . . . . . . . . . . . . .  11

     Fairness Opinion of Janney Montgomery Scott Inc.   . . . . . . . .  12

     Morgan's Reasons for the Merger  . . . . . . . . . . . . . . . . .  17

     Fairness Opinion of Fahnestock & Co. Inc.  . . . . . . . . . . . .  19

Terms of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  24

     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Conversion of Shares; Treatment of Options and
       Warrants; Fractional Shares  . . . . . . . . . . . . . . . . . .  25
     Exchange of Certificates   . . . . . . . . . . . . . . . . . . . .  26
     Representations, Warranties and Covenants  . . . . . . . . . . . .  27
     Conditions Precedent to Consummation of the Merger   . . . . . . .  28
     Non-Competition Agreement .  . . . . . . . . . . . . . . . . . . .  29
     Employment Agreement . . . . . . . . . . . . . . . . . . . . . . .  30
     Strong Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Termination and Amendment  . . . . . . . . . . . . . . . . . . . .  31
     Board of Directors and Management of NMR
       Following the Merger   . . . . . . . . . . . . . . . . . . . . .  31

     Interest of Management of Morgan in
       the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Certain Federal Income Tax Consequences of the Merger  . . . . . .  32
     Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . .  34
     Expenses of the Merger   . . . . . . . . . . . . . . . . . . . . .  34
     Additional Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Restrictions on Resale of NMR Common Stock by Former
       Morgan Shareholders  . . . . . . . . . . . . . . . . . . . . . .  35
     Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . .  35

Description of NMR Stock  . . . . . . . . . . . . . . . . . . . . . . .  39

Election of Directors   . . . . . . . . . . . . . . . . . . . . . . . .  44

NMR and Morgan Unaudited Pro Forma
 Combined Financial Statements  . . . . . . . . . . . . . . . . . . . .  46

Morgan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

     Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Professional Services Agreements . . . . . . . . . . . . . . . . .  61
     Quality Assurance  . . . . . . . . . . . . . . . . . . . . . . . .  61
     Government Regulation  . . . . . . . . . . . . . . . . . . . . . .  62
     Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Management's Discussion and Analysis of Financial
       Condition and Results of Operations  . . . . . . . . . . . . . .  64
     Change in Accountants  . . . . . . . . . . . . . . . . . . . . . .  72
     Directors and Executive Officers   . . . . . . . . . . . . . . . .  72
     Director Compensation  . . . . . . . . . . . . . . . . . . . . . .  74
     Executive Compensation   . . . . . . . . . . . . . . . . . . . . .  74
     Security Ownership of Certain Beneficial
       Owners and Management  . . . . . . . . . . . . . . . . . . . . .  75
     Certain Shareholder Matters  . . . . . . . . . . . . . . . . . . .  77
     Certain Relationships and Related
       Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .  77

NMR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Executive Officers . . . . . . . . . . . . . . . . . . . . . . . .  80
     Board of Directors Meetings and Committees . . . . . . . . . . . .  81
     Director Compensation  . . . . . . . . . . . . . . . . . . . . . .  82
     Executive Compensation . . . . . . . . . . . . . . . . . . . . . .  82
     Indemnification of Officers and Directors  . . . . . . . . . . . .  84
     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . .  84
     Director and Officer Securities Reports  . . . . . . . . . . . . .  85
     Certain Transactions . . . . . . . . . . . . . . . . . . . . . . .  86
     Principal and Other Stockholders . . . . . . . . . . . . . . . . .  86

Government Regulation of NMR and Morgan . . . . . . . . . . . . . . . .  89

Comparison of Rights of Holders of Shares
 Under Colorado and Delaware Law  . . . . . . . . . . . . . . . . . . .  96

II.  ELECTION OF DIRECTORS OF NMR (Item No. 2 -- FOR
       NMR STOCKHOLDERS ONLY) . . . . . . . . . . . . . . . . . . . . . 104

III. AMENDMENT TO THE NMR 1986 INCENTIVE STOCK OPTION AND
       NON-STATUTORY OPTION PLAN (Item No. 3 -- FOR NMR
       STOCKHOLDERS ONLY)   . . . . . . . . . . . . . . . . . . . . . . 105

IV.  ELECTION OF DIRECTORS OF MORGAN (Item No. 4 -- FOR
       MORGAN SHAREHOLDERS ONLY)  . . . . . . . . . . . . . . . . . . . 108

Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . 109

Stockholder Proposals for 1996 Annual Meeting of
 NMR Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Other Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Appendices:

     A.   Agreement and Plan of Merger (excluding Exhibits and Schedules)
     B.   Opinion of Janney Montgomery Scott Inc.
     C.   Opinion of Fahnestock & Co. Inc.
     D.   Colorado Business Corporation Act -- Article 113
     E.   Amendment to NMR 1986 Incentive Stock Option and Non-Statutory
          Option Plan
     F.   Audited Consolidated Financial Statements of Morgan at December
          31, 1994
     G.   Unaudited Consolidated Financial Statements of Morgan at March
          31, 1995

                      SUMMARY OF JOINT PROXY STATEMENT

          The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement. This summary does not contain a complete statement of all material features of the matters to be voted upon and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this Joint Proxy Statement and the documents incorporated by reference herein, including the appendices to this Joint Proxy Statement.

The Companies

          NMR and Subsidiary. NMR, a Delaware corporation, is engaged, directly and through limited partnerships, in the business of installing, managing and maintaining magnetic resonance imaging ("MRI") systems and other imaging systems used for diagnostic purposes on an outpatient basis
in facilities operated by private physicians not employed by NMR.   NMR
purchases or leases the systems, supervises their installation and staffs the facility with technical and clerical personnel. Medical aspects of each facility, such as the analysis of diagnostic information and the preparation of reports to referring physicians, are under the supervision of professional corporations pursuant to agreements between NMR and such professional corporations. NMR Sub, Inc., a Delaware corporation ("Subsidiary"), is a wholly-owned subsidiary of NMR formed solely for the purpose of effecting the Merger.

          The principal executive offices of NMR and Subsidiary are located at 430 Mountain Avenue, Murray Hill, New Jersey 07974 (telephone: (908) 665-9400).

          Morgan. Morgan, a Colorado corporation, is involved in the business of owning, developing and managing diagnostic imaging facilities offering MRI and other types of non-invasive diagnostic imaging services for outpatient use. Medical services at each facility are provided by radiologists not employed by Morgan. In addition, Morgan operates a physical therapy center.

          The principal executive offices of Morgan are located at 101 East Kennedy Boulevard, Suite 1010, Tampa, Florida 33602 (telephone:
(813) 229-7200).

The Meetings

          The Annual Meeting of Stockholders of NMR (the "NMR Meeting") will be held at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ on September 14, 1995 at 9:30 a.m., New York City Time. The Annual Meeting of Shareholders of Morgan (the "Morgan Meeting") will be held at The
Madison Hotel, One Convent Road and Route 124, Morristown, NJ on September 14, 1995 at 11:00 a.m., New York City Time.

          NMR has fixed the close of business on August 7, 1995 as the record date for determining holders entitled to notice of and to vote at the NMR Meeting. Morgan has fixed the close of business on August 8, 1995 as the record date for determining holders entitled to notice of and to vote at the Morgan Meeting. See "Voting and Proxies".

Purposes of the Meetings

          The purpose of the NMR Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (a conformed copy of which is attached as Appendix A to this Joint Proxy Statement), pursuant to which Subsidiary will be merged with and into Morgan, resulting in Morgan becoming a wholly-owned subsidiary of NMR (ITEM No. 1), (ii) to account for the possibility that the Merger Agreement will not be approved (either by the stockholders of NMR or by the shareholders of Morgan) or that the Merger will not be consummated for any other reason, to elect five (5) directors to the NMR Board of Directors (ITEM No. 2), and (iii) to amend the NMR 1986 Incentive Stock Option and Non-Statutory Option Plan (the "NMR Option Plan") to increase the authorized shares for which options may be issued pursuant thereto from 600,000 to 1,000,000 (ITEM NO. 3). THE VOTE WITH RESPECT TO ITEM NO. 2 -- RELATING TO NMR ONLY -- WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

          Approval of the Merger Agreement (ITEM No. 1) by NMR stockholders will also constitute approval of the election of six (6) directors to the NMR Board of Directors.

          In the event the Merger is not approved or the Merger is not otherwise consummated, the election of the six persons identified in the Merger Agreement as the designated directors of NMR would be of no effect and instead the NMR Board of Directors would consist of those persons elected by the stockholders of NMR pursuant to ITEM No. 2 of this Joint Proxy Statement.

          The purpose of the Morgan Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (ITEM No. 1) and, alternatively, (ii) to account for the possibility that the Merger Agreement will not be approved (by either the shareholders of Morgan or the stockholders of NMR) or that the proposed Merger will not be consummated for any other reason, to elect five (5) directors of Morgan to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified (ITEM No. 4). THE VOTE WITH RESPECT TO ITEM NO. 4 -- RELATING TO MORGAN ONLY -- WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

Votes Required

          NMR. The affirmative vote of a majority of the shares of NMR Common Stock present in person or represented by proxy and entitled to vote at the NMR Meeting is required to approve the Merger Agreement (ITEM No.
1). As of the date hereof, directors and executive officers of NMR beneficially own approximately 6.5% of the outstanding shares of NMR Common Stock (excluding shares issuable upon exercise of outstanding NMR options and warrants held by such persons). See "The Merger--NMR--Principal and Other Stockholders".

          With respect to ITEM No. 2, which will only be given effect if the Merger Agreement is not approved (by the stockholders of NMR or the shareholders of Morgan) or if the Merger is not otherwise consummated, the directors of NMR will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy.

          With respect to ITEM NO. 3, the affirmative vote of the holders of a majority of the shares of NMR Common Stock present at the NMR Meeting in person or represented by proxy and entitled to vote thereon is required to approve the amendment to the NMR Option Plan (ITEM NO. 3).

          Morgan. The affirmative vote of the holders of a majority of the outstanding shares of Morgan Common Stock entitled to vote at the Morgan Meeting is required to approve the Merger Agreement (ITEM No. 1). As of the date hereof, directors and executive officers of Morgan beneficially own approximately 50.2% of the outstanding shares of Morgan Common Stock (excluding shares issuable upon exercise of Morgan Derivative Securities held by such persons), including J. Mark Strong, a director and the President and Chief Executive Officer of Morgan, who beneficially owns approximately 42% of the outstanding shares of Morgan Common Stock and has indicated that he will vote his shares of Morgan Common Stock in favor of the Merger, subject to his fiduciary duty as a director of Morgan, and Dr. James E. Cooke, a director of Morgan, who beneficially owns approximately 7% of the outstanding shares of Morgan Common Stock and has agreed to vote such shares in favor of the Merger. In addition, certain other shareholders of Morgan who together, as of the date hereof, beneficially own approximately 20% of the outstanding shares of Morgan Common Stock (excluding shares issuable upon exercise of Morgan Derivative Securities held by such persons), have agreed to vote their shares in favor of the Merger Agreement. Assuming they are voted in favor of the Merger Agreement, the shares of Morgan Common Stock beneficially owned by Messrs. Strong and Cooke and these other Morgan shareholders constitute a sufficient percentage of the issued and outstanding shares of Morgan Common Stock to approve the Merger Agreement.

          ITEM No. 4 will only be given effect if the Merger Agreement is not approved (either by the shareholders of Morgan or the stockholders of NMR) or if the Merger is not otherwise consummated. The directors of Morgan will be elected by a plurality of the votes cast by shareholders of Morgan present at the Morgan Meeting in person or represented by proxy. Mr. Strong has indicated to Morgan that he will vote for management's nominees for directors.

          See "Voting and Proxies" and "The Merger--Terms of the Merger-- Dissenters' Rights".

          The remainder of this summary of the Joint Proxy Statement summarizes certain information concerning the Merger and sets forth certain selected financial information with respect to NMR and Morgan.

Recommendations of Board of Directors

          The Board of Directors of NMR has unanimously approved the Merger Agreement, and has adopted resolutions recommending that the stockholders of NMR vote FOR approval of the Merger Agreement. The Board of Directors of Morgan has unanimously approved the Merger Agreement, and has adopted resolutions recommending that the shareholders of Morgan vote FOR approval of the Merger Agreement.

          The respective directors of NMR and Morgan believe that the Merger is in the best interests of the stockholders of NMR and the shareholders of Morgan, respectively. The actions and recommendations of the Boards of Directors of NMR and Morgan in connection with the Merger are based upon a number of factors discussed in this Joint Proxy Statement.
See "The Merger--Background of the Merger; Negotiations; Fairness Opinions" and "The Merger--NMR's Reasons for the Merger; Morgan's Reasons for the Merger". In approving the Merger Agreement, certain members of the Board of Directors of Morgan may be deemed to have certain conflicts of interest. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions; Fairness Opinion of Fahnestock & Co. Inc."; and "The Merger--Terms of the Merger--Interest of Management of Morgan in the Merger".

          In the event the Merger Agreement is not approved by the stockholders of NMR or the shareholders of Morgan, or the Merger is not otherwise consummated, the Board of Directors of NMR has also unanimously nominated for election as directors of NMR the five (5) nominees listed in ITEM No. 2.

          The Board of Directors of NMR has also unanimously approved the amendment to the NMR Option Plan (ITEM NO. 3) and recommends a vote FOR approval of this amendment.

          In the event the Merger Agreement is not approved by the shareholders of Morgan or the stockholders of NMR, or the Merger is not otherwise consummated, the Board of Directors of Morgan has also unanimously nominated for election as directors of Morgan the five (5) nominees listed in ITEM No. 4.

Conflicts of Interest

          In approving the Merger Agreement, certain members of the Board of Directors of Morgan may be deemed to have certain conflicts of interest.
J. Mark Strong, a director and the President and Chief Executive Officer of Morgan, James E. Cooke, a director of Morgan, Thomas Acey, Jr., a director of Morgan, and Sandra G. Garrison, a director and the Vice President of Morgan, are each shareholders of Morgan and will receive shares of NMR Common Stock upon completion of the Merger. Ms. Garrison also holds certain options to acquire Morgan Common Stock which, to the extent they are not exercised prior to the Effective Time, will become exercisable following the Merger for shares of NMR Common Stock. Following the Merger, Mr. Strong would own up to 7.4% of the issued and outstanding shares of NMR Common Stock (assuming no outstanding options, warrants or convertible securities of NMR or Morgan are exercised or converted prior to the Effective Time (as defined below)) and would be the largest stockholder of NMR. See "The Merger--Morgan--Security Ownership of Certain Beneficial Owners and Management".

          In addition, Mr. Strong is a nominee to serve as a director of NMR following the Merger. It is also anticipated that in connection with the Merger, Ms. Garrison will enter into an employment agreement with NMR at an annual salary of $75,000 per year. See "The Merger--Terms of the Merger--Employment Agreement".

          In rendering its fairness opinion to the Morgan Board of Directors, Morgan's financial adviser, Fahnestock & Co. Inc. ("Fahnestock"), may be deemed to have certain conflicts of interest. If the Merger is consummated, Fahnestock will receive a cash fee of $200,000 from Morgan pursuant to an investment banking agreement with Morgan (which fee will be in addition to the fees and expense reimbursement it will receive for rendering its fairness opinion to Morgan's Board of Directors). In addition, as part of its fee arrangement with Morgan, Fahnestock has agreed to purchase from Morgan, prior to the consummation of the Merger, shares of Morgan Common Stock for an aggregate purchase price of $90,000 and, accordingly, would receive shares of NMR Common Stock in exchange for its shares of Morgan Common

Stock if the Merger is completed. See "The Merger--Fairness Opinion of Fahnestock & Co. Inc."

Fairness Opinions

          Janney Montgomery Scott Inc. ("Janney Montgomery Scott") has rendered its written opinion to the Board of Directors of NMR to the effect that the Exchange Ratio to be paid to the shareholders of Morgan pursuant to the Merger Agreement is fair, from a financial point of view, to the NMR stockholders. A copy of such opinion is attached as Appendix B to this Joint Proxy Statement. Fahnestock has rendered its written opinion to the Board of Directors of Morgan to the effect that the Exchange Ratio to be paid to the shareholders of Morgan pursuant to the Merger Agreement is fair, from a financial point of view, to the Morgan shareholders. A copy of such opinion is attached as Appendix C to this Joint Proxy Statement. See "The Merger--Fairness Opinion of Janney Montgomery Scott Inc.; Fairness Opinion of Fahnestock & Co. Inc.".

Risk Factors

          In connection with the proposed Merger, holders of shares of NMR Common Stock and Morgan Common Stock should consider certain risk factors relevant to the businesses and operations of NMR and Morgan. Such risk factors include (i) the substantial indebtedness of NMR and Morgan and the possible need for additional financing, (ii) NMR's need for additional liquidity, (iii) the possibility of operating losses following the Merger,
(iv) certain reimbursement and collection risks relating to the healthcare industry, (v) extensive government regulation (including the effects of possible federal and state healthcare cost containment legislation), (vi) the possibility of technological change and equipment obsolescence, (vii) reliance on key personnel and certain physicians, (viii) extensive industry competition, (ix) the potential sale of a center presently operated by Morgan, (x) the absence of cash dividends paid by either NMR or Morgan,
(xi) the effects of certain anti-takeover measures adopted by NMR, (xii) and the absence of an active trading market for the NMR Common Stock. See "Risk Factors Regarding NMR and Morgan".

Principal Terms of the Merger

          The Merger Agreement, a conformed copy of which (without exhibits and schedules) is attached hereto as Appendix A, provides that, upon consummation of the Merger (the "Effective Time"), Subsidiary will be merged with and into Morgan, Subsidiary's corporate existence will terminate, and Morgan, the surviving corporation, will become a wholly-owned subsidiary of NMR. Upon consummation of the Merger, holders of shares of Morgan Common Stock, except those shareholders who properly assert dissenters' rights under Article 113 of the Colorado Business Corporation Act ("CBCA"), will receive shares of NMR Common Stock based on the Exchange Ratio of .3330886 of a share of NMR Common Stock for each issued and outstanding share of Morgan Common Stock. The Exchange Ratio was determined as a result of arm's-length negotiations conducted between the NMR Board of Directors and the Morgan Board of Directors, and was supported by the written financial fairness opinions of Janney Montgomery Scott and Fahnestock. See "The Merger--Terms of the Merger--Conversion of Shares; Treatment of Options and Warrants; Fractional Shares" and "The Merger--Background of the Merger; Negotiations; Fairness Opinions".

          The Merger Agreement provides that each outstanding warrant, option or other right to purchase shares of Morgan Common Stock will remain outstanding and will be exercisable for that number of shares of NMR Common Stock the holder thereof would have received in the Merger had such holder exercised such right in full immediately prior to the Effective Time, and that the exercise price thereof shall be appropriately adjusted. See "The Merger--Terms of the Merger--Conversion of Shares; Treatment of Options and Warrants; Fractional Shares".

          The Merger Agreement provides that consummation of the Merger is subject to certain terms and conditions, including the approval of the Merger Agreement by the stockholders of NMR and by the shareholders of Morgan. Additionally, it is a condition to the consummation of the Merger that holders of not more than 10% of the outstanding shares of Morgan
Common Stock exercise shareholder dissenters' rights.  The Merger Agreement
also provides that consummation of the Merger is conditioned upon   the
cash sale by Morgan of its subsidiary, Morgan HealthWorks, Inc., prior to the Merger, and upon Morgan, NMR and Subsidiary obtaining all necessary consents and approvals to the consummation of the Merger. See "The Merger-
- -Terms of the Merger--Conditions Precedent to Consummation of the Merger." No Federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Merger.

          The Merger Agreement provides that the obligations of NMR and Morgan are subject to the performance in all material respects, unless otherwise waived, of their respective covenants and agreements set forth in the Merger Agreement and the continued truth in all material respects of their respective representations and warranties set forth in the Merger Agreement. There are no agreements or undertakings in the Merger Agreement on the part of either Morgan or NMR to indemnify the other following consummation of the Merger in the event any representation or warranty made by either party to the other in the Merger Agreement was not accurate at the time made.

          It is anticipated that in connection with the Merger, J. Mark
Strong, a director, the President and Chief Executive Officer and the principal stockholder of Morgan, will enter into a five-year non-competition agreement with NMR. Mr. Strong has also agreed to grant, as a condition to the Merger and if requested by NMR, an irrevocable proxy to the President and Executive Vice President-Finance of NMR authorizing them to vote the shares of NMR Common Stock received by Mr. Strong pursuant to the Merger in any contested election of directors. In addition, it is anticipated that Sandra G. Garrison, a director and the Vice President of Morgan, will enter into a three-year employment agreement with NMR upon the closing of the Merger. See "The Merger--Terms of the Merger--Non-Competition Agreement; Employment Agreement; Strong Proxy".

          In connection with the Merger, Morgan will assign to NMR certain indebtedness of Mr. Strong and Ms. Garrison owing to Morgan, which indebtedness will be evidenced by notes executed in favor of NMR and collateralized by shares of NMR Common Stock to be received by Mr. Strong and Ms. Garrison, respectively, pursuant to the Merger. See "The Merger-- Terms of the Merger--Notes".

          The Merger Agreement may be terminated by the mutual written consent of the Boards of Directors of NMR and Morgan at any time prior to the Effective Time of the Merger and by either party if (i) its board of directors receives a written proposal to effect a merger, sale of substantially all of its assets or similar transaction and its board determines that such transaction is more favorable to its stockholders or shareholders, as the case may be, than the Merger, (ii) the Merger is enjoined or prohibited by a court or governmental entity, (iii) the Merger Agreement is not approved by the stockholders of NMR at the NMR Meeting or by the shareholders of Morgan at the Morgan Meeting or (iv) the Effective Time has not occurred on or before October 31, 1995 through no fault of the terminating party. The Merger Agreement may also be terminated by Morgan if the closing sale price of the NMR Common Stock is less than $3.25 per share for any five consecutive trading days between the date of the Merger Agreement and the Effective Time, or by NMR if the closing sale price of the NMR Common Stock for any five consecutive trading days between the date of the Merger Agreement and the Effective Time exceeds $6.75 per share. See "The Merger--Terms of the Merger--Termination and Amendment". In certain instances, the party terminating the Merger Agreement is entitled to be reimbursed for expenses incurred in connection with the Merger, or to reimbursement of expenses and a termination fee. See "The Merger--Terms of the Merger--Expenses of the Merger; Additional Fee".

          The Merger Agreement provides that, as soon as practicable following the fulfillment of all conditions to the

Merger, including the approval of the Merger Agreement by the stockholders of NMR and by the shareholders of Morgan, Certificates of Merger will be filed with the Delaware Secretary of State and the Colorado Secretary of State. The Merger will become effective upon filing Certificates of Merger with the Delaware Secretary of State and the Colorado Secretary of State.

Board of Directors of NMR Following the Merger

          The Merger Agreement provides that immediately following the Effective Time, the Board of Directors of NMR shall be comprised of Joseph
G. Dasti, a director and the President and Chief Executive Officer of NMR, Donald W. Arthur, a director of NMR, David L. Bloom, a director of NMR, John A. Faraone, a director of NMR, Joseph T. Zappala, a director of NMR, and J. Mark Strong, a director, the President and Chief Executive Officer and the principal shareholder of Morgan. Stockholders of NMR and shareholders of Morgan voting in favor of the Merger Agreement will be deemed to have voted in favor of the above individuals to serve as directors of NMR in the event the Merger is consummated. See "The Merger-- Terms of the Merger--Board of Directors and Management of NMR Following the Merger; Interest of Management of Morgan in the Merger".

Description of Securities to be Issued

          The rights of the holders of NMR Common Stock are set forth in NMR's Certificate of Incorporation and Bylaws, and in the Delaware General Corporation Law. See "The Merger--Description of NMR Stock" and "The Merger--Comparison of Rights of Holders of Shares under Colorado and Delaware Law".

Certain Federal Income Tax Consequences

          As a condition to the consummation of the Merger, Morgan is to receive, at the closing under the Merger Agreement, an opinion of Annis, Mitchell, Cockey, Edwards & Roehn, tax counsel to Morgan, to the effect that no gain or loss for U.S. Federal income tax purposes will be recognized by shareholders of Morgan with respect to their receipt of shares of NMR Common Stock in exchange for their shares of Morgan Common Stock (other than with respect to cash received in lieu of fractional shares of NMR Common Stock or pursuant to the exercise of dissenters' rights). Morgan shareholders who receive cash in lieu of fractional shares or pursuant to the assertion of dissenters' rights may be subject to U.S. Federal income tax. MORGAN SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF VARIOUS STATE AND LOCAL TAX LAWS, AND THE TAX LAWS OF ANY FOREIGN JURISDICTIONS. See "The Merger--Terms of the Merger--Certain Federal Income Tax Consequences of the Merger".

Accounting Treatment

          It is intended that the Merger will be accounted for under the purchase method, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. See "The Merger--Terms of the Merger--Accounting Treatment".

Dissenters' Rights

          Holders of shares of Morgan Common Stock who do not vote in favor of the Merger and who comply with the requirements of Article 113 of the CBCA will be entitled to assert dissenters' rights with respect to their shares and to receive their "fair value" in cash. FAILURE TO TAKE ANY STEP IN CONNECTION WITH THE EXERCISE OF SUCH RIGHTS MAY RESULT IN TERMINATION OR WAIVER OF DISSENTERS' RIGHTS. See "The Merger--Terms of the Merger-- Dissenters' Rights" and Appendix D, which sets forth the text of Article 113 of the CBCA. Appraisal rights are not available to NMR stockholders in connection with the Merger.

                SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                          COMBINED FINANCIAL DATA

I.        Selected historical financial data

          A.   NMR.
               ----

          The following selected historical financial data of NMR, insofar as it relates to each of the fiscal years ended March 31, 1991-1995, has been derived from NMR's financial statements which have been audited by Coopers & Lybrand L.L.P., independent accountants. NMR's consolidated balance sheets at March 31, 1995 and 1994, respectively, and its related statements of operations and of cash flows for the three years ended March 31, 1995 and notes thereto have been incorporated herein by reference.

          B.   Morgan.
               -------

          The following selected historical financial data of Morgan, insofar as it relates to each of the years ended December 31, 1993 and 1994, has been derived from Morgan's financial statements which have been audited by Garcia & Ortiz, P.A., independent accountants. The selected historical financial data of Morgan, insofar as it relates to the years ended December 31, 1990-1992 has been derived from Morgan's financial statements which have been audited by Copeland & Company, independent accountants. Morgan's consolidated balance sheets at December 31, 1994 and 1993, respectively, and its related statements of operations and of cash flows for the three years ended December 31, 1994 and notes thereto appear in Appendix F hereto. The report of Copeland & Company relating to Morgan's consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1992 appears in Appendix F to this Joint Proxy Statement.

          The selected historical financial data for the three months ended March 31, 1995 and 1994 has been derived from unaudited financial statements of Morgan which appear in Appendix G hereto and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.




                                  -xviii-

II.       Selected unaudited pro forma financial data

          NMR and Morgan.
          ---------------

          The following selected unaudited pro forma combined financial data as of March 31, 1995 and for the fiscal year ended March 31, 1995 has been derived from the historical and unaudited pro forma combined financial information. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements". Such unaudited pro forma combined financial data reflects the pro forma effects on each company's corresponding historical cost balance sheet and statement of operations of the proposed Merger.

          For additional information with respect to the following selected unaudited pro forma combined financial data, see "NMR and Morgan Unaudited Pro Forma Combined Financial Statements."

          The following selected unaudited pro forma combined financial data should be read in conjunction with the unaudited historical and pro forma combined financial information. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements."

          The following selected unaudited historical and pro forma financial information should also be read in conjunction with the financial statements and notes thereto of NMR and Morgan included elsewhere in this Joint Proxy Statement or in the Appendices hereto, or incorporated herein by reference. Such pro forma data are not necessarily indicative of the results that would have occurred if the proposed Merger had occurred as of March 31, 1995 or as of the beginning of NMR's fiscal year ended March 31, 1995.

                                                   A. NMR of America, Inc., and Subsidiaries
                                                         Selected Historical Financial Data
                                                     (Amounts in thousands except per share data)


                                                              Fiscal Years ended March 31,
                                        -------------------------------------------------------------------------
                                          1995 (1)(2)       1994 (3)       1993 (4)        1992(5)        1991
                                        -------------------------------------------------------------------------
 Revenue, net                                 $17,988        $15,597        $14,830        $15,175       $16,790
 Operating expenses                           (14,894)       (12,379)       (13,835)       (11,414)      (12,073)
 Other expenses                                (1,162)          (693)          (607)            30        (1,502)
 Minority interest                               (528)        (1,049)          (982)        (1,766)       (1,676)
 Income taxes                                   1,030           (108)           --            (669)         (618)
                                        -------------------------------------------------------------------------
 Income (loss) before
  extraordinary item                           $2,434         $1,368          ($594)        $1,356          $921
                                        =========================================================================

 Fully diluted per share data:
  Income (loss) before
  extraordinary item                            $0.47          $0.29         ($0.12)         $0.36         $0.24
                                        =========================================================================

                                                                          March 31,
                                        -------------------------------------------------------------------------
                                         1995 (1)(2)         1994 (3)       1993 (4)       1992(5)        1991
                                        -------------------------------------------------------------------------
Total assets                                  $35,329        $28,973        $24,651        $27,201       $16,399
                                        =========================================================================
Obligations under capital
 leases, less current
 installments                                    $482           $768           $595           --            --
                                        =========================================================================
Convertible subordinated
 debt, net                                     $2,056         $2,126         $2,084         $2,125        $3,068
                                        =========================================================================
Notes and mortgage
 payable, less current
 installments                                 $10,451         $8,684         $5,931         $6,770          $929
                                        =========================================================================

Shareholders' equity                          $14,030        $10,902         $9,059        $10,749        $3,660
                                        =========================================================================

(1) Includes non-recurring adjustments to (i) write-down the carrying value of assets
    ($560,000) and (ii) recognize the Company's net deferred tax asset totaling $1,099,000.

(2) Includes the operations of the Company's acquired centers in Libertyville and Des Plaines,
    Illinois as of January 1, 1995, the effective date of such acquisitions.

(3) Reflects the impact of the acquisition of additional limited partner interests in seven of
    NMR's  MRI facilities as of the effective date of January 1, 1994, and includes the results of operations of the Company's acquired Oak Lawn Imaging Center as of January 21, 1994, the date of such acquisition.

(4) Includes the operations of OPEN MRI of Chicago and Airlite Imaging Center from their June 13,
    1992 and May 15, 1992 opening dates, respectively.

(5) Includes the operations of the Colonnade Imaging Center from its November 21, 1991 opening date.

                                --XX--

                                                     B. Morgan Medical Holdings, Inc.
                                                    Selected Historical Financial Data
                                                (Amounts in thousands except per share data)

                                                                                              Three Months Ended
                                                                                                   March 31,
                                            Years ended December 31,                             (Unaudited)
                             -----------------------------------------------------------------------------------
                                1994(1)         1993    1992(2)     1991(3)      1990(4)       1995      1994
                             -----------------------------------------------------------------------------------

Revenue, net                    $5,132         $4,698   $3,582       $1,892       $674        $1,770    $1,193
Operating expenses              (3,981)        (3,212)  (2,486)      (1,328)      (826)       (1,341)     (919)
Other expenses                    (804)          (607)    (449)        (226)       (62)         (233)      (91)
Minority interest                  --              (5)     (59)          (6)        (7)
Income taxes                      (132)          (335)    (233)        (120)        --           (72)      (67)
                             -----------------------------------------------------------------------------------
Income (loss) before
 extraordinary item
 and cumulative effect
 of accounting change             $215           $539     $355         $212      ($221)         $124      $116
                             ===================================================================================

Fully diluted per share data:
 Income (loss) before
 extraordinary item
 and cumulative effect
 of accounting change            $0.06          $0.17    $0.12        $0.08     ($0.08)        $0.04     $0.03
                             ===================================================================================



                                                        December 31,                           March 31,
                             ------------------------------------------------------------         1995
                                1994(1)         1993    1992(2)     1991(3)      1990(4)       (Unaudited)
                             -------------------------------------------------------------------------------
Total assets                    $8,720         $6,569   $5,836       $4,029     $2,152        $8,656
                             ===============================================================================
Obligations under capital
 leases, less current
 installments                   $1,486           --     $2,531       $2,319     $1,231        $1,398
                             ===============================================================================
Notes payable,
 less current installments      $3,606         $3,514     $526         $101       $130        $3,258
                             ===============================================================================
Shareholders' equity
 (deficit)                      $1,363         $1,131     $547         $163      ($211)       $1,529
                             ===============================================================================

(1 ) Includes the operations of the Sarasota Outpatient MRI and Diagnostic Center from the center's opening date on June 6, 1994. Includes the operations of HealthWorks of Albany physical therapy center from the center's opening date of November 21, 1994. HealthWorks of Albany will be sold in conjunction with the Merger.

(2) Includes the operations of the Company's acquired MRI of North Brevard as of September 18, 1992, the date of such acquisition.

(3) Includes the operations of the Naples MRI Center from the center's opening date on August 28, 1991.

(4) Includes the operations of the Cape Coral MRI Center from the center's opening date on August 27,
    1990.

                           II. NMR and Morgan
                 Selected Pro Forma Combined Financial Data
                 (Amounts in thousands except per share data)

                                                     Fiscal Year
                                                     Ended
                                                     March 31,
                                                     1995 (1)(2)
                                                     -----------

Revenue, net                                          $23,243
Operating expenses                                    (18,450)
Other expenses                                         (1,600)
Minority interest                                        (528)
Income taxes                                              859
                                                     -----------
Income before extraordinary item
and cumulative effect of accounting
change                                                 $3,524
                                                     ===========

Income before extraordinary item
and cumulative effect of accounting
change per fully diluted share                          $0.55
                                                      ===========


                                                      March 31,
                                                        1995
                                                     -----------

Total assets                                          $47,167
                                                     ===========


Obligations under capital
 leases, less current
 installments                                          $1,968
                                                     ===========
Convertible subordinated
 debt, net                                             $2,056
                                                     ===========

Notes and mortgage
 payable, less current
 installments                                         $13,942
                                                     ===========


Shareholders' equity                                  $19,350
                                                     ===========

(1) NMR's fiscal year end is March 31, while Morgan's fiscal year ends on December 31. Accordingly, the selected unaudited pro forma combined financial data for the fiscal year ended March 31, 1995 includes the operating results of Morgan for the year ended December 31, 1994.

(2) Includes non-recurring adjustments to (i) write-down the carrying value of certain NMR fixed assets ($560,000) and (ii) recognize NMR's net deferred tax assets totaling $1,099,000.

Dividends

          No cash dividends have been paid on either NMR Common Stock or Morgan Common Stock since the organization of each respective company. NMR has no present plans to pay cash dividends to its stockholders and, for the foreseeable future, intends to retain all of its earnings, if any, for use in its business. The declaration of any future dividends by NMR is within the discretion of its Board of Directors and will be dependent on the earnings, financial condition and capital requirements of NMR, as well as any other factors deemed relevant by its Board of Directors.

Market Price Data

          Morgan Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MGMH". NMR Common Stock is traded in the over-the-counter market and is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the NASDAQ symbol "NMRR". The following table sets forth, for the calendar quarters indicated, the range of high and low sale prices for shares of NMR Common Stock and the high and low bid quotations for shares of Morgan Common Stock. The quotations for Morgan Common Stock set forth below are based upon information provided by National Quotation Bureau, Inc., and represent inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions:

                                    NMR                      Morgan

                                 High       Low            High       Low
                                 ----       ---            ----       ---

1995

Third Quarter (through
 August 3, 1995)................ $4 5/8   $4              $1 9/16      $7/8

Second Quarter..................  5 1/2    4 1/8           1 3/16       3/8

First Quarter...................  5 1/4    3 7/8           1 1/2        3/4

1994

Fourth Quarter..................  5 1/8    3 3/8           1 3/16       1/4

Third Quarter...................  4 1/2    3               2            5/8

Second Quarter..................  4 3/8    2 1/2           1 7/8      1 1/2

First Quarter...................  3 3/8    2 1/4           2 3/4      1 1/2




                                  -xxiii-

1993

Fourth Quarter..................  4        2               1 3/4        3/4

Third Quarter...................  2 15/16  2 1/8           1            5/8

Second Quarter..................  2 5/9    1 9/16          N/A          N/A

First Quarter...................  2 9/16   2               N/A          N/A


N/A = Not available

          On March 10, 1995, the last full trading day prior to the announcement of the proposed Merger, the closing sales price per share on the NASDAQ - National Market System for NMR Common Stock was $4 3/4. On August 3, 1995, the closing sales price per share on the NASDAQ - National Market System for NMR Common Stock was $4 1/8. NMR stockholders and Morgan shareholders are urged to obtain current quotations for the market prices of NMR Common Stock.

          As of March 10, 1995, there were 729 record holders of NMR Common Stock. As of such date, there were 90 record holders of Morgan Common Stock. As of August 3, 1995, there were 755 and 93 record holders of NMR Common Stock and Morgan Common Stock, respectively.


                   RISK FACTORS REGARDING NMR AND MORGAN

          In addition to the other information contained in this Joint Proxy Statement, holders of shares of Morgan Common Stock and NMR Common Stock should carefully consider the factors set forth below which relate to Morgan and NMR (collectively, the "Companies") before voting with respect to the Merger.

          Possible Adverse Effect of Indebtedness and Repayment Obligations. The diagnostic imaging business is capital intensive. NMR and Morgan have financed the acquisition of substantially all their respective diagnostic imaging equipment through capital leases and equipment installment loans, and substantially all of their respective assets have been pledged as collateral for their respective obligations.
At March 31, 1995, NMR had approximately $16,044,000 of outstanding debt obligations and its ratio of total liabilities to stockholders' equity was approximately 1.62 to 1.00. At December 31, 1994, Morgan had approximately $6,124,000 of outstanding debt obligations and its ratio of total liabilities to shareholders' equity was approximately 5.39 to 1.00. At March 31, 1995, after giving effect to the Merger on a pro forma combined basis as of March 31, 1995, the ratio of NMR's total liabilities to stockholders' equity would have been 1.38 to 1.00. On a pro forma combined basis as of March 31, 1995, debt obligations would have been approximately $22,024,000, of which capitalized lease indebtedness would have been approximately $2,585,000 and convertible subordinated debt would have been approximately $2,056,000.

          In addition, following the Merger, NMR may incur additional indebtedness for future expansion and equipment replacements. NMR is subject to the risks associated with such indebtedness, including the risk that its cash flow may not be adequate to make required payments on indebtedness. A decrease in reimbursements for diagnostic imaging services or in equipment utilization arising from, among other things, cancellation or non-renewal of provider contracts, equipment malfunctions, the inability to effect prompt and timely repairs to equipment or a reduction in demand for NMR's or Morgan's equipment or services could materially and adversely effect NMR's ability to service its indebtedness following the Merger. In addition, the high ratio of indebtedness to shareholders' equity to which the Companies are subject may restrict or impair NMR's ability to make additional acquisitions or exploit future business opportunities. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements"; "Risk Factors Regarding NMR and Morgan -- Need for Additional Liquidity; Future Acquisitions and Development; Reimbursement Risks".

          Adverse Effect of Increasing Principal Repayments of Certain Note Payable Obligations. The terms of certain note payable obligations of NMR and Morgan require increases in principal repayments during their respective terms, and have the effect of decreasing available working capital during the later years of such notes. There can be no assurance that, following the Merger, NMR's cash flows will be sufficient to enable it to satisfy the scheduled increased payments or to extend maturities.

          Need for Additional Liquidity. Due to the nature of the collection cycle for NMR and its affiliated professional corporations, NMR is subject to significant fluctuations in its levels of aggregate cash and short-term investments, current assets and working capital. As of March 31, 1995, NMR had aggregate cash, short-term investments and marketable securities of approximately $5,980,000, current assets of approximately $16,381,000 and working capital of approximately $10,227,000. On a pro forma combined basis giving effect to the Merger, as of March 31, 1995, NMR would have had aggregate cash, short-term investments and marketable securities of approximately $5,896,000, current assets of approximately $18,063,000 and working capital of approximately $10,368,000. After giving pro forma effect to the Merger, NMR's aggregate cash, short-term investments and marketable securities would be reduced. As a result, NMR may find it necessary in the future to seek a line of credit or other financing collateralized by assets of NMR which are not otherwise pledged. There can be no assurance such a line of credit would be available or, if available, would be on terms acceptable to NMR. See "Risk Factors Regarding NMR and Morgan -- Reimbursement Risks; Collection Risks."

          Risk of Failure to Consolidate Administrative Functions. Morgan leases corporate office space in two locations in Florida. These lease obligations continue through 1999. Although it is the intention of NMR following the Merger to consolidate the Morgan administrative functions at NMR's headquarters in New Jersey and attempt to sublease the office space in Florida, there is no assurance that suitable sublease arrangements will be achieved. In addition, following the Merger, NMR's inability to consolidate certain redundant administrative functions and realize operating efficiencies in connection with the Merger could have a material adverse effect on NMR's results of operations and liquidity. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements".

          Effect of Seasonality of Morgan Business on Results of Operations. Morgan's business is seasonal due to the nature of the Florida market. Historically, Morgan has realized its highest procedure volume during the fiscal quarters ended March 31 and December 31. Accordingly, following the Merger, NMR may experience fluctuations in its net revenue, results of operations and liquidity due to the seasonal nature of Morgan's business. On a pro forma basis for the fiscal year ended March 31, 1995, Morgan would have contributed $5,255,000 or 22.6% of NMR's pro forma combined revenue, net, $1,881,000 or 24.1% of NMR's pro forma combined operating cash flow (net income adjusted for minority interests, depreciation and amortization), and $1,090,000 or 30.9% of NMR's pro forma combined net income.

          No Assurance of Continued Profitability. Both NMR and Morgan were profitable during their last fiscal year. However, NMR obtains a substantial portion of its business from patients who are members or enrollees of various managed care health plans. Morgan also obtains business from patients in such plans, and it is anticipated that this portion of Morgan's business will increase in the future. Due to the ability of these third-party payers to obtain substantial discounts from healthcare providers such as NMR and Morgan, the continued growth in both the size and number of managed care entities will increase competition and may have a negative impact on the revenues, operating margins and profitability of companies operating in the diagnostic imaging industry.
In addition, in recent years, many of the public companies operating in the diagnostic imaging business have reported substantial operating losses. Accordingly, there can be no assurance that NMR will continue to operate profitably following the Merger. See also "Risk Factors Regarding NMR and Morgan -- Anticipated Losses from Certain Centers."

          Anticipated Losses from Certain Centers. In November 1991 and May 1992, NMR commenced operations of centers in Bel

Air, Maryland and Elgin, Illinois, respectively. To date, these centers have generated significant losses. For the year ended March 31, 1995, NMR incurred net losses amounting to approximately $718,000 and $931,000, respectively, relating to the operations of the Bel Air, Maryland and Elgin, Illinois centers, including a non-recurring adjustment in the amount of $560,000 recorded during the year ended March 31, 1995 to write-down the carrying value of the Elgin center's fixed assets. In addition to NMR's initial capital contributions, NMR has made and continues to advance working capital to fund the operations of these centers and cannot determine if or when these centers will become profitable, or if or when these advances will be repaid. As of March 31, 1995, the amount of working capital advances, including accrued but unpaid interest thereon, made to each of the Bel Air, Maryland and Elgin, Illinois centers amounted to approximately $2,415,000 and $1,518,000, respectively. Although NMR believes these centers may become profitable in the future, the inability of these centers, or any other centers, to operate profitably in the future or produce cash flows sufficient to repay advances made by NMR could have a material adverse effect on NMR's results of operations, cash flows and financial condition.

          Reimbursement Risks. When patients are billed directly by physician corporations for professional services, most healthcare insurers, including, for example, Blue Cross and Blue Shield, reimburse the provider for a portion or all of the physician's charge for diagnostic imaging services based upon the insurer's determination, in its discretion, of what constitutes a "reasonable and customary" fee for that area. NMR believes that its affiliated physician corporations will experience increasing pressure from healthcare insurers to reduce the amount of such fees.

          NMR and Morgan have also been pursuing agreements with health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs") and others to provide services to these organizations and their members. These organizations typically negotiate for and receive an allowance deducted from standard fees for diagnostic imaging services, thereby reducing the provider's net revenue per procedure performed. In addition, certain managed care organizations have negotiated capitated payment arrangements for imaging services. Under capitation, diagnostic imaging service providers are compensated using a fixed rate per member regardless of the total cost of rendering diagnostic services to the members. Services provided under these contracts are expected to become an increasingly significant part of the Companies' business. Further changes in reimbursement regulations and reductions in payments to physicians and other healthcare providers by other third-party payers could have a material adverse effect on NMR's results of operations, liquidity and financial condition.




                                  -xxvii-

          Collection Risks. NMR's affiliated physician corporations and Morgan utilize independent billing companies to bill patients and third-party payers for substantially all of their respective diagnostic imaging services. Payment for diagnostic imaging services from patients covered by private insurance and other third-party payers is dependent in large part on each Company's ability to obtain timely and correct insurance information from patients and process claim form submissions in accordance with the varying requirements of different entities. Determining the procedures necessary for each entity may cause delays in billing. Such time delays may have a material and adverse affect on NMR's and Morgan's working capital and liquidity. In addition, NMR's affiliated physician corporations and Morgan are required to seek payment from a large number of payers. Accordingly, NMR and Morgan have less control over the creditworthiness of their debtors, and as a result, the percentage of receivables which eventually become uncollectible may be substantial. Although the Companies believe that adequate allowances for amounts which are uncollectible from affiliated physician corporations and patients have been made, if the amount of receivables which eventually become uncollectible exceeds such allowance, the business of the Companies could be materially and adversely effected.

          Adverse Utilization Trends for Certain Diagnostic Imaging Procedures. Following the Merger, NMR's operation of magnetic resonance imaging ("MRI"), computerized axial tomography ("CT") and other diagnostic imaging equipment may be affected by perceived overutilization trends for such equipment. In some instances, Federal and state governments, the insurance industry and third-party payers have determined that such imaging procedures are overutilized by referring physicians and may be medically unnecessary. As a result, certain payers have been denying and/or delaying payment for these procedures based on the diagnosis and the number of diagnostic procedures performed on the patient. The denial of or delays in payment by the foregoing payers could have a material adverse effect on the Companies' liquidity and working capital.

          Extensive Government Regulation. Various Federal and state statutes and regulations affect virtually all aspects of diagnostic imaging operations. These include statutes which place limitations on the purchase of medical equipment and other capital expenditures and seek to contain healthcare costs within the various Federal healthcare reimbursement programs. Certain statutes also seek to prohibit or limit referrals of patients to facilities in which the referring physician has an ownership interest. Current statutes limiting referrals of patients to facilities in which the referring physician has an ownership interest would have no material impact on the revenues of Morgan since Morgan's centers have no physician ownership, and would have an immaterial impact on the revenues of NMR since its




                                  -xxviii-
centers receive an insignificant portion of their volume through referrals from physician investors.

          Statutes and regulations relating to the acquisition of healthcare equipment, the reimbursement policies of the various state and Federal government programs and other aspects of government regulation of the healthcare industry are subject to amendment, revision and further interpretation from time to time. These amendments, revisions and interpretations could change the regulatory environment relating to NMR's and Morgan's operations, patient referrals and the programs under which physicians and others are reimbursed for diagnostic imaging procedures, and thereby have a material effect on NMR's and Morgan's business activities. See "Governmental Regulation of NMR and Morgan".

          Potential Adverse Effect of Restrictions on Unlicensed Practice of Medicine. Diagnostic imaging centers are subject to laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Professional radiology services are performed at NMR's and Morgan's centers by licensed physicians under contract with a medical professional corporation, while NMR and Morgan provide the imaging equipment and technical employees. There can be no assurance that state authorities or others may not challenge this structure as involving NMR or Morgan in the unlawful practice of medicine. See "Government Regulation of NMR and Morgan -- Practice of Medicine".

          Adverse Effects of Healthcare Cost Containment. Federal and state agencies have adopted or are considering medical cost containment legislation which has restricted or may restrict prices charged by hospitals and other healthcare providers. Such legislation, together with cost constraints imposed by insurance companies and other third-party payers, has reduced, and can be expected to continue to reduce, the fees which NMR collects for the use of its diagnostic imaging equipment. See "Government Regulation of NMR and Morgan -- Healthcare Cost Containment Legislation".

          Possible Adverse Effect of Florida Fee Cap Legislation. The State of Florida has enacted a law which imposes certain limitations on the fees charged by providers of designated health services, including diagnostic imaging services. Because this statute was recently invalidated by a court and is still the subject of pending litigation, it is unclear whether, or in what form, this statute will ultimately be applied. If the fee cap provisions of this statute are ultimately upheld and enforced retroactively, Morgan may become subject to financial penalties and claims for refunds of any charges collected by Morgan that exceeded the amount permitted under the Florida fee cap law. Thus, depending on how or whether the fee cap is implemented, this statute could have a material adverse effect on NMR's and

Morgan's operations in Florida following the Merger. See "The Merger-- Government Regulation of NMR and Morgan--Healthcare Cost Containment Legislation".

          Potential Adverse Effects of National Healthcare Reform. Many aspects of the medical industry in the United States are presently subject to extensive Federal and state governmental regulation, including reimbursement rates and policies imposed by Medicare and other third-party reimbursement programs from which NMR and Morgan receive a substantial portion of their revenue. Although healthcare reform, if enacted following the Merger, may have the beneficial effect of increasing the number of persons who will have access to services provided by NMR and Morgan, such reform may also reduce the fees that may be charged for such services. In particular, there is a possibility that a significant portion of healthcare services will be rendered and administered through a system which could force price concessions from service providers such as NMR and Morgan. Moreover, healthcare reform could cause greater analysis of each patient's need for diagnostic testing, with the aim of eliminating unnecessary tests and reducing the volume and cost of medical care. Depending on the nature and extent of any new laws and/or regulations, or possible changes in the interpretation of existing laws and/or regulations, the foregoing may have a material adverse effect on NMR's and Morgan's revenues, operating margins and profitability.

          Risk of Technological Change and Obsolescence. Diagnostic imaging operations require the use of state-of-the-art diagnostic imaging equipment that has been characterized by rapid technological advances. Although NMR and Morgan believe that their equipment can be upgraded to maintain its state-of-the-art character, the development of new technologies or refinements of existing ones might make existing equipment technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, such equipment. Although NMR and Morgan are not aware of any substantial technological change, should such change occur following the Merger, there can be no assurance that the Companies will be able to acquire any new or improved equipment, or upgrade their existing equipment, to the extent required to service their customers. In addition, certain NMR and Morgan centers compete against other centers which operate more advanced imaging equipment. Purchasing new equipment could have a material adverse effect on NMR's future earnings and cash flow.

          Dependence on Equipment Maintenance by Manufacturer; Risk of Damage; Delay in Replacement. NMR and Morgan rely upon diagnostic imaging equipment manufacturers to provide maintenance services on a prompt and timely basis. Because diagnostic imaging equipment is technologically sophisticated and complex, it is uncertain whether and how quickly or effectively other companies could provide these maintenance services if the equipment manufacturers were unable or unwilling to do so. Consequently, the Companies' business might be adversely affected if, following the Merger, diagnostic imaging manufacturers cease providing maintenance services. In addition, although NMR's and Morgan's major equipment is insured against the risks of damage in an accident, and the Companies are insured for business interruptions resulting from any damage to such equipment for the period required to repair or replace the equipment, it may not be possible to repair damaged equipment to its original level of performance. Furthermore, substitute or replacement equipment may be unavailable and the quality of the potential replacement equipment may be unknown. Moreover, there is no assurance that the Companies would receive sufficient insurance proceeds following any damage to their equipment to fully repair or replace a unit or to compensate them for lost business.

          When new MRI equipment is installed, NMR anticipates a five to eight week transition period for the new equipment to become fully operational. Although, in some instances, the Companies believe that they can utilize mobile MRI units during such a transition period, there is no assurance that there will not be a decrease in revenues resulting from the replacement of such equipment. Although NMR's and Morgan's equipment has experienced no damage and is in good working order, NMR may replace or upgrade the equipment in certain centers following the Merger.

          No Assurance of Equipment Financing. To date, NMR and Morgan have been able to obtain financing for diagnostic imaging equipment through equipment manufacturers, equipment financing companies and banks. However, there can be no assurance that such financing will be available following the Merger from such lending sources or any other party on terms that will be favorable to NMR, in which event NMR would need to seek alternative sources of funding, such as equity financing or utilization of its existing working capital to the extent available, to fund such purchases. If NMR is unable to obtain such financing, NMR's ability to expand its operations and upgrade its equipment would be materially adversely affected.

          Possible Lack of Adequate Insurance. NMR and Morgan provide technical services and are not engaged in the practice of medicine. Accordingly, the Companies carry liability insurance relating to the provision of technical services, but are unable to obtain medical malpractice insurance. Any liability of the Companies for an injury arising from diagnosis or treatment at a center could have a material adverse effect on its financial condition. Morgan's patient services agreements with its interpreting radiologists require that such physicians possess medical malpractice insurance. NMR maintains agreements with interpreting physicians and Dr. David L. Bloom, a director of

NMR, which require that the physicians possess medical malpractice liability insurance with a limit of at least $1,000,000 per occurrence and $3,000,000 in the aggregate. Following the Merger, there can be no assurance that claims will not exceed the amounts of insurance coverage held by the Companies or the interpreting physicians and Dr. Bloom, that the cost for such coverage will not increase to the extent that the Companies or physicians will be forced to self-insure a substantial portion of this risk, or that such coverage will not be reduced or become unavailable.

          Future Acquisitions and Development. NMR's external growth strategy following the Merger focuses primarily on acquiring and integrating existing imaging centers into NMR's operations. There can be no assurance, however, that suitable acquisition candidates can be found, that acquisitions can be negotiated on acceptable terms, that necessary financing can be obtained or that the operations of acquired centers can be effectively or profitably integrated into NMR's existing operations. Competition for suitable acquisition candidates is expected to be intense and, in addition to local hospital and physician groups, is expected to include regional and national diagnostic imaging service companies, many of which have greater financial resources than NMR. NMR will also continue to pursue the development of new centers, although there can be no assurance that suitable locations can be found, that necessary financing can be arranged or that the centers can be profitably operated. In addition, new centers may incur significant operating losses during their development stages, and could materially adversely effect the operating results and financial condition of NMR.

          Reliance on Key Personnel. Following the Merger, NMR's success depends in large part upon the services of Joseph G. Dasti, NMR's Chairman of the Board of Directors, President and Chief Executive Officer, and John
P. O'Malley III, NMR's Executive Vice President-Finance and Chief Financial Officer. The loss or interruption of the services of Mr. Dasti or Mr. O'Malley following the Merger could have a material adverse effect on NMR. NMR carries "key-man" life insurance on each of these individuals on which NMR is named beneficiary in the amount of $1,000,000.

          In addition, all medical aspects of NMR's diagnostic imaging facilities, including fee structures, office leasing, medical diagnosis, patient care and managed care contracts, are under the direction of Dr. David L. Bloom or medical professional corporations owned by Dr. Bloom with which NMR enters into agreements. Dr. Bloom also serves as Senior Medical Advisor to NMR pursuant to a one-year consulting contract which expires in December 1995, subject to renewal by the parties. See "The Merger--NMR-- Director Compensation". The loss or interruption of




                                  -xxxii-
the services of Dr. Bloom could have a material adverse effect on NMR.

          The ability of NMR and Morgan to attract and retain qualified technicians to operate their diagnostic imaging equipment is crucial to the operations of the Companies. To date, the Companies have been able to attract a sufficient number of qualified diagnostic imaging technicians. However, there can be no assurance that qualified technicians will continue to be available in the future. If, following the Merger, NMR is unable to attract and retain a sufficient number of qualified technicians, the Companies' business would be materially and adversely affected.

          Dependence on Referring Physicians. At each of NMR's and Morgan's centers, certain physicians in private practice or affiliated with managed care organizations, refer a significant percentage of such center's patients. Although, on a consolidated basis, neither NMR nor Morgan rely on patient referrals from any one physician practice or organization for a significant percentage of its revenues, a significant reduction by existing referring physicians in the number of patients referred to any NMR or Morgan center following the Merger could have a material adverse effect on the financial condition and operating results of such center.

          Dependence on Qualified Interpreting Physicians. NMR's and Morgan's strategy of maintaining the high quality of their services is dependent upon their ability to obtain and maintain arrangements with qualified interpreting physicians at each of their centers. Following the Merger, no assurance can be given that the Companies' contractual arrangements with interpreting physician groups at each of the Companies' centers can be maintained on terms advantageous to the Companies. No assurance can be given that the interpreting physicians with whom NMR or Morgan has contracts will perform satisfactorily or continue to practice in the markets served by their imaging centers. In addition, with respect to new centers, there can be no assurance that arrangements can be entered into with interpreting physicians on acceptable terms or that such physicians will be successful in such centers. The Companies' success is significantly dependent on the ability of these physicians to attract patient referrals, thereby enabling their centers to operate profitably. The inability of these physicians to attract sufficient referrals could have a material adverse effect on the Companies' financial condition and operating results.

          Competition. The healthcare industry in general, and the market for diagnostic imaging services in particular, are highly competitive. Principal competitors in each of the Companies' respective markets are hospitals, independent or management company-owned imaging centers, some of which are owned




                                  -xxxiii-
by physician investors, and mobile units. Certain of these competitors have financial resources substantially greater than those of NMR and Morgan, which may give them advantages in negotiating equipment acquisitions and responding quickly to new demands or new technology. The Companies believe that principal competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times. Competition for physician referrals can also be effected by the ownership or affiliation of competing centers, and certain competitors have historically derived a significant amount of their revenues from referrals by physicians who are also investors or who have financial interests in such competitors. The Companies also compete with companies providing less expensive diagnostic imaging devices and procedures which may provide similar information to the physician.

          Potential Adverse Effect of Sale of Cape Coral Facility.
Morgan's ground lease relating to its Cape Coral facility (the "Lease") contains provisions granting the landlord, Cape Coral Hospital ("CCH"), the right to purchase the business and equipment of the Cape Coral facility during the first two months of each calendar year in which the Lease is in effect, subject to certain conditions. The Lease provides that any purchase by CCH must be for cash consideration which exceeds the amount of the facility's then outstanding debt obligations. The Lease further provides for an appraisal process to establish the fair market value for the business and equipment of the facility in the event the parties to the Lease cannot mutually agree upon a purchase price. CCH has waived its right to purchase the business and equipment of the facility for the year 1995. However, CCH may choose to exercise its option in the future. The Cape Coral center accounted for approximately 31% of Morgan's revenue, net for each of the fiscal years ended December 31, 1994 and 1993, respectively. On a pro forma combined basis for the fiscal year ended March 31, 1995, the loss of this center would have the impact of reducing revenue, net by $1,630,000 or 7.0%, and reducing operating income by $677,000 or 14.4%. Although the exercise by CCH of its option to purchase the Cape Coral facility following the Merger in accordance with the terms of the Lease would have a positive impact on NMR's liquidity and financial condition, it would have a material adverse impact on NMR's net revenue and operating results.

          Potential Conflict of Interest Resulting from Fiduciary and Contractual Duties Owed by NMR to Limited Partnerships. As a managing general partner in twelve limited partnerships which own and operate diagnostic imaging systems, NMR or one of its wholly-owned subsidiaries is subject to certain fiduciary and contractual duties owing to the other partners in these limited partnerships, the breach of which would expose NMR or such




                                  -xxxiv-
subsidiary to the risk of litigation and significant financial liabilities. Generally, as general partner, NMR owes fiduciary duties of care and loyalty to the other partners in these partnerships. The interests of NMR and its stockholders may not always coincide with the interests of NMR's partners in such partnerships, and NMR's fiduciary duties may prevent NMR from taking certain acts with respect to these partnerships which, while beneficial to NMR, would be detrimental to other partners. The duty of loyalty may also prevent NMR from taking advantage of business opportunities which may be available to one of its partnerships.

          In addition, a general partner is generally responsible for all financial obligations of a limited partnership. Such partnerships may be capitalized by borrowings, which borrowings may be with recourse to the assets of NMR. Although no partnership is currently in default under any financial obligation, to the extent that any of the partnerships default on any such borrowings, NMR, as general partner of such partnership, could be required to continue to fund such obligations and, as such, could be materially and adversely affected.

          NMR's contractual duties include obligations to obtain partners' consents to perform various acts, such as obtaining financing for upgrades and equipment replacements and sales of significant partnership assets. Accordingly, other partners besides NMR may prevent these partnerships from taking certain actions which NMR may deem beneficial to NMR and its stockholders.

          Possible Conflict of Interest of Director. Dr. David L. Bloom, a director of NMR, is also a shareholder and director of and consultant to another company engaged in providing diagnostic imaging services in markets which currently do not compete directly with any of NMR's centers. There may be certain business and investment opportunities which will come to Dr. Bloom's attention in his capacity with the other company which might be suitable for NMR.

          Litigation. Management and legal counsel of NMR and Morgan believe that the Companies are not presently engaged in any litigation which, if adversely determined, will have a material adverse effect on the Companies' results of operations or financial condition. As such, no provision for anticipated losses has been accrued in the Companies' respective financial statements. NMR's affiliated professional corporations are presently involved in certain litigation relating to medical services provided at NMR's centers. NMR has not been named a party in these lawsuits and believes that these affiliated professional corporations will be dismissed from the lawsuits on the basis that they do not provide medical services. The affiliated professional corporations are insured under technical services liability coverage for judgements in amounts of up to $1,000,000 per occurrence and $3,000,000 in the aggregate. Accordingly, NMR has made no provisions for anticipated losses in excess of insurance coverage in its financial statements. While NMR has not been named a party in any of the lawsuits currently pending against its affiliated professional corporations, no assurances can be given that NMR will not be named in future litigation, or that if so named, will not be exposed to material liabilities as a result of the suits brought against its affiliated professional corporations, despite NMR's belief that it does not provide medical services. See "The Merger--Government Regulation of NMR and Morgan--Practice of Medicine".

          Possible Adverse Effect of Outstanding Options, Warrants and Convertible Debentures. As of the date hereof, (i) 364,625 shares of NMR Common Stock were issuable upon exercise of outstanding options (151,225 of which are currently exercisable) at exercise prices ranging from $2.25 to $6.38 per share, and a weighted average exercise price of $3.52 per share,
(ii) 1,057,000 shares of NMR Common Stock were issuable upon exercise of outstanding warrants (all of which are currently exercisable) at exercise prices ranging from $3.00 to $10.00 per share, and a weighted average exercise price of $5.93 per share, and (iii) 481,556 shares of NMR Common Stock were issuable upon exercise of outstanding convertible debentures of NMR (all of which are currently exercisable) at a conversion price of $4.50 per share. Following the Merger, approximately 100,000 additional shares of NMR Common Stock will be issuable upon exercise of the Morgan Derivative Securities (assuming all the Morgan Derivative Securities outstanding as of the date hereof remain unexercised as of the Effective Time) at exercise prices ranging from approximately $1.50 to $3.00 per share, and a weighted average exercise price of $2.50 per share. The exercise or conversion of a substantial amount of these securities could adversely affect the market price of NMR Common Stock due to the large number of shares issuable upon exercise or conversion of such securities. In addition, so long as such securities remain outstanding, the market price of NMR Common Stock and the terms under which NMR might obtain additional equity capital may be materially and adversely affected. Furthermore, the holders of such securities may exercise or convert them at a time when NMR would otherwise be able to obtain additional equity capital on terms more favorable to NMR.

          Holders of 150,000 shares of NMR Common Stock, and holders of warrants and options for an aggregate of 730,000 shares of NMR Common Stock, have certain rights to have the resale of such shares registered under the Securities Act of 1933, as amended (the "Securities Act"). Exercise of any such registration rights will require NMR to incur the expense of registering such securities and may hinder efforts by NMR to




                                  -xxxvi-
arrange future financing and have a material adverse effect on the market for the NMR Common Stock.

          Shares Available for Future Sale. Following the Merger, there will be approximately 5,889,378 shares of NMR Common Stock held by members of the public that are able to trade without restriction (assuming no exercise or conversion of outstanding options, warrants or convertible securities of NMR or Morgan prior to the Effective Time). Any sales of substantial amounts of NMR Common Stock in the open market could have a material adverse effect on the market price of the NMR Common Stock. No prediction can be made as to the effect, if any, that the issuance of shares of NMR Common Stock in the Merger or sales of shares of NMR Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of NMR Common Stock may be sold in the public market may adversely affect prevailing market prices and, therefore, could impair NMR's ability to raise capital through the sale of its equity securities. See "The Merger -- Description of NMR Stock -- Shares Eligible for Future Sale".

          Absence of Dividends. NMR has not paid any cash dividends on the NMR Common Stock, and does not anticipate paying any cash dividends in the foreseeable future.

          Possible Adverse Effects of Preferred Stock Issuances. NMR's Certificate of Incorporation authorizes the issuance of 500,000 shares of preferred stock with such rights, preferences and privileges as may be determined by the Board of Directors of NMR. Accordingly, the Board of Directors has the power, without prior stockholder approval, to issue series of preferred stock with such dividend rights, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as the NMR Board may deem appropriate. The issuance of the preferred stock could have a material adverse effect on the rights of holders of NMR Common Stock. In addition, the preferred stock could be issued to discourage, delay or prevent an attempted takeover of NMR, and could enhance the ability of directors of NMR to retain their positions. See "The Merger -- Description of NMR Stock -- Preferred Stock."

          Possible Adverse Effects of Anti-Takeover Provisions. NMR has adopted a stockholder rights plan, pursuant to which each outstanding share of NMR Common Stock has attached to it one stock purchase right. Upon the happening of certain takeover-related events, each right will become exercisable to purchase NMR Common Stock, and also certain preferred stock of NMR having greater voting and dividend rights than the NMR Common Stock. In addition, under the plan, NMR stockholders may have the right to acquire common stock of any company acquiring NMR through a merger or sale of assets. The NMR stockholder rights plan could




                                  -xxxvii-
discourage, delay or prevent an attempted takeover of NMR, and could enhance the ability of directors of NMR to retain their positions. See "The Merger -- Description of NMR Stock -- Rights Plan".

          Additionally, NMR is subject to provisions of Delaware law regulating business combinations and restricting voting rights of certain persons acquiring shares of NMR, which may also discourage or delay a change of control of NMR. See "Comparison of Rights of Holders of Shares Under Colorado and Delaware Law -- Anti-Takeover Measures".

          Absence of Active Public Market; Possible Volatility of Stock Price. Although NMR Common Stock is listed on the NASDAQ - National Market System, there can be no assurance that a trading market in such stock will continue following the Merger or that it will be maintained. In addition, financial markets have experienced extreme price and volume fluctuations in recent years. As a result, the market prices of NMR Common Stock have been subject to substantial fluctuations without regard to the operating performance of NMR.




                                 -xxxviii-

                     COMPARATIVE PER SHARE INFORMATION

          The following table sets forth (1) the historical income before extraordinary items and cumulative effect of accounting change per fully diluted common share and the historical book value per common share of NMR Common Stock; (2) the historical income before extraordinary items and cumulative effect of accounting change per fully diluted common share and the historical book value per common share of Morgan Common Stock; (3) the unaudited pro forma combined income before extraordinary items and cumulative effect of accounting change per fully diluted common share and the unaudited pro forma combined book value per common share after giving effect to the proposed Merger using the purchase method of accounting for the Merger; and (4) the unaudited Morgan equivalent pro forma combined income before extraordinary items and cumulative effect of accounting change per fully diluted common share and the unaudited Morgan equivalent pro forma combined book value per common share based on the Exchange Ratio of .3330886 of a share of MNR Common Stock for each share of Morgan Common Stock. The information presented in the table should be read in conjunction with the separate historical consolidated financial statements of NMR and Morgan and the notes thereto incorporated by reference or appearing elsewhere herein, as applicable. Also, see "NMR and Morgan Unaudited Pro Forma Combined Financial Statements" appearing elsewhere herein.


                                                    (3)         (4)
                                                 Pro Forma     Morgan
                                                  Combined    Equivalent
                                   (1)     (2)     NMR        Pro Forma
                                    Historical     and         Combined
                                   NMR    Morgan  Morgan    NMR and Morgan
                                   ---    ------  ------    --------------

Income Before Extraordinary
 Items and Cumulative Effect
 of Accounting Change Per
 Fully Diluted Common Share:

   Fiscal Year ended
     March 31, 1995*               $0.47   $0.06   $0.54       $0.18
                                   =====   =====   =====       =====

Book value per common
 share as of
 March 31, 1995*                   $2.78   $0.43   $3.14       $1.05
                                   =====   =====   =====       =====


* NMR's fiscal year-end is March 31, while Morgan's fiscal year-end is December 31. Accordingly, the combined income before extraordinary items and cumulative effect of accounting change per common share for the fiscal year ended March 31, 1995 includes the operating results of Morgan for the year ended December 31, 1994. The book value per common share reflects the combined balance sheets of NMR as of March 31, 1995 and Morgan as of December 31, 1994.




                                  -xxxix-

                            NMR OF AMERICA, INC.
                       MORGAN MEDICAL HOLDINGS, INC.

                                ------------

                           JOINT PROXY STATEMENT

                                ------------

                                INTRODUCTION

     This Joint Proxy Statement is being furnished to stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), in connection with the solicitation by the Board of Directors of NMR of proxies to be voted at the Annual Meeting of Stockholders of NMR (the "NMR Meeting"). This Joint Proxy Statement is also being furnished to shareholders of Morgan Medical Holdings, Inc., a Colorado corporation ("Morgan"), in connection with the solicitation by the Board of Directors of Morgan of proxies to be voted at the Annual Meeting of Shareholders of Morgan (the "Morgan Meeting").

     NMR, Morgan and NMR Sub, Inc., a Delaware corporation which is a wholly-owned subsidiary of NMR ("Subsidiary"), have entered into an Agreement and Plan of Merger dated April 11, 1995 (the "Merger Agreement"). A conformed copy of the Merger Agreement (without the Exhibits or Schedules thereto) is attached to this Joint Proxy Statement as Appendix A. Under the terms of the Merger Agreement, Morgan will become a wholly-owned subsidiary of NMR through the merger of Subsidiary into Morgan (the "Merger"), and each outstanding share of Common Stock, no par value per share, of Morgan ("Morgan Common Stock") will automatically convert into
 .3330886 of a share of Common Stock, par value $.01 per share, of NMR ("NMR Common Stock") and each outstanding warrant or option to acquire shares of Morgan Common Stock ("Morgan Derivative Securities") outstanding immediately prior to the Merger will automatically be deemed exercisable into shares of NMR Common Stock at a ratio of .3330886 of a share of NMR Common Stock for each share of Morgan Common Stock which otherwise would have been issuable upon the exercise of such Morgan Derivative Security had such Morgan Derivative Security been exercised in full immediately prior to the Merger (collectively, the "Exchange Ratio").

     The purpose of the NMR Meeting is to consider and vote upon proposals
(i) to approve the Merger Agreement (ITEM No. 1), (ii) to account for the possibility that the Merger Agreement will not be approved (by the stockholders of NMR or by the shareholders of Morgan) or that the Merger will not be consummated for any other reason, to elect five (5) directors to the NMR Board of Directors (ITEM No. 2) and (iii) to amend NMR's 1986 Incentive Stock Option and Non-Statutory Option Plan (the "NMR Option Plan") to increase the number of shares of NMR Common Stock for which options may be granted pursuant to the NMR Option Plan from 600,000 shares to 1,000,000 shares (ITEM No. 3). THE VOTE WITH RESPECT TO ITEM NO. 2 WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

     Approval of the Merger Agreement (ITEM No. 1) by NMR stockholders will also constitute approval of the election of six (6) directors to the

NMR Board of Directors. In the event the Merger is not approved or the Merger is not otherwise consummated, the election of the six persons identified in the Merger Agreement as the designated directors of NMR would be of no effect and instead the NMR Board would consist of those persons elected by the stockholders of NMR pursuant to ITEM No. 3 of this Joint Proxy Statement.

     The purpose of the Morgan Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (ITEM No. 1), and, alternatively, (ii) to account for the possibility that the Merger Agreement will not be approved by either the shareholders of Morgan or the stockholders of NMR, or that the Merger will not be consummated for any other reason, to elect five (5) directors to the Morgan Board of Directors (ITEM No. 4). THE VOTE REGARDING ITEM NO. 4 WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

     This Joint Proxy Statement is being mailed or given to stockholders of NMR and shareholders of Morgan on or about August 11, 1995. The information set forth in this Joint Proxy Statement concerning NMR and Subsidiary has been furnished by NMR and the information concerning Morgan has been furnished by Morgan.

     NMR has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering the shares of NMR Common Stock to be issued to shareholders of Morgan upon consummation of the Merger. This Joint Proxy Statement constitutes the prospectus of NMR included as part of the Registration Statement. The principal executive offices of NMR and Subsidiary are located at 430 Mountain Avenue, Murray Hill, New Jersey 07940 (telephone:
(908) 665-9400). The principal executive offices of Morgan are located at 101 East Kennedy Boulevard, Suite 1010, Tampa, Florida 33602 (telephone:
(813) 229-7200).


                             VOTING AND PROXIES

Date, Time and Place of Meetings

     The NMR Meeting will be held on September 14, 1995 at 9:30 a.m., New York City Time, at The Madison Hotel, One Convent Road and Route 124, Morristown, NJ. The Morgan Meeting will be held on September 14, 1995 at 11:00 a.m., New York City Time, at The Madison Hotel, One Convent
Road and Route 124, Morristown, NJ.

Record Date and Outstanding Shares

     NMR

     Holders of record of NMR Common Stock at the close of business on August 7, 1995 (the "NMR Record Date") are entitled to notice of and to vote at the NMR Meeting. As of August 7, 1995, 5,054,320 shares of NMR Common Stock were issued and outstanding. Each share of NMR Common Stock entitles the holder thereof to one vote. Other than Dr. Donald A.

Tobias, NMR does not know of any person who, as of such date, owned beneficially more than 5% of the issued and outstanding shares of NMR Common Stock. See "The Merger--NMR--Principal and Other Stockholders".

     Morgan

     Shareholders of record of Morgan Common Stock at the close of business on August 8, 1995 (the "Morgan Record Date") are entitled to notice of and to vote at the Morgan Meeting. As of August 8, 1995, 3,239,310 shares of Morgan Common Stock were issued and outstanding. Each share of Morgan Common Stock entitles the holder thereof to one vote. Other than J. Mark Strong, William C. Callari, Dr. James E. Cooke and Carl Anderson, Morgan does not know of any person who, as of such date, owned beneficially more than 5% of the issued and outstanding shares of Morgan Common Stock. See "The Merger--Morgan--Security Ownership of Certain Beneficial Owners and Management".

Proxies and Votes Required

     NMR

     The affirmative vote of a majority of the shares of NMR Common Stock present in person or represented by proxy and entitled to vote at the NMR Meeting is required to approve the Merger Agreement (ITEM No. 1). As of the date hereof, directors and executive officers of NMR beneficially own approximately 6.5% of the outstanding shares of NMR Common Stock (excluding shares issuable upon exercise of NMR options and warrants held by such persons). See "The Merger--NMR--Principal and Other Stockholders".

     With respect to ITEM No. 2, directors of NMR will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy. ITEM No. 2 will only be given effect if the Merger Agreement is not approved (by the stockholders of NMR or the shareholders of Morgan) or if the Merger is otherwise not consummated.

     The affirmative vote of the holders of a majority of the shares of NMR Common Stock present at the NMR Meeting in person or represented by proxy and entitled to vote thereon is required to approve the amendment to the NMR Option Plan (ITEM No. 3).

     If no indication to the contrary is provided on a proxy in connection with the NMR Meeting, the shares subject to the proxy will be voted in favor of the Merger Agreement (ITEM No. 1), the election of the five (5) directors nominated for election (ITEM No. 2), and the amendment to the NMR Option Plan (ITEM No. 3).

     If a signed proxy card is returned by an NMR stockholder and expressly reflects an abstention upon any proposal, or if a signed proxy card is returned by a broker with no indication of how shares are to be voted (a "broker non-vote"), the shares of NMR Common Stock evidenced thereby will be counted towards the quorum necessary to convene the NMR Meeting.

     With respect to the vote on the approval of the Merger Agreement (ITEM No. 1), abstentions will have the same effect as votes against the approval of the Merger Agreement. Broker non-votes, however, will have no effect on the outcome of the vote on ITEM No. 1. With respect to the election of directors (ITEM No. 2), votes may be cast in favor of or withheld from the nominees for director. Votes that are withheld will be excluded from the vote and will have no effect. With respect to the vote on the approval of the amendment to NMR Option Plan (ITEM No. 3) or any other matter brought before the NMR Meeting which requires the affirmative vote of the holders of a majority of the shares of NMR Common Stock present in person or represented by proxy and entitled to vote on such matter at the NMR Meeting, abstentions will have the same effect as votes against any such matter. Broker non-votes, however, will have no effect on the outcome of the vote on any such matter.

     Morgan

     The affirmative vote of the holders of a majority of the outstanding shares of Morgan Common Stock entitled to vote at the Morgan Meeting is required to approve the Merger Agreement (ITEM No. 1). J. Mark Strong, the President and a director of Morgan, beneficially owns approximately 42% of the outstanding shares of Morgan Common Stock and has indicated to Morgan that he will vote his shares of Morgan Common Stock in favor of the Merger Agreement (subject to his fiduciary duty as director of Morgan). In addition, Carl Anderson, James E. Cooke (a director of Morgan), William C. Hurtt, Philip Michener, John Morris, Donna Trainor, and Realty Development & Management, Inc., a corporation owned by William C. Callari (collectively the "Morgan Shareholder Group"), who, as of the date hereof, beneficially own approximately 5.5%, 7.0%, 0.9%, 0.4%, 2.7%, 1.1% and 9.3%, respectively
(and approximately 27% as a group), of the outstanding shares of Morgan Common Stock (excluding shares issuable upon exercise of Morgan Derivative Securities held by such persons), have agreed to vote their shares in favor of the Merger Agreement. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions". Assuming they are voted in favor of the Merger Agreement, the shares of Morgan Common Stock beneficially owned by Mr. Strong and the Morgan Shareholder Group constitute a sufficient percentage of the issued and outstanding shares of Morgan Common Stock to approve the Merger Agreement.

     ITEM No. 4 will only be given effect if the Merger Agreement is not approved by the shareholders of Morgan or the stockholders of NMR, or if the Merger is not otherwise consummated. Directors will be elected by a plurality of the votes cast by shareholders of Morgan present at the Morgan Meeting in person or represented by proxy. J. Mark Strong has indicated that he will vote his shares of Morgan Common Stock for the management nominees for directors of Morgan.

     If no indication to the contrary is provided on a proxy in connection with the Morgan Meeting, the shares subject to the proxy will be voted in favor of the Merger Agreement (ITEM No. 1) and the election of the five (5) directors nominated for election (ITEM No. 4).

     Abstentions and broker non-votes will be counted towards the quorum necessary to convene the Morgan Meeting. With respect to the vote on the approval of the Merger Agreement (ITEM No. 1), abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. With respect to the election of directors (ITEM No. 4), votes may be cast in favor of or withheld from the nominees for director. Votes that are withheld will be excluded from the vote and will have no effect.

     At each of the Meetings, shares represented by properly executed proxies will be voted in the discretion of the persons named in the relevant proxy in connection with any other business not specified above that may properly come before each of such Meetings. A holder of NMR Common Stock or of Morgan Common Stock who has given a proxy may revoke it at any time before it is voted at a Meeting by delivering to the Secretary of the relevant company a written notice stating that the proxy is revoked, by delivering to such Secretary a duly executed proxy bearing a later date or by voting in person at the respective Meeting, unless the proxy states that it is irrevocable and the grant of the proxy is coupled with an interest sufficient under applicable law to support an irrevocable power.

Solicitation of Proxies

     NMR will pay the costs of solicitation of proxies in connection with the NMR Meeting. In addition to solicitation by mail, directors, officers and regular employees of NMR may solicit proxies by telephone, telegram, fax or personal contact. NMR has no current intention to retain a proxy solicitation firm to assist it in the solicitation of proxies. However, NMR may elect at a later date to retain such a firm, at an estimated cost of approximately $20,000. Such firm will not receive any incremental compensation based on the number or percentage of votes cast in favor of any of the matters to be voted upon. Brokers, nominees, fiduciaries and other custodians will be instructed to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their expenses.

     Morgan will bear the costs of solicitation of proxies in connection with the Morgan Meeting. In addition to solicitation by mail, directors, officers and regular employees of Morgan may solicit proxies by telephone, telegram, fax or personal contact. Morgan has no current intention to retain a proxy solicitation firm to assist it in the solicitation of proxies. However, Morgan may elect at a later date to retain such a firm, at an estimated cost of approximately $10,000. Such firm will not receive any incremental compensation based on the number or percentage of votes cast in favor of any of the matters to be voted upon. Brokers, nominees, fiduciaries and other custodians will be instructed to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their expenses.


                           THE MERGER (ITEM NO.1)

Background of the Merger; Negotiations; Fairness Opinions

     For several years prior to the commencement of discussions with Morgan leading to the Merger Agreement, management of NMR had been exploring various acquisition opportunities to expand its network of diagnostic imaging centers in order to complement its existing multiple center provider networks in New Jersey, Illinois, Pennsylvania and Maryland, or to enter new markets. Management believed such expansion would enable NMR to compete more effectively and efficiently in the current healthcare environment by leveraging NMR's existing overhead and offering greater geographical coverage to managed care and other entities which desired to use NMR's services for their members or enrollees. As part of this expansion effort, during 1994 and early 1995, NMR acquired three imaging centers in Illinois. Through its search for acquisition opportunities, NMR also became aware of Morgan's diagnostic imaging center network in Florida. Joseph G. Dasti, the President and Chief Executive Officer of NMR, informally contacted J. Mark Strong, the President and Chief Executive Officer of Morgan, in July 1994. At this time, Mr. Dasti and Mr. Strong engaged in a general discussion of the business of the respective companies and agreed to exchange certain publicly available financial information.

     Prior to the commencement of negotiations with NMR, management of Morgan had entered into a series of preliminary discussions with certain other groups pertaining to possible business combinations involving Morgan or the potential sale of the company. These discussions were the result of a strategic decision made by Morgan in early 1994. Management of Morgan believed that, because of the consolidation taking place in the industry and the regulatory and competitive market forces affecting reimbursement rates and other aspects of Morgan's business, Morgan had to expand its business in order to effectively compete in its market and to mitigate its reliance on any single center. Beyond its new MRI center in Sarasota, Morgan's management did not believe that it could fund its expansion through internal cash flow because substantially all of its cash flow was used to pay interest and make principal repayments on its existing debt.
As an alternative, Morgan explored raising funds through the capital markets. However, due to its highly leveraged capital structure, raising debt was not a viable option. In addition, raising equity capital on a cost effective basis appeared difficult since the capital markets, at the time, were unreceptive to equity offerings by small companies in the healthcare industry, especially those in medical imaging.

     Therefore, management of Morgan believed that it was in the company's interest to explore a merger or other business combination. In

March 1994, Morgan retained Fahnestock & Co. Inc. ("Fahnestock"), an investment banking firm, to assist management in identifying potential strategic partners and other opportunities to maximize shareholder value. Pursuant to its engagement, Fahnestock identified, contacted and/or distributed information about Morgan to approximately twenty qualified potential acquirors.

     Based on NMR's review of financial information concerning Morgan, Mr. Dasti visited the Morgan centers in Florida, and on October 16-18, 1994, revisited the centers accompanied by John P. O'Malley III, the Executive Vice President-Finance and Chief Financial Officer of NMR. During their visit, Mr. Dasti and Mr. O'Malley met with Mr. Strong, Sandra G. Garrison, the Vice President of Morgan, and a representative of Fahnestock to discuss the operations of each of Morgan's centers and competitive factors within the Florida market. Based upon the meeting, NMR's management determined that it was interested in exploring further a possible acquisition of Morgan's imaging centers.

     Following this meeting, the respective Boards of Directors of NMR and Morgan began considering the possibility of a merger or other business combination involving the two companies. At the time, management of Morgan and NMR considered a possible merger of Morgan with NMR, and alternatively, the sale of Morgan's subsidiary, Morgan Medical Corporation, which consisted of Morgan's four diagnostic imaging centers only, for a combination of cash, preferred stock and notes payable. NMR's management concluded that acquiring the Morgan Medical Corporation subsidiary was less advantageous to NMR than the Merger since the subsidiary would be acquired using cash and notes payable, which would have an adverse effect on NMR's liquidity. Morgan's management ultimately concluded that the sale of Morgan Medical Corporation was less advantageous to Morgan than the Merger since it would result in a taxable transaction, effectively reducing the amount to be received by Morgan shareholders, and would not provide to Morgan shareholders the ability to participate in the growth of the combined company as they would in the case of the Merger.

     The preliminary discussions between management of NMR and Morgan led to more serious interest on both sides. In late November 1994, Messrs. Dasti, O'Malley and Strong and a representative of Fahnestock met again at which time discussions focused on the NMR and Morgan merger transaction and the negotiation of an acceptable exchange ratio, although no agreement was reached at this meeting with regard to a definitive exchange ratio.

     On December 5, 1994, management of NMR and Morgan, after having met on several occasions during the previous week, reached a preliminary understanding as to a proposed merger of the two companies and the amount of shares of NMR Common Stock which would be issued to Morgan shareholders in exchange for all of the issued and outstanding shares of Morgan Common Stock pursuant to the proposed merger. In addition, the parties discussed management issues relating to Mr. Strong's position in the merged company, the sale of Morgan's physical therapy business and

Mr. Strong granting to NMR's management a proxy to vote the shares of NMR Common Stock he would receive in the proposed merger with respect to elections of directors. At this time, it was agreed that Mr. Strong would be employed as Director of Florida Operations of the merged company pursuant to the terms of a three-year employment contract and serve on the Board of Directors of the merged company. It was also agreed that the sale of the physical therapy business conducted by Morgan's subsidiary, Morgan HealthWorks, Inc. ("HealthWorks"), and the granting of such proxy by Mr. Strong would be conditions to NMR's obligations under the Merger Agreement. See "The Merger--Terms of the Merger--Conditions Precedent to Consummation of the Merger".

     Following the December 5, 1994 meeting, NMR's accounting staff continued its due diligence review of Morgan in Florida during the week of December 11, 1994, while Mr. Strong and accounting personnel from Morgan performed a due diligence review of NMR at NMR's corporate offices in New Jersey during the week of December 18, 1994. NMR also focused on completing its acquisitions of two privately-owned diagnostic imaging centers in Illinois. These acquisitions were announced on January 9, 1995 and February 13, 1995, respectively.

     Meanwhile, on January 20, 1995, the Morgan Shareholder Group filed a
Schedule 13D with the SEC with respect to its shares of Morgan Common Stock. Following this filing, Morgan's senior management and Board of Directors met with the Morgan Shareholder Group to discuss the issues raised by them. In its filing, the Morgan Shareholder Group indicated that it would seek board representation and an expansion of the size of Morgan's Board. At the time of the filing of the Schedule 13D, Morgan's Board of Directors consisted of only four persons, two of whom, Mr. Strong and Ms. Garrison, were also employees of Morgan. The Morgan Shareholder Group indicated to Morgan's management that they believed that the Morgan Board was not sufficiently independent of executive management and that the number of independent board members should be increased. In response to this, Dr. James E. Cooke was added as a member of the Morgan Board to serve as a representative of the Morgan Shareholder Group. Dr. Cooke had previously served as a director of Morgan and is a member of the Morgan Shareholder Group. In addition, Mr. Robert T. Hamilton was subsequently added to Morgan's Board as an independent director. Mr. Hamilton is not a member of the Morgan Shareholder Group. The Morgan Shareholder Group has indicated that these additions to the Morgan Board have adequately addressed their concerns regarding the composition of Morgan's Board of Directors.

     The Morgan Shareholder Group also indicated in its Schedule 13D that it sought to explore merger possibilities for Morgan and might seek to remove Morgan's existing management. These issues were resolved once the Morgan Shareholder Group was advised of management's on-going efforts to locate a potential partner, including NMR, for a merger or other business combination in order to enhance shareholder value. In addition, in response to the Morgan Shareholder Group's opinion that Mr. Strong's performance as President and Chief Executive Officer of Morgan was not satisfactory, it was determined by NMR and Morgan that, if the Merger were to proceed, Mr. Strong would serve as a consultant and not an employee of the combined company. The Morgan Shareholder Group, in discussions with Morgan's management, also expressed concern over the size and terms of loans made by Morgan to Mr. Strong and Ms. Garrison. This issue was resolved by the respective commitments of Mr. Strong and Ms. Garrison to collateralize their borrowings with Morgan Common Stock held by them.

     The issues raised by the Morgan Shareholder Group were resolved in early March 1995. As part of this resolution, Morgan agreed to pay $30,000 in legal fees incurred by the Morgan Shareholder Group in connection with filing its Schedule 13D, since, through its filing, the Morgan Shareholder Group had identified certain management issues that Morgan's Board of Directors believed were resolved to the benefit of Morgan. As part of the resolution, the Morgan Shareholder Group also agreed to vote its shares of Morgan Common Stock in favor of the Merger. Discussions between Morgan and NMR concerning the Merger had begun prior to the filing of the Schedule 13D by the Morgan Shareholder Group, and accordingly, the proposed Merger did not result from any pressure exerted by the Morgan Shareholder Group.

     If the Merger is consummated, the Morgan Shareholder Group would own 288,232 shares of NMR Common Stock or approximately 4.7% of the issued and outstanding shares of NMR Common Stock (assuming no additional shares of NMR Common Stock are issued, and no Morgan Derivative Securities are exercised, prior to the Effective Time), exclusive of the Morgan warrants owned by two members of the group, John Morris and Carl Anderson, which if exercised, would increase the number of shares of NMR Common Stock owned by the Morgan Shareholder Group to 354,612, or approximately 5.7% of the issued and outstanding shares of NMR Common Stock.

     Following the completion of NMR's Illinois acquisitions and the discussions with the Morgan Shareholder Group, officers and directors of NMR and Morgan renewed their discussions on the specific terms of the proposed merger. The Board of Directors of NMR believed that a combination with Morgan would enhance NMR stockholder value by enabling NMR to enter a new market and add additional profitable operations to NMR's existing network of centers without requiring NMR to incur significant increases in administrative overhead expenses. The Board of Directors of Morgan similarly believed that a combination with NMR would enhance value to the Morgan shareholders by, among other things, consolidating redundant administrative costs, reducing certain operating expenses, providing additional capital for growth, expanding the number of markets and centers and possibly attracting new customers, including managed healthcare providers, and creating greater operating efficiency in a changing healthcare environment. It was also recognized by Morgan's Board of Directors that a merger on a share-for-share basis would not only provide a tax-free exchange, but would provide Morgan shareholders greater liquidity through a more actively traded market since NMR Common Stock is currently traded on the NASDAQ - National Market System.

     During the time that discussions were being held between NMR and Morgan regarding a possible business combination, five other potential acquirors entered into negotiations with Morgan's management to acquire

Morgan. Two of the potential acquirors offered a stock-for-stock exchange to acquire Morgan, and one bidder offered to acquire substantially all of the assets of Morgan for cash. However, discussions with these bidders never resulted in any firm offers setting forth the actual consideration to be received by Morgan's shareholders, and Morgan's management decided to pursue the bid made by NMR. The other two bidders offered to acquire Morgan in exchange for a combination of cash, preferred stock and promissory notes, and a combination of cash and common stock, respectively. Negotiations with these bidders were ultimately terminated by Morgan because the aggregate consideration to be received by Morgan would be less than that offered by NMR (either because the face amount of the offer was less, the amount of the offer was contingent upon Morgan reaching certain performance targets which Morgan's management believed would be difficult to achieve, or the transaction would have been taxable to the shareholders of Morgan, thereby reducing the effective amount of consideration received). Morgan's management also believed that a transaction involving cash, preferred stock and notes would be less advantageous to Morgan's shareholders since it would not afford them the opportunity to participate in the future growth of the combined company.

     On March 13, 1995, NMR and Morgan announced that their respective
Boards of Directors had approved an agreement for the acquisition of Morgan by NMR, pursuant to which Morgan shareholders would receive approximately 1,200,000 shares of NMR Common Stock in the transaction, including approximately 100,000 shares reserved for issuance upon exercise of Morgan's outstanding stock options and warrants, at a proposed exchange ratio of approximately .34 of a share of NMR Common Stock for each outstanding share of Morgan Common Stock. It was also agreed that Mr.
Strong would be retained as a consultant to NMR following the Merger. Following the announcement on March 13, 1995, the NMR Board of Directors retained Janney Montgomery Scott Inc. ("Janney Montgomery Scott") to advise the NMR Board of Directors and NMR on the fairness, from a financial point of view, to the NMR stockholders of the terms of the Merger negotiated by NMR. Morgan's Board of Directors also retained Fahnestock to similarly advise the Morgan Board of Directors and Morgan on the fairness, from a financial point of view, to the Morgan stockholders of the terms of the Merger negotiated by Morgan.

     On April 11, 1995, NMR, Subsidiary and Morgan executed and delivered the Merger Agreement, which included the Exchange Ratio of .3330886 of a share of NMR Common Stock for each outstanding share of Morgan Common Stock. On May 31, 1995, Fahnestock delivered its written opinion to Morgan's Board of Directors to the effect that the terms of the Merger, including the Exchange Ratio, are fair from a financial point of view to Morgan's shareholders. On June 9, 1995, Janney Montgomery Scott delivered its written opinion to NMR's Board of Directors to the effect that the Exchange Ratio was fair from a financial point of view to NMR's stockholders.

     The Board of Directors of NMR and Morgan each determined to approve and execute the Merger Agreement prior to receipt of a fairness opinion from their respective financial advisors since management of each company had performed extensive due diligence which each Board believed supported its conclusion to approve the Merger Agreement. In addition, management of each company consulted with its legal and accounting advisors.

     Each Board sought a fairness opinion as a means of confirming its own conclusions with respect to the fairness of the Exchange Ratio. In addition, the Merger Agreement requires the receipt of fairness opinions as a condition to each party's obligation to close the Merger, thereby giving each Board the right to terminate the Merger Agreement in the event its financial advisor determined that the Exchange Ratio was not fair from a financial point of view to the shareholders of its respective company.

         As previously discussed, over the course of negotiations between NMR and Morgan concerning the Merger, it was determined that the sale of Morgan's subsidiary, HealthWorks, would be a condition precedent to NMR's obligations to complete the Merger. See "The Merger - Conditions Precedent to Consummation of the Merger". Accordingly, the Merger Agreement executed and delivered by NMR and Morgan on April 11, 1995 provided that NMR's obligation to consummate the Merger would be conditioned upon the sale by Morgan of HealthWorks for a cash consideration of not less than the greater of (i) the appraised value of the business and (ii) the total amount of capital contributed to HealthWorks by Morgan between the time of its formation and the Effective Time under the Merger Agreement.

         As of the date of the Merger Agreement, it was believed that HealthWorks' business would become profitable and, therefore, that the sale price for HealthWorks fixed in the Merger
Agreement would attract potential purchasers. However, following the execution of the Merger Agreement, HealthWorks continued to operate at a loss and generate cash flow deficits resulting in a significant increase in the purchase price of HealthWorks required by the Merger Agreement. As such, through July 31, 1995, Morgan had received no offers to purchase HealthWorks from potential purchasers.

         Based on the amount of capital contributed by Morgan to HealthWorks, the purchase price for HealthWorks required under the Merger Agreement exceeded $550,000 by July 31, 1995. In view of the lack of potential purchasers and HealthWorks' continued poor operating results, Morgan concluded that the purchase price for HealthWorks required under the Merger Agreement exceeded market value and, therefore, that Morgan would continue to be unable to sell HealthWorks at that price. Additionally, despite earlier indications of his intention to purchase HealthWorks, J. Mark Strong became unable to undertake the acquisition due to HealthWorks' escalating purchase price.

         In early August, 1995, a prospective purchaser offered to
acquire HealthWorks from Morgan for $250,000 in cash. In
light of this offer, Morgan requested that the Merger
Agreement be revised to permit the sale of HealthWorks for a cash purchase price of $250,000. The sale of HealthWorks at the proposed price of $250,000 would have resulted in an approximately $250,000 reduction in cash available to the combined companies following the Merger as compared to the cash consideration which would have been derived from the sale of HealthWorks for the purchase price set by the Merger Agreement.
In order to provide the combined companies off-setting cost savings following the Merger and facilitate the possible sale of HealthWorks for a purchase price less than that set forth in the Merger Agreement, NMR's executive officers and J. Mark Strong, during the first week of August, discussed the possibility of eliminating as a condition to the Merger the engagement of Mr. Strong as a consultant to NMR, while retaining that portion of the proposed consulting agreement which would have prohibited
Mr. Strong from competing with the business of the combined companies.
See "Terms of the Merger - Non-Competition Agreement".  On August 7,
following these discussions and after receiving the verbal advice of
Janney Montgomery Scott that the proposed reduction of the HealthWorks purchase price would not impact on their opinion as to the fairness of the Exchange Ratio, NMR's executive officers verbally summarized to NMR's Board their discussions with Mr. Strong. On August 8, Mr. Strong similarly discussed with Morgan's Board the proposed modifications to the HealthWorks transaction following his discussions with Fahnestock and Fahnestock's verbal advice that such modifications would not alter their advice previously given to Morgan's Board as to the fairness of the Exchange Ratio. After these discussions, the respective Boards of NMR and Morgan each concluded that any difference between the reduction in cash available to the combined companies resulting from the reduced sale price of HealthWorks and the cost savings to be realized from eliminating the consulting agreement would be immaterial to the overall Merger based upon the aggregate consideration pursuant to the Merger and the anticipated pro forma operating results of
                                           ---------
the combined companies following the Merger. NMR and Morgan amended the Merger Agreement as of August 8, 1995 to establish a maximum purchase price of $250,000 for the sale of HealthWorks. In conjunction with this amendment, it was agreed that J. Mark Strong's proposed consulting agreement would be eliminated and, instead, Mr. Strong's execution and delivery of a non-competition agreement would be a condition to NMR's obligations to complete the Merger. See "The Merger - Non-Competition Agreement." The parties also agreed to extend until October 31, 1995 the date by which the Merger was required to be effective and Morgan agreed to indemnify NMR for up to $125,000 of its expenses incurred in connection with the Merger if the Merger did not become effective by October 31, 1995 due to the failure of HealthWorks to be sold by that date.

     Although the prospective purchaser of HealthWorks has indicated its interest in pursuing the acquisition, a formal purchase agreement has not been entered into and there can be no assurance that HealthWorks will be sold prior to October 31, 1995.

NMR's Reasons for the Merger

     The Board of Directors of NMR has unanimously approved the Merger, and believes that the Merger is in the best interests of NMR and its stockholders due to the complementary nature of the businesses to be combined as a result of the Merger. The Board of Directors of NMR views the Merger as a further step towards fulfillment of one aspect of NMR's strategic development plan, which is based upon leveraging NMR's existing overhead through expansion of NMR's network of centers into states with entities possessing a multi-center presence in desirable geographical markets. The Board of Directors of NMR views expansion of NMR's operations into Florida to be a natural extension of its current operations which may provide substantial opportunities for additional growth through consolidation in the future.

     In the course of its deliberations, NMR's Board of Directors reviewed information and documentation, including a number of additional factors relevant to the Merger, with NMR's management, which consulted with its legal and accounting advisors. In connection with its review of the proposed Merger, the NMR Board of Directors reviewed in detail the following factors which it considered material in reaching its conclusion to approve the Merger:

     1. Information provided by Morgan concerning the financial condition, results of operations and business of Morgan, both on a historical and prospective basis, together with current industry, economic and market conditions applicable to Morgan's business. The historical financial information provided by Morgan included historical audited balance sheets, income statements and statements of cash flows for the years ended December 31, 1993 and 1994, respectively. Such financial information indicated that Morgan had been profitable on a historical basis and that there were significant potential savings to be realized through the sale of HealthWorks and the elimination of certain redundant administrative personnel, office, professional and related expenditures in a consolidation of NMR and Morgan. At the time, NMR management believed that the aggregate pro forma annual savings related to the foregoing could exceed $750,000 based upon Morgan's results of operations for the year ended December 31, 1994.

     2. The fact that it was a condition to the Merger that NMR receive a written opinion of Janney Montgomery Scott with respect to the fairness to NMR's stockholders, from a financial point of view, of the Exchange Ratio to be paid to shareholders of Morgan pursuant to the Merger Agreement. See "The Merger--Background of the Merger; Negotiations; Fairness Opinion; Fairness Opinion of Janney Montgomery Scott Inc." Receipt of such an opinion would provide independent verification of the conclusion of NMR's Board that the Merger was in the best interests of NMR's stockholders.

     3. The compatibility of the management and operations of NMR and Morgan, which provided the Board of Directors of NMR with a substantial basis for its assessment that the potential synergies and efficiencies related to the sale of HealthWorks and the elimination of certain redundant administrative personnel, office, professional and related expenditures could be achieved through the combination of the businesses. At the time, NMR management believed that the aggregate pro forma annual savings related to the foregoing could exceed $750,000 based upon Morgan's results of operations for the year ended December 31, 1994.

     4. Information available to the NMR Board of Directors relating to the risk factors of Morgan. See "Risk Factors Regarding NMR and Morgan." The NMR Board determined that the inherent risks of Morgan's business were outweighed by the potential benefits of the transaction.

     5. NMR's prior attempts to expand its base of centers in order to leverage its existing overhead. NMR's Board considered alternative opportunities for growth and diversification that might be available to NMR and its stockholders and determined the Merger to be in the best interests of NMR stockholders.

     After taking into consideration all of the factors set forth above, the NMR Board determined that the Merger is in the best interests of the stockholders of NMR and that NMR should proceed with the Merger at this time. In view of the wide variety of factors considered in connection with its evaluation of the Merger, NMR's Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decisions.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF NMR COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE NMR MEETING WILL BE REQUIRED TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. SEE "VOTING AND PROXIES" ABOVE. THE BOARD OF DIRECTORS OF NMR RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

Fairness Opinion of Janney Montgomery Scott Inc.

     The Board of Directors of NMR retained Janney Montgomery Scott to advise it as to the fairness, from a financial point of view, to NMR's stockholders of the terms of the Merger. NMR's Board of Directors decision to retain Janney Montgomery Scott was based upon its favorable evaluation of Janney Montgomery Scott's experience and expertise. Janney Montgomery Scott is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Janney Montgomery Scott has not provided investment banking services to NMR prior to its engagement in connection with the Merger. Janney Montgomery Scott does not make a market in either NMR Common Stock or Morgan Common Stock, however, as a full-service securities firm, Janney Montgomery Scott may from time-to-time effect transactions for its own account or the accounts of customers and hold positions in securities of NMR and Morgan.

     Janney Montgomery Scott will be paid a fee of $60,000 for services rendered in connection with the preparation of its fairness opinion, plus reimbursement of its out-of-pocket expenses. Janney Montgomery Scott's fee was not contingent on the conclusion reached in its opinion or the consummation of the Merger.

     On June 9, 1995, Janney Montgomery Scott advised NMR's Board of Directors (the "NMR Board") by delivery of a written opinion dated June 9, 1995, that, as of such date, the Exchange Ratio was fair, from a financial point-of-view, to the holders of outstanding shares of NMR Common Stock. A copy of Janney Montgomery Scott's opinion is attached hereto as Exhibit B. NMR stockholders are urged to read the opinion carefully and in its entirety for assumptions made, matters considered, procedures followed and limits of the review undertaken by Janney Montgomery Scott. The summary of Janney Montgomery Scott's opinion set forth in this joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The opinion is directed only to the fairness to NMR's stockholders as of June 9, 1995, from a financial point-of-view, of the Exchange Ratio pursuant to the Merger Agreement and does not constitute a recommendation to any stockholder as to how to vote at the NMR Meeting. Additionally, Janney Montgomery Scott's opinion does not express an opinion as to the price or trading range at which NMR Common Stock or Morgan Common Stock will trade subsequent to the date of the opinion.

     The text of the opinion and the summary set forth below does not purport to be a complete description of the analyses performed by Janney Montgomery Scott in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Janney Montgomery Scott believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis or the following summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses performed by Janney Montgomery Scott in connection with the preparation of its opinion letter. In performing its analyses, Janney Montgomery Scott made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NMR and Morgan. The analyses performed by Janney Montgomery Scott are not necessarily indications of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to value of a business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     In rendering its opinion, Janney Montgomery Scott (i) reviewed the Merger Agreement; (ii) reviewed and analyzed certain publicly-available information concerning NMR and Morgan; (iii) reviewed and analyzed certain internal financial and operating information with respect to the business, operations and prospects of NMR furnished to it by NMR; (iv) reviewed and analyzed certain internal financial and operating information with respect to the business, operations and prospects of Morgan furnished to it by Morgan; (v) reviewed and analyzed certain financial forecasts of NMR and Morgan prepared by their respective managements; (vi) discussed the past and current operations and financial condition and the prospects of NMR with senior management of NMR; (vii) discussed with senior management of NMR the strategic and operating benefits anticipated from the Merger;
(viii) reviewed the price and trading histories of NMR Common Stock and Morgan Common Stock; (ix) compared the financial positions and operating results of NMR and Morgan with those of publicly- traded companies it deemed relevant; (x) compared certain financial terms of the Merger to certain financial terms of selected other business combinations it deemed relevant; (xi) analyzed the pro forma financial statements of Morgan giving effect to the anticipated expense eliminations and divestiture of HealthWorks, which operates Morgan's physical therapy business; (xii) analyzed the combined unaudited pro forma financial statements of NMR and Morgan; (xiii) visited all Morgan facilities in Florida and met with Morgan's senior management and certified public accountants; and (xiv) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as it deemed relevant.

     Janney Montgomery Scott assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to financial projections, Janney Montgomery Scott assumed that they had been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of NMR and Morgan. Janney Montgomery Scott did not make any independent valuation or appraisal of the assets, liabilities or internal financial controls of Morgan, with the exception of fair market appraisal of Morgan's diagnostic equipment and leasehold improvements. In its analysis, Janney Montgomery Scott also assumed the Merger would be accounted for as a purchase transaction. Janney Montgomery Scott's opinion was necessarily based on financial, economic, market and other conditions as they existed on, and information made available to it as of, the date of its opinion.

     Following is a brief summary of certain of the financial analyses utilized by Janney Montgomery Scott in connection with providing its opinion to NMR's Board of Directors.

     Comparative Stock Price Performance. As part of its analysis, Janney Montgomery Scott reviewed the history of the trading prices and their relative relationships for both NMR Common Stock and Morgan Common Stock since April 1, 1993. The review indicated that NMR Common Stock traded between $2.50 and $5.13 and averaged approximately $3.84 in the twelve months ended March 10, 1995, while Morgan Common Stock traded between $0.56 and $2.25 and averaged approximately $1.35 in the twelve months ended March 10, 1995. This stock price study revealed that the average per share price of Morgan Common Stock during the period reviewed was approximately .35193 times the average per share price of NMR Common Stock during the same period, compared to the Exchange Ratio under the Merger Agreement.

     Pro Forma Contribution Analysis. Janney Montgomery Scott analyzed certain pro forma effects of the Merger on the combined companies' earnings per share, consolidated capitalization and financial ratios. Certain of those analyses were based on forecasts provided by the managements of NMR and Morgan, including potential synergies estimated by the managements of NMR and Morgan. Janney Montgomery Scott assumed that the forecasts were prepared in good faith and reflected all known conditions which would effect their outcome. The pro forma financial statements included the following items:

     -    The expenditure of professional fees relating to the Merger

     -    The purchase of Morgan Common Stock by Fahnestock

     - The sale of certain fixed assets utilized at Morgan's corporate offices

     -    A reclassification of amounts due to Morgan from related parties

     - A reclassification of Morgan's fixed assets at their estimated fair value, based upon independent appraisals

     -    The elimination of Morgan's historical goodwill

     -    The estimated goodwill relating to the Merger

     - An adjustment relating to the relocation of Morgan's administrative functions to NMR's corporate office in Murray Hill, New Jersey

     -    The impact of an increase in rent expenses and consulting fees

     Janney Montgomery Scott analyzed the pro forma contribution of each of NMR and Morgan to the combined company assuming consummation of the Merger in accordance with the Merger Agreement. The pro forma figures presented elsewhere in this Joint Proxy Statement were utilized by Janney Montgomery Scott and reflect the adjusted contribution levels of NMR at March 31, 1995 and of Morgan at December 31, 1994. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements". Janney Montgomery Scott calculated that each of NMR and Morgan contribute, respectively,

77% and 23% to pro forma revenues, 66% and 34% to pro forma operating income, 54% and 46% to pro forma pre-tax income, 71% and 29% to pro forma net income and 73% and 27% to book value. This contribution analysis was then compared to the 83% pro forma ownership percentage of NMR stockholders in the combined company. The results of these contribution analyses are not necessarily indicative of the future contributions of each company.

     Selected Companies Analysis. Janney Montgomery Scott compared certain financial information of Morgan with a group of publicly-traded companies in the diagnostic imaging services industry that, in Janney Montgomery Scott's judgment, were comparable to Morgan (the "Morgan Comparable Companies"). The Morgan Comparable Companies were chosen by Janney Montgomery Scott as companies that possess general business, operating and financial characteristics representative of companies in the diagnostic imaging business, although Janney Montgomery Scott recognized that each of the Morgan Comparable Companies was distinguishable from Morgan in certain respects. The Morgan Comparable Companies consisted of SMT Health Services, Inc., Alliance Imaging, Inc., Health Images, Inc., Health Care Imaging Services, Inc., Medical Diagnostics, Inc., Modern Medical Modalities Corporation, Medical Resources, Inc. and NMR.

     The financial information considered by Janney Montgomery Scott included, among other items, selected balance sheet and operating statement data, as well as earnings per share estimates made by research analysts. Janney Montgomery Scott calculated several market capitalization multiples for the Morgan Comparable Companies which include ranges of 0.31 to 1.62 times sales, 2.82 to 11.65 times operating income, 8.30 to 27.10 times earnings and 0.73 to 2.18 times book value. These figures were then used to calculate an implied common stock price range for Morgan of $1.40 to $7.29 based on Morgan's sales, $3.92 to $16.20 based on operating income, $7.21 to $23.54 based on earnings and $3.33 to $9.93 based on book value. Janney Montgomery Scott found that the price per share of Morgan Common Stock contemplated by the Exchange Ratio is within this range of values.

     Comparable Transaction Analysis. Janney Montgomery Scott examined certain completed and pending merger and acquisition transactions involving diagnostic imaging related companies. In particular, two recent transactions in the diagnostic imaging industry were reviewed. In the first transaction, which closed on April 17, 1995, MedAlliance, Inc. (formerly ImageAmerica) sold 15 diagnostic centers to Health Images, Inc. for an estimated purchase price of $65.2 million. However, MedAlliance's centers differed significantly from those of Morgan in both size and nature, in that each MedAlliance center generated more than twice the amount of revenue generated at each of Morgan's centers and substantially all of MedAlliance's centers were multi-modality and substantially all Morgan's centers offer only magnetic resonance imaging. In addition, due to the unprofitable nature of MedAlliance's imaging centers, which therefore did not provide meaningful data for comparative analysis, Janney Montgomery Scott concluded that a comparable transaction analysis based upon the Health Images acquisition was less relevant to the evaluation of the Morgan transaction than other analyses. In the second transaction, announced on May 3, 1995, Advanced NMR Systems, Inc. proposed to merge with Medical Diagnostics, Inc. in a transaction valued at $33.3 million, including the assumption of debt. Publicly available information at the time indicated that the transaction was valued at 1.6 times revenue,
10.1 times operating income, 20.3 times earnings and 6.1 times EBITDA.
This compared with a transaction value for the Merger based upon the Exchange Ratio of 2.4 times pro forma revenue, 7.3 times pro forma operating income, 12.4 times pro forma earnings and 5.3 times pro forma EBITDA.

     Discounted Cash Flow Analysis. Janney Montgomery Scott performed a discounted cash flow analysis of Morgan based on fiscal 1995 and 1996 projections provided by the management of Morgan. In performing its analysis, Janney Montgomery Scott applied discount rates ranging from 15% to 25% on projected free cash flow, and terminal value multiples of 8 to 15 times net income. The range of discount rates was determined by estimating required rates of return which Janney Montgomery Scott deemed appropriate for Morgan. The terminal value multiples Janney Montgomery Scott believed to be appropriate were based on those of comparable companies. The resulting range of values, from $2.29 to $4.33 per share, was then compared to the implied purchase price per share of Morgan. The implied purchase price compared favorably to this range of values.

Morgan's Reasons for the Merger

     The Board of Directors of Morgan has unanimously approved the Merger, and believes that the Merger is in the best interests of Morgan and its shareholders. The Morgan Board believes that the increased size, capabilities and financial strength of the combined entity resulting from the Merger will enhance its ability to compete in a changing healthcare environment. In addition, the Morgan Board believes that the Merger enhances shareholder value and that shareholders of Morgan will gain greater liquidity for their investment through an exchange of Morgan Common Stock for shares of NMR Common Stock which trade on the NASDAQ - National Market System.

     Prior to reaching its conclusion, Morgan's Board reviewed and considered the results of a comprehensive due diligence process and reviewed the terms of the Merger with Morgan management and its legal, accounting and financial advisers. During the course of its deliberations, the Morgan Board reviewed, in detail, the following factors which it considered to be material in reaching its conclusion:

     1. Information provided by NMR concerning the financial condition, results of operations and business of NMR on a historical and prospective basis, together with current industry, economic and market conditions applicable to NMR's business. This information showed, to the satisfaction of Morgan's Board of Directors, that NMR is a well-managed, geographically diversified company, and that Morgan was well-positioned, and would benefit strategically, to be part of NMR's expansion into

Florida. Morgan's Board of Directors determined that NMR was well managed based on a number of factors. First, NMR's results of operations on a historical basis indicated that the management of NMR had been successful in increasing revenues in 1994 while reducing payroll and related costs, as well as other general and administrative costs. Second, NMR's results of operations for the fiscal year 1994 showed strong improvement in profitability as compared to the prior year. Thirdly, NMR's operating history reflected the fact that NMR's management has had extensive experience in managing a complex, geographically diversified network of medical diagnostic imaging centers and should have the management skills to integrate successfully the addition of Morgan's network of centers.

     2. The compatibility of the management and operations of NMR and Morgan. Morgan's Board of Directors determined, based on meetings with NMR's management, that potential efficiencies and other advantages could be achieved through the Merger, and that the combined management of NMR and Morgan would be able to guide the combined company to meet the objectives of the Merger. Morgan's Board of Directors believed that the following particular efficiencies and other advantages would be achieved through the Merger. First, the Merger would reduce Morgan's administrative and overhead expenses by sharing the necessary administrative expenses with NMR and eliminating overlapping administrative functions. The percentage of administrative expenses to revenue would thereby be reduced, improving the performance of the combined company. Secondly, the combined company would be better able to compete for business from large health care management companies because the reduced administrative costs of the combined company's operations would permit it to provide more cost competitive services. Further, the increased resources of the combined company would enhance its ability to increase revenues and profitability. Lastly, the large health care providers would be attracted to the combined company because the providers could negotiate imaging contracts covering a larger portion of the United States, thereby reducing their costs.

     3. The requirement that consummation of the Merger be conditioned upon the written opinion of Fahnestock with respect to the fairness to Morgan's shareholders, from a financial point of view, of the Exchange Ratio to be paid to the shareholders of Morgan pursuant to the Merger Agreement, which would provide independent verification of the Morgan Board's conclusion that the Merger is in the best interests of Morgan shareholders. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions; Fairness Opinion of Fahnestock & Co. Inc.".

     4. Alternative opportunities for growth and diversification that might be available to Morgan and its shareholders. The alternatives to the Merger were rejected because NMR presented the best proposal given the objective of enhancing shareholder value, as discussed above.

     5. Information available to Morgan's Board relating to the risk factors of NMR. See "Risk Factors Regarding NMR and Morgan". The Morgan

Board determined that the inherent risks of NMR's business were outweighed by the potential benefits of the transaction.

     6.   The fact that NMR Common Stock is listed on the NASDAQ -
National Market System and has a more active trading market than the Morgan Common Stock, which led Morgan's Board to conclude that the Merger would provide greater liquidity to Morgan's shareholders.

     After taking into consideration all of the factors set forth above, the Morgan Board determined that the Merger was in the best interests of the shareholders of Morgan. In view of the various factors considered in connection with its evaluation of the Merger, and the fact that NMR presented the best proposal to Morgan, Morgan's Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF MORGAN COMMON STOCK WILL BE NECESSARY TO APPROVE THE MERGER AGREEMENT. SEE "VOTING AND PROXIES" ABOVE. THE BOARD OF DIRECTORS OF MORGAN RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     J. MARK STRONG, THE LARGEST SHAREHOLDER OF MORGAN, BENEFICIALLY OWNS AS OF THE DATE HEREOF 1,367,500 SHARES (APPROXIMATELY 42%) OF THE ISSUED AND OUTSTANDING MORGAN COMMON STOCK, AND HAS INDICATED TO MORGAN THAT HE WILL VOTE IN FAVOR OF THE MERGER AGREEMENT (SUBJECT TO HIS FIDUCIARY DUTIES AS A DIRECTOR OF MORGAN). MEMBERS OF THE MORGAN SHAREHOLDER GROUP, AS OF THE DATE HEREOF, TOGETHER BENEFICIALLY OWN APPROXIMATELY 27% OF THE OUTSTANDING MORGAN COMMON STOCK, AND HAVE AGREED WITH MORGAN TO VOTE THEIR SHARES IN FAVOR OF THE MERGER AGREEMENT. ASSUMING THEY ARE VOTED IN FAVOR OF THE MERGER, THE SHARES OF MORGAN COMMON STOCK BENEFICIALLY OWNED BY MR. STRONG AND THE MORGAN SHAREHOLDER GROUP CONSTITUTE A SUFFICIENT PERCENTAGE OF THE ISSUED AND OUTSTANDING SHARES OF MORGAN COMMON STOCK TO APPROVE THE MERGER AGREEMENT.

     IN APPROVING THE MERGER AGREEMENT, CERTAIN MEMBERS OF THE BOARD OF DIRECTORS OF MORGAN MAY BE DEEMED TO HAVE CERTAIN CONFLICTS OF INTEREST. SEE "THE MERGER--BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS" AND "THE MERGER--TERMS OF THE MERGER--INTEREST OF MANAGEMENT OF MORGAN IN THE MERGER".

     IN RENDERING ITS FAIRNESS OPINION TO THE MORGAN BOARD OF DIRECTORS, FAHNESTOCK MAY BE DEEMED TO HAVE CERTAIN CONFLICTS OF INTEREST. SEE "THE MERGER--BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS; FAIRNESS OPINION OF FAHNESTOCK & CO. INC.".

Fairness Opinion of Fahnestock & Co. Inc.

     In March 1994, prior to making contact with NMR, Morgan's management had retained Fahnestock to solicit interest from third parties with respect to a possible strategic alliance or acquisition of Morgan. See "The Merger
- -- Background of the Merger; Negotiations; Fairness

Opinions". In connection with its consideration of the Merger, Morgan's Board of Directors retained Fahnestock to advise it as to the fairness of the terms of the Merger. The decision to retain Fahnestock was based upon the favorable evaluation by Morgan's Board of Fahnestock's experience and expertise. As part of its investment banking business, Fahnestock, a New York Stock Exchange member firm, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations and other purposes. In the ordinary course of its business, Fahnestock has periodically made a market in NMR Common Stock for the accounts of its customers.

     Fahnestock has delivered to Morgan's Board of Directors its written opinion, dated as of May 31, 1995, to the effect that, as of March 10, 1995, the consideration to be received by the shareholders of Morgan pursuant to the terms of the Merger was fair from a financial point of view. While an oral presentation of its conclusions was delivered by Fahnestock to the Morgan Board of Directors, no written report of Fahnestock's analyses was presented. The full text of the opinion, which sets forth the assumptions made, matters considered and the limits of the review undertaken, is attached as Exhibit C to this Joint Proxy Statement, and the summary of the opinion set forth below is qualified in its entirety by reference to the opinion. Morgan shareholders are urged to read the Fahnestock opinion in its entirety. Fahnestock's opinion is directed only to the fairness of the consideration to be received by Morgan's shareholders and does not constitute a recommendation to any Morgan shareholder as to how such shareholder should vote on the Merger.

Background

     In arriving at its opinion, Fahnestock reviewed drafts of the Merger Agreement, certain publicly available business and financial information relating to Morgan and NMR, as well as certain other information, including financial projections, provided to Fahnestock by Morgan and NMR.
Fahnestock discussed the recent past and current operations and financial conditions and prospects of Morgan and NMR with their respective senior managements. In addition, Fahnestock visited certain facilities of both Morgan and NMR. Fahnestock also considered such other information which it deemed relevant.

     In connection with its review, Fahnestock did not independently verify any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial projections, Fahnestock assumed that they reasonably reflected the current estimates and judgments of management as to future financial performance. Also, Fahnestock did not make any independent evaluation or appraisal of the assets of Morgan or NMR, nor was Fahnestock furnished with any such appraisals. Fahnestock's opinion was based upon business, market, economic and other conditions as they existed on, and could be evaluated as of March 10, 1995, and did not address Morgan's underlying business reasons to effect the proposed Merger.

Methods of Valuation

     In rendering its opinion, Fahnestock conducted four valuation methodologies: (i) a discounted cash flow analysis, (ii) an analysis of selected comparable publicly traded companies, (iii) an analysis of recent merger/acquisition transactions in the medical imaging industry and (iv) an exchange ratio analysis. Each of these valuation methodologies is briefly discussed below.

     Discounted Cash Flow Analysis. Fahnestock conducted a discounted cash flow analysis of Morgan based on projected operations of Morgan as a stand-alone business for the years 1995 through 1997. In preparing this analysis, Fahnestock calculated the present value of Morgan's projected free cash flows based upon financial projections prepared by the management of Morgan. The free cash flows and an estimated terminal enterprise value, based upon a range of four to five times estimated 1997 EBITDA, were discounted to present values, using a discount rate of 38%. The range of terminal multiples was chosen by Fahnestock based upon the mean EBITDA multiple for companies in the medical imaging services industry of 5X on the high end and 4X on the low end, a discount to the industry multiple. Fahnestock deemed this range to be reasonable for Morgan due to its small size in terms of revenue and number of centers. Also, the discount rate was chosen by Fahnestock based upon an estimate of the risk-adjusted cost of equity capital of Morgan, to determine an implied present value per share of Morgan Common Stock. Based upon this analysis, the implied range of value of Morgan on a per share basis was $1.38 to $1.68, which approximated the Exchange Ratio under the Merger.

     Analysis of Selected Comparable Publicly Traded Companies. In order to determine relative value, Fahnestock compared certain financial information of Morgan to corresponding publicly available financial information of the following eight publicly-traded medical imaging companies which Fahnestock deemed to be reasonably similar to Morgan (the "Comparable Companies"): Alliance Imaging, Inc., Health Images, Inc., Healthcare Imaging Services, Inc., Medical Diagnostics, Inc., Medical Imaging Centers of America, Inc., Medical Resources, Inc., SMT Health Services, Inc. and NMR. The Comparable Companies were chosen from a larger group of companies in the medical imaging industry. Fahnestock calculated ratios for Morgan and each Comparable Company of (i) the ratio of enterprise value ("EV"), which for purposes of Fahnestock's analysis was the sum of total market equity capitalization plus funded debt, minority interest and preferred stock, to the company's latest twelve months' ("LTM") revenues (the mean of this ratio was 1.5 and the median of this ratio was 1.4), (ii) the ratio of EV to LTM earnings before interest and taxes ("EBIT") (mean of 14.5 and median of 12.6), and (iii) the ratio of EV to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") (mean of 5.0 and median of 5.3). Fahnestock also calculated ratios for Morgan and each Comparable Company of (i) current stock price to LTM earnings per share ("EPS") (mean of 13.4 and median of 12.5), (ii) current stock price to projected 1995 EPS, if available (mean of 9.5 and median of 10.5), and (iii) equity market capitalization to total stockholders' equity (mean of 1.6 and median of 1.9). Fahnestock applied the median and mean ratios calculated for the Comparable Companies to the appropriate financial information of Morgan to determine an implied price per share of Morgan if it were to trade at the same respective multiples as do the Comparable Companies. Depending upon the ratio, the resulting implied price per share of Morgan ranged from $0.44 to $1.30, with $0.75 per share (the result of the EV-to-LTM EBITDA ratio) being deemed by Fahnestock to be the more appropriate measure of value in the industry because this ratio values a company based upon the cash flow of the business without regard to the varying capital structures (most are highly leveraged), depreciation and amortization schedules and effective tax rates (due to tax-loss carryforwards) which are prevalent in this industry. In addition, using LTM data as opposed to projected data is a more reliable measure of value due to the historical earnings disappointments and the lack of reliability of earnings projections that have prevailed in the industry over the past several years.

     While Fahnestock applied significant weight to this analysis and the resulting valuation, it should be noted that because none of the Comparable Companies are identical to Morgan, the foregoing analysis was not conducted on a purely mathematical basis. Instead, the analysis required Fahnestock to consider differences between Morgan and each of the Comparable Companies including (i) the size of each company in terms of number of imaging centers and revenue base, (ii) the type of services provided, (iii) geographic concentration, (iv) other lines of business distinct from medical imaging services, and (v) other factors that could affect the public trading value of Morgan and the Comparable Companies.

     Analysis of Mergers and Acquisitions in the Medical Imaging Industry. Fahnestock examined recent transactions involving medical imaging companies with respect to the equity value received for the target company in relation to its financial and operating characteristics. Fahnestock also evaluated the type of consideration received by such targets.

     Fahnestock analyzed nine completed transactions and one pending transaction and separated these transactions into three groups: 1) Single-center Private Transactions ("Group 1"), 2) Other recent NMR Transactions ("Group 2") and 3) Multi-center Transactions ("Group 3").

     Group 1 consisted of: (i) Consolidated Technology Ltd.'s ("COTG") acquisition of The Magnetic Resonance Institute of Arlington in February 1995, (ii) MediTek Health Corporation's ("MediTek"), a unit of Heico Corporation, acquisition of Premier Imaging Associates, L.P. in October 1993, (iii) MediTek's acquisition of Premier Imaging Associates No. 2, L.P. in February 1994, (iv) Prime Medical Services, Inc.,'s ("Prime") sale of Shasta Diagnostic Center, J.V. in September 1994, (v) Prime's sale of Tower Diagnostic Center in August 1994 and (v) Prime's sale of Grove Diagnostic Imaging in January 1995.

     Group 2 consisted of: (i) NMR's acquisition of a center in Libertyville, Illinois in January 1995 and (ii) NMR's acquisition of 75% of two related centers in Des Plaines, Illinois in February 1995.

     Group 3 consisted of: (i) COTG's acquisition of nine private centers in September 1994 and (ii) Raytel Medical Corp.'s hostile tender offer for Medical Diagnostics, Inc. which was pending as of March 10, 1995. In addition, Health Images, Inc.'s acquisition of 15 centers from MedAlliance, Inc. was pending as of March 10, 1995; however, as no specific information was publicly available, this transaction was not included in Fahnestock's analysis.

     Fahnestock then calculated certain financial ratios for each of the ten transactions based upon available information. The ratios calculated for Group 1 were: (i) EV-to-LTM Revenue (mean of 0.6x and median of 0.7x),
(ii) Equity Value-to-LTM Pre-tax Income (mean of 2.6x and median of 2.2x),
(iii) Equity Value-to-LTM Net Income (mean of 4.0x and median of 2.7x),
(iv) Equity Value-to-Stockholders' Equity (mean and median of 2.8x), and
(v) Purchase Price per Center (mean and median of $2.3 million). The ratios calculated for Group 2 were: (i) EV-to-LTM Revenue (mean of 0.7x),
(ii) EV-to-LTM EBIT (mean of 10.7x), (iii) EV-to-LTM EBITDA (mean of 7.3x),
(iv) Equity Value-to-LTM Pre-tax Income (mean of 52.9x), (v) Equity Value-to-LTM Net Income (mean of 52.9x), (vi) Equity Value-to-Stockholders'
Equity (mean of 1.9x) and (vii) Purchase Price per Center (mean of $863,000). The ratios calculated for Group 3 were: (i) EV-to-LTM Revenue
(mean of 1.4x), (ii) EV-to-LTM EBIT (mean of 11.1x), (iii) EV-to-LTM EBITDA (mean of 5.7x), (iv) Equity Value-to-LTM Pre-tax Income (mean of 12.3x), (v) Equity Value-to-LTM Net Income (mean of 11.6x), (vi) Equity Value-to-Stockholders' Equity (mean of 1.4x), and (vii) Purchase Price per Center (mean of $3.1 million).

     Fahnestock then applied the mean of each of the ratios calculated (as well as the median where appropriate) for each Group to the corresponding financial information of Morgan to determine an implied price per share of Morgan specifically related to each Group. The implied price per share of Morgan based upon the mean (and the median where appropriate) of the ratios calculated for each Group was: Group 1 - $0.48, Group 2 - $1.73, and Group 3 - $0.99. Fahnestock then applied a weighting to the results of each Group as it deemed appropriate. Group 3 was attributed the greatest weighting and Group 1 was attributed the least weighting. Based upon this analysis, Fahnestock determined an implied price per share of Morgan of $1.22.

     However, Fahnestock believes that this methodology, in this instance, was unreliable due to both insufficient financial data on the various transactions and the lack of comparability of these transactions to the Merger. Therefore, this valuation methodology was deemed immaterial by Fahnestock in arriving at its opinion.

     Exchange Ratio Analysis. Fahnestock reviewed the historical ratio of the closing prices of Morgan Common Stock to NMR Common Stock over the time period beginning six months prior to March 10, 1995. Fahnestock observed that (i) for the six month period ending March 10, 1995, the ratio of the weekly closing prices of Morgan Common Stock to NMR Common

Stock was .2666, and (ii) for the last 20 trading days prior to March 10, 1995, the ratio of the daily closing prices of Morgan Common Stock to NMR Common Stock was .2549. Fahnestock compared these ratios to the Exchange Ratio of .3330886. Based upon the Exchange Ratio and the closing price of NMR Common Stock on March 10, 1995 of $4-3/4, the implied value of the Merger to Morgan shareholders was $1.58 per share of Morgan Common Stock, which reflects a 26% premium over the last closing price of Morgan Common Stock on March 6, 1995 of $1.25.

         Because the consideration to be received by the Morgan shareholders is NMR Common Stock, Fahnestock deemed it necessary to perform two analyses which are meant to supplement the valuation methodologies described above: a pro forma analysis of projected earnings of NMR and an analysis of the relative valuation of NMR compared to the medical imaging industry. While these analyses were not performed by Fahnestock to determine a valuation of Morgan, they were deemed by Fahnestock to be necessary to review as supplements. The two supplemental analyses are briefly discussed below.

     Pro Forma Analysis. Fahnestock conducted a pro forma business review in which it analyzed the impact of the Merger with Morgan on NMR. Fahnestock calculated projected pro forma earnings per share of the combined companies on a fully-diluted basis (after taking into account the additional shares of NMR Common Stock to be issued pursuant to the terms of the Merger) by combining the income statement projections prepared by the respective managements of Morgan and NMR and making certain pro forma adjustments to reflect the potential synergies resulting from the Merger estimated by the respective managements of NMR and Morgan. Pro forma adjustments included the elimination of projected revenue and expenses of Healthworks and the potential synergies from the Merger resulting from the net elimination of Morgan's projected corporate overhead expenses aggregating $426,000 for the fiscal year ending March 31, 1996. Fahnestock relied on Morgan and NMR management estimates of projected savings and did not independently verify the amounts of such projected savings. Based upon this analysis, Fahnestock determined that the pro forma impact on NMR on a projected EPS basis was additive to NMR's projected EPS. The fact that the pro forma impact on NMR was additive to NMR's projected earnings would benefit Morgan's shareholders following the Merger since they would be receiving NMR Common Stock pursuant to the Merger. Accordingly, Fahnestock believed this supplemental analysis supported its conclusion as to the fairness of the Merger to Morgan's shareholders.


     Analysis of Relative Valuation of NMR Versus Comparable Companies. Fahnestock compared the financial ratios of the Comparable Companies as calculated under the section "Analysis of Selected Comparable Publicly
Traded Companies" to the corresponding ratios of NMR to determine the relative value of NMR to the Comparable Companies. The ratios of NMR as calculated by Fahnestock compare to the respective mean and median ratios
of the Comparable Companies as follows:    (i) EV-to-LTM Revenue: 2.3
compared to 1.5 and 1.4, respectively, (ii) EV-to-LTM EBIT: 10.7 compared to 14.5 and 12.6, respectively, (iii) EV-to-LTM EBITDA: 6.0 compared to
5.0 and 5.3, respectively, (iv) Price-to-LTM EPS: 12.1 compared to 13.4 and 12.5, respectively, (v) Price-to-Projected EPS: 7.2 compared to 9.5 and 10.5, respectively, and (vi) Equity Market Capitalization-to-Stockholders'
Equity: 1.9 compared to 1.6 and 1.9, respectively. Based upon this comparison, Fahnestock determined that NMR Common Stock traded at a premium to many of the mean and median financial ratios of the Comparable Companies, including the EV-to-LTM EBITDA ratio. However, Fahnestock believes that this is justified due to NMR being one of the few profitable companies in the industry, thereby resulting in a nominal premium. This supplemental analysis neither supported nor negatively effected Fahnestock's conclusion as to the fairness of the Merger to Morgan's shareholders.

     Based upon the foregoing valuation methodologies in which Fahnestock calculated per share valuations of Morgan ranging from a low of $0.44 (see "Analysis of Selected Comparable Publicly Traded Companies") to a high of $1.68 (see "Discounted Cash Flow Analysis") and the supplemental analyses described herein, Fahnestock formed its opinion that, as of March 10, 1995, the consideration to be received by the shareholders of Morgan pursuant to the terms of the Merger was fair from a financial point of view.

     The summary of the Fahnestock opinion set forth above does not purport to be a complete description of the analyses prepared by Fahnestock. The preparation of a fairness opinion involves various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Fahnestock believes that its analyses and the summaries set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process involved in rendering its opinion.

     Pursuant to its initial retention by Morgan to act as Morgan's financial advisor, Fahnestock is entitled to receive from Morgan a cash fee in the event Morgan consummates a merger or other business combination during the term of Fahnestock's engagement. In the event the Merger is consummated, Fahnestock will receive from Morgan a cash fee of $200,000 in addition to the fee of $40,000 and expense reimbursement of up to $8,500 Fahnestock will receive for rendering its fairness opinion. The fee and expense reimbursement relating to Fahnestock's fairness opinion are not contingent on the conclusion reached in its opinion or the consummation of the Merger. In addition, Fahnestock has agreed to purchase from Morgan shares of Morgan Common Stock prior to the Effective Time. The number of shares Fahnestock would purchase is equal to $90,000 divided by the average closing price of the Morgan Common Stock for the twenty-day trading period prior to the Effective Time. The shares of Morgan Common Stock acquired by Fahnestock would be exchanged for shares of NMR Common Stock upon consummation of the Merger.

       The delivery and continued effectiveness of Fahnestock's fairness opinion is a condition to the consummation of the Merger. Since Fahnestock will be entitled to receive its $200,000 advisory fee only if it has delivered and not rescinded its fairness opinion and the Merger is consummated, Fahnestock may be deemed to have a conflict of interest in rendering its fairness opinion to the Morgan Board of Directors.


                            TERMS OF THE MERGER

     The following is a discussion of the material terms of the Merger Agreement. This section of the Joint Proxy Statement does not contain a complete explanation or description of the Merger Agreement and is qualified in its entirety by reference to the terms of the Merger Agreement, a conformed copy of which (without the exhibits or schedules thereto) is attached to this Joint Proxy Statement as Appendix A and incorporated herein by reference.

General

     The Merger Agreement provides that, upon effectiveness of the Merger, Subsidiary will be merged with and into Morgan, the separate existence of Subsidiary will cease, and Morgan, the surviving corporation, will become a wholly-owned subsidiary of NMR. As a consequence of the Merger, title to all of the property and assets of Subsidiary and Morgan will be vested or continue to be vested in Morgan, and Morgan will be subject to all of the liabilities of Subsidiary and Morgan. Subsidiary has been formed solely for the purpose of effecting the Merger, and has conducted no business and has no material assets or obligations other than as contemplated by the Merger Agreement.

     The Merger Agreement further provides that upon consummation of the Merger, holders of shares of Morgan Common Stock, except for those shareholders who properly assert dissenters' rights under Article 113 of the Colorado Business Corporation Act ("CBCA") (see "The Merger--Terms of the Merger--Dissenters' Rights"), will receive shares of NMR Common Stock at an Exchange Ratio of .3330886 of a share of NMR Common Stock for each issued and outstanding share of Morgan Common Stock. See "The Merger-- Background of the Merger; Negotiations; Fairness Opinions".

     As of the date hereof, the shares of NMR Common Stock issuable in connection with the Merger constitute approximately 22.2% of the issued and outstanding shares of NMR Common Stock, without giving effect to the exercise or conversion of any of NMR's or Morgan's warrants, options or convertible securities outstanding as of the date hereof and assuming Fahnestock purchases 60,000 shares of Morgan Common Stock from Morgan prior to the Effective Time. See "The Merger -- Fairness Opinion of Fahnestock & Co. Inc.".

     The Merger Agreement provides that, as soon as practicable following satisfaction of all conditions to the Merger, including the approval of the Merger Agreement by the stockholders of NMR and by the shareholders of Morgan, Certificates of Merger will be filed with the Secretary of State of Delaware and the Secretary of State of Colorado. The Merger will become effective upon the acceptance for filing of such Certificates of Merger by the Secretary of State of Delaware and the Secretary of State of Colorado
(the "Effective Time"). It is currently expected that the Merger will occur on or shortly before September 21, 1995. Either party may terminate the Merger Agreement if the Effective Time has not occurred on or before October 31, 1995, provided that the failure of the Effective Time to occur on or before such date does not result from a breach of the Merger Agreement by the terminating party. See "The Merger--Terms of the Merger-- Termination and Amendment".

Conversion of Shares; Treatment of Options and Warrants; Fractional Shares

     At the Effective Time, each issued and outstanding share of Morgan Common Stock (other than shares as to which dissenters' rights are asserted under Article 113 of the CBCA) will automatically convert into .3330886 of a share of NMR Common Stock. As of the date hereof, there are 3,239,310 issued and outstanding shares of Morgan Common Stock. Under the terms of the Merger Agreement, Morgan is prohibited from issuing any additional shares of its capital stock prior to consummation of the Merger, other than
(i) upon the exercise of any options ("Morgan Options") or warrants ("Morgan Warrants") to purchase Morgan Common Stock, which are outstanding as of the date of the Merger Agreement (the Morgan Options and Morgan Warrants are referred to collectively herein as the "Morgan Derivative Securities"), (ii) the issuance of up to 40,000 shares of Morgan Common Stock to directors of Morgan as compensation for attendance at meetings of the Morgan Board of Directors, (iii) the issuance of up to 37,917 shares of Morgan Common Stock to certain employees of Morgan, and (iv) pursuant to the agreement Morgan has entered into with Fahnestock with respect to the sale of Morgan Common Stock to Fahnestock prior to the Effective Time. It is estimated that approximately 60,000 shares of Morgan Common Stock will be sold to Fahnestock under this agreement, although the actual number of shares will depend on the market price of the Morgan Common Stock at the time of purchase. See "The Merger -- Fairness Opinion of Fahnestock & Co. Inc." There are presently issued and outstanding Morgan Options to purchase 100,000 shares of Morgan Common Stock and Morgan Warrants to purchase 200,000 shares of Morgan Common Stock. Except for the foregoing, no shares of Morgan Common Stock or Morgan Derivative Securities or other rights to purchase Morgan Common Stock are currently outstanding or, under the terms of the Merger Agreement, will be permitted to be issued or granted by Morgan prior to the Effective Time. The maximum number of shares of Morgan Common Stock which might be outstanding at the Effective Time is 3,602,644, excluding the shares issuable to Fahnestock.

     On August 3, 1995, the closing sales price quoted on the NASDAQ - National Market System for NMR Common Stock was $4.125 per share. If the Merger had occurred on that date, the equivalent market value for each share of Morgan Common Stock would have been approximately $1.37 per share of Morgan Common Stock.

     Under the terms of the Merger Agreement, each Morgan Derivative Security outstanding and unexercised at the Effective Time shall, at the Effective Time, remain outstanding and automatically be deemed to be exercisable for that number of shares of NMR Common Stock the holder of such Morgan Derivative Security would have received in the Merger had such holder exercised such Morgan Derivative Security in full immediately prior to the Effective Time, and the exercise price of such Morgan Derivative Security shall be appropriately adjusted. With respect to Morgan Options, any term or condition respecting the vesting of the right to exercise such option shall remain unaffected by the Merger, but any period during which the holder of such option shall have served as an employee or a consultant, as the case may be, of Morgan shall be counted toward determining the vesting of the right to exercise such option after the Effective Time.

     No fractional shares of NMR Common Stock will be issued in connection with the Merger. In lieu of any fractional share of NMR Common Stock which any Morgan shareholder would otherwise be entitled to receive pursuant to the Merger or any holder of a Morgan Derivative Security would otherwise be entitled to receive upon exercise of such Morgan Derivative Security, NMR shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last reported sales price per share of NMR Common Stock on the NASDAQ - National Market System.

Exchange of Certificates

     As promptly as is practicable after the Effective Time, NMR shall designate a bank or trust company (the "Exchange Agent") to act as exchange agent in effecting the exchange of certificates representing

Morgan Common Stock (other than Morgan Common Stock held by shareholders who properly exercise dissenters' rights in connection with the Merger) for certificates representing the shares of NMR Common Stock into which such shares of Morgan Common Stock have been converted. The Exchange Agent shall send a letter of transmittal to the holders of Morgan Common Stock offering to exchange the certificates representing such Morgan Common Stock for certificates representing shares of NMR Common Stock. From and after the Effective Time, each certificate or instrument which, prior to the Effective Time, represented shares of Morgan Common Stock or Morgan Derivative Securities will be deemed to represent, as applicable, only the right to receive certificates for shares of NMR Common Stock or the right to acquire shares of NMR Common Stock in accordance with the terms of the Merger Agreement, and the holder of each such certificate or instrument will cease to have any rights with respect to the shares of Morgan Common Stock formerly represented thereby (in the case of certificates formerly representing shares of Morgan Common Stock) or with respect to the shares of Morgan Common Stock issuable upon exercise thereof (in the case of instruments formerly representing Morgan Derivative Securities), except as otherwise provided in the Merger Agreement or by law.

Representations, Warranties and Covenants

     The Merger Agreement contains representations and warranties by NMR, Subsidiary and Morgan, and also contains covenants of the parties with respect to the conduct of their respective businesses pending the closing under the Merger Agreement, including agreements (subject to certain exceptions) not to issue any equity securities, not to pay any dividends and not to sell any material amount of their respective assets outside of the ordinary course of business. In addition, each of the parties has agreed to carry on its respective business only in the ordinary course and consistent with past practice and to use all reasonable efforts to preserve intact its present business organization and relationships with clients and others having business dealings with it.

     There are no agreements or undertakings in the Merger Agreement on the part of either Morgan or NMR to indemnify the other following the Effective Time in the event any representation or warranty made by either party to the other in the Merger Agreement was not accurate at the time made. However, in the event the Merger becomes effective, NMR and Morgan each agree to indemnify any person who prior to the Effective Time is or was an officer, director, employee or agent of NMR or Morgan or Subsidiary against liability, claims or amounts paid in settlement of any claim, suit or proceeding, including any liabilities arising under or out of any state or Federal securities laws to the fullest extent permitted by law, based in whole or in part on the fact that such person is or was an officer, director, employee or agent of NMR or Morgan or the transactions contemplated by the Merger Agreement.

Conditions Precedent to Consummation of the Merger

     The obligation of the respective parties to the Merger Agreement to consummate the Merger is subject to the approval of the Merger Agreement by the stockholders of NMR (which shall constitute approval of the election of certain nominated directors), and approval of the Merger Agreement by the shareholders of Morgan. See "The Merger--Election of Directors".

     In the event the Merger Agreement is not approved (either by the stockholders of NMR or the shareholders of Morgan), or is not consummated for any other reason, the provisions in the Merger Agreement designating certain individuals to serve as directors of NMR would be ineffective and the Board of Directors of NMR would instead consist of those individuals elected by the stockholders of NMR pursuant to ITEM No. 2 of this Joint Proxy Statement.

     The obligations of the parties to consummate the Merger are also subject to a number of other conditions, including the accuracy as of the closing date in all material respects of the representations and warranties of the parties contained in the Merger Agreement; the performance in all material respects of all covenants of the parties contained in the Merger Agreement which are to be performed on or before the closing date; the absence of any statute, rule, regulation or governmental or judicial action which prohibits or restrains the transactions contemplated by the Merger Agreement and the absence of certain suits or investigations which would have a material adverse effect on the transactions contemplated by the Merger Agreement; the delivery of certain certificates and agreements by the parties and their respective officers and directors, including the Non-Competition Agreement, the Employment Agreement, the Strong Proxy and the Notes (as such terms are defined below); and the delivery of certain opinions by counsel to the parties. Additionally, NMR is not obligated to consummate the Merger if holders of more than 10% of the outstanding shares of Morgan Common Stock exercise shareholder dissenters' rights.

     The Merger Agreement also provides that NMR's obligation to consummate the Merger is conditioned upon the sale by Morgan of its subsidiary, HealthWorks, including the assumption of the assets and liabilities relating to the operations of HealthWorks, for a cash consideration (not to exceed $250,000) of not less than the greater of (i) the appraised value of the business, and (ii) the total amount that has been contributed to HealthWorks by Morgan between the time of its formation and the Effective Time. NMR and Morgan currently anticipate that the sales price of HealthWorks will be established using the amount of capital contributed by Morgan. NMR is requiring that HealthWorks be excluded from the Merger because it operates in the physical therapy business, which is not within NMR's core business, and because its physical therapy center is located in the State of Georgia, where NMR has no other facilities.

     The parties may waive compliance with any of the conditions to their respective obligations to consummate the Merger.

Non-Competition Agreement

         It is a condition to NMR's obligation to consummate the Merger that J. Mark Strong execute and deliver to NMR a non-competition agreement (the "Non-Competition Agreement").
Pursuant to the Non-Competition Agreement, Mr. Strong would agree that during the five-year period immediately following the Effective Time, he will not, in any state in which NMR or its subsidiaries (including Morgan) operates diagnostic imaging centers, participate as an owner, investor, manager, consultant, advisor or otherwise in the establishment, construction or operation of any facility, or be employed by or serve as an independent contractor to, any facility which provides diagnostic imaging procedures, including magnetic resonance imaging or any of the other services performed at NMR's centers. Pursuant to the Non-Competition Agreement, Mr. Strong would also agree that during this five-year period, he will not in any way attempt to obtain referral patients or customers from any doctor or hospital who has previously referred patients to NMR.

Employment Agreement

     It is also anticipated that in connection with the Merger, Sandra G. Garrison, a director and the Vice President of Morgan, will enter into an employment agreement with NMR (the "Employment Agreement"), pursuant to which Ms. Garrison would be engaged to serve as NMR's Manager of Florida Operations. The Employment Agreement would have an initial term of three years, which could be extended upon the mutual agreement of the parties. Pursuant to the Employment Agreement, Ms. Garrison would receive an annual salary of $75,000 per year, which may be increased at NMR's discretion. In the event the Employment Agreement is terminated by NMR other than for cause, Ms. Garrison would be entitled to receive six months severance pay.

Strong Proxy

     It is a condition to NMR's obligation to consummate the Merger that, if requested by NMR, J. Mark Strong grant an irrevocable proxy (the "Strong Proxy") to Joseph G. Dasti, the President and Chief Executive Officer of NMR, and John P. O'Malley III, the Executive Vice President-Finance and Chief Financial Officer of NMR, authorizing either of them, or their respective successors as President and Chief Executive Officer or Executive Vice President-Finance and Chief Financial Officer, for a period of three years immediately following the Effective Time, to vote the shares of NMR Common Stock beneficially owned by Mr. Strong following the Merger with respect to any election of directors of NMR for which any nominees for director are presented in opposition to the persons nominated by NMR's Board of Directors. If the Merger is consummated, Mr. Strong would own approximately 7.4% of the issued and outstanding shares of NMR Common Stock (assuming the purchase of 60,000 shares of Morgan Common Stock by Fahnestock and no exercise or conversion of outstanding NMR or Morgan options, warrants or convertible securities prior to the Effective Time) and would become the largest stockholder of NMR. NMR presently intends to request the Strong Proxy from Mr. Strong.

Notes

     In connection with the Merger, Morgan will assign to NMR all of Morgan's right to payment of any and all amounts owed to Morgan as of the Effective Time by J. Mark Strong and Sandra G. Garrison. The indebtedness of Mr. Strong and Ms. Garrison will be evidenced by notes (the "Notes") executed by them in favor of NMR which will bear interest at the prime rate of Chemical Bank of New York, and which will be collateralized by a pledge of shares of NMR Common Stock to be received by them pursuant to the Merger. As of June 30, 1995, Mr. Strong was indebted to Morgan in the amount of $324,348, and Ms. Garrison was indebted to Morgan in the amount of $39,353. See "The Merger--Morgan--Certain Relationships and Related Transactions".

Termination and Amendment

     The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of the Boards of Directors of Morgan and NMR; (ii) by either Morgan or NMR if (A) any court or governmental body takes any action restraining, enjoining or otherwise prohibiting the transactions contemplated thereby and all appeals and means of appeal therefrom have been reasonably exhausted, (B) the Effective Time shall not have occurred on or before October 31, 1995, provided the failure of the Effective Time to occur on or before such date does not result from a breach of the Merger Agreement by the terminating party, (C) the stockholders of NMR or the shareholders of Morgan shall fail to approve the Merger at their respective meetings or (D) it receives a written proposal from a third party to effect a merger, consolidation or other business combination with such third party, or to sell substantially all of its assets or more than 25% of its equity capital to such third party (an "Acquisition Proposal"), and its board of directors or any committee thereof determines in good faith that such transaction is more favorable to it than the Merger; (iii) by either Morgan or NMR, if any condition to its obligation to effect the Merger shall not be met in all material respects or waived prior to the earlier of October 31 or such time as such condition can no longer be satisfied; (iv) by Morgan if the last reported sales price per share of NMR Common Stock on the primary exchange or market (including the NASDAQ - National Market System) on which the NMR Common Stock is listed or traded (the "Closing Price") shall be less than $3.25 for any five consecutive trading days between the date of the Merger Agreement and the Effective Time (a "Morgan Share Price Termination Event"); and (v) by NMR if the Closing Price shall be greater than $6.75 for any five consecutive trading days between the date of the Merger Agreement and the Effective
Time (an "NMR Share Price Termination Event"). In the event either Morgan or NMR shall fail to terminate the Merger Agreement within five (5) business days following the occurrence of a Morgan Share Price Termination Event or an NMR Share Price Termination Event, as applicable, such party shall be deemed to have waived its right to terminate the Merger Agreement, and shall have no further right to terminate the Merger Agreement based upon the market price of NMR Common Stock at any time prior to the Effective
Time.

     The Merger Agreement may be amended by Morgan and NMR prior to the Effective Time, whether prior to or after approval thereof by the stockholders of NMR or by the shareholders of Morgan, provided that after any such approval, no amendment may be made which changes the Exchange Ratio without the further approval of such stockholders and shareholders, respectively.

Board of Directors and Management of NMR Following the Merger

     The Merger Agreement provides that immediately following the Effective Time, the Board of Directors of NMR shall be comprised of Joseph G. Dasti, a director and the President and Chief Executive Officer of NMR, Donald W. Arthur, a director of NMR, David L. Bloom, a director of NMR, John A. Faraone, a director of NMR, Joseph T. Zappala, a director of NMR, and J. Mark Strong, a director, the President and Chief Executive Officer and the principal shareholder of Morgan. See "The Merger--Election of Directors". The Merger Agreement also provides that immediately following the Effective Time, Mr. Dasti shall serve as President and Chief Executive Officer of NMR and John P. O'Malley III shall serve as the Executive Vice President-Finance and Chief Financial Officer of NMR.

Interest of Management of Morgan in the Merger

     As of the date hereof, executive officers and directors of Morgan, as a group, beneficially own an aggregate of 1,617,710 shares of Morgan Common Stock (excluding shares such persons have the right to acquire upon exercise of outstanding Morgan Options). J. Mark Strong and Sandra G. Garrison will also be issued an additional 10,000 and 33,334 shares of Morgan Common Stock prior to the Effective Time, respectively. See "The Merger -- Morgan -- Security Ownership of Certain Beneficial Owners and Management". All such shares shall be treated in the Merger in the same manner as shares of Morgan Common Stock held by other shareholders of Morgan. In addition, as of the date hereof, Ms. Garrison holds Morgan Options to purchase an aggregate of 100,000 shares of Morgan Stock, which, to the extent they are not exercised prior to the Effective Time, shall be exercisable after the Effective Time for shares of NMR Common Stock. See "The Merger -- Terms of the Merger -- Conversion of Shares; Treatment of Options and Warrants; Fractional Shares".

     J. Mark Strong is also a nominee to serve as a director of NMR following the Merger. In addition, in connection with the Merger, Ms. Garrison will enter into the Employment Agreement. See "The Merger--Terms of the Merger--Employment Agreement" above.

Certain Federal Income Tax Consequences of the Merger

     The following is a discussion of the material U.S. Federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the Merger to holders of Morgan Common Stock. This discussion does not deal with all the tax consequences of the Merger that may be relevant to the particular circumstances of individual Morgan shareholders or employees, such as holders of shares acquired upon exercise of Morgan Options or in other compensatory transactions.

     Morgan will receive, at the closing under the Merger Agreement, an opinion of Morgan's tax counsel, Annis, Mitchell, Cockey, Edwards & Roehn, with respect to the following Federal income tax consequences of the Merger to the shareholders of Morgan. This opinion, which is referred to herein as the "Tax Opinion", will not be binding on the Internal Revenue Service ("IRS"). In rendering the Tax Opinion, such counsel will rely on certain representations of principal shareholders of Morgan and officers of Morgan, NMR and Subsidiary, including representations that (i) there is no plan or intention on the part of Morgan's shareholders to engage in a sale, exchange, transfer or any type of disposition of shares of NMR Common Stock to be received by them in the Merger that would reduce the aggregate value of such NMR Common Stock held by the Morgan shareholders to less than 50% of the aggregate value of the outstanding Morgan Common Stock immediately preceding the Merger, (ii) no shareholder of Morgan will directly or indirectly receive from NMR any consideration in the Merger in respect of such shareholder's Morgan Common Stock other than NMR Common Stock, excluding payments of cash to Morgan shareholders in lieu of fractional shares of NMR Common Stock or payments of cash to Morgan shareholders exercising dissenters' rights, (iii) NMR has no plan or intention to reacquire any of the shares of NMR Common Stock to be issued to the shareholders of Morgan pursuant to the Merger and NMR is under no contractual obligation and has no contractual right to acquire any of such shares of NMR Common Stock, (iv) NMR has no plan or intention to sell or otherwise dispose of Morgan's stock, to liquidate Morgan or to issue additional shares of Morgan capital stock, (v) NMR and Morgan intend to continue the historic business of Morgan after the Merger in a substantially unchanged manner and have no plan or intention to dispose of any of Morgan or Subsidiary's assets after the Merger other than in the ordinary course of business, (vi) none of the compensation for services rendered to be received by any employee of Morgan who is also a shareholder of Morgan is consideration for, or allocable to, such employee's shares of Morgan Common Stock exchanged in the Merger, (vii) there is no intercorporate indebtedness existing between Morgan and NMR or Subsidiary that was issued, acquired or will be settled at a discount in connection with the Merger, (viii) the Merger is based upon valid business purposes unrelated to the avoidance of Federal income taxes and will comply in all respects with the laws of the states of incorporation of the corporations involved in the Merger, and (ix) in the Merger, the shareholders of Morgan will exchange for voting stock of NMR an amount of voting stock of Morgan which constitutes control of Morgan under Section 368(c) of the Code.

     The Tax Opinion, which will be limited to U.S. Federal income tax consequences, shall be as follows:

     1. The Merger will be a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Subsidiary, NMR and Morgan will be parties to the reorganization within the meaning of Section 368(b) of the Code;

     2.   No gain or loss will be recognized to Subsidiary, NMR or Morgan;

     3. No gain or loss will be recognized by the shareholders of Morgan whose Morgan Common Stock is converted solely into NMR Common Stock in connection with the Merger;

     4. The tax basis of the NMR Common Stock received by the shareholders of Morgan will be equal, in each instance, to the tax basis of the Morgan Common Stock surrendered in exchange therefor; and

     5. The holding period of the NMR Common Stock received by the shareholders of Morgan will include, in each instance, the period during which the Morgan Common Stock surrendered therefor was held, provided that, in each instance, the Morgan Common Stock was a capital asset in the hands of the shareholders on the effective date of the Merger.

     A successful IRS challenge to the status of the Merger as a reorganization within the meaning of Section 368 of the Code would result in a Morgan shareholder recognizing gain or loss with respect to each share of Morgan Common Stock surrendered equal to the difference between the shareholder's tax basis in such share and the fair market value, as of the time of the Merger, of the NMR Common Stock received in exchange therefor. Even if the Merger qualifies as a reorganization within the meaning of
Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code, a recipient of shares of NMR Common Stock may recognize income to the extent such shares are considered to have been received in exchange for services or property (other than solely Morgan Common Stock). The receipt of all or a portion of such shares in exchange for services or property (other than solely Morgan common Stock) may be taxable as ordinary income. Gain may also be recognized to the extent a Morgan shareholder was treated as receiving consideration (in addition to NMR Common Stock) in exchange for such shareholder's Morgan Common Stock.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL INCOME TAX CONSEQUENCES OF THE MERGER. MORGAN SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF VARIOUS FOREIGN, STATE AND LOCAL LAWS.

Accounting Treatment

     NMR intends to treat the Merger as a purchase, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, assets and liabilities of Morgan would be recorded at their fair value at the Effective Time, with the excess of the consideration to be paid by NMR pursuant to the Merger over Morgan's net tangible and identifiable intangible assets being recorded as goodwill. See "NMR and Morgan Unaudited Pro Forma Combined Financial Statements".

Expenses of the Merger

     NMR and Morgan will pay their respective costs and expenses in connection with the Merger, except under certain circumstances. The Merger Agreement provides that if either Morgan or NMR terminates the Merger Agreement to pursue an Acquisition Proposal that its Board of Directors or a committee thereof determines to be more favorable to its stockholders than the transactions contemplated by the Merger Agreement, it shall reimburse the other party for all reasonable expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. In addition, if either Morgan or NMR shall terminate the Merger Agreement as a result of the failure of the stockholders of the other party to approve the Merger, or the failure of certain conditions to its obligations to be satisfied on or prior to the Effective Time, the other party shall reimburse the terminating party for its reasonable expenses. The foregoing expense reimbursement obligations of NMR and Morgan are limited under the Merger Agreement to $100,000, plus interest from the date of termination.

         If, due to the failure of Morgan to complete the sale of HealthWorks by October 31, 1995, either Morgan or NMR shall terminate the Merger Agreement or the Effective Time shall not occur on or before October 31, 1995, Morgan shall be required to reimburse NMR for its reasonable expenses up to $125,000, plus interest from the date the Merger Agreement is terminated.

     It is anticipated that the costs and expenses of NMR and Morgan in connection with the Merger (including blue sky fees and fees payable to Janney Montgomery Scott by NMR and to Fahnestock by Morgan) will be approximately $160,000 and $340,000, respectively. See "The Merger-- Background of the Merger; Negotiations; Fairness Opinions".

Additional Fee

     In addition to any expense reimbursement obligations that may arise under the Merger Agreement, in the event either Morgan or NMR terminates the Merger Agreement to pursue an Acquisition Proposal, the terminating party shall be required to pay to the other party a fee of $150,000, plus interest from the date of termination.

Restrictions on Resale of NMR Common Stock by Former Morgan Shareholders

     NMR has registered under the Securities Act the shares of NMR Common Stock which holders of outstanding shares of Morgan Common Stock will be entitled to receive upon consummation of the Merger. Those shareholders of Morgan who are not deemed to be "affiliates" of Morgan at the time of the Merger may freely sell the shares of NMR Common Stock they receive in the Merger. An "affiliate" includes any person who, directly or indirectly, controls, is controlled by, or is under common control with, Morgan at the time the Merger is submitted to a vote of the shareholders of Morgan.

     Shareholders of Morgan who are deemed to be "affiliates" of Morgan may resell the shares of NMR Common Stock received upon consummation of the Merger in compliance with Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act or in transactions exempt from registration, and may not use this Prospectus/Joint Proxy Statement to effect resales of the shares of NMR Common Stock they receive. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the volume of resales which such affiliates, and others with whom they may act in concert, may make in any three month period.

Dissenters' Rights

     NMR Stockholders. Appraisal rights are not available under Delaware law to NMR stockholders in connection with the Merger.

     Morgan Shareholders. The rights of dissenting holders of shares of Morgan Common Stock are governed by Article 113 ("Article 113") of the CBCA. The following summary of the applicable provisions of Article 113 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Article 113 which is set forth in Appendix D to this Joint Proxy Statement.

     A holder of shares of Morgan Common Stock as of the Morgan Record Date who objects to the Merger and who has not voted in favor of the Merger, nor consented thereto in writing, is entitled under the provisions of Article 113, as an alternative to receiving the consideration offered in the Merger for his shares of Morgan Common Stock, to a judicial determination of the fair value in cash of his shares of Morgan Common Stock. The following is a summary of the procedural steps which must be taken if the right of appraisal is to be validly exercised.

     Any holder of shares of Morgan Common Stock who elects to exercise dissenters' rights with respect to the Merger must file with Morgan, at the address set forth below, before the vote on the Merger is taken at the Morgan Meeting, a written notice of such holder's intention to demand payment for his shares of Morgan Common Stock if the Merger is effectuated. The written notice of such holders intent to demand payment is in addition to and separate from any proxy or vote against the Merger. Neither voting against, nor failing to vote for, the Merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under
Article 113, provided that a written notice has been properly filed. A shareholder voting for the Merger will be deemed to have waived his dissenters' rights. A signed proxy that is returned but which does not contain instructions as to how it should be voted will be voted in favor of adoption and approval of the Merger and as a result, will be deemed a waiver of dissenters' rights unless such proxy is revoked prior to or at the Morgan Meeting. Any proxy may be revoked before it is voted by filing with the Secretary of Morgan a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Morgan Meeting and voting in person. See "Voting and Proxies -- Proxies and Votes Required".

     ALL NOTICES OF INTENTION TO DEMAND PAYMENT SHOULD BE ADDRESSED TO MORGAN MEDICAL HOLDINGS, INC., 101 EAST KENNEDY BOULEVARD, SUITE 1010, TAMPA, FLORIDA 33602, ATTENTION: MR. J. MARK STRONG, AND MUST BE RECEIVED BEFORE PRIOR TO THE VOTE ON THE MERGER AT THE MORGAN MEETING.

     A shareholder may not dissent as to less than all the shares of Morgan Common Stock of which he is the record and beneficial owner and as to which he has a right of dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of such beneficial owner held of record by such nominee or fiduciary and as to which such nominee or fiduciary has a right to dissent. Any nominee or fiduciary asserting dissenter' rights as to fewer than all the shares held of record for beneficial owners must provide Morgan with written notice of the name, address and Federal taxpayer identification number, if any, of each person on whose behalf such nominee or fiduciary is asserting dissenters' rights. Furthermore, if the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly state, in such demand, that the agent is acting as agent for the record owner or owners of such shares.

     A record holder, such as a broker, who holds Morgan Common stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise dissenters' rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. Accordingly, persons whose shares are not owned of record by them and who desire to dissent must promptly contact the holder of record. No beneficial owner may assert dissenters' rights as to the shares held on such shareholder's behalf unless such shareholder causes Morgan to receive the written consent of such shareholder's nominee to the dissent not later than the time such shareholder asserts dissenters' rights, and such shareholder dissents with respect to all shares beneficially owned by such shareholder.

     In the event the Merger is approved at the Morgan Meeting, Morgan is required to give, not later than 10 days after the Effective Time, written notice (the "Dissenter's Notice") of the approval of the Merger and the Effective Time, or proposed Effective Time , to each holder of shares of Morgan Common Stock who timely filed a written notice of intention to demand payment, and who did not vote in favor of approving of the Merger. The Dissenters' Notice shall state, among other things, the address at which Morgan will receive demands for payment and the address where certificates representing Morgan Common Stock must be deposited, and the date by which Morgan must receive such demands and certificates, which date may not be less than 30 days after the date the Dissenters' Notice is given. Any shareholder to whom the Dissenters' Notice is given and who wishes to assert dissenters' rights shall, in accordance with the terms of the Dissenters' Notice, provide Morgan with a written demand for payment and deposit the certificates for such holder's Morgan Common Stock. Except as provided below, the demand for payment and deposit of certificates shall be irrevocable. Any shareholder who has filed a notice of election to dissent will not, after the Effective Time, have any of the rights of a shareholder with respect to his shares of Morgan Common Stock other than the right to be paid the fair value of his shares and any other rights under Article 113.

     If the Effective Time shall not occur within sixty days after the date set by Morgan for the receipt of the payment demand, Morgan is required to return the deposited certificates and send a new Dissenters' Notice. Any shareholder receiving the new Dissenters' Notice and who wishes to assert dissenters' rights shall provide Morgan with a written demand for payment and deposit the certificates for such holder's shares of Morgan Common Stock in accordance with the terms of the new Dissenters' Notice.

     Upon receipt of a payment demand and deposit of certificates from a dissenting shareholder or the Effective Time, whichever is later, Morgan is required to pay, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address of such shareholder as shown on Morgan's current record of shareholders, the amount Morgan estimates to be the fair value of the dissenter's shares, plus accrued interest. If Morgan shall fail to make such payment within sixty days after the date set by Morgan for the receipt of the payment demand and deposit of certificates in the Dissenters' Notice, a dissenting shareholder may give notice to Morgan in writing of such shareholder's estimate of the fair value of the his shares and of the interest due, and demand payment of such amount. If Morgan shall make such payment, any dissenting shareholder who is not satisfied with the amount of the payment made by Morgan may, within 30 days after such payment is made, give notice to Morgan in writing of such shareholder's estimate of the fair value of his shares and of the interest due, and demand payment of such amount, less any payment made by Morgan. If Morgan and any dissenting shareholder do not agree upon the price to be paid for such shareholder's shares of Morgan Common Stock, Morgan may, within 60 days after receipt of such notice, commence a proceeding and petition a court to determine the fair value of such shares and the accrued interest due. All dissenting shareholders whose demands for payment remain unresolved at the time the proceeding is instituted will be made parties to the proceeding. If Morgan does not commence a proceeding within this 60-day period, it is required to pay to each dissenting shareholder whose demand remains unresolved the amount so demanded. It is the current intention of Morgan to institute such a proceeding within the 60-day period if required to do so. Morgan will bear the costs of the proceeding, including the compensation of appraisers appointed by the court, although the court may assess costs against all or some of the dissenters to the extent the court determines such dissenters acted arbitrarily, vexatiously or in bad faith in rejected the payment tendered by Morgan. The court may also assess the fees and expenses of counsel and experts against Morgan if Morgan did not substantially comply with Article 113, or against Morgan or any of the dissenters if the court determines such party acted arbitrarily, vexatiously or in bad faith.

     ANY MORGAN SHAREHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ARTICLE 113 ATTACHED HERETO AS APPENDIX D. FAILURE BY A MORGAN SHAREHOLDER TO FOLLOW PRECISELY THE STATUTORY PROCEDURES FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE TERMINATION OR WAIVER OF DISSENTERS' RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF COLORADO LAW, ANY MORGAN SHAREHOLDER WHO IS CONSIDERING DISSENTING FROM THE MERGER SHOULD CONSULT WITH A LEGAL ADVISER.

                          DESCRIPTION OF NMR STOCK

     NMR's authorized capital stock currently consists of 30,500,000 shares, of which 30,000,000 shares are Common Stock, par value $0.01 per share; and 500,000 shares of Preferred Stock, par value $0.05 per share ("Preferred Stock"). No shares of Preferred Stock have been issued. As of the date hereof, there were 5,054,320 shares of NMR Common Stock outstanding, all of which are legally issued, fully paid and nonassessable. In addition, 285,050 and 79,575 shares of NMR Common Stock are issuable upon the exercise of issued and outstanding incentive stock options and non-qualified stock options ("NMR Options"), respectively. NMR is also currently obligated to issue up to an additional 1,057,000 shares of NMR Common Stock upon the exercise of currently outstanding warrants ("NMR Warrants"), and to issue up to an additional 481,556 shares upon the conversion of its outstanding 8% Convertible Subordinated Debentures due 2001 (the "NMR Debentures"). No shares of any other class of capital stock of NMR are currently outstanding. At the NMR Meeting, NMR Stockholders will also vote on approving an increase in the number of shares of NMR Common Stock available for the issuance of options under the NMR Option Plan from 600,000 to 1,000,000.

NMR Common Stock

     The holders of NMR Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of NMR Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of NMR, holders of NMR Common Stock share ratably in all assets of NMR remaining after payment of liabilities and preferences. Holders of NMR Common Stock have no preemptive rights and have no right to convert their shares of NMR Common Stock into any other securities.

     The issuance of Preferred Stock having preferences over the NMR Common Stock with respect to voting, dividends, or amounts paid on liquidation may limit certain rights of, or amounts payable to, holders of NMR Common Stock.

Preferred Stock

     NMR is authorized to issue up to 500,000 shares of Preferred Stock, par value $.05 per share, none of which has been issued. The Certificate of Incorporation of NMR provides that the Board of Directors is authorized to issue, without the necessity of further action or authorization by the stockholders, shares of Preferred Stock from time to time in one or more series and fix, as to each such series, the designations, powers and rights, and the qualifications, limitations or restrictions pertaining thereto, including, without limitation, voting rights, preferences as to dividends and liquidation and conversion rights.

     The Board of Directors has authorized 100,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") in connection with the establishment of the Rights Plan (as such term is herein defined). See "Description of NMR Stock -- Rights Plan" below. Other than the possible issuance of the Series A Preferred Stock pursuant to the Rights Plan, NMR has no present plans for the issuance of any shares of Preferred Stock.

     It is not possible to state the actual effect of the issuance of the Preferred Stock upon the rights of holders of NMR Common Stock until the Board determines the specific rights thereof. However, such effects might include (a) restrictions on dividends on the NMR Common Stock if dividends on Preferred Stock have not been paid; (b) dilution of the voting power of the NMR Common Stock to the extent that the Preferred Stock has voting rights; (c) dilution of the equity interest of the NMR Common Stock to the extent that the Preferred Stock is convertible into NMR Common Stock; or
(d) the NMR Common Stock not being entitled to share in NMR's assets upon liquidation, dissolution or winding up until satisfaction of any liquidation preference granted to holders of Preferred Stock.

     Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of NMR. Shares of Preferred Stock with voting or conversion privileges, or rights to purchase such shares of Preferred Stock, could be issued to increase the difficulty or cost to persons seeking to effect a takeover or otherwise to gain control of NMR. Accordingly, the issuance of Preferred Stock may be used as an anti-takeover device without further action on the part of the stockholders of NMR, which could have the effect of depriving stockholders of benefits that could result from any transaction that might be proposed, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause, and could enhance the ability of directors of NMR to retain their positions.

Shares Eligible for Future Sale

     On June 30, 1995, an aggregate 1,689,781 shares of NMR Common Stock were issuable upon exercise or conversion of the presently exercisable NMR Options, NMR Warrants and NMR Debentures. Exercise or conversion of a substantial amount of the NMR Options, NMR Warrants or NMR Debentures could adversely affect the market price of the NMR Common Stock due to the large number of shares issuable upon exercise or conversion of such securities in comparison to the number of shares of NMR Common Stock presently outstanding.

     Upon completion of the Merger, there will be approximately 6,174,378 outstanding shares of NMR Common Stock (assuming Fahnestock purchases 60,000 shares of Morgan Common Stock prior to the Effective Time pursuant to its agreement with Morgan, and assuming no exercise of NMR Options or

NMR Warrants, conversion of NMR Debentures or exercise of outstanding Morgan Derivative Securities, prior to the Effective Time). Of these shares, 5,889,378 are freely transferable and tradable without restriction or further registration under the Securities Act, except for any shares acquired by any affiliates of NMR, or by affiliates of Morgan pursuant to the Merger, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, affiliates of NMR would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of NMR Common Stock then outstanding or the average weekly trading volume of the NMR Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about NMR. NMR is unable to estimate accurately the number of shares that will be sold under Rule 144 since this will depend in part on the market price for the NMR Common Stock, the personal circumstances of the sellers and other factors.

     NMR has also granted to holders of 150,000 shares of NMR Common Stock and to holders of NMR Warrants and NMR Options exercisable for an aggregate 730,000 shares of NMR Common Stock, certain rights to have the resale of such shares registered under the Securities Act. In the event these registration rights are exercised, these shares and the shares issued upon exercise of such NMR Warrants would become freely tradable and transferable without restriction. In addition, NMR has registered NMR Common Stock under the Securities Act for issuance pursuant to the NMR Option Plan. Shares issued pursuant to the NMR Option Plan and upon conversion of the NMR Debentures generally will be available for sale in the open market (except that such shares held by affiliates of NMR will be subject to compliance with the volume restrictions of Rule 144 under the Securities
Act).

Rights Plan

     On December 23, 1988, the Board of Directors of NMR adopted a stockholder rights plan (as amended, the "Rights Plan"). Pursuant to the Rights Plan, each outstanding share of NMR Common Stock has attached to it one Right. Each Right entitles the holder thereof to purchase one one-hundredth (1/100) of a share of Series A Preferred Stock at a price of $15.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between NMR and American Stock Transfer & Trust Company. The Rights Plan expires December 31, 1995. NMR intends to extend the Rights Plan beyond its expiration date.

     The Rights are presently evidenced by the certificates representing the outstanding shares of NMR Common Stock to which they are attached, and not by separate certificates, and are transferable only in connection with the transfer of such certificates. Any transfer of certificates representing NMR Common Stock will also constitute the transfer of the Rights represented by such certificate. The Rights separate from the NMR

Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) ten days following the date of a public announcement that any person has become an Acquiring Person (as such term is defined below), and (ii) ten days after the date of the commencement of, or first public announcement of the intention of any person to commence, a tender or exchange offer which would result in such person becoming an Acquiring Person. As soon as practicable after the Distribution Date, Rights Certificates will be sent to holders of record of the NMR Common Stock as of the close of business on the Distribution Date, and thereafter, the Rights will be evidenced solely by such Rights Certificates and will be separately tradeable.

     An "Acquiring Person" means any person (or group of affiliated persons) who, without the prior approval of NMR, beneficially owns 20% or more of the outstanding shares of NMR Common Stock. The term "Acquiring Person" does not include NMR, any subsidiaries of NMR, any employee benefit plan of NMR or any of its subsidiaries and certain other entities. The date upon which a person becomes an Acquiring Person is the "Stock Acquisition Date".

     The Rights are not exercisable until the Distribution Date and expire at the close of business on December 23, 1995, unless earlier redeemed by NMR as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of NMR.

     In the event that following the Stock Acquisition Date, NMR shall consolidate or merge with any person, or NMR and/or one or more of its subsidiaries shall sell, mortgage or otherwise transfer, in one or more transactions, more than 50% of the assets or earning power of NMR and its subsidiaries, taken as a whole, to any person or group of affiliated persons (each such event referred to herein as a "Transaction"), each holder of a Right shall have the right to receive upon exercise thereof shares of common stock of the acquiring company having a market value equal to two times the Purchase Price.

     In the event that any person shall become an Acquiring Person (other than pursuant to a tender or exchange offer for all of the outstanding shares of NMR Common Stock which the Board of Directors determines to be fair), each holder of a Right (other than the Acquiring Person) shall have the right, for a period of sixty days, to receive upon exercise shares of NMR Common Stock having a market value equal to two times the Purchase Price.

     The Board of Directors of NMR may redeem all, but not less than all, of the Rights (i) at any time prior to the time any person becomes an Acquiring Person, (ii) following the Stock Acquisition Date but prior to any Transaction not involving an Acquiring Person, or (iii) after the sixty-day exercise period referred in the preceding paragraph if the Acquiring Person shall cease to beneficially own 20% or more of the outstanding shares of NMR Common Stock and there are no other Acquiring Persons. The price at which Rights may be redeemed is $.01 per Right.

     The Purchase Price, the number of shares of Series A Preferred Stock or other securities issuable upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time for certain events, including (i) stock dividends on, or a subdivisions, combinations or reclassifications of, the Series A Preferred Stock, (ii) the granting to holders of Series A Preferred Stock options, warrants or other rights to subscribe for shares of Series A Preferred Stock at less than the market price (as defined) of the Series A Preferred Stock, or (iii) the distribution to holders of Series A Preferred Stock of evidences of indebtedness or assets (other than regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The Rights Agreement may be amended or supplemented at any time prior to the Distribution Date. After the Distribution Date, the Rights Agreement may be amended or supplemented in any manner which does not adversely affect the interests of the holders of Rights.

     Holders of Series A Preferred Stock are entitled to receive quarterly cash dividends in an amount equal to the greater of $1.00 per share or 100 times (subject to adjustment) the amount of non-cash dividends (other than dividends payable in shares of NMR Common Stock) paid on the NMR Common Stock since the last quarterly dividend payment. Dividends on the Series A Preferred Stock are cumulative and generally accrue from the date of issuance. No dividends may be paid on the NMR Common Stock if any dividends payable with respect to the Series A Preferred Stock shall be in arrears. Each share of Series A Preferred Stock entitles the holder thereof to 100 votes (subject to adjustment) on all matters submitted to a vote of the NMR stockholders, and holders of Series A Preferred Stock shall vote as one class. If dividends on the Series A Preferred Stock are in arrears in an amount equal to ten quarterly dividends thereon (a "Dividend Default"), the holders of Series A Preferred Stock shall be entitled to elect one member of the NMR Board of Directors to serve until the Dividend Default is cured. Upon any liquidation, dissolution or winding up of NMR, holders of Series A Preferred Stock shall be entitled to receive per share (subject to adjustment) the greater of $800 or 100 times the payment made per share of NMR Common stock, plus accrued and unpaid dividends (the "Liquidation Preference"). Holders of NMR Common Stock shall be entitled to receive one one-hundredth of the amount of the Liquidation Preference, and holders of Series A Preferred Stock shall be entitled to participate in the distribution of any assets remaining after such payment to the holders of NMR Common Stock.

     The Rights Plan is an anti-takeover device which would make it more difficult for a third party to acquire a majority of the outstanding voting stock of NMR, and could enhance the ability of directors of NMR to retain their positions.

Requirement of Stockholder Meetings

     The Delaware General Corporation Law provides that, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. NMR's Certificate of Incorporation provides that no action required or permitted to be taken by the stockholders of NMR may be taken without a meeting of stockholders. This provision prevents a stockholder or group of stockholders holding or controlling a large block of NMR Common Stock from using the written consent procedure to take stockholder action unilaterally. Accordingly, this provision could be an impediment to efforts to acquire control of NMR.

Transfer Agent

     The transfer agent and registrar of NMR's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                           ELECTION OF DIRECTORS

     Approval of the Merger Agreement by NMR stockholders will also constitute approval of the election of six (6) directors to the Board of Directors of NMR to hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

     The following persons have been designated by the Merger Agreement to comprise the NMR Board of Directors following the Merger:
Joseph G. Dasti, a director and the President and Chief Executive Officer of NMR, Donald W. Arthur, a director of NMR, David L. Bloom, a director of NMR, John A. Faraone, a director of NMR, Joseph T. Zappala, a director of NMR, and J. Mark Strong, a director, the President and Chief Executive Officer and the principal shareholder of Morgan. For biographical information as to Messrs. Dasti, Arthur, Bloom, Faraone and Zappala, and their holdings of NMR securities, see "The Merger--NMR". For biographical information as to Mr. Strong and his holdings of Morgan securities, see "The Merger--Morgan".

     Unless contrary instructions are given, properly executed proxies will be voted in favor of the proposal to approve the Merger Agreement.

     AT THE NMR MEETING, THE STOCKHOLDERS OF NMR WILL BE REQUESTED TO APPROVE THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF NMR COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE NMR MEETING WILL BE REQUIRED TO APPROVE SUCH PROPOSAL. APPROVAL OF THE MERGER AGREEMENT WILL ALSO CONSTITUTE APPROVAL TO ELECT THE SIX PERSONS LISTED ABOVE AS

DIRECTORS OF NMR. THE NMR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER AGREEMENT.

     AT THE MORGAN MEETING, THE SHAREHOLDERS OF MORGAN WILL BE REQUESTED TO APPROVE THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF MORGAN COMMON STOCK WILL BE REQUIRED TO APPROVE THE MERGER AGREEMENT. THE MORGAN BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER AGREEMENT.

     IN RECOMMENDING APPROVAL OF THE MERGER AGREEMENT, CERTAIN MEMBERS OF THE BOARDS OF DIRECTORS OF MORGAN MAY BE DEEMED TO HAVE CERTAIN CONFLICTS OF INTEREST. SEE "THE MERGER--BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS; TERMS OF THE MERGER--INTEREST OF MANAGEMENT OF MORGAN IN THE MERGER".

                       NMR AND MORGAN UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS


    Following is an unaudited pro forma combined balance sheet of NMR (the "Unaudited Pro Forma Balance Sheet") as of March 31, 1995, an unaudited pro forma combined statement of income for the fiscal year ended March 31, 1995 (collectively, the "Unaudited Pro Forma Statements of Income"). Such unaudited pro forma combined financial statements include historical amounts for NMR and Morgan adjusted to reflect the Merger and historical acquisitions of NMR. Reference is made to the notes to the unaudited pro forma combined financial statements for a discussion of the Merger and the related pro forma adjustments. For purposes of presenting the Unaudited Pro Forma Balance Sheet, the Merger is considered to have occurred on March 31, 1995. The Unaudited Pro Forma Statements of Income have been prepared on the basis that the Merger and historical acquisitions of NMR occurred as of April 1, 1994. Under the terms of the Merger Agreement, NMR will, by virtue of the Strong Proxy, exercise control over the voting rights of Mr. Strong, Morgan's largest shareholder, for a period of three years. As such, the Merger will be accounted for using the purchase method of accounting. NMR's fiscal year-end is March 31 and the fiscal year ends of Morgan and the historical acquisitions of NMR are December 31. Accordingly, the unaudited pro forma combined financial statements reflect the results of Morgan's operations and the operations of the historical acquisitions of NMR for the year ended December 31, 1994 and Morgan's balance sheet as of December 31, 1994.


    These unaudited pro forma combined financial statements do not purport to be indicative of the actual financial position or results of operations that would have been achieved had the transactions presented been consummated as of April 1, 1994 or that may be achieved in the future.

    Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited pro forma combined financial statements and notes should be read in conjunction with the historical consolidated financial statements and related notes thereto of NMR and Morgan incorporated herein by reference or included elsewhere in this Joint Proxy Statement. Reference should also be made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" for both NMR and Morgan.

                     NMR OF AMERICA, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                    (000'S)

                                                                                                COMBINED
                                                                                                 NMR AND
                                                         NMR       MORGAN*                       MORGAN
                                                      MARCH 31,  DECEMBER 31,   PRO FORMA       PRO FORMA
                                                       1995(1)       1994      ADJUSTMENTS        BASIS
                                                      ---------  ------------  -----------      ---------
   ASSETS
Current Assets:
  Cash and cash equivalents..........................  $ 3,967      $  106       ($  500)(A)     $ 3,883
                                                                                      90(B)
                                                                                      30(C)
                                                                                     190(D)
  Marketable securities..............................    1,126                                     1,126
  Short-term investments.............................      887                                       887
  Due from affiliated physician associations, net....    9,498       1,652                        11,150
  Due from related parties...........................                  136           (43)(E)          93
  Other current assets...............................      903          31           (10)(F)         924
                                                      ---------     ------     -----------      ---------
      Total current assets...........................   16,381       1,925          (243)         18,063
                                                      ---------     ------     -----------      ---------
Land buildings and equipment, net....................   11,780       6,226           (30)(C)      16,042
                                                                                    (180)(F)
                                                                                  (1,754)(G)
Cost in excess of net assets acquired................    4,498         209          (209)(H)      10,056
                                                                                   5,558(I)
Deferred income taxes................................    1,099                       (53)(J)       1,046
Other assets.........................................    1,571         361           (15)(F)       1,960
                                                                                      43(E)
                                                      ---------     ------     -----------      ---------
      Total assets...................................  $35,329      $8,721       $ 3,117         $47,167
                                                      ---------     ------                      ---------
                                                      ---------     ------     -----------      ---------
                                                                               -----------

    LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............  $ 3,099      $  488       $    50(K)      $ 3,637
  Current installments on capital lease
obligations..........................................      286         331                           617
  Current installments on notes payable..............    2,769         701           (29)(F)       3,441
  Deferred income taxes..............................                  470          (470)(J)
                                                      ---------     ------     -----------      ---------
      Total current liabilities......................    6,154       1,990          (449)          7,695
Convertible subordinated debt, net...................    2,056                                     2,056
Capital lease obligations, less current portion......      482       1,486                         1,968
Notes and mortgage payable, less current
installments.........................................   10,451       3,606          (115)(F)      13,942
Deferred income taxes and other long term
liabilities..........................................                  275          (275)(J)
Minority interest in limited partnerships                2,156                                     2,156
Commitments and contingencies
  Shareholders' equity:
  Common stock.......................................       54         346          (346)(L)          65
                                                                                      11(M)
  Additional paid-in capital (deficit)...............   11,571         (18)           18(L)       16,880
                                                                                   5,309(M)
  Unrealized gains and (losses)......................       14                                        14
  Retained earnings..................................    3,854       1,036        (1,036)(L)       3,854
  Treasury stock.....................................   (1,463)                                   (1,463)
                                                      ---------     ------     -----------      ---------
Shareholders' equity.................................   14,030       1,364         3,956          19,350
                                                      ---------     ------     -----------      ---------
      Total liabilities and shareholders' equity.....  $35,329      $8,721       $ 3,117         $47,167
                                                      ---------     ------                      ---------
                                                      ---------     ------     -----------      ---------
                                                                               -----------

- ------------

 * Reclassified to conform to NMR presentation.


(1) Includes Golf MRI and Diagnostic Imaging Center and Libertyville Imaging Center, which were acquired effective January 1, 1995.


            See Notes to Pro Forma Combined Financial Statements and
                  Notes to Consolidated Financial Statements.

                     NMR OF AMERICA, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  YEARS ENDED
                  (000'S EXCEPT SHARES AND PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                              NMR AND
                                   NMR         MORGAN*        MORGAN          MORGAN        NMR HISTORICAL
                                MARCH 31,    DECEMBER 31,    PRO FORMA       PRO FORMA       ACQUISITIONS
                                1995(1)(2)     1994(3)      ADJUSTMENTS       COMBINED      DECEMBER 31, 1994
                                ----------   ------------   -----------      ----------     -----------------
Revenue, net..................  $   17,988    $    5,259    $        (4)(N)  $   23,243      $    2,719
                                ----------   ------------   -----------      ----------      ----------
Costs and Expenses:
 Payroll and related costs....       4,780         1,014            (53)(N)       5,392             474
                                                                   (349)(O)
 Depreciation and
amortization..................       2,951           897           (363)(P)       3,742             918
                                                                    (16)(Q)
                                                                    273(R)
 Medical supplies and other
operating costs...............       6,049         2,282            (59)(N)       8,109           1,227
                                                                   (177)(O)
                                                                     14(S)
 Other general and
administrative................         554           281            (10)(N)         647             364
                                                                   (178)(O)
 Non-recurring write-down of
   center equipment...........         560                                          560
                                ----------   ------------   -----------      ----------      ----------
                                    14,894         4,474           (918)         18,450           2,983
                                ----------   ------------   -----------      ----------      ----------
Operating income (loss).......       3,094           785            914           4,793            (264)
Interest expense..............       1,187           483                          1,670             331
Other income, net.............          25            45                             70              14
                                ----------   ------------   -----------      ----------      ----------
Income (loss) before minority
 interest and income taxes....       1,932           347            914           3,193            (581)
Minority interest in income of
 limited partnerships.........         528                                          528
                                ----------   ------------   -----------      ----------      ----------
Income (loss) before income
 taxes........................       1,404           347            914           2,665            (581)
(Benefit from) provision for
 income taxes.................      (1,030)          132             39(T)         (859)
                                ----------   ------------   -----------      ----------      ----------
Net income (loss).............  $    2,434    $      215    $       875      $    3,524           ($581)
                                ----------   ------------   -----------      ----------      ----------
                                ----------   ------------   -----------      ----------      ----------
Weighted average number of
 shares:
 Primary......................   5,017,952     3,399,682      1,156,707       6,174,659(U)
                                ----------   ------------   -----------      ----------
                                ----------   ------------   -----------      ----------
 Fully diluted................   5,589,900     3,399,682      1,167,392       6,757,292(U,V)
                                ----------   ------------   -----------      ----------
                                ----------   ------------   -----------      ----------
Net income per share:
 Primary......................  $     0.49    $     0.06                     $     0.57
                                ----------   ------------                    ----------
                                ----------   ------------                    ----------
 Fully diluted................  $     0.47    $     0.06                     $     0.55
                                ----------   ------------                    ----------
                                ----------   ------------                    ----------


                               NMR HISTORICAL       NMR, MORGAN AND
                               ACQUISITIONS         NMR HISTORICAL
                                PRO FORMA           ACQUISITIONS PRO
                                ADJUSTMENTS          FORMA COMBINED
                               --------------      ------------------
Revenue, net..................    $                $    25,962
                                  ----------        ----------
Costs and Expenses:
 Payroll and related costs....           (23)(W)         5,843

 Depreciation and
amortization..................          (648)(X)         4,012


 Medical supplies and other
operating costs...............           (88)(Y)         9,200
                                        (103)(Z)
                                          55(AA)
 Other general and
administrative................                           1,011

 Non-recurring write-down of
   center equipment...........                             560
                                  ----------        ----------
                                        (807)           20,626
                                  ----------        ----------
Operating income (loss).......           807             5,336
Interest expense..............          (204)(BB)        1,873
                                          51(CC)
                                          25(DD)
Other income, net.............                              84
                                  ----------        ----------
Income (loss) before minority
 interest and income taxes....           935             3,547
Minority interest in income of
 limited partnerships.........            85 (EE)          613
                                  ----------        ----------
Income (loss) before income
 taxes........................           850             2,934
(Benefit from) provision for
 income taxes.................           (13)(FF)         (872)
                                  ----------        ----------
Net income (loss).............    $      863        $    3,806
                                  ----------        ----------
                                  ----------        ----------

Weighted average number of
 shares:
 Primary......................       125,000 (GG)    6,299,659
                                  ----------        ----------
                                  ----------        ----------

 Fully diluted................       125,000 (GG)    6,882,292
                                  ----------        ----------
                                  ----------        ----------

Net income per share:
 Primary......................                      $      .60
                                                    ----------
                                                    ----------
 Fully diluted................                      $      .58
                                                    ----------
                                                    ----------



- ------------
 * Reclassified to conform to NMR presentation.

(1) Includes non-recurring adjustments to (i) write-down the carrying value of certain fixed assets ($560,000) and (ii) recognize the Company's net deferred tax assets totaling $1,099,000.


(2) Includes the operations of the Company's acquired Golf MRI and Diagnostic Imaging Center and Libertyville Imaging Center (collectively referred to as "NMR Historical Acquisitions") from January 1, 1995, the effective date of such acquisitions.


(3) Includes the operations of Morgan's Sarasota Outpatient MRI and Diagnostic Center from the center's opening date on June 6, 1994. Includes the operations of HealthWorks of Albany physical therapy center from the center's opening date on November 21,1994. HealthWorks of Albany will be sold in conjunction with the Merger.


            See Notes to Pro Forma Combined Financial Statements and
                  Notes to Consolidated Financial Statements.

        NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

1.   Basis of Presentation

The Historical Financial Statements

The Merger--

The unaudited pro forma combined financial statements are presented for illustrative purposes only, giving effect to the Merger and historical acquisitions of NMR, and, therefore, are not necessarily indicative of the financial position or financial results that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of the financial position or financial results which may occur in the future. The Unaudited Pro Forma Balance Sheet has been presented assuming the Merger occurred on March 31, 1995. The Unaudited Pro Forma Statement of Income for the fiscal year ended March 31, 1995 assumed that the Merger and historical acquisitions of NMR occurred on April 1, 1994. The unaudited pro forma combined financial statements give effect to the Merger using the purchase method of accounting, whereby the respective assets and liabilities of Morgan are recorded at their estimated fair values. The total purchase cost of the transaction is estimated to be approximately $5,480,000 and the excess of the purchase cost over the estimated fair value of net assets acquired is estimated to be approximately $5,558,000.


The Pro Forma Statement of Income for the fiscal year ended March 31, 1995 reflects the impact of NMR's acquisitions of Golf MRI and Diagnostic Imaging Center ("Golf/DIC") and Libertyville Imaging Center ("Libertyville"), which were effective January 1, 1995, as if such acquisitions had occurred on April 1, 1994. Such acquisitions did not require shareholder approval.




2.   Revenue Recognition

For centers which NMR has developed, it has entered into agreements with physicians engaging in business as professional associations ("Physicians") pursuant to which NMR maintains and operates imaging systems in offices operated by the Physicians. The agreements have terms of up to six years and are renewable at NMR's option. The Physicians' principal, Dr. David L. Bloom, is a director of NMR. Under the agreements, Physicians have agreed to be obligated to contract for radiological services at the centers and to sublease each facility. NMR is obligated to make necessary leasehold improvements, provide furniture and fixtures and perform certain administrative functions relating to the provisions of technical aspects of the centers' operations for which Physicians pay a quarterly fee composed of a fixed sum based on the cost of the respective imaging system installed, including the related financing costs, a charge per invoice processed and a charge based upon system usage for each NMR-installed imaging system in operation. These fees, net of a contractual allowance based upon Physicians' ability to pay after Physicians have fulfilled their obligations under facility subleases and radiological service contracts as set forth above, constitute NMR's revenue, net for sites developed by NMR.

For the Morgan centers and centers which NMR has acquired, subsidiaries of the Companies have entered into agreements with unaffiliated professional corporations to provide radiological services. Accordingly, revenue, net for such centers consists of patient billings adjusted for contractual reductions which have been negotiated with various third-party payers. Fees paid to radiologists at these centers are reflected as a component of medical supplies and other operating costs in the pro forma combined statements of operations.


3.   Earnings per Share




NMR and Morgan Pro Forma Combined earnings per share has been calculated by dividing net income by the weighted average shares outstanding during the period, including the estimated 1,120,058 shares of NMR Common Stock to be issued in the transaction and approximately 100,000 shares of NMR Common
Stock reserved for issuance upon exercise of outstanding Morgan Derivative Securities as though the shares and Morgan Derivative Securities were issued on April 1, 1993. NMR, Morgan and NMR Historical Acquisitions Pro Forma Combined earnings per share has been calculated using the foregoing methodology assuming an additional 125,000 shares issued in conjuction with the acquisition of Golf MRI and Diagnostic Imaging Center were issued on April 1, 1993.



4.   Pro Forma Adjustments

Unaudited Pro Forma Balance Sheet--

(A) To reflect expenditure of professional fees to be expended by NMR and Morgan relating to the Merger, including Fahnestock transaction fee ($200,000), fairness opinions ($110,000), and legal, accounting and appraisal fees ($190,000).

(B) To reflect Fahnestock purchase of an estimated 60,000 shares of Morgan Common Stock for $90,000 or $1.50 per share.

(C) To reflect the sale of certain fixed assets utilized at Morgan's corporate offices which will be closed in conjunction with the Merger.

(D) To reflect the sale of HealthWorks, in accordance with the terms of the Merger, based upon the amount of capital contributed by Morgan through December 31, 1994 (approximately $190,000).

(E) To reclassify due from related parties. In conjunction with the Merger, amounts due from related parties of Morgan will be converted into promissory notes payable to NMR over a four-year period.

(F) To reflect the elimination of the assets and liabilities of HealthWorks to be assumed by its purchaser in conjunction with the terms of the Merger.

(G) To reflect Morgan's fixed assets at their estimated fair value, based upon independent appraisals which were prepared in conjunction with the Merger.

(H)  To reflect elimination of Morgan's historical goodwill.

(I) To reflect the estimated goodwill relating to the Merger, based upon the estimated purchase price of approximately $5,480,000, which includes an estimated $160,000 of professional fees (a component of the expenses reflected in (A) above) to be expended by NMR in connection with the Merger, and the adjusted net book value of Morgan:

                                             As of December 31, 1994
                                             (Unaudited) (000's)
                                             ------------------------

     Morgan historical net book value                $1,364
          Adjustments:
     To reflect the expenditure of
       professional fees relating to the Merger        (340) (A)
     To reflect fixed assets at estimated
       fair value                                    (1,754) (G)
     To eliminate historical goodwill                  (209) (H)
     To adjust deferred income taxes                    692  (J)
     To adjust accrued liabilities                     ( 50) (K)
     To reflect Fahnestock purchase of
       Morgan Common Stock                               90  (B)
     To reflect the sale of HealthWorks                (190) (D)
     To reflect the assumption of HealthWorks
      net assets by purchaser                          ( 61) (F)
                                                       -----

          Adjusted net book value of Morgan          $ ( 78)
                                                     =======

(J) To reflect the adjustment of proforma combined deferred income tax assets and liabilities based upon the tax effect of adjustments (F),
     (G) and (K) as follows:

                                    In 000's
                      ----------------------------------------



                        NMR      Morgan                  Pro
                       March    December   Pro Forma    Forma
                      31, 1995  31, 1994  Adjustments  Combined
                      --------  --------  -----------  --------
 Assets:

  Deferred Income
  taxes               $ 1,099             $  (745)(a)   $ 1,046
                                              (11)(b)
                                              684 (c)
                                               19 (d)

 Liabilities:

  Deferred income
  taxes - current               $   470      (470)(a)

  Deferred income
  taxes                             275      (275)(a)
                        -----     -----                  -----
 Net deferred tax
 asset (liability)    $ 1,099   $  (745)               $ 1,046
                      =======   ========               =======


(a) To reclassify Morgan's net deferred tax liabilities to offset NMR's net deferred tax assets.

(b) To adjust Morgan's deferred tax liabilities relating to Cash Basis Accounting for the tax effected impact, using 39%, of pro forma adjustment (F), which reflects the assumption of the net assets of HealthWorks, totalling $29,000, by its purchaser.

(c) To adjust Morgan's deferred tax liabilities relating to Fixed Assets for the tax effected impact, using 39%, of pro forma adjustment (G) to write-down Morgan's fixed assets by approximately $1,754,000.

(d) To adjust Morgan's deferred tax liabilities relating to Cash Basis Accounting for the tax effected impact, using 39%, of pro forma adjustment (K) to accrue $50,000 of liabilities relating to the consolidation of Morgan's administrative functions.


     For purposes of pro forma presentation, as of March 31, 1995, the tax effect of the combined Companies' future deductible amounts exceeds future (taxable) amounts, as defined under Statement of

     Financial Accounting Standards No. 109, by approximately $1,046,000, as follows:

                                    (000's)
                                    -------

          Deferred tax liabilities:

          Fixed assets             ($1,348)
          Purchase option             (273)
          Cash basis accounting       (462)
                                   --------
          Total deferred tax
           liabilities             ( 2,083)

          Deferred tax assets:

          Net operating losses       2,141
          Tax credits                  491
          Partnership losses           466
          Other                         31
                                   -------
          Total deferred tax
           assets                    3,129
                                   -------
          Excess deferred tax
           assets                    1,046
          Valuation allowance         ---
                                   -------

          Net deferred tax asset   $ 1,046
                                   ========

     During the fiscal year ended March 31, 1995, NMR reduced its valuation allowance on its net deferred tax assets to zero based upon management's belief that it is more likely than not that NMR's tax benefits will be realized in the future. In the event NMR is unable to generate sufficient taxable income in the future, recognition of a valuation allowance will be required and charged to expense.

     During fiscal 1995 and beyond, NMR will record its provision for Federal and state income taxes at a substantially higher effective tax rate than that reflected in the Unaudited Pro Forma Statements of Income.

(K) To adjust accrued liabilities accounts to reflect costs to be incurred relating to the consolidation of Morgan's administrative functions at NMR's corporate office in Murray Hill, New Jersey.

(L)  To reflect the elimination of Morgan's shareholders' equity.

(M) To reflect the issuance of an estimated 1,120,058 shares of NMR Common Stock in exchange for the outstanding capital stock of Morgan. For purposes of pro forma presentation, NMR Common Stock was valued at $4.75 per share which was the closing market price on March 31, 1995. Fluctuations in market price of NMR Common Stock prior to the Effective Time of the Merger, or other factors impacting the valuation of NMR Common Stock to be issued in connection with the Merger, could have a significant impact on the amount of additional paid-in-capital, costs in excess of net assets acquired and amortization expense which are recorded in conjunction with the Merger.

Unaudited Pro Forma Statements of Income

Morgan

(N) To eliminate the operations of HealthWorks, which will be sold in conjunction with the Merger from Morgan's results of operations for the year ended December 31, 1994. (See Note (D)). HealthWorks' operations consist primarily of payroll and related costs ($53,000) and medical supplies and other operating costs ($39,000).

(O) To reflect reductions in Morgan's operating expenses relating to the elimination of J. Mark Strong as President and Chief Executive Officer and the consolidation of administrative functions at NMR's corporate office in Murray Hill, New Jersey, offset by incremental expenses to be incurred as follows:

                                   For the Year
                                   Ended
                                   March 31, 1995
                                   (000's)
                                   --------------

     Rent(1)                            $   32
     Professional fees(2)                  247
     Salaries and benefits(3)              363
     Travel and entertainment(4)            47
     Communication(5)                       51
     Insurance(6)                           23
     Other(7)                               23
                                        -------
      Total Reductions                     786
     Incremental expenses(8)               (90)
                                        -------


     Net Reductions                     $  696
                                        =======


          (1) Represents the rental expenses incurred at Morgan's two administrative offices which will be closed in conjunction with the Merger. For purposes of pro forma presentation, NMR has assumed that it will sublet Morgan's two administrative offices for the remainder of their respective lease terms at current market rental rates.

          (2) Third party legal, accounting, consulting and temporary personnel engaged at Morgan's corporate offices or performing tasks relating to corporate finance and functions such as financial statements preparation and review which will not be incurred following the Merger.

          (3) Salaries and benefits expense relating to J. Mark Strong and administrative personnel who will not be retained by the combined Companies following the Merger.

          (4) Travel and entertainment expenses relating to J. Mark Strong's function as President and Chief Executive Officer of Morgan which would not have been reimbursable under NMR's policies.

          (5) Costs relating to J. Mark Strong's use of mobile cellular and other communications which would not be reimbursable under NMR's policies.

          (6) Cost of redundant insurance coverage and which will be terminated upon consummation of the Merger and will no longer be incurred following the Merger.

          (7) Miscellaneous expenses relating to operation of Morgan's two corporate offices which will be closed following the Merger.

          (8) Cost of one additional employee ($50,000) to be hired by NMR plus estimated additional annual cost for legal, accounting and professional expense to be incurred by NMR following the Merger ($40,000).

(P) To reflect the reduction in depreciation expense based upon the estimated fair value adjustment of Morgan's fixed assets and the estimated remaining useful economic lives of such assets as of April 1, 1994 as follows:


                                                             Annual
                                                          Depreciation
                                                            Expense
                                                          ------------
 Morgan historical depreciation expense relating to
 fixed assets                                              $773,000 (1)


 Appraised fair values as of the acquisition date
 (remaining useful lives):


 Sarasota
  Equipment and related $1,575,000 (7-10 years)            (159,000)
  Leasehold Improvements and other $210,000 (13 years)      (16,000)
  Sarasota center depreciation expense adjustment due to
    June 1994 opening date                                   43,000

 Cape Coral
  Equipment and related $668,000 (6-9 years)                (76,000)
  Leasehold Improvements and other $4,000 (10 years)           (400)


 Naples
  Equipment and related $1,013,000 (7-9 years)             (113,000)
  Leasehold Improvements and other $110,000 (11 years)      (10,000)


 Titusville
  Equipment and related $507,000 (7-8 years)                (64,000)
  Leasehold Improvements and other $175,000 (12 years)      (14,600)
                                                            --------

 Adjustment to Morgan historical depreciation expense       363,000
                                                            -------


 Pro Forma Morgan depreciation expense                     $410,000
                                                           ========


     (1) Does not include $124,000 of amortization expense related to Morgan's historical goodwill and a covenant not to compete.


(Q) To eliminate the amortization expense relating to Morgan's historical goodwill.

(R) To reflect the amortization of goodwill relating to the Merger over 20 years using the straight-line method. A significant component of the Merger is Morgan's Sarasota facility which commenced operations in June 1994. For purposes of the Unaudited Pro Forma Statement of Income, management has estimated that portion of cost in excess of net assets acquired attributable to the Sarasota center based upon the operating profit of Morgan's centers for the three months ended

     March 31, 1995. Accordingly, the Unaudited Pro Forma Statement of Income for the year ended March 31, 1995 assumes goodwill amortization expense relating to Morgan's Sarasota facility commenced as of the June 1994 opening date of the facility.

(S) To reflect an increase in Morgan's Cape Coral center rent. In conjunction with the Merger, Morgan sought a waiver of any potential prior defaults under its ground lease with Cape Coral Hospital. In obtaining such waiver, the parties to the ground lease agreed that future fixed annual rental payments under the ground lease would increase by approximately $14,000.

(T) To reflect the income tax provision on the pro forma combined income before income taxes. For purposes of pro forma presentation, income taxes were provided assuming that NMR utilized net operating loss carryforwards and investment and alternative minimum tax credits which were available to it during such periods and which served to offset substantially all of the current Federal income tax liability of Morgan based on its historical earnings and the pro forma adjustments reflected herein. During the fiscal year ended March 31, 1995, NMR reduced its valuation allowance on its net deferred tax assets to zero based upon management's belief that it is more likely than not that NMR's tax benefits will be realized in the future. During fiscal 1995 and beyond, NMR will record its provision for Federal and state income taxes at a substantially higher effective tax rate than that reflected in the Unaudited Pro Forma Statements of Income.

(U) Includes an estimated 1,120,058 shares to be issued in connection with the Merger. For purposes of pro forma presentation, such shares were assumed to be outstanding during the entire period.

(V) Includes the net dilutive impact of outstanding Morgan Derivative Securities which will be repriced in connection with the Merger and are assumed to be outstanding during the entire period as follows:




                           Number of shares after   Exercise price after
                           giving effect to the     giving effect to the
         Name              Merger                   Merger
 ------------------------  ----------------------   --------------------
 Employee Stock Options:

   Sandra G. Garrison               33,309                 $3.00

 Stock purchase warrants:
   John Morris                      33,309                 $3.00

   John Morris                      16,655                 $1.50

   Carl Anderson                    16,654                 $1.50

       The foregoing options and warrants had a dilutive impact on the pro forma combined earnings per share for the fiscal year ended March 31, 1995.

(W) To reflect the elimination of salaries and benefits relating to administrative personnel who will not be retained by Libertyville following the transaction due to the consolidation of all administrative functions at NMR's corporate office located in Murray Hill, New Jersey.

(X) To reflect the reduction in Golf/Dic and Libertyville's historical depreciation and amortization expense based upon the estimated fair values of the fixed assets as established by independent appraisals obtained by the Company, and based upon costs in excess of net assets acquired recorded in conjunction with the transactions as follows, in 000's:


       Golf/DIC and Libertyville combined historical
         depreciation and amortization expense                                          $  918

       Appraised fair values as of the acquisition date
         (remaining useful lives):

       Golf/DIC
       Equipment and related - $987,000 (5-10 years)                                      (100)
       Leasehold improvements and other - $100,000 (5-10 years)                             (9)
       Costs in excess of net assets acquired - $1,879,000 (20 years)                      (93)

       Libertyville
       Equipment and related - $530,000 (7-10 years)                                       (55)
       Leasehold improvements and other - $121,000 (5-10 years)                            (12)
       Costs in excess of net assets acquired - $8,000 (20 years)                           (1)

                                                                                        ------
       Adjustments to Golf/DIC and Libertyville historical
         depreciation and amortization expense                                             648
                                                                                        ------

       Pro forma Golf/DIC and Libertyville depreciation
         and amortization expense                                                       $  270
                                                                                        ======

(Y) To reflect elimination of management fees paid to former general partner of Libertyville pursuant to original limited partnership agreement which is no longer in effect following the acquisition by NMR.

(Z) To reflect contractual reductions in fees paid to radiologists based upon the rates of compensation contemplated by radiology contracts negotiated in conjunction with the acquisitions.

(AA) To reflect fees to be earned by a consultant to Golf/DIC based upon a medical administrative services agreement entered into in conjunction with the acquisition, at a rate of $55,000 per annum.

(BB) To reflect the reduction in interest expense based upon the reduction, of approximately $1,200,000, in Libertyville's outstanding principal balance under its original equipment financing obligation, which was negotiated in conjunction with the acquisition. Interest on the refinanced $650,000 note payable was calculated using a five year repayment term (monthly installments) and an effective interest rate of 10%.

(CC) To reflect interest expense on the $550,000 note payable obligation incurred by NMR in connection with the acquisition of Golf/DIC (using an effective interest rate of 10% and a five year repayment term).

(DD) To reflect a reduction in interest income earned by NMR due to the net expenditure of $500,000 in cash in connection with the acquisition of Golf/DIC (using an effective interest rate of 5%).

(EE) To reflect the minority interest (25%) based upon the historical earnings of Golf/DIC adjusted for the impact of related pro forma adjustments during applicable periods.

(FF) To reflect the income tax benefit provided by Golf/DIC and Libertyville based upon their historical earnings adjusted for the impact of the related pro forma adjustments, using the effective tax rates of the Registrant during the period.

(GG) Reflects 125,000 shares issued in connection with the acquisition of Golf/DIC, which were assumed to be outstanding during the entire period.

                                   MORGAN

Introduction

     Morgan Medical Holdings, Inc. (with its subsidiaries, "Morgan") operates and manages four diagnostic imaging centers in Florida and one physical therapy center in Georgia. Morgan was formed under the laws of the State of Colorado on May 17, 1988, for the purpose of creating a vehicle to seek and acquire a business opportunity. Morgan completed its initial public offering of Morgan Common Stock in April 1989. On June 23, 1989, pursuant to an Agreement and Plan of Reorganization among Morgan, Morgan Medical Corporation ("MCC") and MMC's shareholders, Morgan issued 3,000,000 shares of Morgan Common Stock to MMC's shareholders in a share exchange, in which MMC became a wholly-owned subsidiary of Morgan. The shares of Morgan Common Stock issued to the shareholders of MMC represented approximately 67.5% of the Morgan Common Stock outstanding immediately after the completion of the transaction.

     From 1987 to 1989, MMC provided consulting and project management services to physicians interested in developing and operating MRI, lithotripsy and ambulatory surgery centers. In 1989, MMC began developing and managing its own non-invasive diagnostic centers. MMC participated as a 50% joint venture partner in the establishment of an MRI center in Virginia Beach, Virginia, which commenced operations in April 1990. MMC subsequently sold its interest in the project to its joint venture partner in June 1990.

     In 1991, Morgan, through MMC as general partner, formed a limited partnership to develop and operate an outpatient MRI diagnostic facility in Naples, Florida. The center began operations in August 1991. In 1993, the limited partnership interests of the limited partnership were assigned to MMC, and all ownership interests in the center were subsequently transferred to MMC.

     Morgan purchased its MRI facility in Titusville, Florida in 1992. Morgan developed and opened its Cape Coral MRI and Sarasota multi-modality facilities in 1990 and 1994, respectively.

     In August 1994, Morgan formed HealthWorks as a wholly-owned subsidiary under the laws of Florida to hold the outstanding stock of a company formed by Morgan to operate a physical therapy center in Albany, Georgia. This center became operational in November 1994.

Services

     It is a condition to the Merger that Morgan's physical therapy business be sold in conjunction with the Merger. See "The Merger -- Terms of the Merger -- Conditions Precedent to Consummation of the Merger". The following is a description of the diagnostic services provided by Morgan's other centers.

     Magnetic Resonance Imaging

     Morgan provides MRI services at each of its Cape Coral, Naples, Titusville and Sarasota facilities. MRI is a non-invasive procedure for observing anatomic structures. It uses magnetic fields and radio signals to image the density and distribution of the body's hydrogen nuclei. It is particularly useful for imaging soft tissues, such as parts of the brain, muscle, fat, blood vessels, the spinal cord and other parts of the nervous system, with very high resolution and clarity. MRI provides diagnostic information about possible structural damage or evidence of disease. Furthermore, the images that are produced can be computer-enhanced to view images three dimensionally at many angles for more precise diagnosis.

     Because of its unique abilities, MRI greatly reduces the need for many types of exploratory surgeries. MRI is used in the specialties of oncology for cancer diagnosis and tumor localization; neurosurgery and neurology for diagnosis of many brain and spinal cord disorders and diseases; orthopedics for diagnosing possible tears in ligaments and tendons; internal medicine; cardiology; and many new specialties and applications like oral surgery for temporomandibular joint imaging (TMI). Specific applications include evaluating a range of diseases from brain tumors to multiple sclerosis. It is also being used to evaluate other organs of the body such as the liver and kidneys.
     Traditionally, diagnostic imaging services have been provided in hospitals or in radiologists' offices. However, because of the high cost of purchasing and operating MRI systems, and for other reasons, outpatient centers have been the most efficient and most frequently used method of providing MRI services to patients. Since the mid-1980's, MRI outpatient centers have proliferated. Most are owned through limited partnerships or corporations involving physicians and hospitals or management companies. Generally, radiologists hired by or affiliated with the center provide professional medical services, including medical supervision of the center, supervision and administration of diagnostic procedures and interpretation of the results of procedures.

     The installation of an MRI system and related equipment ranges in cost from $850,000 to more than $2,000,000, depending upon the nature of the imaging system. The magnetic field strength of the imaging system and other operational attributes dictate cost. The higher field strengths are generally more expensive and usually provide superior image quality and faster patient throughput. Financing affiliates of major MRI manufacturers, equipment financing companies and banks may lease or lend the entire cost of the system and often will include in such financing the costs of construction and other equipment, fixtures and furnishings.

     Computerized Axial Tomography

     Morgan provides computerized axial tomography ("CT") services at its Sarasota facility. CT utilizes multiple x-ray beams and detectors to derive information which is then synthesized by computers to produce cross-sectional images of organs or other areas of the body. CT can be used to perform examinations of any part of the human anatomy and provides a delineation of tissue not possible with conventional x-ray. CT eliminates the problem of overlapping structures such as bone and soft tissue inherent in images produced by conventional x-ray. The most commonly performed CT examinations are of the brain, abdomen, and lumbo-sacral spine, although examination of the chest, pelvis and extremities is also performed.

     The installation of a CT system and related equipment ranges in cost from $150,000 to $800,000, depending upon the nature of the system. The imaging speed of the CT system and its operational attributes dictate cost.

Professional Services Agreements

      Morgan has entered into professional services agreements with board certified or board eligible radiologists providing services at its Naples and Cape Coral centers. Morgan is currently engaged in the negotiation of formal agreements with similarly qualified radiologists providing services at its Titusville and Sarasota centers. It is anticipated that such negotiations will be completed in the near future. Under Morgan's professional services agreements, the radiologists are engaged to provide medical services at the center, including administering diagnostic procedures and interpreting test results. In the Cape Coral and Sarasota centers, the radiologists bill patients separately for their professional fees, which are established as a percentage of procedure fees established between the radiologists and Morgan and adjusted from time to time, except for Medicare and certain other government programs, for which the prescribed professional fee is billed. The agreements carry terms of five years and are automatically renewable for additional five-year terms unless canceled by either party on notice given at least six months before expiration.

     For services provided at the Naples and Titusville centers, Morgan bills globally (for both the technical and professional components of the services) and compensates the interpreting physician based upon a fixed fee per scan or as a percentage of collected fees. At the Naples center, in addition to radiologists, certain qualified neurologists interpret the results of MRI procedures at the request of the referring clinician.

     Morgan has also entered into a service agreement with Jess Parrish Memorial Hospital with respect to its Titusville center to provide MRI procedures to the hospital's Medicare patients. The Titusville center receives approximately 50% of its standard technical fees for providing such services.

Quality Assurance

     In consultation with healthcare professionals, Morgan has developed and implemented a quality assurance program to ensure that established standards of care for all patients served by each center are maintained.

At the Cape Coral MRI center, quality assurance issues are addressed in conjunction with the Cape Coral Hospital administration and medical staff. At the Naples MRI center, a medical advisory committee composed primarily of referring physicians advises Morgan in patient care, planning and assessment. The Titusville center has a quality assurance program which is overseen by the Chief of Radiology at Jess Parrish Memorial Hospital. The Sarasota center also has a quality assurance program which is overseen by an on-sight Medical Director, Dr. Richard Goldberg.

Government Regulation

     Various Federal and state statutes and regulations affect virtually all aspects of Morgan's operations. See "The Merger--Government Regulation of NMR and Morgan".

Competition

     Numerous other entities exist which own and manage MRI and other diagnostic centers, many of which have greater financial resources than Morgan. Morgan also competes with hospitals which operate their own MRI centers. MRI systems also compete with other scanning technologies which are available in physicians offices, hospitals and other diagnostic imaging centers.

Employees

     Morgan has thirty-two full-time employees, including its President and Chief Executive Officer, J. Mark Strong, and its Vice President and Secretary, Sandra G. Garrison, and one part-time employee. Twenty of the full-time employees work at Morgan's four diagnostic imaging centers.
Eight of the full-time and Morgan's one part-time employee work at Morgan's physical therapy center. None of Morgan's employees are members of a union or parties to a collective bargaining agreement.

Properties

     Tampa. Morgan's principal executive offices located at 101 East Kennedy Boulevard, Suite 1010, Tampa, Florida are situated in a leased facility. The lease for the premises, which covers 2,452 square feet of office space, commenced August 15, 1994 and has a five-year term. Rent under the lease is $2,452 per month for the first twelve months of the term of the lease, and for each year thereafter, monthly rent increases by approximately $200. Monthly rent payable during the final twelve months of the lease is $3,269. NMR will close and attempt to sublet this office if the Merger is consummated.

     Cape Coral Center. Morgan leases a 2,450 square foot building from Cape Coral Hospital within which Morgan's Cape Coral MRI center is operated. Rent payable under the lease is $3,800 per month. The lease commenced in June 1990, and terminates December 31, 1999, subject to being renewed at Morgan's option for two additional five-year terms.

Under the terms of the lease, Cape Coral Hospital has the right to purchase Morgan's imaging business conducted at the leased premises and the related equipment for a specified period during each year the lease is in effect. The hospital agreed to unconditionally waive its option to acquire this imaging business for the year 1995, although it retained the right to exercise its option in the future. See "Risk Factors--Potential Adverse Effect of Sale of Cape Coral Facility".

     Naples Center. The Naples MRI center is operated in a 2,329 square foot building which is leased by Morgan through March 1996 at a base monthly rent of $2,799 (subject to cost of living increases). Under the lease, Morgan also has the option to renew the term of the lease for two additional five-year periods. The lease also requires Morgan to pay a percentage of the common area charges including maintenance, utility charges and real estate taxes associated with the premises. These charges, combined with the current base monthly rent, were $4,104 per month at December 31, 1994.

     Titusville Center. Morgan's Titusville MRI center is operated in a 3,200 square foot building which is leased by Morgan through September 1, 1997 at a monthly rate of $3,675 (subject to cost of living increases). Morgan also has the option to renew the lease for two additional five-year periods.

     Sarasota Center. Morgan leases a 3,303 square foot facility within which its Sarasota center is operated. The lease's initial term commenced in June 1994 and continues until May 2004. Morgan has an option to renew the lease for two additional five-year periods. The monthly lease payments are $6,332 and are subject to change based upon changes in the Consumer Price Index. The lease requires Morgan to pay all insurance, utilities, repairs, maintenance, replacement, sales and use taxes, property taxes, and other charges relative to the premises. In addition, the lease requires Morgan to pay operating costs of the common area associated with the premises beginning on January 1, 1995.

     Albany, Georgia. Morgan leases an approximately 5,100 square foot facility within which its Albany, Georgia physical therapy center is operated. The term of the lease commenced in November 1994 and continues until November 1997. Morgan has the option to renew the lease for an unlimited number of additional three-year periods. Monthly rent under the lease is $4,711. The lease requires Morgan to pay all insurance, repairs, maintenance, taxes and other charges relative to the premises. This lease is required to be assumed by the purchaser of HealthWorks in conjunction with the Merger.

     Naples. Morgan leases 1,189 square feet of office space at 300 Fifth Avenue South, Suite 20, Naples, Florida. The lease commenced in January 1994, and expires March 31, 1997. Monthly rent under the lease is $1,628. Monthly rent is subject to annual adjustment based on the Consumer Price Index. The lease is renewable at Morgan's option for an additional three-year period following expiration of the initial term.

NMR will close and attempt to sublet this office if the Merger is consummated.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Results of Operations

     Three months ended March 31, 1995 compared to the three months ended March 31, 1994

     Revenue consists of imaging and physical therapy revenue reduced by contractual allowances related to discount arrangements with third party payers. For the three months ended March 31, 1995, revenue was $1,770,128 versus $1,193,063 for the same period in the prior year, a 48% increase. The increase in revenue resulted primarily from operations of the Sarasota MRI center which opened in June 1994. Revenue for the three months ended March 31, 1995 for the Sarasota MRI center was $416,591. In addition, Morgan realized revenue of $84,433 during the three months ended March 31, 1995 from its physical therapy operations which commenced in November 1994. Revenue for the three months ended March 31, 1995 for the Cape Coral, Naples and Titusville MRI centers increased (decreased) by (9%), 37% and 1%, respectively, compared to the three months ended March 31, 1994. The increase (decrease) in revenue at these centers resulted from changes in patient volume.

     Payroll and related expenses included in other operating, general and administrative for the three months ended March 31, 1995 increased by $196,762 (111%) to $373,127 from $176,365 for the three months ended March 31, 1994. This increase was due to the commencement of operations at the

Sarasota MRI center and the Albany center. Morgan does not have any plans to add additional centers or additional employees in 1995 or in the foreseeable future and accordingly does not anticipate that there will be any increase in the gross amount of payroll and related expense for the remainder of 1995. Payroll and related expense as a percentage of revenues is expected to decrease during the remainder of 1995 as the new MRI center in Sarasota and the new physical therapy center in Albany, Georgia, complete their start-up phases and begin to contribute net revenue to Morgan's financial results. If such anticipated revenues do not materialize from the new centers, Morgan's management will consider reductions in staff or other potential means of reduction in payroll and related expenses.

     In addition, Morgan accrued $44,850 as additional compensation for certain employees, officers and directors who will receive shares of Morgan's Common Stock as compensation for their services. Morgan, as a policy, compensates its executive officers and directors through a combination of cash compensation and grants of restricted stock. The grant of restricted stock serves the dual purpose of reducing Morgan's cash expense and linking the compensation of officers and directors to Morgan's performance, thereby encouraging increased commitment and loyalty. In keeping with this policy, Morgan's Board of Directors authorized in December 1994 the issuance of 68,334 shares of Morgan Common Stock to executive officers and directors. The value of these shares, $41,098, was determined based upon the average high and low bid quotations for shares of Morgan Common Stock during the period in which the shares were earned, adjusted for a discount associated with the restrictive nature of the shares.
     Depreciation and amortization expense included in other operating, general and administrative for the three months ended March 31, 1995 increased by $74,637 (40%) to $260,496 from $185,859 for the three months ended March 31, 1994. The increase resulted from the acquisition of capital equipment for the Sarasota MRI center and the Albany physical therapy center.

     Medical supplies and other operating costs for the three months ended March 31, 1995 increased by $194,610 (46%) to $616,739 from $422,129 for the three months ended March 31, 1994. The increase was primarily due to the operating expenses associated with the Sarasota MRI center and the Albany physical therapy center. The increase in operating expenses resulting from the Sarasota and Albany centers was partially offset by a reduction in operating expenses incurred at the Cape Coral, Naples and Titusville MRI centers.

     Other general and administrative expenses for the three months ended March 31, 1995 decreased $5,015 (6%) to $77,366 from $82,381 for the three months ended March 31, 1994. The decrease was generally due to a reduction in marketing related expenditures.

     Bad debt expense for the three months ended March 31, 1995 decreased $45,717 (88%) to $6,092 from $51,809. The decrease resulted from the collection of amounts due from patients and insurance providers which had previously been determined to be uncollectible.

     Interest expense for the three months ended March 31, 1995 increased $38,728 (38%) to $140,620 from $101,892 for the three months ended March 31, 1994. The increase in interest expense resulted primarily from the financing of equipment installed at the Sarasota MRI center and the Albany physical therapy center. The interest expense associated with additional equipment acquired was partially offset by lower interest expense incurred on existing obligations which were amortized throughout 1994 and 1995.

     Other income (expenses) for the three months ended March 31, 1995 included $101,843 of legal and professional fees related to the Merger Agreement and the Schedule 13D filed by the Morgan Shareholder Group. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions."

     Year ended December 31, 1994 compared to the year ended December 31,
     1993

     For the year ended December 31, 1994, revenue was $5,131,571 versus $4,697,942 (including $26,552 in revenue from fees from Morgan's former laser treatment operations) in the prior year, a 9% increase. The increase in revenue resulted primarily from the commencement of operations of the Sarasota MRI center in June 1994. Revenue for the six months of operation of the Sarasota MRI center was $798,189. For the year ended December 31, 1994, revenue from the Cape Coral Center increased by 3%, while revenue from the Naples and Titusville centers decreased by 13% and 12%, respectively. The decrease in revenue at both the Naples and Titusville MRI centers resulted primarily from reductions in patient volume.

     Morgan did not realize any revenue in the year ended December 31, 1994 from laser fees as a result of management's decision to divest itself of its laser operations in 1993. Revenue from laser fees for the year ended December 31, 1993 were $26,552.

     Payroll and related expenses for the year ended December 31, 1994 increased by $345,219 (52%) to $1,013,560 from $668,341 for the year ended December 31, 1993. This increase was due to the commencement of operations at Morgan's Sarasota MRI center and the Albany, Georgia physical therapy center, as well as additional administrative staffing required at Morgan's corporate offices relating to such expansion. The increase in payroll and related expenses resulting from the commencement of operations of the Sarasota and Albany centers and the increased administrative staffing was partially offset by reductions in payroll and related expenses at the Naples and Titusville MRI centers resulting from reductions in patient volume.

     Payroll and related expenses for the year ended December 31, 1994 reflect the disproportionate relationship of other operating, general and administrative to revenue generated by entities during their start-up phase. It is anticipated that, although the amount of payroll and related expenses will increase during 1995 due to the fact that the Sarasota imaging center and Albany, Georgia physical therapy center commenced operations late in 1994, payroll and related expenses as a percentage of revenues will decrease as such centers generate their anticipated volume of business.

     Medical supplies and other operating costs for the year ended December 31, 1994 increased by $385,851 (25%) to $1,908,003 from $1,522,152 for the year ended December 31, 1993. The increase was primarily due to the commencement of operations of the Sarasota MRI center and the Albany, Georgia physical therapy center. The increase in operating expenses resulting from the Sarasota center and the Albany center was partially offset by a reduction in operating costs incurred at both the Naples and Titusville MRI centers resulting from reductions in patient volume.

     Depreciation and amortization expense for the year ended December 31, 1994 increased by $354,726 (65%) to $897,549 from $542,823 for the year ended December 31, 1993. The increase resulted from the acquisition of capital equipment for the Sarasota MRI center. In addition, during 1994 Morgan reduced its estimate of the useful lives of certain medical diagnostic equipment to reflect technological changes. This change resulted in additional depreciation expense in 1994 in the amount of $219,000.

     Bad debt expense for the year ended December 31, 1994 decreased $26,507 (10%) to $246,927 from $273,435 for the year ended December 31,
1993.  The decrease resulted from a decrease in bad debt write-offs
primarily at the Titusville center.   The decrease in write-offs generally
resulted from improved collection efforts on patient accounts.

     Rent expense included in medical supplies and other operating costs for the year ended December 31, 1994 increased $39,419 (23%) to $209,273 from $169,854 for the year ended December 31, 1993. The increase in rent resulted primarily from the lease of the Sarasota center entered into in June 1994 and the lease of the professional office in Naples entered into in January 1994. The increase in rent expense associated with the Sarasota center and the Naples office was partially offset by the reduction in rent expense for the Cape Coral center arising from the discontinuance, in July 1993, of the payment of a percentage of net cash flows as a portion of the center lease payments.

     Other general and administrative expenses for the year ended December 31, 1994 increased $68,566 (32%) to $281,014 from $212,448 for the year ended December 31, 1993. The increase was generally due to legal and professional fees, including professional fees incurred in conjunction with investment banking services provided to Morgan. In addition, Morgan incurred certain promotional costs during 1994 relating to its increased marketing efforts.

     Interest expense for the year ended December 31, 1994 increased $9,216 (2%) to $483,078 from $473,862 for the year ended December 31, 1993. In December 1993, Morgan refinanced certain obligations incurred in connection with the acquisition of equipment at its Cape Coral center. The increase in interest expense during 1994 resulted primarily from the financing of equipment installed at the Sarasota and Albany centers, as well as upgrades of equipment at the Naples and Titusville centers. The interest expense associated with additional equipment acquired in 1994 was partially offset by lower interest expense incurred on existing obligations which were amortized in 1994.

     Morgan's provision for income taxes of $132,372 for the year ended December 31, 1994 consists of state and Federal income taxes.

     Morgan records the provision for income taxes in accordance with SFAS
109. Accordingly, income taxes are provided for under the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences between the reported amounts of assets and liabilities and their tax basis. Morgan's deferred tax assets includes the future benefit of net operating loss carryforwards of $1,632,753. These benefits require the generation of future taxable income in order to be realized. Morgan anticipates that future taxable income will exist to fully utilize the net operating loss carryforwards.

     Net operating loss carryforward increased in 1994 as compared to 1993 due to the fact that Morgan incurred a net loss for tax purposes in 1994. The net loss for tax purposes resulted from the fact that Morgan uses accelerated depreciation methods for tax purposes, which resulted in higher depreciation expense for tax purposes than for accounting purposes. In addition, Morgan reports revenues and expenses on a cash basis for tax purposes as opposed to the accrual basis for accounting purposes. The reporting of income on the cash basis rather than the accrual basis results in less taxable income.

     The Cape Coral center accounted for approximately 31% of Morgan's revenue, net for each of the fiscal years ended December 31, 1994 and 1993, respectively. During fiscal year 1994, this center accounted for revenue, net of $1,630,000 and operating income of $677,000. Cape Coral Hospital has waived its right to purchase the business and equipment of Morgan's Cape Coral facility for the year 1995. However, the hospital may choose to exercise its option in the future. Although the exercise by the hospital of its option to purchase the Cape Coral facility in accordance with the terms of the facility lease would have a positive impact on Morgan's liquidity and financial condition, it would have a material adverse impact on Morgan's net revenue and operating results.

     Year Ended December 31, 1993 compared to the year ended December 31,
     1992

     Patient service revenue from MRI fees increased significantly from the year ended December 31, 1992 to the year ended December 31, 1993, primarily due to the fact the Titusville MRI center, which was acquired on September 1, 1992, was in operation during all of 1993, as compared to only four months of operations in 1992. Revenue from the Naples MRI center in 1993 increased approximately 9% from the revenue from that same center in 1992. Revenue from the Cape Coral MRI center in 1993 decreased approximately 5% from the revenue from that same center in 1992.

     Laser fees of $26,552 for the year ended December 31, 1993 were significantly lower than in the prior years. The fees were generated by both a partnership formed by Morgan, Morgan Laser Ltd., which purchased and installed Morgan's first Candela pulsed dye laser at a treatment center in Palm Harbor, Florida, and Morgan's second Candela laser, purchased in June 1990 and placed into service in April 1991 for use as a mobile unit transportable to various geographic locations. The mobile laser remained at Cape Coral Hospital in 1993 and has derived all of its revenues therefrom.

     In 1993, management determined that in order to develop the laser business, additional investment and further marketing efforts would be required. Due to their desire to continue to focus Morgan's efforts and capital on the MRI business, a decision was made for Morgan to divest itself from the laser business.

     On December 31, 1993, Morgan dissolved Morgan Laser Ltd. and consolidated the assets and liabilities of the entity into Morgan. Morgan took a charge to earnings of $127,700 in 1993 to adjust the net book value of the two lasers to the manufacturer's suggested current market value of approximately $40,000 each.

     Payroll and related costs increased by $256,210, or 62%, in 1993 compared to 1992. This increase can be attributed to the fact that 1993 reflects a full year of employment for the Titusville MRI center employees added in September 1992. Also, in 1993, Morgan paid bonuses of $65,850, including bonuses to officers of $54,650. The remaining increase can be attributed to salary increases and conversion of part-time employees to full-time. Salaries earned by the officers of Morgan totaled $154,500 and $139,500 for the years ended December 31, 1993 and 1992, respectively.

     Rent expense included in medical supplies and other operating costs for the year ended December 31, 1993 decreased from the prior year by approximately $101,000, despite the fact that in 1992 there were only four rent payments for the Titusville MRI center versus twelve in 1993. This decrease in rent expense during 1993 is attributable to the fact that certain rental expenses were incurred in 1992 that were not incurred in 1993. In particular, in 1992, rent expenses included a $50,000 rental fee for a mobile MRI unit for the Titusville facility which was used during a two-month period while the fixed MRI system was upgraded and improved. In 1992, Morgan was also paying a percentage of net cash flows from the Cape Coral MRI center as rent. In 1993, the lease for the Cape Coral center was revised to provide for a lower, fixed monthly rent.

     Other general and administrative expense increased $33,227 (19%) over that of the prior year due primarily to the expansion and increased marketing and promotion activity of Morgan.

     Depreciation and amortization expense increased approximately 47% in 1993 compared to 1992. This increase was caused by the fixed assets of the Titusville MRI center being depreciated an entire year in 1993 versus four months in 1992, and an increase of 17% in the balance of fixed assets being depreciated in 1993 compared to 1992.

     Medical supplies and other operating costs for the year ended December 31, 1993, increased $263,928 (21%) from December 31, 1992. This increase can be attributed in part to the fact that four months of maintenance expense on the Titusville MRI system were included in 1992 versus twelve months expenses in 1993 at approximately $13,000 per month. In addition, the Naples MRI system manufacturer's warranty/service contract expired in the third quarter of 1992. This contract was renewed at a cost of approximately $10,000 per month and 1993 operating expenses included twelve payments versus only four in 1992. The Titusville MRI Center was also operational for only four months in 1992 versus the entire year in 1993 and accordingly required additional operating costs.

     Bad debt expense for the year ended December 31, 1993 increased 5% over 1992. However, the allowance for doubtful accounts receivable at December 31, 1993 decreased 44% from the allowance at December 31, 1992. This decrease can be attributed to management's review of the prior year's reserve, which revealed that the December 31, 1992 reserve was approximately 89% of bad debt expense for 1993. This ratio which was considered excessive. At December 31, 1993, the reserve was calculated using actual historical percentage write-offs of accounts receivable by the various payers. These calculated bad debt percentages were then applied by payer to the accounts receivable balances at December 31, 1993 to calculate an estimated reserve. This reserve, although lower than 1992, is based on actual historical write-offs and management believes it to be adequate.

     Interest expense for the year ended December 31, 1993 increased $5,011 from the year ended December 31, 1992, due to additional financing incurred in 1993 and interest on obligations related to the acquisition of the Titusville MRI center, which include a capital lease and note payable to finance the purchase of the MRI system, equipment, furniture, and building improvements for the center.

     Major financing activities during 1993 included an upgrade to the Picker Vista 1.0T Superconductive MRI system at the Titusville MRI center at a cost of $438,442 financed initially through a capital lease with U.S. Concord in January 1993; and an upgrade in the Philips Gyroscan T5 MRI systems at the Cape Coral and Naples MRI centers in December 1993 at a cost of $174,900 each, financed with loans from Medical Equipment Finance Company at 9.5% interest per annum. Also, in December 1993, all existing U.S. Concord capital leases and notes were refinanced with Medical Equipment Finance Company at 9.5% per annum. Morgan was required to pay a 3% prepayment penalty of $136,000 to U.S. Concord to complete the refinancing.

     Morgan's provision for income taxes of $335,028 for the year ended December 31, 1993 consists of state and Federal income taxes.

     Morgan records the provision for income taxes in accordance with SFAS
109. Accordingly, income taxes are provided for under the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences between the reported amounts of assets and liabilities and their tax basis. Morgan's deferred tax assets includes the future benefit of net operating loss carryforwards of $1,070,063. These benefits require the generation of future taxable income in order to be realized.

Liquidity

     Morgan had deficit working capital of $64,377 at December 31, 1994 and positive working capital of $155,412 at December 31, 1993, representing a decrease of $219,789. The decrease resulted primarily from the fact that Morgan has incurred current maturities of lease obligations to finance the acquisition of equipment at its Sarasota and Albany centers. In addition, currently payable operating expenses included in accrued expenses increased in 1994 by $193,966 as a result of the increased activities resulting from the commencement of operations at both Sarasota and Albany. Also the current portion of amounts due from related parties decreased by $120,432 in 1994, primarily as a result of Morgan receiving a promissory note from
J. Mark Strong, a director and the President and Chief Executive Officer of Morgan, payable over a five-year period which evidences certain loans made by Morgan to Mr. Strong.

     Patient accounts receivable at December 31, 1994 increased $584,904 (55%) to $1,652,167 from $1,067,263 at December 31, 1993, although revenues increased 9% during 1993. The increase in accounts receivable resulted from slow cash collections in 1994 at the Sarasota enter caused by delays Morgan experienced in obtaining its Medicare provider identification number. Morgan subsequently obtained its Medicare provider number. Morgan has also worked with its billing service company to increase the service's collection efforts on behalf of Morgan, which management anticipates will result in improved cash collections in the future.

     Cash collections at the Naples and Titusville MRI centers during 1994 decreased $361,489 (22%) and $271,314 (14%), respectively, from the prior year. Management attributes the decrease to a reduction in patient volume as well as a decline in the net patient revenue received for each scan resulting from a decline in reimbursement rates for Medicare patients.

     Investing activities utilized $486,048 of cash during the year ended December 31, 1994, predominantly for the acquisition of equipment and leasehold improvements for the Sarasota and Albany centers.

     Financing activities used $793,217 of cash during the year ended December 1994, primarily for the principal payments on long-term debt and capital lease obligations as well as repayments of amounts due to former affiliates.

     During the year ended December 31, 1994, Morgan incurred capital lease obligations for equipment installed at the Sarasota center ($1,808,131) and the Albany center ($144,312). At December 31, 1994, Morgan had $1,817,534 in obligations under capital leases. Morgan did not have any capital lease obligations at December 31, 1993.

     During the year ended December 31, 1994, Morgan borrowed $420,954 to upgrade its MRI equipment at the Naples center, purchase additional MRI equipment for the Titusville center, purchase several automobiles and provide working capital for the start up of the Sarasota center.

Capital Resources

     Morgan believes that based upon scheduled increases in the principal repayments of its long-term debt obligations and trends towards lower reimbursements for diagnostic imaging procedures, its existing cash, and cash generated from operating activities, may not be sufficient to meet the needs of its current operations. Therefore, management began discussions in 1994 with other MRI companies about possible business combinations, which has resulted in the Morgan Board of Director's approval of the Merger Agreement. If the Merger is not consummated, it is anticipated that Morgan would seek a suitable business partner for a strategic combination or Morgan may be required to seek additional funding for working capital requirements through debt financing, such as a bank line of credit, or equity financing through an offering of Morgan Common Stock. There can be no assurances, however, that Morgan would be successful in identifying or negotiating with a transaction partner on terms which would be favorable to Morgan, nor can there by any assurances that Morgan would be successful in obtaining additional working capital on favorable terms.

Changes in Accountants

     The 1992 consolidated financial statements of Morgan were audited by Copeland & Company, independent certified public accountants. On July 23, 1993, Morgan appointed Garcia & Ortiz, P.A, independent certified public accountants, to replace Copeland & Company. The replacement of Copeland & Company was approved by Morgan's Board of Directors because Garcia & Ortiz, P.A. is a larger firm than Copeland & Company, and therefore, is believed to be able to provide the level of services required by Morgan. Copeland & Company's report on Morgan's 1992 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. During the two fiscal years preceding the replacement of Copeland & Company, there were no disagreements between Morgan and Copeland & Company on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure.

Directors and Executive Officers

     The directors and officers of Morgan are as follows:

                                                      Tenure as
                                                      Officer or
 Name                      Age     Position           Director
 ----                      ---     --------           ----------

 J. Mark Strong            43      President, Chief   June 1989
                                   Executive          to Present
                                   Officer,
                                   Treasurer and
                                   Director

 Sandra G. Garrison        41      Vice President,    June 1989
                                   Secretary and      to Present
                                   Director

 Thomas Acey, Jr.          53      Director           December 1994
                                                      to Present

 Dr. James E. Cooke        38      Director           January 1995
                                                      to Present

 Robert T. Hamilton        52      Director           March 1995
                                                      to Present


     J. Mark Strong has served as President, Chief Executive Officer, Treasurer and a director of Morgan since June 1989, and as President, Treasurer and a director of MMC since its inception in June 1986. From June 1984 until June 1986, he served as President of General Funding Capital, Inc., a privately-held company engaged in the business of equipment leasing.

     Sandra G. Garrison has served as Vice President, Secretary and a director of Morgan since June 1989, and as Secretary and a director of MMC since August 1988. From November 1987 until July 1988, Ms. Garrison was employed as the Personnel Manager/Special Projects Coordinator for the Department of Surgery at the University of South Florida School of Medicine. From 1980 until 1987, she was employed as Executive Assistant/Educational Coordinator for the Department of Surgery at the University of South Carolina School of Medicine. Ms. Garrison received a Bachelor of Science Degree in Marketing from the University of South Carolina in 1976.

     Thomas Acey, Jr., has served as a director of Morgan since December 1994. He is an attorney in Safety Harbor, Florida and has practiced law as a member of the State of Florida bar since 1991. He presently is a principal in Holt Partners International, a business consulting firm. During the period from July 1987 to November 1989, Mr. Acey served as the Deputy General Counsel for Home Shopping Network, Inc. Prior to 1987, Mr. Acey was a partner in the law firm of Verner, Lippfert, Bernhard, McPherson and Hand in Washington, D.C.

     Dr. James E. Cooke has served as a director of Morgan since January 1995, and previously served as director from 1989 through 1992. He is currently employed as an anesthesiologist in a private practice at West Paces Medical Center in Atlanta, Georgia. Between 1989 and 1992, Dr. Cooke was on the faculty of the University of South Florida Medical School, and between 1986 and 1988, he served on the faculty of Stanford University Medical School. Dr. Cooke received his Doctor of Medicine from Northwestern Medical School in 1982.

     Robert T. Hamilton has served as a director of Morgan since March 1995. Mr. Hamilton is the President and CEO of Robert T. Hamilton & Associates, a management consulting firm, and Senior Vice President of Intrados/International Management Group, an international business consulting firm. Mr. Hamilton was employed from 1963 until 1994 in various manufacturing, business units and regional organizations of Eastman Kodak Company, including service from 1991 to 1994 as the Vice President and Regional General Manager of Eastman Kodak Company's United States and Canada regions.

     All of Morgan's directors serve for a period of one year and until their successors are elected and qualify. The officers of Morgan are elected by the Board of Directors at the first meeting after each annual meeting of Morgan's shareholders, and hold office until their death, or until they shall resign or have been removed from office.

Director Compensation

     Prior to 1994, no compensation was paid to directors of Morgan for their services as directors. In 1994, the Morgan Board approved a plan whereby each director would receive 1,000 shares of Morgan Common Stock for each meeting of the Morgan Board attended by the director. For services rendered during 1994, J. Mark Strong, Sandra G. Garrison and Martin Silbiger (a former director of Morgan) each received 3,000 shares, and Thomas Acey, Jr. received 1,000 shares, of Morgan Common Stock pursuant to the plan. For services rendered during 1995, Mr. Strong, Ms. Garrison, Mr. Acey and
Dr. James E. Cooke will each receive 5,000 shares of Morgan Common Stock pursuant to the plan.

     In addition, during the first four months of 1995 Mr. Acey received $12,150 for services rendered to the Morgan Board as chairman of a special committee of the Morgan Board which reviewed matters related to the
Schedule 13D filed by the Morgan Shareholder Group. In his role as chairman of the special committee, Mr. Acey took the leading role in addressing the Schedule 13D filing, which included holding discussions with members of the Morgan Shareholder Group and reaching a resolution of the issues raised in the filing. Dr. Cooke also received $3,125 for services rendered to the Morgan Board in connection with the filing of the Schedule 13D. Although Dr. Cooke was not an independent director since he was also a member of the Morgan Shareholder Group, he was not a member of Morgan's management. Therefore, his participation in the special committee and the sharing of his views on the matters being addressed were considered important by other members of the Morgan Board of Directors. Both Mr. Acey and Dr. Cooke devoted significant time to the Schedule 13D matter in excess of the time commitments normally required of directors and were compensated accordingly by Morgan. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions".

Executive Compensation

     The following table sets forth the compensation paid during Morgan's three fiscal years ended December 31, 1994 to the chief executive officer of Morgan. No other executive officer of Morgan received compensation in excess of $100,000 in the last fiscal year.

                           Summary Compensation Table
                           --------------------------


                               Annual Compensation
                               -------------------
 Name and Principal                Salary         Bonus
 Position                 Year     ($)            ($)
 ------------------       ----     ------         -----

 J. Mark Strong           1994    105,936          -0-
 President and Chief      1993     94,500        48,000
 Executive Officer        1992     94,500          -0-


      Mr. Strong does not presently have any employment agreement with Morgan, nor is he a party to any agreement providing for payments to him in the event of a change in control of Morgan.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of July 1, 1995, the beneficial ownership of each person known by Morgan to be the beneficial owner of five percent or more of Morgan Common Stock, each officer and director of Morgan individually, and all directors and officers of Morgan as a group:

                                   Amount and
 Name and Address                  Nature of               Percent
of Beneficial Owner            Beneficial Ownership        of Class
- -------------------            --------------------        --------

J. Mark Strong                     1,367,500               42.4%
101 E. Kennedy Blvd.
Suite 1010
Tampa, FL  33602

Sandra G. Garrison                   123,417(1)             3.7%
101 E. Kennedy Blvd.
Suite 1010
Tampa, FL  33602

Morgan Shareholder Group           1,068,334(2)            31.2%
c/o William A. Despo, Esq.
One Gateway Center
Newark, NJ  07102

John Morris                          238,041(3)(4)          6.8%
P.O. Box 320487
Tampa, FL 33679

William C. Callari                   300,000(3)(5)          9.3%
c/o Realty Development &
 Management, Inc.
210 West Front Street
Suite 101
Red Bank, New Jersey  07701

Carl Anderson                        226,500(3)(6)          6.9%
15414 E. Burrell Dr.
Lutz, FL  33549

Dr. James E. Cooke                   225,793(3)             7.0%
2788 Ridge Valley Rd.
Atlanta, GA  30327

Thomas Acey, Jr.                       1,000                 *
132 10th Avenue North #105
Safety Harbor, FL  34695

All officers and                   1,717,710(1)            51.7%
directors as a Group
(5 Persons)
_______________

* Less than one-percent.

(1)   Includes 100,000 shares underlying currently exercisable options.

(2)   Includes 200,000 shares underlying currently exercisable warrants.

(3)   Member of Morgan Shareholder Group.

(4)   Includes 150,000 shares underlying currently exercisable warrants.

(5) Represents shares held by Realty Development & Management, Inc., of which Mr. Callari is the owner.

(6)   Includes 50,000 shares underlying currently exercisable warrants.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

      No options were exercised by executive officers of Morgan during the fiscal year ended December 31, 1994. The following table sets forth for each of the named executive officers the number of unexercised options/SAR's remaining at December 31, 1994 and the potential value thereof based on the year-end per share price of Morgan Common Stock of $1 1/8 on December 31, 1994, which is based on the average of the closing bid and asked price for shares of Morgan Common Stock on such date.

                                                               Value of
                                                               Unexercised
                               Number of Securities            In-the-Money
                               Underlying Unexercised          Options/SAR's
                               Options/SAR's                   at Fiscal
                               at Fiscal Year-End(#)           Year-End($)

                                   Exercisable (E)/            Exercisable (E)/
Name                               Unexercisable(U)            Unexercisable (U)
- ----                           --------------------------      -----------------
Sandra G. Garrison                  100,000 E(1)                    $12,500 E
                                          0 U                             0 U



      (1) Includes 100,000 shares issuable pursuant to an option exercisable at $1.00 per share.

Certain Shareholder Matters

      Holders of Morgan Common Stock are entitled to receive such dividends as may be declared by Morgan's Board of Directors. No dividends have been paid with respect to the Morgan Common Stock and no dividends are anticipated to be paid in the foreseeable future.

      As of August 3, 1995, there were approximately 93 holders of record of the Morgan Common Stock. As of July 31, 1995, 300,000 shares of Morgan Common Stock were issuable upon the exercise of presently issued and outstanding Morgan Derivative Securities. In addition, as of July 31, 1995, there are 629,027 shares of Morgan Common Stock that could be sold pursuant to Rule 144 under the Securities Act.

Certain Relationships and Related Transactions

      In June 1990, Morgan borrowed $50,000 from Dr. James E. Cooke, a director of Morgan, for the purchase of certain equipment. This loan bore interest at 12%, with the interest being repayable in cash or, at Dr. Cooke's option, in Morgan Common Stock at a price of $.20 per share. On September 13, 1990, Morgan repaid $25,000 plus accrued interest in cash to Dr. Cooke, and on February 19, 1993, Morgan repaid to Dr. Cooke a total of $10,000, including principal and accrued interest, in cash. On January 1, 1994, Morgan agreed to repay the remainder of the outstanding debt to Dr. Cooke by the issuance of 7,985 shares of Morgan Common Stock at a price of $.20 a share for accrued interest in accordance with the terms of the note evidencing the loan. In addition, Dr. Cooke received 15,411 shares of Morgan Common Stock at a price of $1.00 per share, based upon the then prevailing market price for Morgan Common Stock, adjusted for restrictions on the transfer of such shares, in satisfaction of the remaining principal balance of the loan. On December 31, 1993, the last trading date before the foregoing transaction, the closing bid and asked price for shares of Morgan Common Stock were $1-3/4 and $2-1/2, respectively.

      J. Mark Strong, President and Chief Executive Officer of Morgan, and Sandra G. Garrison, Vice President of Morgan, were indebted to Morgan in the amounts of $324,348 and $39,353, respectively, as of June 30,

1995, including accrued interest. The largest aggregate outstanding amount of the indebtedness of Mr. Strong and Ms. Garrison to Morgan during 1994 was $314,323 and $69,345, respectively. The indebtedness was incurred over a period of years through a number of transactions.

      With regard to Mr. Strong, his indebtedness was incurred as follows:
$100,000 was lent by Morgan to Mr. Strong in order to permit Mr. Strong to repurchase and cancel an option he had granted with respect to his shares of Morgan Common Stock; $17,556 in personal expenses were paid by Morgan in 1994; $173,219 in personal expenses were paid by Morgan between 1989 and 1993, inclusive, principally relating to office space maintained in Mr. Strong's residence; and $33,573 in accrued but unpaid interest.

          Mr. Strong made payments on his indebtedness in the amounts of $68,730 in 1993 and $5,576 in 1994. In April 1994, Mr. Strong issued a promissory note to Morgan evidencing a portion of his indebtedness in the amount of $275,000, payable in sixty monthly installments of $5,576 each, and bearing interest at 8% per annum. This note is currently in default. The additional amount of indebtedness, $53,176 as of June 30, 1995, is not evidenced by a promissory note, is due on demand and bears interest at 8% per annum.

     An independent committee of the Morgan Board of Directors has considered the issue of Mr. Strong's indebtedness to Morgan. After its review, the independent committee of the Board of Directors recommended on March 10, 1995, in light of the contemplated Merger with NMR, that Mr. Strong be required to renew his efforts to make current the interest payments on these loans and, if the Merger with NMR is not completed, to fully collateralize the loan with his shares of Morgan Common Stock.

     With regard to Ms. Garrison, her indebtedness was incurred through a series of personal advances that Morgan made to Ms. Garrison to enable her to acquire certain discounted computer equipment for Morgan and to pay for certain other business and personal expenses incurred by her and Mr. Strong. Because of delays in processing the invoices for these expenses, a portion of such expenses remain in Ms. Garrison's loan account. The amount of these expenses, net of repayments, charged to her loan account in 1993 was $21,388 and in 1994 was $19,305.

     Morgan has been informed by Colorado legal counsel that under Colorado law as it existed at the time, Mr. Strong's and Ms. Garrison's indebtedness was required to be approved in advance by Morgan's shareholders. No such prior shareholder approval was obtained. Morgan does not believe that there are any contingencies associated with the loans to Mr. Strong and Ms. Garrison. Morgan has been advised by Colorado legal counsel that Morgan should not bear any financial responsibility for the failure of the loans to receive the necessary shareholder approval. Accordingly, Morgan's Board of Directors has determined that Morgan does not need to record any contingent liabilities in its financial statements relating to the loans. Further, because the loans constitute binding obligations of Mr. Strong and Ms. Garrison, respectively, which will be secured by pledges of Morgan Common Stock in the event the Merger is not consummated, regardless of the lack of shareholder approval and because Morgan's Board of Directors believes that Mr. Strong and Ms. Garrison are good credit risks, Morgan's Board of Directors has determined that Morgan can record the full amount of the indebtedness on its financial statements.

     If the Merger is completed, Mr. Strong's and Ms. Garrison's indebtedness to Morgan will be assigned to NMR and collateralized with NMR Common Stock they will receive pursuant to the Merger. See "The Merger-- Terms of the Merger--Notes".


                                    NMR

     NMR is engaged, directly and through limited partnerships, in the business of installing, managing and maintaining MRI and other imaging systems used for diagnostic purposes on an outpatient basis in facilities operated by private physicians not employed by NMR.

     NMR's principal executive offices are located at 430 Mountain Avenue, Murray Hill, New Jersey 07974-2732, telephone (908) 665-9400.

     This Joint Proxy Statement is accompanied by NMR's 1995 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995), which fully sets forth the business of NMR as of the date thereof. Other information concerning NMR's business and financial condition is incorporated by reference from its reports filed with the SEC. See "Incorporation of Certain Documents by Reference."

Directors

     The directors of NMR, their age, and the year in which each first became a director of NMR are as follows:
                                                       Director
     Name                                   Age        Since
     ----                                   ---        --------

Joseph G. Dasti............................  62         1990

Donald W. Arthur...........................  40         1990

Dr. David L. Bloom.........................  65         1990

John A. Faraone............................  61         1990

Joseph T. Zappala..........................  60         1990

     All of NMR's directors serve for a period of one year and until their successors are elected and qualified.

     Mr. Dasti was elected Chairman of the Board of NMR in August 1990 and President and Chief Executive Officer in October 1990. Prior thereto he was engaged for more than five years in the securities business with Seaboard Securities, Inc., except that from January 1985 to October 1986, Mr. Dasti was employed by Swartwood, Hesse Inc., a securities broker-dealer. Mr. Dasti was a director of NMR from 1986 to February 1990 and was re-elected as director in August 1990.

     Mr. Arthur has been employed by Schering Plough Research Institute in various capacities in its research and development activities for more than the past five years. Mr. Arthur is currently a Foreperson, engaged in pharmaceutical process development.

     Dr. Bloom is Medical Director and Director of Magnetic Resonance Imaging for Somerset Diagnostic Centers, a privately held provider of MRI services located in Boston, Massachusetts. He is also a Senior Vice President and a director of Medical Diagnostics, Inc., a publicly-held provider of MRI services, and the President and Clinical Director of Imaging Consultants, Inc., positions he has held since 1987. From 1983 to 1987, Dr. Bloom was President and Chief Executive Officer and a director of NMR. See "Certain Transactions."

     Mr. Faraone has been a practicing attorney specializing in real estate and personal injury law as a sole practitioner in Wilmington, Delaware for more than the past five years.

     Mr. Zappala has been engaged as a retail equities broker in the securities business for more than the past five years with Seaboard Securities, Inc. ("Seaboard"). Mr. Zappala is a principal owning 33% of Seaboard. From January 1985 until September 1986, he was employed by Swartwood, Hesse Inc., a securities broker-dealer.

     Except for Dr. Bloom, who is also a director of Medical Diagnostics Inc., no director of NMR is a director of any other corporation which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or is a registered investment company under the Investment Company Act of 1940.

Executive Officers

     The following table sets forth certain information regarding the executive officers of NMR.

 Name                      Age        Offices Held
 ----                      ---        ------------

 Joseph G. Dasti            62        Chairman of the Board, President
                                      and Chief Executive Officer


 John P. O'Malley III       33        Executive Vice President-Finance,
                                      Chief Financial Officer and
                                      Secretary

     Mr. O'Malley was appointed Secretary in March 1994 and Executive Vice President-Finance and Chief Financial Officer in December 1992, and was initially employed by NMR in May 1992. Prior thereto, he was, commencing in August 1984, employed by Ernst & Young, a public accounting firm, and its predecessors, most recently as a manager in its Audit Department. Mr. O'Malley holds a B.S. degree in Accounting from the University of Delaware and is a Certified Public Accountant.

     All of NMR's executive officers hold office for a term of one year unless removed earlier by the Board of Directors.

Board of Directors Meetings and Committees

     NMR's Board of Directors held ten meetings during the fiscal year ended March 31, 1995. The Board of Directors has established four committees. Messrs. Dasti, Faraone, and Bloom are members of the Executive Committee of the Board of Directors, Messrs. Arthur, Faraone, and Zappala are members of the Compensation/Stock Option Committee of the Board of Directors, Messrs. Arthur, Faraone and Zappala are members of the Audit/Finance Committee of the Board of Directors and Messrs. Dasti, Bloom and Faraone are members of the Nominating Committee of the Board of Directors.

     Executive Committee. The Executive Committee met one time during the fiscal year ended March 31, 1995. The Executive Committee has and may exercise such rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors as permitted by law.

     Audit/Finance Committee. The Audit/Finance Committee met two times during the fiscal year ended March 31, 1995. The Audit/Finance Committee recommends the appointment of independent public accountants for NMR and reviews the scope of audits proposed by the independent public accountants. In addition, this committee makes recommendations to the Board of Directors as to finance-related matters.

     Compensation/Stock Option Committee. The Compensation/Stock Option Committee met four times during the fiscal year ended March 31, 1995. The Compensation/Stock Option Committee reviews and approves compensation of employees above a certain salary level, reviews management proposals relating to incentive compensation plans and the NMR Option Plan, and reviews and makes recommendations concerning directors' compensation.

     Nominating Committee. The Nominating Committee did not meet during the fiscal year ended March 31, 1995. The Nominating Committee recommends the appointment of persons to the Board of Directors and to various committees of the Board of Directors.

Director Compensation

          Directors of NMR received compensation at the rate of $2,500 per quarter plus $500 for each meeting of a committee of directors attended.

          NMR has entered into an agreement with Dr. Bloom, a director of NMR, whereby he provides consulting and advisory services to NMR in connection with the purchase and technical use of diagnostic imaging
equipment and other services.   As compensation for these services, Dr.
Bloom receives $72,000 per annum, payable monthly. The term of the agreement is for one year expiring December 31, 1995, subject to automatic renewal unless terminated by either party. In addition, pursuant to the agreement Dr. Bloom was issued a warrant to purchase 20,000 shares of NMR Common Stock at an exercise price of $6.38 per share exercisable through August 29, 2001.

Executive Compensation

     The following table sets forth the compensation paid during NMR's three fiscal years ended March 31, 1995 to the chief executive officer of NMR and the other executive officer(s) of NMR whose compensation exceeded $100,000 in the last fiscal year.



                                                  SUMMARY COMPENSATION TABLE

                                                                      Long term
                                                                     Compensation
                                    Annual Compensation                 Awards
                                  ----------------------        ----------------------
                                                                 Securities Underlying
Name and                                                            Options/SARs                     All Other
Principal Position    Year(1)    Salary($)(2)    Bonus($)          and Warrants (#)             Compensation ($)(4)
- ------------------    -------    ------------    --------       ----------------------          -------------------
Joseph G. Dasti         1995         206,923     19,450                    0                           14,531
President               1994         150,384     50,000(3)           100,000                           27,450
                        1993         148,461     25,000                    0                            1,504

John P. O'Malley III    1995         155,369     15,951                    0                           20,302
Executive Vice          1994         105,726     55,000(3)           100,000                               12
President-Finance       1993          71,654      7,800                    0                                0


- ---------------------------

(1)  Information relates to the fiscal years ended March 31.
(2) Includes amounts for periods during which executive officers were employed by NMR, regardless of capacity in which employed.
(3) $40,000 of bonus was earned during fiscal 1994 and paid subsequent to year-end.
(4) Amounts of All Other Compensation include (i) amounts contributed or accrued to NMR's 401(k) profit sharing plan, (ii) employee portion of premiums on key-man life insurance and (iii) amounts paid for accumulated unused vacation pay which was earned during prior fiscal years.


             OPTION/SAR AND WARRANT GRANTS IN LAST FISCAL YEAR

          No options, warrants or stock appreciation rights (SAR's) were granted to any executive officer during the fiscal year ended March 31, 1995.

      AGGREGATED OPTION/SAR AND WARRANT EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR AND WARRANT VALUES

          No options or warrants were exercised by executive officers during the fiscal year ended March 31, 1995. The following table sets forth for each of the named executive officers the number of unexercised options/SAR's and warrants remaining at March 31, 1995 and the potential value thereof based on the year-end closing per share sales price of NMR Common Stock of $4.75 on March 31, 1995.


                                                                 Value of
                                                                 Unexercised
                         Number of Securities                In-the-Money
                         Underlying Unexercised              Options/SAR's and
                         Options/SAR's and Warrants          Warrants at
                         at Fiscal Year-End(#)               Fiscal Year-End($)
                             Exercisable (E)/                Exercisable (E)/
Name                         Unexercisable(U)                Unexercisable (U)
- ----                     --------------------------          -----------------

Joseph G. Dasti               417,500 E(1)                        202,900 E
                               87,500 U(2)                        140,250 U

John P. O'Malley III           25,000 E(3)                         52,495 E
                               75,000 U(4)                        157,485 U


(1) Includes 30,000 shares issuable pursuant to a warrant exercisable at $3.92 per share, 75,000 shares issuable pursuant to a warrant exercisable at $3.00 per share, 50,000 shares issuable pursuant to a warrant exercisable at $6.38 per share, 37,500 options exercisable at $6.38 per share, 100,000 shares issuable pursuant to a warrant exercisable at $7.63 per share, 100,000 shares issuable pursuant to a warrant exercisable at $10.00 per share, and 25,000 shares issuable pursuant to an option exercisable at $2.88 per share.

(2) Includes 12,500 shares issuable pursuant to an option exercisable at $6.38 per share and 75,000 shares issuable pursuant to an option exercisable at $2.88 per share.

(3) Includes 10,000 shares issuable pursuant to an option exercisable at $2.31 per share, and 15,000 shares issuable pursuant to an option exercisable at $2.88 per share.

(4) Includes 30,000 shares issuable pursuant to an option exercisable at $2.31 per share and 45,000 shares issuable pursuant to an option exercisable at $2.88 per share.

Indemnification of Officers and Directors

     NMR has entered into separate indemnification agreements with each of its officers that could require NMR, among other things, to indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

     In addition, NMR's Bylaws provide that NMR shall indemnify its officers and directors made, or threatened to be made, a party to any action (other than an action by or in the right of NMR) by reason of the fact that he is or was a director or officer of NMR against liabilities and reasonable expenses incurred in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful. NMR's Bylaws also provide that NMR shall, with certain exceptions, indemnify its officers and directors against reasonable expenses incurred in connection with any action by or in the right of NMR if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Under NMR's Bylaws, NMR must also indemnify its directors and officers against reasonable expenses if such person is successful in the defense of any action of the nature described above. See "The Merger--Comparison of Rights of Holders of Shares Under Colorado and Delaware Law".

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NMR pursuant to the foregoing provisions, or otherwise, NMR has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Employment Agreements

          NMR has entered into executive employment agreements with Messrs. Dasti and O'Malley which expire on June 20, 1999 and provide for annual base salaries in amounts of $200,000 and $150,000, respectively. Pursuant to the contracts, Messrs. Dasti and O'Malley are entitled to receive quarterly bonus payments calculated as a percentage of NMR's consolidated quarterly pre-tax income (as defined in the agreements) as follows:

                                        Percentage         Percentage
                                        Payable to         Payable to
Quarterly Pre-Tax Income ("PTI")        Mr. Dasti          Mr. O'Malley
- --------------------------------        ---------          ------------

PTI in excess of $450,000 up to          4.45%                3.65%
$674,000

PTI in excess of $674,000 up to          2.92%                2.38%
$900,000

PTI in excess of $900,000 up to          1.98%                1.62%
$1,125,000

PTI in excess of $1,125,000              1.65%                1.35%

          Each of the employment agreements of Messrs. Dasti and O'Malley provides that if the executive is terminated without cause, he shall be entitled to receive severance pay equal to his base salary and bonus for the remainder of the term of his contract. In addition, he would be entitled to continued participation in all NMR benefit plans until the earlier of (i) the expiration date of his contract or (ii) the date he becomes employed by another company providing similar benefits. In the event that the executive is terminated for cause, he is not entitled to receive any monetary compensation under his employment agreement other than compensation accruing to the date his employment is terminated.

          Each of the employment agreements also provides that if following a change of control (as defined in the agreements) of NMR, NMR, among other things, assigns to the executive duties inconsistent with his position, materially reduces his powers or functions, fails to provide annual salary increases consistent with past practices or requires the executive to change his place of employment, then the executive will have the right to terminate his employment agreement. In such an event, the executive would be entitled to receive the same severance pay as he would receive in the event his employment is terminated without cause.

          In the event either executive terminates his employment agreement for cause, any stock options held by him issued pursuant to any stock option plan of NMR would, to the extent permissible, become immediately vested and exercisable. If the immediate vesting of such options is not permitted, he would be entitled to receive a five-year warrant immediately exercisable for the same number of shares of NMR Common Stock subject to such options and exercisable at the same per share exercise price. The executive would also be entitled in certain instances to have the resale of the shares subject to the warrant registered under the Securities Act.

Director and Officer Securities Reports

          The Federal securities laws require NMR's directors and executive officers, and persons who own more than 10% of a registered class of NMR's equity securities, to file with the SEC reports of changes in ownership of any equity securities of NMR. Copies of such reports are required to be furnished to NMR. To NMR's knowledge, based solely on a review of the copies of such reports furnished to NMR, all persons subject to these reporting requirements filed the required reports on a timely basis during the 1995 fiscal year.

Certain Transactions

          Ten of the operational diagnostic imaging systems owned by NMR at June 30, 1995 have been installed in offices leased by professional corporations whose principal is Dr. David L. Bloom, who is also a director of NMR. These agreements in general provide for the payment to NMR of a periodic fixed fee, a fee based upon the number of scans performed and a billing charge. Local radiologists are under contract with these professional corporations pursuant to which such local radiologists serve as the professional staff at the center and read the scans produced at the
center for a fee.   Under the agreements, NMR is obligated to make the
necessary leasehold alterations or site improvements at each installation for the diagnostic imaging systems, and provide the furniture, fixtures, and furnishings necessary for the operation of the office. NMR is also obligated to provide all the ancillary supplies and equipment used by the diagnostic imaging systems and for arranging and paying for maintenance of the diagnostic imaging systems. NMR also provides consultation with respect to the financial management of the center, including billing and collecting fees. All fees are collected by the physician professional corporations, however, NMR has the contractual responsibility to maintain all financial and other records and prepare and transmit bills. Pursuant to the foregoing agreements, NMR billed affiliated professional corporations, net of contractual adjustments, $14,784,092 and $15,190,299 during the fiscal years ended March 31, 1995 and 1994, respectively.

          On January 21, 1992, the Board of Directors authorized NMR to enter into an agreement with Seaboard Securities, Inc. ("Seaboard") to provide advisory services to NMR in exchange for a warrant to purchase 100,000 shares of NMR Common Stock at an exercise price of $8.00 per share, subject to vesting as services are provided. In addition, NMR granted rights to certain persons who are shareholders of Seaboard, including Mr. Zappala, a director of NMR and 33.3% shareholder of Seaboard, to have resales of the shares of NMR Common Stock issuable on exercise of warrants held by such persons registered under the Securities Act at the expense of such persons.

Principal and Other Stockholders

          The following table sets forth the number of shares of NMR Common Stock beneficially owned as of July 1, 1995 by (i) each person known to NMR to be a beneficial owner of more than 5% of the outstanding NMR Common Stock; (ii) each director of NMR; (iii) NMR's chief executive officer and its other four most highly compensated executive officers whose total salary and bonus for the fiscal year ended March 31, 1995 exceeded $100,000, and (iv) all directors and officers of NMR as a group:

Name and Address of                  Amount and Nature
Beneficial Owner                of Beneficial Ownership (1)    Percent of Class
- -------------------------       ---------------------------    ----------------

Joseph G. Dasti                         559,513(2)                 10.2%
c/o NMR of America, Inc.
430 Mountain Avenue
Murray Hill, NJ  07974

John P. O'Malley III                     38,626(3)                  0.8%
c/o NMR of America, Inc.
430 Mountain Avenue
Murray Hill, NJ  07974

Donald W. Arthur                         33,000(4)                  0.6%
4 Kalman Court
Warren Township, NJ  07060

Dr. David L. Bloom                      150,000(5)                  2.9%
Somerset Diagnostic
400 Commonwealth Avenue
Boston, MA  02215

John A. Faraone                          64,000(6)                  1.3%
1213 King Street
Wilmington, DE  19899

Joseph T. Zappala                        37,900(7)                  0.7%
30 South Broadway
Pennsville, NJ  08070

Dr. Donald A. Tobias                    311,000(8)                  6.2%
97 Biltmore Estates
Phoenix, AZ  85016

All Directors and Officers              883,039(9)                 15.8%
as a Group (6 persons)
(1) through (7)



- ---------------

(1) Unless otherwise disclosed, all of such persons hold their shares of record and beneficially.

(2) Includes 134,700 shares held of record and beneficially, 7,313 shares owned through NMR's 401(k) plan, 30,000 shares issuable pursuant to a warrant exercisable at $3.92 per share through May 18, 1999, 75,000 shares issuable pursuant to a warrant exercisable at $3.00 per share through November 5, 1998, 50,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001, 37,500 stock options exercisable at $6.38 per share through December 18, 2001, 100,000 shares issuable pursuant to a warrant exercisable at $7.63 per share through March 12, 2002, 100,000 shares issuable pursuant to a warrant exercisable at $10.00 per share through March 12, 2002 and 25,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004. Does not include 12,500 shares issuable pursuant to a stock option exercisable at $6.38 per share through December 18, 2001 and 75,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004, which are not currently exercisable.

(3) Includes 10,000 shares held of record and beneficially, 3,626 shares owned through NMR's 401 (k) plan, 10,000 shares issuable pursuant to a stock option exercisable at $2.31 per share through August 4, 2003 and 15,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004. Does not include 30,000 shares issuable pursuant to a stock option exercisable at $2.31 per share through August 4, 2003 and 45,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004, which are not currently exercisable.

(4) Includes 13,000 shares held of record and beneficially and 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001.

(5) Includes 110,000 shares held of record and beneficially and 40,000 shares issuable pursuant to warrants exercisable at $6.38 per share through December 18, 2001.

(6) Includes 44,000 shares held of record and beneficially and 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001.

(7) Includes 3,900 shares held of record and beneficially, 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001 and 14,000 shares issuable pursuant to a warrant exercisable at $3.92 per share through May 18, 1999.

(8) Based on information set forth in Schedule 13D dated February 19, 1986 filed by Dr. Tobias.

(9) Includes shares issuable on exercise of NMR Options and NMR Warrants held by officers and directors which are exercisable within 60 days of July 1, 1995.

                  GOVERNMENT REGULATION OF NMR AND MORGAN

General

          Various Federal and state statutes and regulations affect virtually all aspects of NMR's and Morgan's operations. These include statutes intended to facilitate healthcare planning by placing limitations on the purchase of medical equipment and other capital expenditures and by seeking to contain healthcare costs within the Medicare and Medicaid reimbursement programs. Federal and state statutes also seek to prohibit or limit referrals of patients to facilities in which the referring physician has an ownership interest. These statutes and regulations, as well as the reimbursement policies of the various state and Federal government programs and other aspects of government regulation of the healthcare industry are subject to amendment, revision and further interpretation from time to time. These amendments, revisions and interpretations could change the regulatory environment relating to NMR's and Morgan's operations and the programs under which physicians and others are reimbursed for diagnostic imaging procedures, and thereby could have a material effect on NMR's and Morgan's business activities.

Certificate of Need Requirements

          Certain states have enacted certificate of need ("CON") laws to facilitate healthcare planning by placing limitations on the purchase of major medical equipment and other capital expenditures. CON legislation has been enacted in the states of New Jersey, Pennsylvania and Illinois, where NMR has MRI centers, as well as a number of other states where NMR does not currently have MRI centers. These statutes, together with their implementing regulations, could limit NMR's ability to acquire new imaging equipment or expand or replace its existing equipment, and no assurances can be given that the required regulatory approvals for any future acquisitions, expansions or replacements will be granted to NMR. With respect to Morgan's operations in Florida, MRIs and the free standing centers from which they are operated are presently exempt from CON review in the State of Florida. The exemption of MRIs in Florida is based upon prior Federal Food and Drug Administration approval of the technology for human use.

Reimbursement under Federal Programs

          The services offered at NMR's and Morgan's imaging centers are made available to private pay patients (including those covered by a health benefit plan of a third-party payer) and patients relying on Medicare and/or Medicaid for payment of their expenses. Medicaid is a program administered by the various states to provide medical assistance to the indigent. For example, Florida's Department of Health and Rehabilitative Services promulgates and administers rules affecting services to Florida Medicaid patients. Medicare, on the other hand, is a Federally-funded program pursuant to the Federal Health Insurance For the Aged and Disabled Act. To receive reimbursement under the Medicare and/or Medicaid programs, NMR, Morgan and/or the physicians rendering services at their imaging centers, must be certified as a provider of Medicare and/or Medicaid services. The qualifications for participation in these programs, as well as the programs' coverage requirements for reimbursement of imaging services, depend upon a number of factors, and no assurances can be made that NMR and Morgan may not be required to change or improve their facilities, personnel, relationships with personnel, equipment or services to maintain their Medicare/Medicaid certification.

Stark Law

          As part of the Federal Omnibus Budget Reconciliation Act of 1993, Congress established a ban on physician referrals of Medicare and Medicaid patients to "designated health services" in which a physician or member of a physician's immediate family has a "financial interest." A "financial interest" includes both an ownership or investment interest, including a limited partnership interest, in the entity furnishing designated health services, and a compensation arrangement between the physician (or immediate family member) and the entity furnishing designated health services.

          This law, generally referred to as "Stark II," applies to referrals made on or after January 1, 1995 to entities furnishing designated health services. Specifically with regard to NMR's and Morgan's operations, the "designated health services" covered by Stark II's physician self-referral prohibition include "radiology or other diagnostic services, including magnetic resonance imaging, computerized axial tomography scans and ultrasound services." In addition, Stark II's self-referral prohibition applies to the physical therapy services presently offered by Morgan.

           Stark II provides exceptions, including employment and certain contractual relationships, but unless an exception to the self-referral restrictions applies, physicians will be precluded from billing for referred services rendered to Medicare and Medicaid patients. Violations of Stark II prohibitions include denial of payment for designated health services, refunds of amounts billed and collected for such services, civil monetary penalties and exclusion from the Medicare and Medicaid programs.

          Stark II also requires NMR and Morgan, as providers of diagnostic services, to report to the Department of Health and Human Services ("HHS") the names and identification number of physicians who have, or whose immediate family members have, an investment interest in NMR or Morgan, as the case may be.

          In response to the enactment of Stark II, NMR purchased limited partnership interests from physician and non-physician investors in certain of its limited partnerships during the fourth quarter of fiscal 1994, and any physician investors who chose not to divest their interests in NMR's imaging centers are not permitted to make Medicare or Medicaid referrals to NMR imaging centers. Prior to the acquisitions of these limited partnership interests, NMR's imaging centers did not receive a material amount of Medicare or Medicaid referrals from those physician limited partners who chose not to divest their interests. Accordingly, any loss of referrals from non-exempt physician limited partners who chose not to divest their interests in NMR's imaging centers prior to January 1, 1995 is not expected to have a material adverse impact on NMR's revenues, net, results of operations and liquidity.

          Although NMR and Morgan believe that they are in material compliance with all applicable Federal laws and regulations which place limitations on referrals of patients, there can be no assurance that such laws or regulations will not be amended, interpreted or applied in the future in such a way as to have a material adverse impact on NMR and/or Morgan, or that the Federal government will not impose additional restrictions upon all or a portion of NMR's and/or Morgan's activities, which might adversely affect NMR's and/or Morgan's businesses.

Federal Fraud and Abuse Law

          NMR and Morgan are subject to Federal fraud and abuse laws. The principal Federal fraud and abuse law contains the illegal remuneration provisions which prohibit the offering or payment, or the solicitation or acceptance of any bribe, kickback, rebate or any direct or indirect remuneration, in exchange for the referral of a patient for items or services reimbursed by the Medicare or Medicaid programs (the "Anti-Kickback Statute"). The Anti-Kickback Statute is intended, in part, to prevent the improper referral of patients for medical tests or treatment by healthcare providers who may have a financial interest in the entity which provides such services. Among other situations to which this legislation may be applicable, governmental authorities have from time to time maintained under certain circumstances that where physicians or other healthcare providers have made investments in medical care enterprises, although no express agreement regarding referrals of patients to the enterprise may exist, payments to the physicians or healthcare providers who refer patients to the enterprise may violate the Anti-Kickback Statute. Violation of this law may result in significant criminal and civil penalties and exclusion from participation in the Medicare and Medicaid programs.

          On July 29, 1991, HHS issued "safe harbor" regulations under the Anti-Kickback Statute, which define safe payment practices which are not subject to criminal or civil prosecution. Additional safe harbors were proposed in September of 1993, but they have not yet been adopted. A safe harbor for investment interests sets forth eight conditions, which if all are met, assure a partnership that distributions of profits to its partners who refer patients to or provide services for the partnership will be deemed not to violate the Anti-Kickback Statute.

          Morgan was advised that the percentage rent terms of the lease agreement for its Cape Coral center, entered into on December 19, 1989, may fall outside of the safe harbor regulations and be violative of

Federal law. The lease agreement provided for a percentage rent equal to 15% of the center's net cash flow from operations, which includes payments for Medicare in-patients referred by Cape Coral Hospital. In response to this advice, Morgan reached an agreement with the hospital to revise the lease to provide for a fixed monthly rent.

          The safe harbor regulations are not the sole determinant of whether a healthcare business is operating in compliance with the Anti-Kickback Statute, and failure to comply with applicable safe harbors does not necessarily make a particular payment practice illegal. If a payment practice does not fall within the applicable safe harbors, the arrangement must be examined in light of the language and intent of the Anti-Kickback Statute. Thus, a healthcare business can fail to meet the safe harbors and still be operating lawfully under the Anti-Kickback Statute. Although NMR and Morgan believe that they are in general and substantial compliance with the Anti-Kickback Statute, there can be no assurance that the HHS' Office of Inspector General, which is responsible for enforcing the Anti-Kickback Statute, will not challenge NMR's or Morgan's position on compliance with such statute or that, if such a challenge occurred, a court would uphold NMR's or Morgan's position.

State Referral Laws

          Many states, including those states in which NMR and Morgan conduct their businesses, have their own laws which impose restrictions on physicians and other healthcare providers in connection with the referral of patients to facilities in which such physicians and providers have an ownership interest. Unlike the Anti-Kickback Statute, these state referral laws are not limited to items and services reimbursed by Medicare and Medicaid.

          Specifically with respect to Morgan's operations in Florida, the Florida Patient Self-Referral Act of 1992 (the "Florida Act") regulates and, in some cases, prohibits physicians' referrals of patients to facili-ties in which they own an investment interest. Referrals to a diagnostic imaging center became specifically prohibited effective October 1, 1994. Under the Florida Act, a physician who owns Morgan capital stock is also prohibited from making any patient referrals to Morgan's diagnostic imaging facilities.

          Morgan's Naples MRI center was owned by a limited partnership in which MMC was general partner and the sole limited partner was a corporation, all the shareholders of which were physicians who referred patients to the Naples MRI center. Morgan's management determined that the physicians' financial interest in the limited partnership might not comply with Florida law. Accordingly, during 1993, MMC acquired the corporation from these physicians for cash and promissory notes. The promissory notes were paid by Morgan in November 1994.

          Although NMR and Morgan believe that they are in material compliance with all applicable state laws and regulations which place limitations on referrals of patients, there can be no assurance that such laws or regulations will not be amended, interpreted or applied in the future in such a way as to have a material adverse impact on NMR and/or Morgan, or that state governments will not impose additional restrictions upon all or a portion of NMR's and/or Morgan's activities, which might adversely affect NMR's and Morgan's businesses.

Practice of Medicine

          NMR's and Morgan's imaging centers are subject to state laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Specifically with respect to NMR, professional radiology services are performed at NMR's imaging centers by licensed physicians under contract with a medical professional corporation, while NMR provides the imaging equipment and technical employees. The physicians with whom NMR enters into agreements are subject to requirements of the licensing authorities of the states in which they practice medicine to assure that such persons meet the requirements necessary to practice medicine and for the protection of the public. In addition, the imaging centers of NMR may be subject to certain states' healthcare facility licensure requirements. There can be no assurance that state authorities or others may not challenge this structure as involving NMR in the unlawful practice of medicine or that any required facility licensure approvals will be granted to NMR.

          Florida's Department of Health and Rehabilitative Services is required by law to license Morgan's imaging centers and to collect certain financial and operating information from Morgan. Florida law also subjects the medical personnel performing services at each center to licensure and regulation. Physical therapy services provided at Morgan's Georgia center are not regulated by either state or Federal agencies, although all personnel performing services at the center are required to be licensed.

Healthcare Cost Containment Legislation

          Federal and state agencies have adopted or are considering medical cost containment legislation which has restricted or may restrict prices charged by hospitals and other healthcare providers. Such legislation, together with cost constraints imposed by insurance companies and other third-party payers, has reduced, and can be expected to continue to reduce, the fees which NMR and Morgan collect for the use of their diagnostic imaging equipment and/or for the provision of diagnostic imaging services.

          For example, the Florida Act provides that no diagnostic imaging center, other than one owned by a hospital or physician group practice, may charge a patient more than 115% above the Medicare approved charge for physicians who do not participate in the Medicare program. An order was entered in Federal court enjoining, on constitutional grounds, the enforcement of the provisions of the Florida Act which imposed a fee cap on providers of certain designated healthcare services, similar to those services provided by Morgan. This order was subsequently reversed, and the constitutionality of the Florida Act continues to be litigated. Morgan is not a party to this action.

          In June 1994, a Florida court ruled that the fee cap provisions of the Florida Act violated the Florida state constitution.
Representatives of the State of Florida have indicated that it will appeal the decision. As a result of the state court's decision, Morgan is not presently subject to the fee cap provisions of the Florida Act. There can be no assurance, however, that the state court's decision will not be reversed, or that the fee cap would not be reinstated retroactively to the initial effective date. Morgan's management is unable, at this time, to quantify the effects of the fee cap on its future operations. If the fee cap provisions of the Florida Act are ultimately upheld and enforced retroactively, Morgan may become subject to financial penalties and claims for refunds of any charges collected since July 1, 1992 that exceeded the amount permitted under the Florida Act. Thus, depending on how the fee cap is implemented, this statute could have a material adverse effect on NMR's and Morgan's operations in Florida following the Merger.

          Other Federal and state cost containment proposals have not been fully formulated at this time. Thus, NMR and Morgan are unable to determine at this time how any such proposals that are adopted may affect their businesses, but NMR and Morgan expect that these proposals will reduce their average revenue, net realized for diagnostic imaging procedures.

          NMR and Morgan have been pursuing agreements with health maintenance organizations (HMOs), preferred provider organizations (PPOs), and others to provide services to these organizations and their members. These organizations typically negotiate for and receive an allowance deducted from the standard fee thereby reducing revenues to NMR and Morgan. NMR and Morgan expect these contracts to become an increasingly significant part of their mix of business. Significant changes in coverage, possibly combined with a reduction in payment rates by third-party payers, would have a material adverse effect on NMR's and Morgan's revenues, net, results of operations and liquidity.

Possible National Healthcare Reform

          The enactment of national healthcare reform legislation is uncertain. Although national healthcare reform laws, if enacted, may have the beneficial effect of increasing the number of persons who will have access to services provided by NMR and Morgan, such reform laws may also reduce the fees that may be charged for such services. In particular, there is a possibility that a significant portion of healthcare services will be rendered and administered through a system which could force price concessions from service providers such as NMR and Morgan. Moreover, national healthcare reform laws could cause greater analysis of each patient's need for diagnostic testing, with the aim of eliminating unnecessary tests and reducing the volume and cost of medical care. Depending on the nature and extent of any new Federal laws and/or regulations, or possible changes in the interpretation of existing laws and/or regulations, the foregoing may have a material adverse effect on NMR's and Morgan's revenues, operating margins and profitability.

FDA Regulation

          The use of diagnostic imaging systems are subject to regulation by the Food and Drug Administration ("FDA") as a medical device. The FDA has approved all of the devices used by NMR and Morgan in substantially all currently utilized procedures. Although considered by NMR and Morgan to be unlikely, there can be no assurance that the FDA may not promulgate regulations in the future that may negatively affect their use of diagnostic imaging systems.

                 COMPARISON OF RIGHTS OF HOLDERS OF SHARES
                      UNDER COLORADO AND DELAWARE LAW

          The rights of holders of Morgan Common Stock are currently governed by Colorado law, Morgan's Articles of Incorporation and Morgan's Bylaws. Upon consummation of the Merger, holders of Morgan Common Stock will become holders of NMR Common Stock, and their rights as holders of NMR Common Stock will be governed by Delaware law, NMR's Certificate of Incorporation and NMR's Bylaws. Although it is not practical to summarize all of the rights of holders of Morgan Common Stock and NMR Common Stock, certain principal differences that could materially affect the rights of the holders of Morgan Common Stock are set forth below.

Anti-Takeover Measures

          NMR is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either: (i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes in interested stockholder; or (iii) the business combination is approved by the Board of Directors and by at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

          The Colorado Business Corporation Act ("CBCA") does not have any anti-takeover provision similar to Section 203 of the DGCL.

          The Articles of Incorporation of Morgan and the Certificate of Incorporation of NMR authorize the Morgan Board and the NMR Board, respectively, without the necessity of further action or authorization by their respective stockholders, to issue shares of preferred stock in series, and to fix with respect to the shares of each such series, among other things, (i) the number of shares in such series, (ii) the voting rights, if any, (iii) the conversion privileges and rates, if any, (iv) redemption rights, if any, and (v) liquidation rights and preferences.

The issuance of a series of preferred stock could discourage an attempt by a person or entity to acquire control of Morgan or NMR, as applicable, by a tender offer or other means by increasing the difficulty or cost to persons seeking to effect a takeover or otherwise gain control. See "Risk Factors-
- -Possible Adverse Effects of Preferred Stock Issuances" and "The Merger-- Description of NMR Stock--Preferred Stock".

Amendment to Articles or Certificate of Incorporation

          Under the CBCA, an amendment to a corporation's articles of incorporation may be proposed by the board of directors or by holders of shares representing at least 10% of the votes entitled to be cast on the amendment. Under the Articles of Incorporation of Morgan, an amendment must be approved by a majority of the votes entitled to be cast on the amendment. Holders of the outstanding shares of a class are entitled to vote as a class with respect to certain amendments, including any amendment which would increase or decrease the aggregate number of authorized shares of such class, effect an exchange or reclassification of shares of such class for shares of another class, change the designation, preferences, limitations or relative rights of such shares, or create a new class of shares having, or alter the rights and preferences of or increase the authorized shares of any other class which following the amendment would have, rights or preferences with respect to distributions or dissolution that are superior, or substantially equal to, shares of such class.

          Under the DGCL, an amendment to a corporation's certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class, unless the corporation's certificate of incorporation provides for a higher percentage. Holders of the outstanding shares of a class, or series of a class, shall be entitled to vote as a class with respect to any amendment which would increase or decrease the aggregate number of authorized shares of such class or series, increase or decrease the par value of the shares of such class or series, or alter or change the powers, preferences or special rights of such shares so as to adversely affect such holders. NMR's Certificate of Incorporation and Bylaws do not alter the procedures set forth in the DGCL for effecting an amendment to NMR's Certificate of Incorporation.

Mergers, Exchanges, Consolidations and Dissolutions

          Under the Articles of Incorporation of Morgan, the holders of a majority of the outstanding shares entitled to be voted thereon may approve an agreement of merger or consolidation, share exchange or the dissolution of Morgan. Under the DGCL, the holders of a majority of the outstanding shares of the corporation entitled to vote thereon may approve an agreement of merger or consolidation or the dissolution of a corporation, unless the corporation's certificate of incorporation provides for a higher percentage.

          Both the CBCA and the DGCL provide that approval of the shareholders of the surviving corporation of a merger is not required if the charter of the corporation is not being amended in connection with the merger, no change will be made to the outstanding stock in connection with the merger, and the amount of shares of common stock to be issued in the merger (including shares issuable pursuant to any derivative securities issued pursuant to the merger) does not exceed 20% the number of shares outstanding immediately prior to the effective date of the merger. Both the CBCA and the DGCL further provide that a corporation owning at least 90% of the outstanding shares of each class of another corporation may merge with such other corporation without the approval of the shareholders of either corporation (unless the parent corporation is not the surviving corporation in the merger, in which case the approval of the shareholders of the parent corporation must be obtained as provided above), and permits such merger if either the parent or subsidiary is a domestic corporation and such merger is otherwise permitted by applicable law.

Disposition of Assets

          Under the Articles of Incorporation of Morgan, the sale, lease or exchange of all, or substantially all, of a corporation's assets must be authorized by the holders of a majority of the outstanding shares entitled to vote thereon.

          Under the DGCL, the sale, lease or exchange of all, or substantially all, of a corporation's assets must be authorized by a resolution adopted by the holders of a majority of the outstanding shares of the corporation entitled to vote thereon, unless the corporation's certificate of incorporation provides for a higher percentage. NMR's Certificate of Incorporation does not provide for a percentage vote by stockholders higher than that required by the DGCL with respect to a disposition of assets.

Amendment to Bylaws

          Under the DGCL, shareholders of a Delaware corporation have the power to adopt, amend or repeal the bylaws of the corporation. Such action may be taken by the stockholders at an annual or special meeting at which a quorum is present. The Certificate of Incorporation of NMR provides that the Board of Directors shall have the power to adopt, amend or repeal the Bylaws of NMR, although this provision does not divest or limit the power conferred upon the NMR stockholders by the DGCL.

          The Articles of Incorporation of Morgan provide that the power to alter, amend or repeal the Bylaws of Morgan or adopt new Bylaws is vested in the Morgan Board of Directors, subject to repeal or change by the Morgan shareholders. The shareholders of Morgan may amend or repeal actions taken by the Morgan Board of Directors with respect to the Bylaws of Morgan by the shareholders at an annual or special meeting at which a quorum is present, or by unanimous written consent of the shareholders. Under the CBCA, the articles of incorporation may also be amended to limit the power of the board of directors to amend, repeal or adopt the bylaws. In addition, a bylaw provision may prohibit amendment by the board of directors, regardless of whether it is adopted by the board or by the shareholders.

Change in Number of Directors

          Under the CBCA, the number of directors is to be specified in or fixed in accordance with the bylaws of the corporation. If the bylaws establish a range for the size of the board, the number of directors may be fixed by the shareholders or the directors of the corporation.

          Under the DGCL and the Certificate of Incorporation of NMR, the number of directors is be fixed by or in the manner provided in the bylaws of the corporation, unless such number is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors shall be made by amendment of the certificate of incorporation.

Vacancies and Newly Created Directorships

          The CBCA provides that, unless otherwise provided in the corporation's articles of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the directors then in office, although less than a quorum, or by the shareholders; provided, that if the vacant office was held by a director elected by the holders of any class of shares, such vacancy shall be filled by a majority of the directors then in office elected by the holders of such class, or by such holders. Morgan's Articles of Incorporation do not alter the CBCA provisions regarding vacancies and newly created directorships.

          The DGCL provides that, unless otherwise provided in the corporation's certificate of incorporation or bylaws, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director; provided, that if the holders of any class or series are entitled to elect one or more directors, vacancies and newly created directors of such class or series shall be filled by a majority of the directors elected by such class or series then in office, or by the sole remaining director so elected.

          The Bylaws of NMR permit vacancies and newly created directorships to be filled in the manner set forth in the DGCL, and further state that if no directors are in office, any officer or stockholder may call a special meeting of stockholders at which such vacancies may be filled.

Removal of Directors

          The CBCA permits the removal of any or all directors, with or without cause, by the shareholders of the corporation, unless the articles of incorporation provide that directors may only be removed for cause; provided, however, that (i) if a director was elected by the holders of a class of shares, only the holders of such class may participate in the vote to remove that director; and (ii) if the corporation has cumulative voting, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director if voted cumulatively. Morgan's Articles of Incorporation do not provide that directors may only be removed for cause. A director may be removed by a court in connection with an action brought for such purpose by the corporation or holders of 10% or more of the outstanding shares of any class if such director engaged in misconduct.

          The DGCL permits the removal of any or all directors, with or without cause, by the holders of a majority of the shares of the corporation entitled to vote at an election of directors; provided, however, that (i) if the board of directors has been classified into classes, such removal may only be for cause; (ii) if the corporation has cumulative voting, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election of the entire board or the entire class of directors of which he is a member; and (iii) when the certificate of incorporation provides that holders of shares of a class or series are entitled to elect one or more directors, any director so elected may be removed without cause only by the applicable vote of such holders.

          The Bylaws of NMR also permit the removal of any and all directors with or without cause by a majority of the shares entitled to vote at an election of directors.

Dividends

          A Colorado corporation may declare and pay dividends to its shareholders unless following such dividend, the corporation would be unable to pay its debts as they become due, or the corporation's total assets would be less than its total liabilities. Morgan's Articles of Incorporation impose no restriction on the payment of dividends.

          A Delaware corporation may declare and pay dividends to its stockholders only out of its surplus, or if there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The DGCL defines a corporation's surplus as the amount by which its net assets exceeds the capital of the corporation. Under the DGCL, net assets means the amount by which a corporation's total assets exceeds its total liabilities. NMR's Certificate of Incorporation imposes no restriction on the payment of dividends.

Power to Call Special Meeting of Shareholders

          Under the CBCA, special meetings of stockholders may be called by the board of directors or such other person or persons as may be authorized in the bylaws. Morgan's Bylaws provide that a special meeting may be called by its President, Board of Directors or the holders of 10% or more of the shares entitled to be voted at the special meeting. In addition, under the CBCA, a corporation shall hold a special meeting if it receives written demand for such meeting by holders of shares representing at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

          Under the DGCL, special meetings of stockholders may be called by the board of directors or such other person or persons as may be authorized in the certificate of incorporation or the bylaws. NMR's Bylaws provide that special meetings may be called by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or of the stockholders owning a majority of the issued and outstanding shares entitled to vote.

Shareholder Action Without a Meeting

          Under the CBCA, unless the articles of incorporation require that such action be taken at a shareholders' meeting, any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Morgan's Articles of Incorporation do not prohibit the taking of any action by written consent of shareholders.

          The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. NMR's Certificate of Incorporation provides that no action required or permitted to be taken by the stockholders of NMR may be taken without a meeting of stockholders. See "The Merger--NMR--Description of NMR Stock--Requirement of Stockholder Meetings".

Conflict of Interest Transactions with Directors and Officers

          Both the CBCA and the DGCL contain very similar provisions which shift to the holders of shares of a corporation the burden of proving that the directors have breached their fiduciary duty to the corporation by authorizing corporate transactions in which a director has an interest if the transaction is approved in a specified manner. Generally, these provisions state that no contract or other transaction between the corporation and one or more of its directors, or any entity in which any of them is a director or officer or has a financial interest, is void or voidable solely for that reason alone or because the director is present at or participates in the meeting of the board or committee at which the contract or transaction is authorized, or because his votes are counted for such purpose, if the contract or transaction is fair to the corporation, or if the material facts as to his relationship or interest and as to the contract or transaction are disclosed to or known by
(i) the board of directors or committee and the contract or transaction is authorized by a majority of the disinterested directors thereof, even though the disinterested directors constitute less than a quorum, or (ii) the stockholders and the contract or transaction is approved by a vote of the stockholders.

          Under the CBCA, a Colorado corporation may make loans to its officers and directors without shareholder approval. Under prior Colorado law, such shareholder approval was required. The CBCA further provides, however, that the board of directors or committee thereof may not authorize a loan by the corporation to any director or any entity in which such person is a director or officer or has a financial interest, or authorize any guaranty by the corporation of any obligation of the director or such entity, until at least ten days after written notice of the loan or guaranty has been given to shareholders who would be entitled to vote thereon if the matter was submitted to a vote of shareholders.

          The Articles of Incorporation of Morgan and Certificate of Incorporation of NMR contain provisions similar to the provisions of the CBCA and the DGCL, respectively, regarding conflict of interest transactions.

Preemptive Rights

          The Certificate of Incorporation of NMR provides that no stockholder of NMR shall have any preemptive or preferential right to acquire any shares or securities issued by NMR. The Articles of Incorporation of Morgan also provide that no shareholder of Morgan shall have any preemptive or preferential right to acquire any shares or securities issued by Morgan.

Dissenters' Rights

          Under the CBCA, shareholders of a corporation have the right to dissent from and receive payment of the fair value of their shares in connection with any merger, or any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, for which shareholder approval is required, in connection with share exchanges if the corporation's shares will be acquired, and certain amendments to the corporation's articles of incorporation which adversely affect such shareholders. Shareholders also have the right to dissent with respect to any corporate action to the extent provided by the bylaws or a resolution of the board of directors. See "The Merger--Terms of the Merger-- Dissenters' Rights".

          A stockholder of a Delaware corporation is entitled to dissent from and receive payment of the fair value of his shares in the event of consummation of a merger or consolidation where approval of the plan of merger or consolidation by the stockholders of the corporation is required, but not in connection with any sale or other disposition of assets; provided, that there is no right of dissent with respect to a plan of merger or consolidation in favor of holders of shares which were either listed on a national securities exchange or NASDAQ, or held of record by at least 2,000 holders, on the record date fixed to determine the stockholders entitled to vote upon such transaction.

Indemnification

          The CBCA and the DGCL contain very similar provisions relating to indemnification of corporate agents. Under both the CBCA and DGCL, a corporation may indemnify any person made, or threatened to be made, a party to any action (other than an action by or in the right of the corporation) by reason of the fact that he is or was an director, officer, employee or agent of the corporation against judgments, fines, amounts paid in settlement and reasonable expenses incurred in connection with such action if such person acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful. In addition, under both the CBCA and the DGCL, a corporation may indemnify such person against reasonable expenses incurred in connection with any action by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided no such indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the corporation (or under the CBCA, has been adjudged to have derived an improper personal benefit), unless a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

          Under the CBCA and the DGCL, a corporation must indemnify a director, officer, employee or agent against reasonable expenses if such person is successful in the defense of any action of the nature described above. Under the CBCA and the DGCL, expenses incurred by any officer or director (and under the CBCA, to any agent or employee) in defending any action of the nature described above may be paid by the corporation in advance of the final disposition of such action upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation.

          The Articles of Incorporation of Morgan provide that Morgan may indemnify its directors, officers, employees and agents to the full extent permitted by Colorado law.

          The Bylaws of NMR make mandatory the permissive statutory indemnification. The NMR Bylaws permit, but do not require, advancement of expenses, and are otherwise consistent with the provisions of the

DGCL. The NMR Bylaws permit the Board of Directors to authorize indemnification with respect to employees, agents and others as and when it deems such indemnification to be in the best interests of NMR. The Bylaws of NMR also authorize NMR to purchase and maintain liability insurance with respect to its directors and officers.

Limitations on Liabilities of Directors

          Both the CBCA and DGCL authorize a corporation to include in its charter provisions limiting or eliminating the liability of directors to the corporation or its shareholders for damages for any breach of duty as a director. Neither the CBCA nor the DGCL permits limiting or eliminating the liability of any director (i) for any breach of such director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful dividends and stock repurchases, or
(iv) for any transaction from which the director derived an improper personal benefit. Both Morgan and NMR have adopted charter provisions which eliminate the liability of its directors to the fullest extent permitted by these statutes.



                 ELECTION OF DIRECTORS OF NMR (ITEM NO. 2)
                        (FOR NMR STOCKHOLDERS ONLY)

          At the NMR Meeting, NMR stockholders will be asked to vote on a proposal, which would only become effective if the Merger is not consummated, to elect five (5) directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. IF THE MERGER IS CONSUMMATED, THE VOTE ON THIS PROPOSAL WILL BE CONSIDERED VOID AND OF NO FORCE AND EFFECT.

          The following five individuals have been nominated for election as directors in the event the Merger is not consummated: Joseph G. Dasti, Donald W. Arthur, David L. Bloom, John A. Faraone and Joseph T. Zappala. Each of the nominees is currently a director of NMR. For biographical and other information on the nominees, see "The Merger--NMR".

          The directors of NMR will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy if a quorum is present.

          It is the intention of the persons named in the accompanying proxy to vote FOR the election of the five nominees, unless contrary instructions are given or authority to do so is withheld.

          AT THE NMR MEETING, THE STOCKHOLDERS OF NMR WILL BE REQUESTED TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS. THE DIRECTORS OF NMR WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY STOCKHOLDERS OF NMR PRESENT AT THE NMR MEETING IN PERSON OR REPRESENTED BY PROXY. THE

ELECTION OF ANY DIRECTORS UNDER THIS PROPOSAL WILL ONLY BE GIVEN EFFECT IF THE MERGER IS NOT CONSUMMATED.


              AMENDMENT OF THE NMR 1986 INCENTIVE STOCK OPTION
                         NON-STATUTORY OPTION PLAN
                  (ITEM NO. 3) (FOR NMR STOCKHOLDERS ONLY)

          At the NMR Meeting, the stockholders of NMR will be asked to consider and vote upon an amendment to the NMR Option Plan which would increase the number of shares of NMR Common Stock for which options may be granted under the NMR Option Plan from 600,000 to 1,000,000 (subject to certain anti-dilution adjustments). THE BOARD OF DIRECTORS OF NMR HAS UNANIMOUSLY APPROVED THE AMENDMENT, SUBJECT TO APPROVAL BY THE NMR STOCKHOLDERS. THE VOTE ON THE PROPOSED AMENDMENT TO THE NMR OPTION PLAN WILL BE GIVEN EFFECT EVEN IF THE MERGER AGREEMENT IS NOT APPROVED OR IF THE MERGER IS NOT OTHERWISE CONSUMMATED.

          The NMR Option Plan was initially adopted by the Board of Directors of NMR and approved by the NMR stockholders in 1986. The following is a summary of the principal terms of the NMR Option Plan.

          Options Available for Grants; Eligibility. The NMR Option Plan authorizes the granting of options to officers and key employees of NMR or its subsidiaries on either a "nonqualified" or an "incentive stock option" basis. Directors who are not also officers or employees of NMR are not eligible to receive options under the NMR Option Plan. As of July 31, 1995, approximately 160 persons were eligible to receive options under the NMR Option Plan.

          Presently, 600,000 shares of NMR Common Stock are authorized for issuance upon the exercise of options granted under the NMR Option Plan.
To date, options to purchase a total of 387,000 shares of NMR Common Stock have been issued, leaving options for 213,000 shares remaining to be issued. NMR Common Stock subject to options which expire or are terminated prior to exercise will be available for future grants under the NMR Option Plan.

          Administration. The NMR Option Plan is administered by the Compensation/Stock Option Committee (the "Option Committee") of the NMR Board of Directors. The Option Committee has the authority to determine, in its discretion, (i) the individuals to whom and times at which options are to be granted, (ii) whether the options to be granted will be "nonqualified" stock options ("NQOs") or "incentive stock options" ("ISOs"), (iii) the number of the shares subject to each option, (iv) the vesting schedule of each option, and (v) certain other terms and provisions relating to options granted under, and the administration of, the NMR Option Plan; provided, that no person shall be entitled to receive any ISOs pursuant to the NMR Option Plan if such person possesses more than 10% of the total combined voting power of the NMR capital stock.

          Vesting and Termination of Options; Nontransferability. Options granted under the NMR Option Plan vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant; provided, that no ISO shall be exercisable by an optionee if the optionee holds any other ISO granted prior thereto. No option may be exercisable more than ten years from the date of grant.

          Options will be forfeited if the optionee's employment with NMR or a subsidiary is terminated for any reason. If an optionee dies, is terminated by reason of disability or retires, the optionee (or in the event of death, the optionee's estate) may, within sixty days after such the date of such event, exercise any options that the optionee was entitled to exercise on such date. Options granted under the NMR Option Plan are not transferable except by will or the laws of descent and distribution.

          Exercise Price of Options. The Option Committee has the discretion to determine the exercise price for each option granted under the NMR Option Plan; provided that the exercise price of an ISO may not be less than 100% of the fair market value of the NMR Common Stock on the date of grant. The exercise price of an NQO issued under the NMR Option Plan may not be less than 40% of the fair market value of the NMR Common Stock on the date of grant. On August 3, 1995, the closing sales price reported on the NASDAQ - National Market System for NMR Common Stock was $4.125 per share. The exercise price may be paid in cash and/or by delivery of certificates for shares of NMR Common Stock owned by the optionee valued at fair market value on the date of exercise.

          Federal Tax Consequences. Under the Internal Revenue Code of 1986, as amended (the "Code"), no taxable income results from the grant of an ISO or upon the issuance of shares to the optionee when the ISO is exercised. Correspondingly, no deduction is allowed to NMR upon either the grant or the exercise of an ISO.

          Under the Code, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the ISO is granted or within the one-year period following the date the shares are acquired by the optionee pursuant to exercise of the ISO, the difference between the amount realized on any disposition thereafter and the exercise price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or
(ii) the actual gain realized on disposition will be deemed to be compensation to the optionee and will be taxed at ordinary income rates.
In such event, NMR will be entitled to a corresponding deduction from its income, provided NMR withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of NMR attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. Any optionee disposing of shares acquired pursuant to an ISO prior to the expiration of the holding periods referred to above must notify NMR promptly of such disposition.

          Under the Code, a person who is granted an NQO will not have taxable income at the date at grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which an NQO is exercised, NMR will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided NMR withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

          Options Granted Under the NMR Option Plan. As of the date hereof, ISOs for 288,100 shares and NQOs for 98,900 shares have been granted under the NMR Option Plan. The following table sets forth information regarding options granted under the NMR Option Plan.



                                     Number of ISOs        Number of NQOs        Total Options
Name and Position                       Granted               Granted            Granted
- -----------------                    --------------        --------------        ----------


Joseph G. Dasti                         100,000                50,000               150,000
President and Chief Executive
Officer


John P. O'Malley III                    100,000                     0               100,000
Executive Vice President-Finance
and Chief Financial Officer


Executive officers as a group (2        200,000                50,000               250,000
persons)


All Employees (excluding executive       88,100                48,900               137,000
officers)



          In the opinion of the NMR Board of Directors, NMR and its stockholders have benefitted substantially from the NMR Option Plan. The Board of Directors believes that by providing an opportunity to acquire a proprietary interest in NMR, the NMR Option Plan has enabled NMR to attract and retain talented personnel who have been largely responsible for NMR's growth and success and has provided an incentive for these persons to increase their efforts on behalf of NMR. Therefore, it is the opinion of the Board of Directors that the number of shares of NMR Common Stock for which options may be granted under the NMR Option Plan should be increased in order to afford NMR continued benefits from the NMR Option Plan.

          The NMR Board of Directors has unanimously approved an amendment to Section 2 of the NMR Option Plan to increase the number of shares available for issuance under the NMR Option Plan to 1,000,000. The complete text of this amendment is set forth as Appendix E to this Joint Proxy Statement.

          Unless, you indicate to the contrary, it is the intention of the persons named in the accompanying proxy to vote in favor of the proposal to amend the NMR Option Plan.

          THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF NMR COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE NMR MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE NMR OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT NMR STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE NMR OPTION PLAN. IF APPROVED BY THE STOCKHOLDERS OF NMR, THIS PROPOSAL WILL BE EFFECTIVE EVEN IF THE MERGER IS NOT APPROVED OR IS OTHERWISE NOT CONSUMMATED.


                      ELECTION OF DIRECTORS OF MORGAN
                (ITEM NO. 4) (FOR MORGAN SHAREHOLDERS ONLY)

          At the Morgan Meeting, Morgan shareholders will be asked to vote on a proposal, which would only become effective if the Merger is not consummated, to elect five (5) directors to hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. IF THE MERGER IS CONSUMMATED, THE VOTE ON THIS PROPOSAL WILL BE CONSIDERED VOID AND OF NO FORCE AND EFFECT.

          The following four individuals have been nominated for election as directors in the event the Merger is not consummated: J. Mark Strong, Sandra G. Garrison, Dr. James E. Cooke, Thomas Acey, Jr. and Robert T. Hamilton. Each of the nominees is currently a director of Morgan. For certain biographical and other information on the nominees, see "The Merger--Morgan".

          The directors of Morgan will be elected by a plurality of the votes cast by shareholders of Morgan present at the Morgan Meeting in person or represented by proxy if a quorum is present.

          Unless you indicate to the contrary, it is the intention of the persons named in the accompanying proxy to vote for the election of the four nominees.

          THE VOTE BY THE SHAREHOLDERS OF MORGAN TO ELECT DIRECTORS PURSUANT TO THIS ITEM NO. 4 WILL ONLY BECOME EFFECTIVE IF THE MERGER IS NOT APPROVED OR OTHERWISE CONSUMMATED.

                          INDEPENDENT ACCOUNTANTS

          NMR has appointed Coopers & Lybrand L.L.P. as the independent accountants to examine the consolidated financial statements of NMR for the current fiscal year. Said firm was first retained by NMR as its independent public accountants for the fiscal year ended March 31, 1984. The selection of Coopers & Lybrand L.L.P. was approved by the Board of Directors prior to their appointment. Coopers & Lybrand L.L.P. has advised NMR that they do not have any material financial interests in, or any connection (other than as independent accountants) with, NMR.

          Coopers & Lybrand L.L.P. is expected to be present at the NMR Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.


                       STOCKHOLDER PROPOSALS FOR 1996
                     ANNUAL MEETING OF NMR STOCKHOLDERS

          Proposals which NMR stockholders intend to present at the 1996 annual meeting of stockholders must be received by NMR by May 16, 1996 to be eligible for inclusion in the proxy materials for that meeting.


                               OTHER MATTERS

          As of the date of this Joint Proxy Statement, the Board of Directors of NMR knows of no other business to be presented at the NMR Meeting and the Board of Directors of Morgan knows of no other business to be presented at the Morgan Meeting. However, if any other matters properly come before either such meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.


                               LEGAL OPINIONS

          McCarter & English, counsel to NMR has rendered an opinion as to the legality of the shares of NMR Common Stock offered hereby. Counsel to Morgan or NMR will render an opinion at the closing under the Merger Agreement as to certain tax matters with respect to the Merger.


                                  EXPERTS

          The consolidated balance sheets of NMR as of March 31, 1995 and 1994 and consolidated statements of operations, retained earnings, and cash flows for each of the three years in the period ended March 31, 1995 incorporated in this Joint Proxy Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheets of Morgan as of December 31, 1994 and 1993 and consolidated statements of operations, retained earnings, and cash flows for each of the two years ended December 31, 1994 included in this Joint Proxy Statement have been audited by Garcia & Ortiz, P.A., independent accountants, whose report thereon appears herein. The consolidated statement of operations, retained earnings, and cash flows for the year ended December 31, 1992 included in this Joint Proxy Statement have been audited by Copeland & Company, independent accountants, whose report thereon appears herein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.



BY ORDER OF THE BOARD OF         BY ORDER OF THE BOARD OF
DIRECTORS OF NMR OF              DIRECTORS OF MORGAN MEDICAL
AMERICA, INC.                    HOLDINGS, INC.



Joseph G. Dasti                           J. Mark Strong
President and Chief                       President and Chief
Executive Officer                         Executive Officer

                                                                 APPENDIX A







                        AGREEMENT AND PLAN OF MERGER



                           DATED:  April 11, 1995



                                BY AND AMONG
                           NMR OF AMERICA, INC.,

                               NMR SUB, INC.
                                    AND

                       MORGAN MEDICAL HOLDINGS, INC.

AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.1  Surviving Corporation  . . . . . . . . . . . . . . . . .   1
          1.2  Certificate of Incorporation . . . . . . . . . . . . . .   1
          1.3  By-Laws  . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.4  Directors  . . . . . . . . . . . . . . . . . . . . . . .   2
          1.5  Officers . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.6  Effective Time . . . . . . . . . . . . . . . . . . . . .   2
          1.7  Additional Actions . . . . . . . . . . . . . . . . . . .   2

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     CONSIDERATION; CONVERSION OF SHARES  . . . . . . . . . . . . . . .   3
          2.1  Merger Consideration . . . . . . . . . . . . . . . . . .   3
          2.2  Conversion of Shares; Treatment of Warrants, Options,
               and Convertible Securities . . . . . . . . . . . . . . .   3
          2.3  Cancellation of Certificates . . . . . . . . . . . . . .   5
          2.4  No Fractional Securities . . . . . . . . . . . . . . . .   5
          2.5  Closing  . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORGAN  . . . . . .   6
          3.1  Corporate Existence and Power; Qualification;
               Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   6
          3.2  Corporate and Governmental Authorization;
               Contravention  . . . . . . . . . . . . . . . . . . . . .   7
          3.3  Capitalization . . . . . . . . . . . . . . . . . . . . .   8
          3.4  Financial Statements of Morgan; Changes  . . . . . . . .   8
          3.5  No Undisclosed Liabilities . . . . . . . . . . . . . . .  10
          3.6  Compliance with Laws . . . . . . . . . . . . . . . . . .  11
          3.7  Tax Matters  . . . . . . . . . . . . . . . . . . . . . .  11
          3.8  Title to Properties; Absence of Liens and Encumbrances,
               Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          3.9  Facilities . . . . . . . . . . . . . . . . . . . . . . .  12
          3.10 Condition of Facilities, Equipment, Etc. . . . . . . . .  12
          3.11 Insurance  . . . . . . . . . . . . . . . . . . . . . . .  13
          3.12 Agreements, Plans, Arrangements, Etc.  . . . . . . . . .  13
          3.13 Intellectual Properties  . . . . . . . . . . . . . . . .  14
          3.14 Permits, License, Etc. . . . . . . . . . . . . . . . . .  15
          3.15 Litigation . . . . . . . . . . . . . . . . . . . . . . .  15
          3.16 Accounts and Notes Receivable  . . . . . . . . . . . . .  16
          3.17 No Interest in Competitors, Etc. . . . . . . . . . . . .  16
          3.18 Books and Records  . . . . . . . . . . . . . . . . . . .  16
          3.19 Employees, Labor Relations, Etc. . . . . . . . . . . . .  17
          3.20 Environmental Matters  . . . . . . . . . . . . . . . . .  17
          3.21 Employee Benefit Plans, Etc. . . . . . . . . . . . . . .  19
          3.22 SEC Filings  . . . . . . . . . . . . . . . . . . . . . .  20
          3.23 Information  . . . . . . . . . . . . . . . . . . . . . .  21
          3.24 Accreditation. . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     REPRESENTATIONS AND WARRANTIES WITH RESPECT TO NMR . . . . . . . .  21
          4.1  Corporate Existence and Power; Qualification;
               Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  21
          4.2  Corporate and Governmental Authorization;
               Contravention  . . . . . . . . . . . . . . . . . . . . .  22
          4.3  Capitalization . . . . . . . . . . . . . . . . . . . . .  23
          4.4  Financial Statements of NMR; Changes . . . . . . . . . .  24
          4.5  No Undisclosed Liabilities . . . . . . . . . . . . . . .  26
          4.6  Compliance with Laws . . . . . . . . . . . . . . . . . .  26
          4.7  Tax Matters  . . . . . . . . . . . . . . . . . . . . . .  27
          4.8  Title to Properties; Absence of Liens and Encumbrances,
               Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          4.9  Facilities . . . . . . . . . . . . . . . . . . . . . . .  27
          4.10 Condition of Facilities, Equipment, Etc. . . . . . . . .  27
          4.11 Insurance  . . . . . . . . . . . . . . . . . . . . . . .  28
          4.12 Agreements, Plans, Arrangements, Etc.  . . . . . . . . .  28
          4.13 Intellectual Properties  . . . . . . . . . . . . . . . .  29
          4.14 Permits, License, Etc. . . . . . . . . . . . . . . . . .  30
          4.15 Litigation . . . . . . . . . . . . . . . . . . . . . . .  30
          4.16 Accounts and Notes Receivable  . . . . . . . . . . . . .  30
          4.17 No Interest in Competitors, Etc. . . . . . . . . . . . .  31
          4.18 Books and Records. . . . . . . . . . . . . . . . . . . .  31
          4.19 Employees, Labor Relations, Etc. . . . . . . . . . . . .  31
          4.20 Environmental Matters  . . . . . . . . . . . . . . . . .  32
          4.21 Employee Benefit Plans, Etc. . . . . . . . . . . . . . .  33
          4.22 SEC Filings  . . . . . . . . . . . . . . . . . . . . . .  37
          4.23 Information  . . . . . . . . . . . . . . . . . . . . . .  37
          4.24 Acquisition  . . . . . . . . . . . . . . . . . . . . . .  38
          4.25 Accreditation. . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     CONDUCT OF BUSINESS OF MORGAN AND NMR PRIOR TO THE EFFECTIVE
     TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          5.1  Conduct of Business of Morgan  . . . . . . . . . . . . .  38
          5.2  Conduct of Business of NMR . . . . . . . . . . . . . . .  40

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . .  42
          6.1  Access to Properties and Records . . . . . . . . . . . .  42
          6.2  Registration Statement . . . . . . . . . . . . . . . . .  42
          6.3  Stockholders' Approvals  . . . . . . . . . . . . . . . .  43
          6.4  Affiliates' Letters  . . . . . . . . . . . . . . . . . .  43
          6.5  Reasonable Efforts; Etc. . . . . . . . . . . . . . . . .  44
          6.6  Material Events  . . . . . . . . . . . . . . . . . . . .  44
          6.7  Tax Consequences . . . . . . . . . . . . . . . . . . . .  44
          6.8  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . .  44
          6.9  Exclusivity  . . . . . . . . . . . . . . . . . . . . . .  44
          6.10 Fair Price Statute . . . . . . . . . . . . . . . . . . .  45
          6.11 Indemnification  . . . . . . . . . . . . . . . . . . . .  45
          6.12 Quarterly Financial Statements . . . . . . . . . . . . .  46
          6.13 J. Mark Strong Voting Rights.  . . . . . . . . . . . . .  46

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     CONDITIONS TO THE OBLIGATIONS OF NMR . . . . . . . . . . . . . . .  46
          7.1  Representations and Warranties True  . . . . . . . . . .  46
          7.2  Performance  . . . . . . . . . . . . . . . . . . . . . .  47
          7.3  Authorization of Merger  . . . . . . . . . . . . . . . .  47
          7.4  Registration Statement; Blue Sky Laws  . . . . . . . . .  47
          7.5  Affiliates Letters . . . . . . . . . . . . . . . . . . .  47
          7.6  Restrictive Legends  . . . . . . . . . . . . . . . . . .  47
          7.7  Absence of Litigation  . . . . . . . . . . . . . . . . .  48
          7.8  Opinion of Counsel . . . . . . . . . . . . . . . . . . .  48
          7.9  Appraisal Rights . . . . . . . . . . . . . . . . . . . .  48
          7.10 Fairness Opinions  . . . . . . . . . . . . . . . . . . .  48
          7.11 Certificates of Merger . . . . . . . . . . . . . . . . .  48
          7.12 HSR Act  . . . . . . . . . . . . . . . . . . . . . . . .  48
          7.13 Consents.  . . . . . . . . . . . . . . . . . . . . . . .  48
          7.14 Strong Proxy . . . . . . . . . . . . . . . . . . . . . .  49
          7.15 Director Resignations. . . . . . . . . . . . . . . . . .  49
          7.16 Amendment of Lease; Waiver.  . . . . . . . . . . . . . .  49
          7.17 Note and Pledge Agreements.  . . . . . . . . . . . . . .  49
          7.18 Agreement of Fahnestock & Co. Inc. . . . . . . . . . . .  49
          7.19 Sale of Morgan HealthWorks, Inc. . . . . . . . . . . . .  49
          7.20 Agreements.  . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     CONDITIONS TO THE OBLIGATIONS OF MORGAN  . . . . . . . . . . . . .  50
          8.1  Representations and Warranties True  . . . . . . . . . .  50
          8.2  Performance  . . . . . . . . . . . . . . . . . . . . . .  50
          8.3  Authorization of Merger  . . . . . . . . . . . . . . . .  50
          8.4  Registration Statement; Blue Sky Laws  . . . . . . . . .  50
          8.5  Absence of Litigation  . . . . . . . . . . . . . . . . .  51
          8.6  Fairness Opinions  . . . . . . . . . . . . . . . . . . .  51
          8.7  Opinion of Counsel . . . . . . . . . . . . . . . . . . .  51
          8.8  Tax Opinion  . . . . . . . . . . . . . . . . . . . . . .  51
          8.9  Certificates of Merger . . . . . . . . . . . . . . . . .  51
          8.10 HSR Act  . . . . . . . . . . . . . . . . . . . . . . . .  51
          8.11 Consents . . . . . . . . . . . . . . . . . . . . . . . .  51
          8.12 Inclusion on NASDAQ System.  . . . . . . . . . . . . . .  52

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.1  Termination  . . . . . . . . . . . . . . . . . . . . . .  52
          9.2  Share Price Termination Events . . . . . . . . . . . . .  53
          9.3  Notice of Termination  . . . . . . . . . . . . . . . . .  53
          9.4  Effect of Termination  . . . . . . . . . . . . . . . . .  54

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . .  54
          10.1  Amendment . . . . . . . . . . . . . . . . . . . . . . .  54
          10.2  Waiver of Compliance  . . . . . . . . . . . . . . . . .  54
          10.3  Notices . . . . . . . . . . . . . . . . . . . . . . . .  54
          10.4  Assignment  . . . . . . . . . . . . . . . . . . . . . .  55
          10.5  No Third Party Beneficiaries  . . . . . . . . . . . . .  55

          10.6  Expenses  . . . . . . . . . . . . . . . . . . . . . . .  56
          10.7  Additional Fee  . . . . . . . . . . . . . . . . . . . .  57
          10.8  Public Announcements  . . . . . . . . . . . . . . . . .  57
          10.9  Brokers and Finders . . . . . . . . . . . . . . . . . .  57
          10.10 Further Agreements  . . . . . . . . . . . . . . . . . .  58
          10.11 Counterparts  . . . . . . . . . . . . . . . . . . . . .  58
          10.12 Entire Agreement  . . . . . . . . . . . . . . . . . . .  58
          10.13 Governing Law . . . . . . . . . . . . . . . . . . . . .  58
          10.14 Descriptive Headings  . . . . . . . . . . . . . . . . .  59
          10.15 Specific Performance  . . . . . . . . . . . . . . . . .  59


EXHIBITS

     6.4       Form of Affiliates' Letter
     7.8       Form of Opinion of Morgan Counsel
     7.17      Forms of Note and Pledge Agreements
     7.20A     Form of Non-Competition Agreement
     7.20B     Form of Employment Agreement
     8.7       Form of Opinion of NMR Counsel
     8.8       Form of Tax Opinion

SCHEDULES

     1.4A      List of Directors of NMR
     1.4B      List of Directors of Surviving Corporation
     1.5A      List of Officers of NMR
     1.5B      List of Officers of Surviving Corporation

     Morgan Representations and Warranties/Covenants

     3.1       Subsidiaries
     3.2       Conflicts and Consents
     3.3       Contracts Relating to Stock
     3.4       Changes Since Morgan Balance Sheet Date
     3.5       Undisclosed Liabilities
     3.6       Compliance with Laws
     3.7       Taxes
     3.8       Title to Properties; Liens and Encumbrances
     3.9       Facilities
     3.11      Insurance
     3.12      Contracts
     3.13      Intellectual Properties
     3.14      Permits
     3.15      Litigation
     3.16      Accounts and Notes Receivable
     3.17      Related Party Transactions, Etc.
     3.19      Labor Matters
     3.20      Environmental Matters
     3.21      Employee Benefit Plans
     3.24      Accreditations
     5.1       Capital Expenditures

     NMR Representations and Warranties/Covenants

     4.1       Subsidiaries
     4.2       Conflicts and Consents
     4.3       Contracts Relating to Stock
     4.4       Changes Since Balance Sheet Date
     4.5       Undisclosed Liabilities
     4.6       Compliance with Laws
     4.7       Taxes
     4.8       Title to Properties; Liens and Encumbrances
     4.9       Facilities
     4.11      Insurance
     4.12      Contracts
     4.13      Intellectual Properties
     4.14      Permits
     4.15      Litigation
     4.16      Accounts and Notes Receivable
     4.17      Related Party Transactions, Etc.
     4.19      Labor Matters
     4.20      Environmental Matters
     4.21      Employee Benefit Plans
     4.25      Accreditations
     5.2(e)    Permitted Issuances
     5.2(i)    Capital Expenditures

                        AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of April 11, 1995 by and among NMR of America, Inc., a corporation organized under the laws of the State of Delaware ("NMR"), NMR Sub, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of NMR ("Acquisition"), and Morgan Medical Holdings, Inc., a corporation organized under the laws of the State of Colorado ("Morgan").

     WHEREAS, the respective Boards of Directors of NMR, Acquisition and Morgan have approved the merger of Acquisition with and into Morgan (the "Merger"), pursuant to which Morgan will be the surviving corporation and the holders of Morgan Common Stock (as herein defined) will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                 ARTICLE I

                                 THE MERGER

     1.1 Surviving Corporation. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "Delaware Act") and the Colorado Business Corporation Act (the "Colorado Act"), at the Effective Time (as that term is hereinafter defined in Section 1.6 hereof) Acquisition shall be merged with and into Morgan, with Morgan being the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"). At the Effective Time, the separate existence of Acquisition shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Colorado. Without limiting the generality of the foregoing, from and after the Effective Time the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of Morgan and Acquisition, and the Merger shall have all of the effects provided for in the Delaware Act and the Colorado Act.

     1.2 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Morgan as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     1.3 By-Laws. At the Effective Time, the By-Laws of Morgan as in effect at the Effective Time shall be the By-Laws of the

Surviving Corporation until thereafter amended as provided by law.

     1.4 Directors. On and after the Effective Time, the directors of NMR shall be those persons who are listed on Schedule 1.4A, and the directors of the Surviving Corporation shall be those persons who are listed on
Schedule 1.4B, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of NMR and the Certificate of Incorporation and By-Laws of the Surviving Corporation, respectively, or as otherwise provided by law.

     1.5 Officers. On and after the Effective Time, the officers of NMR shall be those persons who are listed on Schedule 1.5A, and the officers of the Surviving Corporation shall be those persons who are listed on Schedule 1.5B, each to hold the office(s) set forth opposite their respective names on such Schedule, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of NMR and the Certificate of Incorporation and By-Laws of the Surviving Corporation, respectively, or as otherwise provided by law.

     1.6 Effective Time. As soon as practicable following the Closing (as that term is hereinafter defined in Section 2.5 hereof), Certificates of Merger or any similar document required by state law to effect the Merger (the "Certificates of Merger") shall be filed with the Secretaries of State of the States of Colorado and Delaware. The Merger shall become effective upon the filing of the last of such certificates. The time when the Merger shall become effective is herein referred to as the "Effective Time."

     1.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or Morgan acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement (including, but not limited to, any applications which may be required in order to allow the Surviving Corporation to transact business in any jurisdiction), the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or Morgan, all such deeds, bills of sale, assignment and assurances and to do, in the name and on behalf of Acquisition or Morgan, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                 ARTICLE II

                    CONSIDERATION; CONVERSION OF SHARES

     2.1 Merger Consideration. Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger to holders of shares of Morgan Common Stock, without par value ("Morgan Common Stock"), and to the holders of warrants, options, convertible securities and other rights to purchase Morgan Common Stock upon exercise or conversion of the same, shall consist solely of shares of Common Stock, par value $.01 per share, of NMR ("NMR Common Stock"), such shares of NMR Common Stock to have such rights as are set forth in the Certificate of Incorporation of NMR and to be issuable in accordance with the terms of this Agreement.

     2.2 Conversion of Shares; Treatment of Warrants, Options, and Convertible Securities. (a) Subject to Section 2.4 hereof, each share of Morgan Common Stock issued and outstanding as of the Effective Time (other than Morgan Dissenting Shares, as that term is hereinafter defined in
Section 2.2(e) below) shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into
0.3330886 shares of NMR Common Stock.

          (b) (i) Each warrant to acquire shares of Morgan Common Stock (a "Warrant") that is outstanding and unexercised at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of NMR Common Stock the holder of such Warrant would have received in the Merger pursuant to Section 2.2(a) had such holder exercised such Warrant in full immediately prior to the Effective Time, and the price per share of NMR Common Stock issuable after the Effective Time upon exercise of such Warrant shall equal the product of the price per share of Morgan Common Stock under such Warrant as in effect prior to the Effective Time multiplied by 3.0022042.

               (ii) Each option to acquire shares of Morgan Common Stock issued, or agreed or committed to be issued, under any stock option plan of Morgan or otherwise (an "Option") that is outstanding and unexercised at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, and subject to the other terms and conditions thereof, automatically be assumed by NMR and shall be exercisable for that number of shares of NMR Common Stock the holder of such Option would have received in the Merger pursuant to Section

2.2(a) had such holder exercised such Option in full (assuming, for the purpose of this calculation only, that there is no limitation on the vesting of the right to exercise such Option) immediately prior to the Effective Time, and the price per share of NMR Common Stock issuable after the Effective Time upon exercise of such Option shall equal the product of the price per share of Morgan Common Stock under such Option as in effect prior to the Effective Time multiplied by 3.0022042. Any term or condition respecting the vesting of the right to exercise such Option shall remain unaffected by the Merger; provided, however, that any period during which
                          --------  -------
the holder of such Option shall have served as an employee or consultant, as the case may be, of Morgan prior to the Merger shall be counted toward determining the vesting of the right to exercise such Option after the Effective Time.

               (iii) Each note or debenture of Morgan which is convertible into shares of Morgan Common Stock (a "Convertible Security") and that is outstanding and unconverted at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be convertible into that number of shares of NMR Common Stock the holder of such Convertible Security would have received in the Merger pursuant to
Section 2.2(a) had such holder converted such Convertible Security in full immediately prior to the Effective Time, and the price per share of NMR Common Stock issuable after the Effective Time upon conversion of such Convertible Security shall be equal to the product of the price per share of Morgan Common Stock under such Convertible Security as in effect prior to the Effective Time multiplied by 3.0022042.

               (iv)  The Morgan Warrants, Options and Convertible
Securities are hereinafter referred to collectively as the "Morgan Derivative Securities." Except as provided in clauses (i), (ii) and (iii) above, the terms and conditions of the Morgan Derivative Securities in effect prior to the Effective Time shall continue in effect after the Effective Time.

          (c) Each share of Morgan Common Stock held in the Morgan treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration thereof.

          (d) Each share of Common Stock, without par value, of Acquisition ("Acquisition Common Stock") issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and shall thereafter represent one share of common stock of the Surviving Corporation.

          (e) Notwithstanding the foregoing, any shares of Morgan Common Stock issued and outstanding immediately prior to the Effective Time which are held by shareholders of Morgan who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of
Article 113 of the Colorado Act (the "Morgan Dissenting Shares") shall not be converted into shares of NMR Common Stock in the manner contemplated by
Section 2.2(a) above, and the rights of holders of Morgan Dissenting Shares shall be governed by the provisions of the Colorado Act.

     2.3 Cancellation of Certificates. As promptly as is practicable after the Effective Time, NMR shall designate a bank or trust company (the "Exchange Agent") to act as exchange agent in effecting the exchange of certificates representing Morgan Common Stock (other than Morgan Dissenting Shares) for certificates representing the shares of NMR Common Stock into which such shares of Morgan Common Stock have been converted. The Exchange Agent shall send a letter of transmittal to the holders of Morgan Common Stock offering to exchange the certificates representing such Morgan Common Stock for certificates representing shares of NMR Common Stock. Notwithstanding the foregoing, from and after the Effective Time, all such outstanding shares of Morgan Common Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. From and after the Effective Time, each certificate or instrument which prior to the Effective Time represented shares of Morgan Common Stock or Morgan Derivative Securities, as applicable, shall be deemed to represent only the right to receive the certificates of NMR Common Stock or the right to acquire shares of NMR Common Stock contemplated by Section 2.2 hereof, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of Morgan Common Stock formerly represented thereby, in the case of certificates formerly representing shares of Morgan Common Stock, or with respect to the shares of Morgan Common Stock issuable upon exercise or conversion thereof, in the case of instruments formerly representing Morgan Derivative Securities, except as otherwise provided by law.

     2.4 No Fractional Securities. No fractional shares of NMR Common Stock shall be issuable by NMR upon the conversion of shares of Morgan Common Stock in the Merger pursuant to Section 2.2(a) hereof or upon exercise or conversion of any Morgan Derivative Security. In lieu of any fractional share of NMR Common Stock which would otherwise be issuable upon conversion of any shares of Morgan Common Stock or exercise or conversion of any Morgan Derivative Security, NMR shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last reported sales price on the primary exchange or market (including the National Association of Securities Dealers Automated Quotation System, National Market System) on which the NMR Common Stock is then listed or traded, or if not listed or admitted to trading on any such primary exchange or market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by NMR for that purpose.

     2.5 Closing. Subject to Section 9.1(b)(ii) hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McCarter & English, Four Gateway Center, Newark, New Jersey at 10:00 A.M. local time, (i) as soon as practicable after the later to occur of (x) the date of the stockholders' meetings referred to in
Section 6.3 hereof or (y) the day on which the last condition set forth in Articles VII and VIII hereof shall have been fulfilled or waived, or (ii) at such other time as NMR and Morgan may mutually agree (the "Closing Date").


                                ARTICLE III

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORGAN

     Morgan represents and warrants to NMR as follows (as used in this Article III, the term "Morgan" shall include Morgan and each subsidiary (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act") of Morgan (a "Morgan Subsidiary"), unless the context suggests otherwise):



     3.1 Corporate Existence and Power; Qualification; Subsidiaries. Morgan is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification.
The copies of Morgan's Certificate of Incorporation and Bylaws that have been delivered to NMR are complete and correct and are in full force and effect. Schedule 3.1 sets forth a complete list of each Morgan Subsidiary. Each Morgan Subsidiary is a corporation or partnership duly incorporated (if a corporation), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. Morgan has not made any advances to or investments in, nor directly or indirectly owns any securities of, any domestic or foreign business entity, enterprise or organization other than as set forth on Schedule 3.1.
Neither Morgan nor any Morgan Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws or certificate of limited partnership, or equivalent organizational document, as the case may be. Each of the outstanding shares of capital stock of, or other equity interests in, any Morgan Subsidiary owned by Morgan is owned by Morgan free and clear of any security interest, pledge, lien, charge, claim or other encumbrance of any kind or nature (collectively, "Encumbrance").

     3.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by Morgan of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Morgan Common Stock). This Agreement has been duly executed and delivered by Morgan. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby is not prohibited by, and will not violate or conflict with, any provision of the Certificate of Incorporation or Bylaws of Morgan, or of any Law (as such term is defined in Section 3.6), or, except as set forth on Schedule 3.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any Encumbrance upon any property of Morgan pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract (as such term is defined below), lien, instrument, order, Permit (as such term is defined in
Section 3.14 hereof), arbitration award, judgment or decree to which Morgan is a party or by which it is bound. Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Colorado and Delaware, as applicable, the Hart-Scott-Rodino Act ("HSR Act") filing referenced in Section 6.8 hereof, if necessary, or as may be required by the Securities Act, the Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws and the National Association of Securities Dealers, Inc. ("NASD"), and except as set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of Morgan for the consummation by Morgan of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving

Corporation of the business and properties of Morgan after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or operations of the Surviving Corporation, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent Morgan from performing its obligations hereunder. This Agreement is a valid, legal and binding agreement of Morgan, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used herein, "Contracts" shall mean any lease, license, mortgage, contract, sales order, purchase order or other agreement, arrangement, understanding or commitment, whether written or oral which is material to the business or properties of Morgan or NMR as the context shall require.

     3.3 Capitalization. (a) The shares of Morgan Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, Morgan's Certificate of Incorporation or otherwise. The authorized capital stock of Morgan consists of 1,000,000,000 shares of Morgan Common Stock, of which 3,224,727 shares are issued and outstanding, and 500,000 shares of Preferred Stock, without par value, of which no shares are outstanding.

          (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating Morgan or any Morgan Subsidiary to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of Morgan or any Morgan Subsidiary, except as set forth in Schedule 3.3.

     3.4 Financial Statements of Morgan; Changes. (a) Morgan has heretofore delivered to NMR true and complete copies of its consolidated audited balance sheet as of December 31, 1994 (the "Morgan Balance Sheet Date") and audited consolidated Statements of Operations and audited consolidated Statements of Cash Flows for the three year period then ended (collectively, the "Morgan Financial Statements"). The Morgan Financial Statements present fairly the consolidated financial position of Morgan as of the Morgan Balance Sheet Date and the consolidated results of operations and cash flows for each of the three years in the three-year period then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon.

     (b) Except as set forth in Schedule 3.4 hereto and except as contemplated by this Agreement, since the Morgan Balance Sheet Date:

          (i) there has been no material adverse change in the business, assets, financial condition or results of operations of Morgan;

         (ii) there has not been any direct or indirect redemption, purchase or other acquisition by Morgan of any of its capital stock, or any declaration, setting aside or payment of any dividend or other distribution by Morgan in respect of its capital stock, and Morgan has not authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

        (iii) except for the transactions contemplated hereby, Morgan has conducted its business in the ordinary course and consistent with past practices;

         (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by Morgan materially adversely affecting the business, assets, financial condition or results of operations of Morgan, nor has Morgan been notified of any pending condemnation proceeding concerning any of its properties;

          (v) there have not been any defaults or breaches by Morgan under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of Morgan;

         (vi) Morgan has not directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of Morgan, or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

        (vii) Morgan has not incurred any obligation or liability (fixed or contingent) with respect to its business or any of its assets, except (1) obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

       (viii) Morgan has not discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent) except (1) current obligations and liabilities included in the Morgan Financial Statements and (2) current obligations and liabilities incurred since the Morgan Balance Sheet Date in the ordinary course of business;

         (ix) Morgan has not mortgaged, pledged or subjected to any Encumbrance any of its assets or properties;

          (x) Morgan has not sold, transferred or leased any of its assets or properties except in the ordinary course of business;

         (xi) Morgan has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions is unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of Morgan in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

        (xii) Morgan has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

     3.5 No Undisclosed Liabilities. Except as set forth in Schedules 3.4, 3.5, 3.12, 3.14, 3.15, 3.19, 3.20 and 3.21, there are no liabilities of Morgan of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the consolidated balance sheet of Morgan (or the notes thereto) as of the Morgan Balance Sheet Date included in the Morgan Financial Statements; and

          (b) liabilities incurred in the ordinary course of business consistent with past practice since the Morgan Balance Sheet Date.

     3.6 Compliance with Laws. Except as set forth in Schedule 3.6, Morgan has complied, and is in compliance, in all material respects with all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any laws, regulations, order or requirement relating to securities, the environment, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare conditions of occupied premises, environmental protection, air or water pollution, product safety, and liability or civil rights) (each and all of the foregoing being herein referred to as "Laws"). Morgan is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on its business, assets, financial condition or results of operation. Morgan has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on its business, assets, financial condition or results of operation.

     3.7 Tax Matters. Except as set forth in Schedule 3.7, (a) Morgan has duly filed or will file with the appropriate government agencies all Tax (as hereinafter defined below) returns required to be filed by it on or before the Effective Time, (b) Morgan has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations or any other operation of the Morgan Group (as hereinafter defined below) prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time,
(c) Morgan has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is Morgan a party to any pending Litigation (as hereafter defined in Section 3.15 hereof) by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against Morgan, and (d) to the knowledge of Morgan, no Tax returns of Morgan or the Morgan Group are under examination. Morgan is not a "United States real property holding company" within the meaning of

Section 1445 of the Code. As used herein (i) "Morgan Group" shall mean Morgan and all members of its affiliated group as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") and as defined in any applicable Law providing for consolidated or combined returns and (ii) "Tax" or "Taxes" shall mean taxes of any kind payable to any federal, state, local, or foreign taxing authority, including, without limitation, (A) income, gross receipts, ad valorem, value added, sales, use, service, franchise, profits, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, sales, liquor, occupation, premium, windfall profits, transfer and gains taxes, (B) customs duties, (C) interest, penalties, and additions to tax imposed with respect to the above taxes, and (D) any damages, costs, expenses, fees or other liability arising from such Tax or Taxes.

     3.8 Title to Properties; Absence of Liens and Encumbrances, Etc. Except as set forth in Schedule 3.8, Morgan owns no real property and has good title to or a legal, valid and enforceable right to use the other properties and assets used in the conduct of its business (including without limitation the assets reflected in its balance sheet as at the Morgan Balance Sheet Date, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except (i) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (ii) such imperfections of title and other Encumbrances, if any, which, individually or in the aggregate, do not materially detract from the marketability, value, or interfere with the present use, of the property or asset subject thereto or otherwise impair the operations of its business (collectively, "Permitted Encumbrances").

     3.9 Facilities. Schedule 3.9 sets forth a correct and complete list of all of the real properties, together with the buildings, improvements, and structures located thereon, owned or used by Morgan in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

     3.10 Condition of Facilities, Equipment, Etc. The buildings, structures, equipment and other physical properties and assets owned, operated, or leased by Morgan in connection with its business are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of Morgan's business excepted), free of any structural or engineering defect, are suitable for the conduct of its business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

     3.11 Insurance. The business and the assets of Morgan are covered by insurance with licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.
Schedule 3.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by Morgan with respect to its business or any of its assets (including prior policies to the extent that they continue to provide coverage). Morgan has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by Morgan against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

     3.12 Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 3.12 (which may refer to other specific Schedules hereto), Morgan is not a party to, nor is Morgan or any of its properties and assets bound or affected by, any of the following:

          (a) a lease (whether as lessor or lessee) relating to real or personal property;

          (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property (as such term is defined in Section 3.13 hereof);

          (c)  an employment Contract or consulting Contract;

          (d)  a joint venture or partnership Contract;

          (e) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          (f) a Contract granting any person a security interest or other Encumbrance on any of the assets of Morgan;

          (g) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

          (h) a Contract which restricts Morgan from doing business anywhere in the world;

          (i) a Contract not entered into in the ordinary course of business;

          (j)  a Contract requiring the payment of royalties; or

          (k) any other Contract which could have a material adverse effect on the Surviving Corporation.

Correct and complete copies of all Contracts set forth in Schedule 3.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by Morgan in the conduct of its business have been delivered to NMR or its Representatives (as such term is defined in Section 3.23 hereof) prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and Morgan has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, its obligations under such Contracts. There has not occurred any default, or any event which, with the lapse of time or the election of any person other than Morgan, or any combination thereof, will become a default, by Morgan, nor to the knowledge of Morgan has there occurred any default by others or any event which, with the lapse of time or the election of Morgan, will become a default by others under any material Contracts. Morgan is not, and to the knowledge of Morgan, no other party, is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

     3.13 Intellectual Properties. Schedule 3.13 sets forth a correct and complete list of all patents, trademarks, trade names, service marks, copyrights, and applications therefor (collectively, "Intellectual Properties") used in the conduct of the business of Morgan. Except as disclosed in Schedule 3.13, (a) Morgan owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (b) the validity of such rights and the title thereto of Morgan has not been questioned in any Litigation (as defined in Section 3.15 hereof) to which it is a party, nor to the knowledge of Morgan is any such Litigation threatened; (c) the conduct of Morgan's business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to Morgan that has heretofore been or is now being made, except by Morgan or by an entity duly licensed by it to use the same under a Contract disclosed in Schedule 3.12; and (e) to the knowledge of Morgan there is no infringement by others of any Intellectual Properties owned by or licensed by or to Morgan. All patents, patent applications and rights to inventions heretofore owned or held by any employee or officer of Morgan and relating to its business in any manner have been duly effectively transferred to Morgan. All licenses and Contracts requiring the payment of royalties by Morgan are referenced and correctly described in Morgan's Annual Report on Form 10-K for the year ended December 31, 1993.

     3.14 Permits, License, Etc. Morgan has, and has complied in all material respects with, all Permits (as hereafter defined below) that are required in order to carry on its business as presently conducted and is not in default of any thereof. Schedule 3.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and to Morgan's knowledge, no suspension, cancellation or non-renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, Morgan has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in
Schedule 3.14 has been previously delivered to NMR. As used herein, "Permits" shall mean all licenses, permits, consent orders, administrative orders, registrations, authorizations, franchises and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority the failure of which to obtain would have a material adverse effect on the business or properties of Morgan or NMR, taken as a whole, as the context shall require.

     3.15 Litigation. Except as set forth on Schedule 3.15, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry (each and all of the foregoing items being herein referred to as "Litigation") pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Morgan threatened, against, relating to or affecting Morgan with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of Morgan is there any basis for any such Litigation. Neither Morgan nor any officer, director or employee of Morgan has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with its business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining Morgan from taking or requiring Morgan to take action of any kind with respect to its business or to which Morgan is subject or by which Morgan is bound.

     3.16 Accounts and Notes Receivable. Attached hereto as Schedule 3.16 is a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) of Morgan as of December 31, 1994. All such receivables, net of any allowance for doubtful accounts, have been reflected on the Morgan Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis except as stated thereon. Except as set forth on Schedule 3.16, all accounts and notes receivable reflected on the December 31, 1994 balance sheet of Morgan or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

     3.17 No Interest in Competitors, Etc.  Except as set forth in Schedule
3.17 (which may refer to other specific Schedules hereto), and except for the ownership of not more than five percent (5%) of the outstanding securities of any class of an issuer registered under Section 12 of the Exchange Act and securities traded on foreign securities exchanges and their American depository receipt counterparts, neither Morgan or any affiliate thereof, nor any officer or director of Morgan or any affiliate or associate thereof, directly or indirectly is, or owns any interest in or controls or is an employee, officer, director, or partner of or participant in or consultant to any corporation, partnership, limited partnership, joint venture, association, or other entity which is a competitor, supplier, customer, landlord, or tenant of Morgan. Schedule 3.17 hereto sets forth all Contracts or other arrangements between Morgan and any affiliate thereof for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in Schedule 3.17, Morgan does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), none of such persons owes any amount to Morgan, and no property or assets of any shareholders of Morgan or any affiliate of any shareholders of Morgan is used by Morgan.

     3.18 Books and Records. The books of account and other financial and corporate records of Morgan are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to Morgan, and are accurately reflected in the Morgan Financial Statements. The minute books of Morgan as previously made available to NMR and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of Morgan.

     3.19 Employees, Labor Relations, Etc.   Except as set forth in
Schedule 3.19, (a) Morgan is not a party to any contract or agreement with any labor organization or other representative of Morgan employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of Morgan, threatened, against Morgan; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of Morgan threatened against or otherwise affecting Morgan; (d) Morgan has not experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years; (e) no representation question has been raised respecting any of Morgan's employees within the past three years, nor, to the best knowledge of Morgan are there any campaigns being conducted to solicit cards from Morgan's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of Morgan's employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Morgan's employees, is pending or, to the best knowledge of Morgan, threatened, against Morgan;
(h) Morgan is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to Morgan's employees or employment practices relating to Morgan's employees; (i) Morgan is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and have not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; (j) Morgan has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof; (k) Morgan is in compliance with its obligations with respect to Morgan' employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. Schedule 3.19 sets forth the name, position, title or function and salary or wages of each employee of Morgan employed as of the date of this Agreement at an annual salary or wage (including in each case commissions and bonuses) of $25,000 or more. Except as set forth on Schedule 3.19, none of such employees has notified Morgan of his or her intention to resign or retire.

     3.20 Environmental Matters. (a) Schedule 3.20 lists all notices to Morgan of environmental violations or environmental claims and all reports made by Morgan to any foreign or domestic environmental agency since December 31, 1989 and true and correct copies of all such notices, claims and reports have previously been delivered to NMR.

     (b) Morgan currently conducts its business within the limits set forth in each and every environmental Permit it holds, regardless of whether such Permits are current, have expired or about to expire, and has conducted its business in compliance with all terms and conditions of such Permits since December 31, 1989.

     (c) Except as set forth in Schedule 3.20, no Permit of any foreign or domestic environmental authority is required for, or by reason of, the Merger or for the consummation and performance of this Agreement in any other respect.

     (d) Morgan has not conducted or operated and currently does not conduct or operate storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles, or deep well injection system for the purpose of treatment, storage or disposal of hazardous waste as defined by the Federal Resource Conservation and Recovery Act, as amended ("RCRA"), or to which any similar foreign Law is applicable, on any real property used or formerly used by it.

     (e) Morgan has not transported for off site disposal any hazardous waste or substance as defined in either RCRA or the Federal Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or to which any similar foreign Law is applicable, or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such hazardous substance or waste at any offsite treatment, storage or disposal facility.

     (f) There has been no release or discharge by Morgan of any hazardous substance, as defined in CERCLA or in the Federal Superfund Amendment and Reauthorizations Act of 1986 ("SARA") or to which any similar foreign Law is applicable, or of a hazardous waste, as defined in RCRA or to which any similar foreign Law is applicable, which would (i) constitute or have constituted a violation of Law, or (ii) give rise to an obligation by Morgan, or its assigns or successors in interest to effect any environmental cleanup or remediation.

     (g) No federal, state or local government or agency has asserted or created an Encumbrance upon any or all of the real properties utilized by Morgan in conducting its business as a result of any use, spill, release, discharge or cleanup of any hazardous substance or waste under CERCLA, SARA or RCRA or any similar foreign Law nor has any such use, spill, release, discharge or cleanup occurred which could result in the assertion or creation of such an Encumbrance.

     3.21 Employee Benefit Plans, Etc. (a) Schedule 3.21 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by Morgan or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether legally binding or not (collectively, the "Benefit Plans"). Morgan has delivered to NMR true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement.

     (b) Morgan does not maintain any Benefit Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (c) Except as specifically set forth in Schedule 3.21, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, and will not cause Morgan and/or the Surviving Corporation to incur any multiemployer plan or other withdrawal liability.

     (d) Except as specifically set forth in Schedule 3.21, there is no, nor has there ever been, any multiemployer plan (as defined in ERISA
Section 3(37)) covering employees of Morgan or a past or present withdrawal therefrom within the meaning of Section 4201 and 4204 of ERISA.

     (e) Except for multiemployer plans, Morgan does not maintain any Benefit Plan which is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

     (f) Except as specifically set forth in Schedule 3.21, no Benefit Plan provides or is required to provide health, medical, death or survivor benefits to any former or retired employee or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option under a group insurance policy or under Section 601 of ERISA.

     (g) Morgan does not maintain any Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 162(i)(2) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and Morgan is not subject to any liability including, but not limited to, additional contributions, fines or penalties or loss of tax deduction as a result of such administration and operation. Morgan does not maintain any Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) and has not provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

     (h) Except as specifically set forth in Schedule 3.21, full payment has been made of all amounts which Morgan is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which Morgan is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. Morgan has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

     (i) For purposes of this Section 3.21, any reference to the term "Morgan" shall be deemed to refer also to any entity which is under common control or affiliated with Morgan within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

     3.22 SEC Filings. Morgan has filed with the Securities and Exchange Commission ("SEC") in a timely manner, and has previously delivered to NMR true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by Morgan since January 1, 1992 under the Securities Act or the Exchange Act, and has previously delivered to NMR true and complete copies of all forms, reports, schedules, statements, and other documents otherwise filed by Morgan since January 1, 1992 under the Securities Act or the Exchange Act. Morgan does not have any class of securities registered under Section 12 of the Exchange Act. No form, report, schedule, statement or other document filed by Morgan with the SEC since January 1, 1992 contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by Morgan with the SEC.

     3.23 Information. None of the information concerning Morgan supplied or to be supplied by Morgan or any of its agents, accountants, lawyers or other consultants or advisors (each of the foregoing referred to herein as "Representative") for inclusion in the proxy and registration statement on Form S-4 prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting or consent in connection with which such proxy and registration statement shall be mailed. None of the information and documents which have been or may be furnished by Morgan or any of its Representatives to NMR or their Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

     3.24 Accreditation. Schedule 3.24 sets forth with respect to each imaging facility of Morgan a correct and complete list of all accreditations received relating to the performance of diagnostic imaging procedures in specific modalities. No other accreditations are required for the performance of such procedures by any imaging facility of Morgan.

                                 ARTICLE IV

             REPRESENTATIONS AND WARRANTIES WITH RESPECT TO NMR

     NMR, on behalf of itself and Acquisition, represents and warrants to Morgan as follows (as used in this Article IV, the term "NMR" shall include NMR and each subsidiary (as such term is defined in Rule 405 promulgated under the Securities Act) of NMR (an "NMR Subsidiary"), unless the context suggests otherwise):

     4.1 Corporate Existence and Power; Qualification; Subsidiaries. Each of NMR and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. NMR has all corporate powers to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties
requires such qualification.   The copies of NMR's Certificate of
Incorporation and By-laws and Acquisition's Certificate of Incorporation and Bylaws that have been delivered to Morgan are complete and correct and are in full force and effect. Schedule 4.1 sets forth a complete list of each NMR Subsidiary. Each NMR Subsidiary is a corporation or partnership duly incorporated (if a corporation), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. Neither NMR nor Acquisition has made any advances to or investments in, nor directly or indirectly owns any securities of, any domestic or foreign business entity, enterprise or organization other than as set forth on Schedule 4.1. Neither NMR nor any NMR Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws or certificate of limited partnership, or equivalent organizational document, as the case may be. Each of the outstanding shares of capital stock of, or other equity interests in, any NMR Subsidiary owned by NMR is owned by NMR free and clear of any Encumbrance.

     4.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by NMR and Acquisition of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of NMR Common Stock voted at the stockholder meeting referred to in Section 6.3 hereof). This Agreement has been duly executed and delivered by each of NMR and Acquisition. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not be prohibited by, or violate or conflict with, any provision of the Certificate of Incorporation or Bylaws of NMR or Acquisition, or of any Law, or, except as set forth on Schedule 4.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any Encumbrance upon any property of NMR or Acquisition pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract, lien, instrument, order, Permit (as such term is defined in Section 3.14 hereof), arbitration award, judgment or decree to which NMR or Acquisition is a party or by which any of them is bound.
Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Colorado and Delaware, as appropriate, the HSR Act filing referenced in Section 6.8 hereof, if necessary, and as required by the Securities Act, the Exchange Act, state securities laws, the NASD and the Philadelphia Stock Exchange, and except for the other regulatory filings and approvals set forth in Schedule 4.2 hereof, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of NMR or Acquisition for the consummation by NMR and Acquisition of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving Corporation of the business and properties of Acquisition after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate have a materially adverse effect on the condition (financial or otherwise), business or operations of NMR, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent NMR or Acquisition from performing their respective obligations hereunder. This Agreement is a valid, legal and binding agreement of each of NMR and Acquisition, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Capitalization. (a) The shares of NMR Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, NMR's Certificate of Incorporation or otherwise. The authorized capital stock of NMR consists of 30,000,000 shares of NMR Common Stock, of which 5,048,044 shares are issued and outstanding, and 500,000 shares of Preferred Stock, par value $.05 per share, of which no shares are outstanding. The authorized capital stock of Acquisition consists of 1,000 shares of Acquisition Common Stock, of which 100 shares are issued and outstanding. NMR is the record and beneficial owner of all of the issued and outstanding Acquisition Common Stock.

          (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating NMR or any NMR Subsidiary to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of NMR or any NMR Subsidiary, except as set forth in Schedule 4.3.

          (c) The shares of NMR Common Stock to be issued to the stockholders of Morgan pursuant to the Merger or upon exercise or conversion of any Morgan Derivative Security to the holder thereof will be, upon such issuance, duly authorized and validly issued, fully paid (assuming the exercise or conversion of such Morgan Derivative Security in accordance with its terms), nonassessable and free of preemptive rights created by statute, NMR's Certificate of Incorporation or otherwise.

     4.4 Financial Statements of NMR; Changes. (a) NMR has heretofore delivered to Morgan (i) its Annual Report on Form 10-KSB for the year ended March 31, 1994 (the "NMR 1994 Annual Report"), which report contains true and complete copies of its consolidated audited balance sheet as at March 31, 1994 and audited consolidated Statements of Operations and audited consolidated Statements of Cash Flows for the three year period then ended, and (ii) its Quarterly Report on Form 10-QSB for the period ended December 31, 1994 (the "NMR Balance Sheet Date"), which report contains true and complete copies of its unaudited consolidated balance sheet as at the NMR Balance Sheet Date and unaudited consolidated Statements of Operations and unaudited consolidated Statements of Cash Flows for the nine month period then ended (the statements referred to in clauses (i) and (ii) referred to collectively as the "NMR Financial Statements"). The NMR Financial Statements present fairly (x) the consolidated financial position of NMR as of March 31, 1994 and the consolidated results of operations and cash flows for each of the three years in the three-year period then ended, and (y) the consolidated financial position of NMR as of the NMR Balance Sheet Date and the consolidated results of operations and cash flows for the nine month period then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon, and except with respect to the unaudited NMR Financial Statements, subject to normal and recurring year-end adjustments.

     (b) Except as set forth in Schedule 4.4 hereto and except as contemplated by this Agreement, since the NMR Balance Sheet Date:

          (i) there has been no material adverse change in the business, assets, financial condition or results of operations of NMR;

         (ii) there has not been any direct or indirect redemption, purchase or other acquisition by NMR of any of NMR's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by NMR in respect of its capital stock, and neither NMR nor Acquisition has authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

        (iii) except for the transactions contemplated hereby, NMR has conducted its business in the ordinary course and consistent with past practices;

         (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by NMR materially adversely affecting the business, assets, financial condition or results of operations of NMR, nor has NMR been notified of any pending condemnation proceeding concerning any of its properties;

          (v) there have not been any defaults or breaches by NMR under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of NMR;

         (vi) neither NMR nor Acquisition has directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of NMR or Acquisition, or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

        (vii) NMR has not incurred any obligation or liability (fixed or contingent) with respect to the business of NMR or any of its assets, except (1) obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

       (viii)  NMR has not discharged or satisfied any   Encumbrance or
     paid any obligation or liability (fixed or contingent) except (1) current obligations and liabilities included in the NMR Financial Statements and (2) current obligations and liabilities incurred since the NMR Balance Sheet Date in the ordinary course of business;

         (ix) NMR has not mortgaged, pledged or subjected to any Encumbrance any of the assets or properties of NMR;

          (x) NMR has not sold, transferred or leased any of the assets or properties of NMR, except in the ordinary course of business;

         (xi) NMR has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions is unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of NMR in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

        (xii) NMR has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

     4.5 No Undisclosed Liabilities. Except as set forth in Schedules 4.4, 4.5, 4.12, 4.14, 4.15, 4.19, 4.20 and 4.21, there are no liabilities of NMR of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the balance sheet of NMR (or the notes thereto) as of the NMR Balance Sheet Date included in the NMR Financial Statements; and

          (b) liabilities incurred in the ordinary course of business consistent with past practice since the NMR Balance Sheet Date.

     4.6 Compliance with Laws. Except as set forth in Schedule 4.6, NMR and Acquisition have complied, and are in compliance, in all material respects with all applicable Laws. NMR is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on the business, assets, financial condition or results of operation of NMR. NMR has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on the business, assets, financial condition or results of operation of NMR.

     4.7 Tax Matters. Except as set forth in Schedule 4.7, (a) NMR has duly filed or will file with the appropriate government agencies all Tax returns required to be filed by it on or before the Effective Time, (b) NMR has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations or any other operation of the NMR Group (as hereinafter defined below) prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time, (c) NMR has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is NMR a party to any pending Litigation by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against NMR, and (d) to the knowledge of NMR, no Tax returns of NMR or the NMR Group are under examination. As used herein, "NMR Group" shall mean NMR and all members of its affiliated group as defined in section 1504(a) of the Code and as defined in any applicable Law providing for consolidated or combined returns. NMR is not a "United States real property holding company" within the meaning of Section 1445 of the Code.

     4.8 Title to Properties; Absence of Liens and Encumbrances, Etc. Except as set forth in Schedule 4.8, NMR owns no real property and has good title to or a legal, valid and enforceable right to use the other properties and assets used in the conduct of the business of NMR (including without limitation the assets reflected in its balance sheet as at the NMR Balance Sheet Date, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except Permitted Encumbrances.

     4.9 Facilities. Schedule 4.9 sets forth a correct and complete list of all of the real properties, together with the buildings, improvements, and structures located thereon, owned or used by NMR in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

     4.10 Condition of Facilities, Equipment, Etc. The buildings, structures, equipment and other physical properties and assets owned, operated, or leased by NMR in connection with its business are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of NMR's business excepted), free of any structural or engineering defect, are suitable for the conduct of NMR's business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

     4.11 Insurance. The business and the assets of NMR are covered by insurance with licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.
Schedule 4.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by NMR with respect to NMR's business or any of its assets (including prior policies to the extent that they continue to provide coverage). NMR has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by NMR against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

     4.12 Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 4.12 (which may refer to other specific Schedules hereto), NMR is not a party to, nor is NMR or any of its properties and assets bound or affected by, any of the following:

          (a) a lease (whether as lessor or lessee) relating to real or personal property;

          (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property;

          (c)  an employment Contract or consulting Contract;

          (d)  a joint venture or partnership Contract;

          (e) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          (f) a Contract granting any person a security interest or other Encumbrance on any of the assets of NMR;

          (g) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

          (h) a Contract which restricts NMR from doing business anywhere in the world;

          (i) a Contract not entered into in the ordinary course of business;

          (j)  a Contract requiring the payment of royalties; or

          (k) any other Contract which could have a material adverse effect on the Surviving Corporation.

Correct and complete copies of all Contracts set forth in Schedule 4.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by NMR in the conduct of its business have been delivered to Morgan or its Representatives prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and NMR has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under such Contracts. Except as set forth in Schedule 4.12, there has not occurred any default, or any event which, with the lapse of time or the election of any person other than NMR, or any combination thereof, will become a default, by NMR, nor to the knowledge of NMR has there occurred any default by others or any event which, with the lapse of time or the election of NMR, will become a default by others under any of such Contracts. Neither NMR nor to NMR's knowledge any other party is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

     4.13 Intellectual Properties. Schedule 4.13 sets forth a correct and complete list of all Intellectual Properties used or presently proposed to be used in the conduct of the business of NMR. Except as disclosed in
Schedule 4.13, (a) NMR owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the business of NMR as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (b) the validity of such rights and the title thereto of NMR have not been questioned in any Litigation (as defined in Section 3.15 hereof) to which NMR is a party, nor to the knowledge of NMR is any such Litigation threatened; (c) to NMR's knowledge, the conduct of NMR's business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to NMR that has heretofore been or is now being made, except by NMR or by an entity duly licensed by it to use the same under a Contract disclosed in Schedule 4.12; and (e) to the knowledge of NMR there is no infringement by others of any Intellectual Properties owned by or licensed by or to NMR. All patents, patent applications and rights to inventions heretofore owned or held by any employee or officer of NMR or affiliate of NMR and relating to its business in any manner have been duly effectively transferred to NMR. All licenses and Contracts requiring the payment of royalties by NMR are referenced and correctly described in the NMR 1994 Annual Report.

     4.14 Permits, License, Etc. NMR has, and has complied in all material respects with, all Permits that are required in order to carry on its business as presently conducted and is not in default of any thereof.
Schedule 4.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and, to NMR's knowledge, no suspension, cancellation or non-renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, NMR has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in Schedule 4.14 has been previously delivered to Morgan.

     4.15 Litigation. Except as set forth on Schedule 4.15, there is no Litigation pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of NMR threatened, against, relating to or affecting NMR with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of NMR is there any basis for any such Litigation. Neither NMR nor any officer, director or employee of NMR has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with its business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining NMR from taking or requiring NMR to take action of any kind with respect to its business or to which NMR is subject or by which it is bound.

     4.16 Accounts and Notes Receivable. Attached hereto as Schedule 4.16 is a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) of NMR as of December 31, 1994. All such receivables, net of any allowance for doubtful accounts, have been reflected on the NMR Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis, except as stated thereon. All accounts and notes receivable reflected on the December 31, 1994 balance sheet of NMR or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

     4.17 No Interest in Competitors, Etc.  Except as set forth in Schedule
4.17 (which may refer to other specific Schedules hereto), and except for the ownership of not more than five percent (5%) of the outstanding securities of any class of an issuer registered under Section 12 of the Exchange Act and securities traded on foreign securities exchanges and their American depository receipt counterparts, neither NMR nor any affiliate thereof, nor any officer or director of NMR or any affiliate or associate thereof, directly or indirectly is, or owns any interest in or controls or is an employee, officer, director, or partner of or participant in or consultant to any corporation, partnership, limited partnership, joint venture, association, or other entity which is a competitor, supplier, customer, landlord, or tenant of NMR. Schedule 4.17 hereto sets forth all Contracts or other arrangements between any affiliate of NMR and NMR for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in Schedule 4.17, NMR does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), none of such persons owes any amount to NMR, and no part of the property or assets of any shareholder of NMR or any affiliate of any shareholder of NMR is used by NMR.

     4.18 Books and Records. The books of account and other financial and corporate records of NMR are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to NMR, and are accurately reflected in the NMR Financial Statements. The minute books of NMR as previously made available to Morgan and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of NMR.

     4.19 Employees, Labor Relations, Etc.   Except as set forth in
Schedule 4.19, (a) NMR is not a party to any contract or agreement with any labor organization or other representative of NMR's employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of NMR, threatened, against NMR; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of NMR threatened against or otherwise affecting NMR;

(d) NMR has not experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years; (e) no representation question has been raised respecting any of NMR's employees within the past three years, nor, to the best knowledge of NMR are there any campaigns being conducted to solicit cards from NMR's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of NMR's employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of NMR's employees, is pending or, to the best knowledge of NMR, threatened, against NMR; (h) NMR is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to NMR's employees or employment practices relating to NMR's employees; (i) NMR is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; (j) NMR has paid in full to all of NMR's employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof; (k) NMR is in compliance with its obligations with respect to NMR's employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. Schedule 4.19 sets forth the name, position, title or function and salary or wages of each employee of NMR employed as of the date of this Agreement at an annual salary or wage (including in each case commissions and bonuses) of $25,000 or more. Except as set forth on Schedule 4.19, none of such employees has notified NMR of his or her intention to resign or retire.

     4.20 Environmental Matters. (a) Schedule 4.20 lists all notices to NMR of environmental violations or environmental claims and all reports made by NMR to any foreign or domestic environmental agency since December 31, 1989 and true and correct copies of all such notices, claims and reports have previously been delivered to NMR.

     (b) NMR currently conducts its business within the limits set forth in each and every environmental Permit it holds, regardless of whether such Permits are current, have expired or about to expire, and has conducted its business in compliance with all terms and conditions of such Permits since December 31, 1989.

     (c) Except as set forth in Schedule 4.20, no Permit of any foreign or domestic environmental authority is required for, or by reason of, the Merger or for the consummation and performance of this Agreement in any other respect.

     (d) Except as set forth on Schedule 4.20, NMR has not conducted or operated and currently does not conduct or operate storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles, or deep well injection system for the purpose of treatment, storage or disposal of hazardous waste as defined by RCRA, on any real property used or formerly used by it.

     (e) Except as set forth on Schedule 4.20, NMR has not transported for off site disposal any hazardous waste or substance as defined in either RCRA or CERCLA, or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such hazardous substance or waste at any offsite treatment, storage or disposal of any such hazardous substance or waste at any off site treatment, storage or disposal facility.

     (f) There has been no release or discharge by NMR of any hazardous substance, as the term is defined in CERCLA or in SARA or of a hazardous waste, as the term is defined in RCRA, which would (i) constitute or have constituted a violation of Law, or (ii) give rise to an obligation by NMR, its assigns or its successors in interest to effect any environmental cleanup or remediation.

     (g) No federal, state or local government or agency has asserted or created an Encumbrance upon any or all of the real properties utilized by NMR in conducting its business as a result of any use, spill, release, discharge or cleanup of any hazardous substance or waste, as those terms are defined in CERCLA, SARA or RCRA nor has any such use, spill, release, discharge or cleanup occurred which could result in the assertion or creation of such an Encumbrance.

     4.21 Employee Benefit Plans, Etc. (a) Schedule 4.21 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by NMR or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA, and whether legally binding or not (collectively, the "Benefit Plans"). NMR has delivered to Morgan (i) true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, including certified financial statements which fairly present the assets and liabilities of each of the Benefit Plans as of the date thereof (and there have been no material changes in the assets and the liabilities since the date of such financial statements), (ii) the most recent annual and periodic actuarial valuations, if any, prepared for any Benefit Plan, (iii) the most recent annual reports (series 5500 and all schedules thereto), if any, required under ERISA, (iv) if the Benefit Plan is funded, the most recent annual and periodic accounting of the Benefit Plan's assets, (v) the most recent determination letter received from the Internal Revenue Service, if any, and (vi) a copy of the most recent summary plan description together with the most recent summary of modifications required under ERISA with respect to each such Benefit Plan, and all employee communications relating to each such Benefit Plan.

     (b) Except as specifically set forth in Schedule 4.21, (i) each of the Benefit Plans which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA (each a "Pension Plan") and which is intended to meet the requirements of Section 401(a) and, where applicable,
Section 401(k) of the Code, now meets, and since its inception has met, the requirements for qualification under Section 401(a) and, where applicable,
Section 401(k) of the Code and its related trust is now, and since its inception has been, exempt from taxation under Section 501(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan; (ii) NMR has performed all obligations required to be performed by it under, and is not in default under or in violation of, any and all of the Benefit Plans, and is in compliance with, and each Benefit Plan has been operated and administered in accordance with its provisions and in compliance with, the Laws governing each such Benefit Plan, including, without limitation, rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Department of the Treasury pursuant to the provisions of ERISA and the Code; (iii) no event has occurred and there has been no failure to act on the part of NMR, a fiduciary of any Benefit Plan or a "plan official" (as defined in Section 412 of ERISA) that violates Section 404 of ERISA or could subject the Surviving Corporation, a Benefit Plan, a fiduciary or a plan official to the imposition of any tax, penalty or other liability, whether by way of indemnity or otherwise; (iv) there is no litigation pending, or to NMR's knowledge threatened (other than routine claims for benefits) against any Benefit Plan or against the assets of any Benefit Plan; (v) there are no accrued but unpaid contributions to any of the Benefit Plans; (vi) no reportable event (as defined in Section 4043(e) of ERISA) for which the notice requirements have not been waived, prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 or 418B of the Code) or plan termination (as defined in Title IV of ERISA or Section 411(d) of the Code) has occurred with respect to any of the Benefit Plans; (vii) the present value of accrued benefits (as agreed to by NMR's actuary in writing) under any of the Benefit Plans that is covered by Title IV of ERISA (except for any multiemployer plan as defined in ERISA Section 3(37)) does not exceed the value of the assets of such Benefit Plans; (viii) no filing, application or other matter with respect to any of the Benefit Plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, Department of Labor or other governmental body; (ix) none of the Benefit Plans has been terminated nor has the Pension Benefit Guaranty Corporation or any other person stated its intention to or taken any action to terminate any of the Benefit Plans and no trustee has been appointed by any court to administer any of the Benefit Plans; and (x) in the case of any Benefit Plan to which NMR makes contributions on behalf of employees under which contributions are fixed pursuant to a collective bargaining agreement, the level of contributions currently provided for in the applicable collective bargaining agreement is sufficient to meet the funding requirements of ERISA applicable to such plan, based on reasonable actuarial assumptions (as determined in writing by the actuary employed by such Benefit Plan).

     (c) Except as specifically set forth in Schedule 4.21, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, and will not cause NMR and/or the Surviving Corporation to incur any multiemployer plan or other withdrawal liability.

     (d) Except as specifically set forth in Schedule 4.21, there is no, nor has there ever been, any multiemployer plan (as defined in ERISA
Section 3(37)) covering employees of NMR or a past or present withdrawal therefrom within the meaning of Section 4201 and 4204 of ERISA.

     (e) Except for multiemployer plans, NMR does not maintain any Benefit Plan which is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

     (f) Except as specifically set forth in Schedule 4.21, no Benefit Plan provides or is required to provide health, medical, death or survivor benefits to any former or retired employee or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option under a group insurance policy or under Section 601 of ERISA.

     (g) NMR has not incurred any liability (other than the payment of premiums) to the PBGC in connection with any Benefit Plan covering any employees of NMR, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations of any facility or withdrawn from any such Benefit Plan in a manner which could subject it to liability under Section 4063, 4064 or 4068(f) of ERISA, and there are no facts or circumstances which might give rise to any liability of NMR to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Surviving Corporation by the PBGC.

     (h) NMR does not maintain any Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 162(i)(2) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and NMR is not subject to any liability including, but not limited to, additional contributions, fines or penalties or loss of tax deduction as a result of such administration and operation. NMR does not maintain any Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) and has not provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

     (i) Except as specifically set forth in Schedule 4.21, full payment has been made of all amounts which NMR is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which NMR is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. NMR has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

     (j) Except as set forth in Schedule 4.21, as of the date of this Agreement, the aggregate current value of all accrued benefits (based upon actuarial assumptions, if any, which have been furnished to and relied upon by Morgan) under all Benefit Plans which are subject to Title IV of ERISA and which are "Single Employer Plans" (as such term is defined in Section

4001(a)(15) of ERISA) did not exceed the aggregate current value of all assets of such Single Employer Plans allocable to such vested accrued benefits, and since NMR's most recent fiscal year end there has been (A) no adverse change in the financial condition of any Single Employer Plan, (B) no change in the actuarial assumptions with respect to any Single Employer Plan as a result of plan amendments, change in applicable law or otherwise, which individually or in the aggregate, would result in the aggregate current value of all accrued benefits to exceed the aggregate current value of all such assets or require the provision of security to any such Plan pursuant to Section 401(a)(29) of the Code.

     (k) NMR has either adopted on a timely basis all amendments to Benefit Plans which are required by the Tax Reform Act of 1986 so as to avoid discrimination in participating or benefits in favor of highly compensated employees or has complied with the requirements for obtaining "anti-cutback" relief provided under Internal Revenue Service Notice 88-131 as modified by Notice 89-92 by adopting appropriate amendments to such Benefit Plans.

     (l) For purposes of this Section 4.21, any reference to the term "NMR" shall be deemed to refer also to any entity which is under common control or affiliated with NMR within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

     4.22 SEC Filings. NMR has filed with the SEC in a timely manner, and has previously delivered to Morgan true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by NMR since January 1, 1992 under the Securities Act or the Exchange Act. No form, report, schedule, statement or other document filed by NMR with the SEC since January 1, 1992 contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by NMR with the SEC.

     4.23 Information. None of the information concerning NMR incorporated by reference, or any other information supplied or to be supplied by NMR or its Representatives for inclusion, in the proxy and registration statement on Form S-4 prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting or consent in connection with which such proxy and registration statement shall be mailed. None of the information and documents which have been or may be furnished by NMR or any of its Representatives to Morgan or its Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

     4.24 Acquisition.   Acquisition has been formed solely for the purpose
of executing and delivering this Agreement and consummating the transactions contemplated hereby. Since the date of its incorporation, Acquisition has neither engaged in nor transacted any business of activity of any nature whatsoever other than activities related to its corporate organization and the execution and delivery of this Agreement. Acquisition has no assets or properties or debts, liabilities or obligations of any kind whatsoever, and other than this Agreement, is not party to any contract, agreement or undertaking of any nature.

     4.25 Accreditation. Schedule 4.25 sets forth with respect to each imaging facility of NMR a correct and complete list of all accreditations received relating to the performance of diagnostic imaging procedures in specific modalities. No other accreditations are required for the performance of such procedures by any imaging facility of NMR.


                                 ARTICLE V

                       CONDUCT OF BUSINESS OF MORGAN
                    AND NMR PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business of Morgan. During the period commencing on the date hereof and continuing until the Effective Time, Morgan agrees that, except as otherwise expressly contemplated by this Agreement or agreed to in writing by NMR, Morgan (which for purpose of this Article V shall include the Morgan Subsidiaries, as appropriate):

          (a) will carry on its business only in the ordinary course and consistent with past practice;

          (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

          (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

          (d)  will not amend its Certificate of Incorporation or By-Laws;

          (e) will not issue, or agree to issue, any shares of its capital stock (except (i) pursuant to the exercise and/or conversion of currently outstanding Morgan Derivative Securities, (ii) the issuance of up to 40,000 shares of Morgan Common Stock to the directors of Morgan as compensation for attendance at meetings of directors in accordance with the present compensation policy of Morgan, (iii) the issuance of shares of Morgan Common Stock in accordance with the terms of the letter agreement dated April 6, 1995 between Morgan and Fahnestock & Co. Inc., and (iv) the issuance of up to 23,334 shares of Morgan Common Stock to Sandra Garrison and up to 14,583 shares of Morgan Common Stock to Cole Blair), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

          (g) will not sell or pledge, or agree to sell or pledge, any shares of the capital stock of or other equity interest in any Morgan Subsidiary;

          (h) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

          (i) except as set forth in Schedule 5.1, will not (A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000, (B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually,
     (D) incur or guarantee any additional indebtedness for borrowed money,
     (E) create or permit to become effective any Encumbrance on its properties or assets, or (F) enter into any agreement to do any of the foregoing; provided, that Morgan shall not make or enter into any agreement to make any capital expenditure set forth on Schedule 5.1 without the prior written consent of NMR;

          (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees, or enter into any agreement to do the same;

          (k) will promptly advise NMR of the commencement of, or threat of (to the extent that such threat comes to the knowledge of Morgan), any claim, action, suit, proceeding or investigation against, relating to or involving Morgan or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

          (l) will maintain in full force and effect all insurance policies maintained by Morgan on the date hereof;

          (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of Morgan;

          (n) will provide NMR on a weekly basis with a report of daily procedural volume in all modalities by center, and a report of aggregate cash receipts for consolidated centers; and

          (o) will promptly provide NMR with copies of any and all reports or documents filed with the SEC.

Notwithstanding the foregoing, Morgan shall have the right at any time to employ or discharge employees and increase or decrease any employee salaries or compensation in the ordinary course, but shall notify NMR after the taking of any such action.

     5.2 Conduct of Business of NMR. During the period commencing on the date hereof and continuing until the Effective Time, NMR agrees that, except as otherwise expressly contemplated by this Agreement or agreed to in writing by Morgan, NMR (which for purposes of this Article V shall include the NMR Subsidiaries, as appropriate):

          (a) will carry on its business only in the ordinary course and consistent with past practice;

          (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

          (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

          (d)  will not amend its Certificate of Incorporation or By-Laws;

          (e) except as set forth on Schedule 5.2(e), will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise and/or conversion of currently outstanding options, warrants, convertible securities or other rights, or pursuant to NMR's existing section 401(k) plan), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

          (g) will not sell or pledge, or agree to sell or pledge, any shares of Acquisition Common Stock;

          (h) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

          (i) except as set forth in Schedule 5.2(i), will not (A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000, (B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually,
     (D) incur or guarantee any additional indebtedness for borrowed money,
     (E) create or permit to become effective any Encumbrance on its properties or assets, (F) hire or fire employees receiving compensation in excess of $50,000 annually or (G) enter into any agreement to do any of the foregoing;

          (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees or (except for such increases in salary or other compensation payable to any employee as the Board of Directors of NMR may reasonably determine are necessary to retain the services of such employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to its employees (except pursuant to existing contractual obligations which have been disclosed to Morgan or consistent with past practice), or enter into any agreement to do any of the foregoing;

          (k) will promptly advise Morgan of the commencement of, or threat of (to the extent that such threat comes to the knowledge of NMR), any claim, action, suit, proceeding or investigation against, relating to or involving NMR or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

          (l) will maintain in full force and effect all insurance policies maintained by NMR on the date hereof; and

          (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of NMR.

          (n) will provide Morgan on a weekly basis with a report of daily procedural volume in all modalities by center, and a report of aggregate cash receipts for consolidated centers; and

          (o) will promptly provide Morgan with copies of any and all reports or documents filed with the SEC.



                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

     6.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, Morgan will provide NMR and its Representatives and NMR will provide Morgan and its Representatives, with full access, during business hours, to their respective premises and properties and their respective books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and each will cause its officers to furnish to the other and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as the other shall from time to time reasonably request. All of such data and information shall be subject to the terms and conditions of the confidentiality agreements dated August 19, 1994 (the "Confidentiality Agreements") between Morgan and NMR, and between NMR and Fahnestock & Co. Inc., respectively.

     6.2 Registration Statement. As soon as reasonably practicable after the execution and delivery of this Agreement, NMR and Morgan shall prepare and file with the SEC a registration and joint proxy statement on Form S-4 (the "Registration Statement"), which shall cover all of the shares of NMR Common Stock to be issued in connection with the Merger, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. NMR shall also take such actions as may be required under state blue sky or securities laws in connection with such issuance of shares of NMR Common Stock in connection with the Merger. Morgan shall cooperate fully with NMR and shall furnish NMR will all information concerning Morgan and its shareholders and shall take all such other action as NMR may reasonably request in connection with any such actions.

     6.3 Stockholders' Approvals. Promptly after the effectiveness of the Registration Statement and compliance with all state securities and blue sky laws, each of NMR and Morgan shall take all action necessary to convene meetings of their respective stockholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith shall in a timely manner mail to the respective stockholders the Proxy Statement contained in the Registration Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and, if necessary, materials necessary for resoliciting proxies. Subject to the continued effectiveness of the fairness opinions referred to in Sections 7.10 and 8.6 hereof, each of NMR and Morgan will, through its respective Board of Directors, recommend to its respective stockholders approval of the transactions contemplated by this Agreement; provided that neither NMR nor Morgan shall be obligated to make such recommendation, and either NMR or Morgan may withdraw such recommendation if its Board of Directors receives an unsolicited written proposal to effect a merger, consolidation or other business combination, a sale of substantial assets or similar transaction involving it or any subsidiary or a sale of more than 25% of its outstanding capital stock (each of the foregoing referred to herein as an "Acquisition Proposal") which its Board of Directors or any committee thereof, in good faith and upon the advice of its independent financial advisor, determines to be more favorable to its stockholders than the transactions contemplated by this Agreement.

     6.4 Affiliates' Letters. Morgan shall deliver to NMR, prior to the Closing, a letter identifying all persons who are, at the time the Merger is submitted to the aforesaid meeting of the stockholders of Morgan, "affiliates" of Morgan for purposes of Rule 145 under the Securities Act. Morgan shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver, at or prior to the Closing, a signed, written agreement, in the form attached as Exhibit
6.4 hereto, to the effect that such person will not sell or otherwise transfer any shares of NMR Common Stock issued to such person pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or other exemption from the registration requirements of the Securities Act.

     6.5 Reasonable Efforts; Etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, whether before or after the Effective Time, to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement; provided that the obligation of the parties to use reasonable efforts as required by this Section 6.5 shall not obligate any party to incur unreasonable costs or expenses.

     6.6 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII or Article VIII hereof.

     6.7 Tax Consequences. From and after the Effective Time, none of the parties will take any position in or with regard to their respective Federal, state or local income tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under Section 368(a)(2)(E) of the Code or with respect to the tax consequences contemplated thereby (including those related to the basis of stock and assets).

     6.8 HSR Act. NMR and Morgan shall, as soon as practicable after the execution and delivery of this Agreement, file, if necessary, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. Each of the aforesaid parties shall pay the filing fee payable in connection with the Notification and Report Form filed by such party.

     6.9 Exclusivity. Without in any way limiting Article IX hereof, in consideration for the substantial expenditure of time, effort and expense to be undertaken by each party in connection with its investigation of the other party, each party agrees that neither it nor any of its affiliates will solicit or initiate any discussions with or supply confidential or other information to, any other prospective purchasers of the stock or assets of NMR or Morgan between the date hereof and October 31, 1995. Notwithstanding the foregoing, either party may furnish information concerning its business, properties or assets to any other person or entity if the board of directors of either Morgan or NMR, as appropriate, or any committee or independent members thereof, in the exercise of their fiduciary responsibilities determines that such information should be provided to such other party.

     6.10 Fair Price Statute. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, NMR and Morgan and the members of their respective Board of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated thereby.

     6.11 Indemnification. (a) In the event the Merger shall become effective, then from and after the Effective Time, NMR and the Surviving Corporation (the "Indemnifying Parties") shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an officer, director, employee or agent of NMR or Morgan (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liability or judgment or amounts paid with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director, employee or agent of NMR or Morgan, whether pertaining to any matter existing or occurring at or prior to the Effective Time, and whether asserted or claimed prior to, at, or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, including, without limitation, any Indemnified Liabilities arising under or out of any state or federal securities laws, in each case to the fullest extent permitted by law (and NMR and the Surviving Corporation, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking that may be required by law).

          (b) Any Indemnified Party wishing to claim indemnification under this Section 6.11 shall notify NMR or the Surviving Corporation promptly upon learning of any such claim, action, suit, proceeding or investigation (but the failure to notify an Indemnifying Party should not relieve it from any liability which it may have under this Section 6.11 except to the extent such failure prejudices such party).

          (c) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and his or her heirs and representatives.

     6.12 Quarterly Financial Statements. Prior to the Effective Time, Morgan and NMR shall deliver to the other party as soon as available, but in any event no later than 45 days after the end of each quarterly period of its fiscal year (or such later period as may be permitted for the filing of quarterly financial statements under the Exchange Act), unaudited balance sheets and the related unaudited statements of income and retained earnings and unaudited statements of cash flows for each such quarter.

     6.13 J. Mark Strong Voting Rights. If requested by NMR, Morgan shall use its best efforts to obtain from Mr. J. Mark Strong ("Strong"), and to deliver to NMR, the irrevocable proxy of Strong or a voting trust, voting rights or similar agreement in form and substance acceptable to NMR and its counsel (the "Strong Proxy"), which shall, for a period of three years immediately following the Effective Date, authorize and direct Joseph Dasti, John O'Malley or either of them, or their respective successors as President and Chief Executive Officer or Executive Vice President-Finance and Chief Financial Officer of NMR, to vote all of the shares of NMR Common Stock beneficially owned by Strong in the manner recommended by the Board of Directors of NMR with respect to any election of directors of NMR for which any nominees for director are presented in opposition to the persons so nominated by NMR's Board of Directors.


                                ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF NMR

     The obligation of NMR to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by NMR in its sole discretion):

     7.1 Representations and Warranties True. The representations and warranties of Morgan which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing Morgan shall have delivered to NMR a certificate (signed on its behalf by its President and the Chief Financial Officer) to that effect with respect to all such representations and warranties.

     7.2 Performance. Morgan shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing Morgan shall have delivered to NMR a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such obligations required to have been performed or complied with by Morgan on or before the Closing Date.

     7.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted (i) by the requisite affirmative vote of the stockholders of NMR and (ii) by the requisite affirmative vote of the stockholders of Morgan, in each case in accordance with applicable law and the rules and regulations of the NASD.

     7.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

     7.5 Affiliates Letters. Morgan shall have obtained from each person who is an "affiliate" (as such term is defined in Rule 144 of the Securities Act) of Morgan an executed letter agreement in the form of
Exhibit 6.4 hereto and shall have delivered such letter agreements to NMR.

     7.6 Restrictive Legends. The transfer agent for NMR shall have been instructed to place the following legend on each certificate representing shares of NMR Common Stock issued to any "affiliate" of Morgan pursuant to the Merger:

          "The sale or other transfer of the shares represented by this certificate is not permitted unless effected pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act of 1933, as amended."

     7.7 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced, with respect to the transactions contemplated hereby or with respect to Morgan which, in the reasonable judgment of NMR's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of Morgan.

     7.8 Opinion of Counsel. Morgan shall have delivered to NMR the opinion of counsel to Morgan, in the form annexed as Exhibit 7.8 hereto.

     7.9 Appraisal Rights. The holders of more than ten (10%) percent of the issued and outstanding shares of Morgan Common Stock shall not have demanded appraisal rights in respect of the Merger.

     7.10 Fairness Opinions. Janney Montgomery Scott, Inc., financial advisers to the board of directors of NMR, shall have delivered its opinion to the effect that the terms of the Merger are fair to the stockholders of NMR from a financial point of view, and such opinion shall not have been rescinded or materially qualified, and Fahnestock & Co. Inc. or such other financial adviser as may be appointed by the Morgan board of directors (the "Morgan Financial Adviser"), shall have delivered its opinion to Morgan to the effect that the terms of the Merger are fair to the stockholders of Morgan from a financial point of view, and such opinion shall not have been rescinded or materially qualified.

     7.11 Certificates of Merger. Morgan shall have executed and delivered to NMR counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Colorado and Delaware in connection with the Merger.

     7.12 HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

     7.13 Consents. NMR and Morgan shall have obtained all necessary waivers, consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

     7.14 Strong Proxy. Morgan shall have delivered to NMR the Strong Proxy, if requested by NMR.

     7.15 Director Resignations. NMR shall have received the written resignations of all officers and directors of Morgan who, on and after the Effective Time, shall no longer serve in such capacity.

     7.16 Amendment of Lease; Waiver. The lease between Morgan and Cape Coral Hospital (the "Hospital") shall have been amended or supplemented, or other agreements, understandings or arrangements entered into by Morgan and the Hospital, to the satisfaction of NMR, to the extent required by applicable law, and Morgan shall have delivered to NMR the written waiver of the Hospital of any right of first refusal made applicable by the transactions contemplated hereby.

     7.17 Note and Pledge Agreements. Morgan shall have assigned to NMR all of its right to payment of any and all amounts owed to Morgan as of the Closing Date by Strong or Sandra Garrison ("Garrison"), and Morgan shall have delivered to NMR the Note and Pledge Agreements, duly executed by Strong and Garrison, respectively, in substantially the forms attached as
Exhibit 7.17 hereto.

     7.18 Agreement of Fahnestock & Co. Inc. Fahnestock & Co. Inc. shall have acknowledged in writing to NMR that it shall not be entitled to any fee from either Morgan or NMR as a result of the consummation of the transactions contemplated by this Agreement other than the fees described in Section 10.9 hereof.

     7.19 Sale of Morgan HealthWorks, Inc. Morgan shall have unconditionally sold either all of the outstanding stock or all of the assets of its Morgan HealthWorks, Inc. subsidiary for a cash consideration (not to exceed $250,000) of not less than the greater of (i) the appraised value of such stock or assets, as the case may be, as determined by an independent appraiser selected upon the mutual agreement of Morgan and NMR, and (ii) $190,258 plus such additional amounts as have been or may be contributed to such subsidiary by Morgan after December 31, 1994 and prior to the Effective Time, and in the event of a sale of assets, the purchaser of such assets shall have unconditionally assumed all of the indebtedness of such subsidiary, including but not limited to any long-term indebtedness, outstanding as of the date of such acquisition.

     7.20 Agreements. Strong shall have executed and delivered to NMR a non-competition agreement in the form attached as Exhibit 7.20A hereto, and Garrison shall have executed and delivered to

NMR an employment agreement in the form attached as Exhibit 7.20B hereto.

                                ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF MORGAN

     The obligation of Morgan to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by Morgan in its sole discretion):

     8.1 Representations and Warranties True. The representations and warranties of NMR contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing NMR shall have delivered to Morgan a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

     8.2 Performance. NMR shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing NMR shall have delivered to Morgan a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with on or before the Closing Date.

     8.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by (i) the requisite affirmative vote of the stockholders of NMR, and (ii) by the requisite affirmative vote of the stockholders of Morgan, in each case in accordance with applicable law and the rules and regulations of the NASD.

     8.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

     8.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced, with respect to the transactions contemplated hereby or with respect to NMR which, in the reasonable judgment of Morgan's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of NMR.

     8.6 Fairness Opinions. The Morgan Financial Adviser shall have delivered its opinion to Morgan, to the effect that the terms of the Merger are fair to the stockholders of Morgan from a financial point of view, and such opinion shall not have been rescinded or materially qualified, and Janney Montgomery Scott, Inc., financial advisers to the board of directors of NMR, shall have delivered its opinion to NMR to the effect that the terms of the Merger are fair to the stockholders of NMR from a financial point of view, and such opinion shall not have been rescinded or materially qualified.

     8.7 Opinion of Counsel. NMR shall have delivered to Morgan the opinion of counsel to NMR, substantially in the form annexed as Exhibit 8.7 hereto.

     8.8 Tax Opinion. Counsel to Morgan, or counsel to NMR, shall have rendered its opinion to Morgan, in substantially the form annexed as
Exhibit 8.8 hereto.

     8.9 Certificates of Merger. Acquisition shall have executed and delivered to Morgan counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Colorado and Delaware in connection with the Merger.

     8.10 HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

     8.11 Consents. NMR and Morgan shall have obtained all necessary waivers, consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

     8.12 Inclusion on NASDAQ System. The NMR Common Stock to be issued to the stockholders of Morgan pursuant to the Merger shall be listed for trading on the National Association of Securities Dealers Automated Quotation System, National Market System, and there shall have been no involuntary trading halt, as of the Effective Time, of NMR Common Stock imposed by the NASD.


                                 ARTICLE IX

                                TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Morgan and/or NMR:

          (a) by the mutual written consent of the Boards of Directors of Morgan and NMR;

          (b)  by either Morgan or NMR

               (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been reasonably exhausted;

               (ii) if the Effective Time shall not have occurred on or before October 31, 1995; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided further, however, that if Morgan shall terminate this Agreement pursuant to this Section 9.1(b)(ii) due to the failure to occur of the condition set forth in Section 7.19 of the Agreement, then Morgan shall pay to NMR the amounts required pursuant to Section 10.6(d).

               (iii) if the stockholders of NMR and/or Morgan shall have failed to approve the Merger at the meetings referred to in
          Section 6.3; or

               (iv) it receives an Acquisition Proposal which its Board of Directors, in good faith and upon the advice of its independent financial advisors, determines to be more favorable to its stockholders than the transactions contemplated by this Agreement;

          (c)  by Morgan,

               (i) if any of the conditions specified in Article VIII have not been met in all material respects or waived prior to the earlier of October 31, 1995 or such time as such condition can no longer be satisfied; or

               (ii) within five business days after the first business day on which there shall have occurred a Morgan Share Price
          Termination Event (as such term is defined in Section 9.2 hereof);

          (d)  by NMR,

               (i) if any of the conditions specified in Article VII shall not have been met in all material respects or waived prior to the earlier of October 31, 1995 or such time as such condition can no longer be satisfied; or

               (ii) within five business days after the first business day on which there shall have occurred an NMR Share Price Termination Event (as such term is defined in Section 9.2 hereof).

     9.2 Share Price Termination Events. For purposes of this Agreement, a "Morgan Share Price Termination Event" shall be deemed to have occurred on a particular date if the Closing Price per share of NMR Common Stock for the five (5) consecutive trading days preceding such date shall be less than $3.25. For purposes of this Agreement, an "NMR Share Price Termination Event" shall be deemed to have occurred on a particular date if the Closing Price per share of NMR Common Stock for the five (5) consecutive trading days preceding such date shall be greater than $6.75. As used herein, the "Closing Price" per share of NMR Common Stock on any date shall be the last reported sales price on the primary exchange or market (including the National Association of Securities Dealers Automated Quotation System, National Market System) on which the NMR Common Stock is then listed or traded, or if not listed or admitted to trading on any such primary exchange or admitted to trading in any such market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     9.3 Notice of Termination. (a) In the event Morgan or NMR shall elect to terminate this Agreement pursuant to Section 9.1, it shall give written notice of such termination to the other party, which notice shall state the reasons for such termination.

     (b) In the event that Morgan shall have the right to terminate this Agreement pursuant to Section 9.1(c)(ii), or NMR shall have the right to terminate this Agreement pursuant to

Section 9.1(d)(ii), and the notice of termination to be provided pursuant to Section 9.3(a) above shall not have been given to the other party in accordance with Section 10.3 within the five (5) business days of the Morgan Share Price Termination Event or the NMR Share Price Termination Event, as applicable, such party shall be deemed to have waived its right to terminate, and shall have no further right to terminate, this Agreement pursuant to Section 9.1(c)(ii) or Section 9.1(d)(ii), as the case may be, regardless of the Closing Price of the NMR Common Stock at any time prior to the Effective Date.

     9.4 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except for Sections 10.6, 10.7 and 10.9 and the last sentence of Section 6.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.


                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

     10.1 Amendment. This Agreement may be amended by written agreement between Morgan, Acquisition and NMR prior to the Effective Time, whether prior to or after approval hereof by the stockholders of NMR and/or the stockholders of Morgan, but after any such approval no amendment shall be made to the exchange ratio pursuant to which outstanding shares of Morgan Common Stock are converted into shares of NMR Common Stock pursuant to the Merger, without the further approval of such stockholders.

     10.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

     10.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 10.3):

          (a)  if to Morgan, to:

          J. Mark Strong
          President
          Morgan Medical Holdings, Inc.
          300 5th Avenue South, Suite 20
          Naples, Florida 33940

          with copies to:

          Morgan, Lewis & Bockius
          5300 Southeast Financial Center
          200 South Biscayne Blvd.
          Miami, Florida  33131
          Attn:  Ethan W. Johnson, Esq.

          (b)  if to NMR, to:

          Joseph G. Dasti
          President
          NMR of America, Inc.
          430 Mountain Avenue
          Murray Hill, New Jersey 07974-2732

          With copies to:

          McCarter & English
          Four Gateway Center
          100 Mulberry Street
          Newark, New Jersey 07102
          Attn: Peter S. Twombly, Esq.

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

     10.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

     10.5  No Third Party Beneficiaries.  Except as provided in Section
6.11 hereof to the contrary, neither this Agreement nor any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

     10.6 Expenses. (a) Except as otherwise provided in this Section 10.6, each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby; provided, that if the Merger is consummated pursuant to this Agreement, all such expenses of Morgan incurred on behalf of Morgan in connection with the transactions contemplated hereby shall be the responsibility of the Surviving Corporation.

     (b) Notwithstanding anything contained in Section 10.6(a) to the contrary, if (i) Morgan shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(b)(iv), (ii) NMR shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(b)(iii) for the failure of the stockholders of Morgan to approve the Merger, or (iii) NMR shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(d)(i) due to the non-satisfaction of any of the conditions set forth in Sections 7.1, 7.2, 7.7 (to the extent such non-satisfaction relates to any suit, action or proceeding brought by or in the name of Morgan or any of its stockholders), 7.8, 7.9, 7.10 (to the extent such non-satisfaction relates to the opinion of the Morgan Financial Adviser), 7.11, 7.13 (to the extent such non-satisfaction relates to waivers, consents, authorizations, approvals or filings required to be obtained or made by Morgan), 7.14, 7.15, 7.16, 7.17, 7.18, or 7.20, then Morgan shall promptly reimburse NMR for all reasonable expenses (including attorney's and other professional fees) incurred by NMR in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby; provided, however, that in no event shall the amount payable to NMR by Morgan pursuant to this Section 10.6(b) exceed $100,000.

     (c) Notwithstanding anything contained in Section 10.6(a) to the contrary, if (i) NMR shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(b)(iv), (ii) Morgan shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(b)(iii) for the failure of the stockholders of NMR to approve the Merger, or (iii) Morgan shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(c)(i) due to the non-satisfaction of any of the conditions set forth in Sections 8.1, 8.2,
8.5 (to the extent such non-satisfaction relates to any suit, action or proceeding brought by or in the name of NMR or any of its stockholders),
8.6 (to the extent such non-satisfaction relates to the opinion of Janney Montgomery Scott, Inc.), 8.7, 8.9, 8.11 (to the extent such non-satisfaction relates to waivers, consents, authorizations, approvals or filings required to be obtained or made by NMR) or 8.12 (to the extent such non-satisfaction results from the failure of NMR to take any action required to obtain such listing), then NMR shall promptly reimburse Morgan for all reasonable expenses (including attorney's and other professional fees) incurred by Morgan in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby; provided, however, that in no event shall the amount payable to Morgan by NMR pursuant to this Section 10.6(c) exceed $100,000.

     (d) Notwithstanding anything otherwise contained herein to the contrary, if as a result of the non-satisfaction of the condition set forth in Section 7.19, (i) the Effective Date does not occur on or prior to October 31, 1995, (ii) NMR shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(d)(i), or (iii)
Morgan shall terminate this Agreement pursuant to Section 9.1(b)(ii), then Morgan, in consideration of the time, effort and resources expended by NMR in connection herewith, shall promptly reimburse NMR for all reasonable expenses (including attorneys and other professional fees) not to exceed $125,000 incurred by NMR in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby."

     (e) Any amounts payable pursuant to this Section 10.6 by one party shall be paid to the other party in immediately available funds no later than six (6) months after any notice of termination is provided pursuant to Section 9.3 or, in the case of the circumstance described in Section
10.6 (d)(i), no later than April 30, 1996, and shall bear interest from either the date such notice is provided or October 31, 1995, as applicable, to the date of payment at the prime rate of interest announced from time to time by Chemical Bank of New York (the "Prime Rate"). Morgan and NMR each agree to execute such notes or other instruments of indebtedness as the other party may request to evidence any amounts payable to the other party pursuant to this Section 10.6.

     10.7 Additional Fee. In addition to any amounts which may be payable by NMR or Morgan pursuant to Section 10.6 hereof, in the event NMR or Morgan shall terminate this Agreement at any time prior to the Effective Time pursuant to Section 9.1(b)(iv), then the party so terminating shall pay to the other party, in consideration of the time, effort and resources expended in connection herewith, a fee of $150,000. The fee shall be paid in immediately available funds no later than six (6) months after the notice of termination is provided pursuant to Section 9.3. Any amounts payable pursuant to this Section 10.7 shall bear interest from the date such notice is provided to the date of payment at the Prime Rate. Morgan and NMR each agree to execute such notes or other instruments of indebtedness as the other party may request to evidence any amounts payable to the other party pursuant to this Section 10.7.

     10.8 Public Announcements. Promptly upon execution and delivery of this Agreement, NMR and Morgan shall issue a joint press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by NMR and Morgan, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to NASDAQ listed companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

     10.9 Brokers and Finders. Morgan and NMR each represent and warrant to the other that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of either, other than a fee of $200,000 payable to Fahnestock & Co. Inc. for services rendered to Morgan in connection with the Merger and the fees of the Morgan Financial Adviser and Janney Montgomery Scott, Inc. for services rendered to and on behalf of the respective boards of directors of Morgan and NMR in connection with the fairness opinions referred to in Sections 7.10 and 8.6.

     10.10 Further Agreements. The parties acknowledge and agree that if, following any breach of any of the representations and warranties of the parties set forth in this Agreement, the existence of which is disclosed in writing signed by the disclosing party and submitted to the non-breaching party prior to the Effective Time, and the parties thereafter nevertheless proceed to consummate the transactions contemplated hereby, it shall be conclusively presumed, in the absence of written agreement of the parties to the contrary, that the breach so disclosed has been waived by the non-breaching party and no party shall be liable therefor in damages, whether pursuant to this Agreement or otherwise.

     10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

     10.13 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the Colorado Act to the extent that the Colorado Act is applicable by its terms. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Superior Court of the State of New

Jersey or any federal district court located in New Jersey and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now hereafter have to object to such jurisdiction.

     10.14 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or equity.

     IN WITNESS WHEREOF, Morgan, NMR and Acquisition have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   NMR OF AMERICA, INC.



                                   By: /s/ Joseph G. Dasti
                                      -------------------------
                                   Name:  Joseph G. Dasti
                                   Title: President & CEO


                                   NMR SUB, INC.



                                   By: /s/ Joseph G. Dasti
                                      -------------------------
                                   Name:  Joseph G. Dasti
                                   Title: President & CEO



                                   MORGAN MEDICAL HOLDINGS, INC.



                                   By: /s/ J. Mark Strong
                                      -------------------------
                                   Name:  J. Mark Strong
                                   Title: President

                                                                APPENDICE B

                 [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]



                              June 9, 1995

Board of Directors
NMR of America, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974-2732

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock ("Stockholders") of NMR of America, Inc. ("NMR" or the "Company") of the exchange ratio (the "Exchange Ratio") in the proposed merger pursuant to the Agreement and Plan of Merger dated April 11, 1995 ("Merger Agreement") entered into by and among NMR and Morgan Medical Holdings, Inc. ("Morgan"), which provides that Morgan will become a wholly-owned subsidiary of NMR. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

     Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

     In connection with our opinion, we have reviewed the Merger Agreement, certain financial and other information of NMR and Morgan, including certain internal analyses, reports, forecasts and other information. We have held discussions with senior management of NMR and Morgan concerning the current operations, financial condition and prospects of each of NMR and Morgan and the companies on a combined basis. We have also held discussions with senior management of NMR concerning the strategic and operating benefits anticipated by NMR in the Proposed Transaction. In addition, we have (i) reviewed the price and trading histories of NMR common stock and Morgan common stock and compared those prices and trading histories with those of publicly traded companies we deemed relevant; (ii) compared the financial positions and operating results

                                                 NMR of America, Inc.
                                                               Page 2


of NMR and Morgan with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Proposed Transaction to certain financial terms of selected other business combinations we deemed relevant; (iv) analyzed the pro forma financial statements giving effect to the Proposed Transaction; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial projections, we assumed that they have been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of NMR and Morgan. Although we have visited all the Morgan facilities, we have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals. We have assumed the Proposed Transaction will be accounted for under the purchase method of accounting and will be treated as a tax-free exchange.

     Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Furthermore, we express no opinion as to the price or trading range at which the NMR stock will trade subsequent to the date of our opinion. Payment of JMS' fee is not contingent upon the conclusion reported.

     It should be understood that this letter is furnished in connection with the Proposed Transaction only and does not constitute a recommendation to any Stockholder as to how such stockholder should vote on the Proposed Transaction, and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Proposed Transaction.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view to the Stockholders of NMR.

                              Sincerely yours,


                              JANNEY MONTGOMERY SCOTT INC.

                              By:   /s/ William J. Barrett
                                   ---------------------------
                                   William J. Barrett
                                   Senior Vice President
WJB:bb

                                                                APPENDICE C

                          [FAHNESTOCK LETTERHEAD]




                                     May 31, 1995


The Board of Directors
Morgan Medical Holdings, Inc.
101 E. Kennedy Blvd., Suite 1010
Tampa, FL 33602

Gentlemen:

          We understand that Morgan Medical Holdings, Inc., a Colorado corporation ("Morgan"), has agreed to the terms of the proposed merger (the "Merger") of Morgan with NMR of America, Inc. ("NMR") as set forth in the Agreement and Plan of Merger dated April 11, 1995 (the "Plan"). Under the terms of the Merger, the shareholders of Morgan will receive .3330886 shares of common stock of NMR for each share of Morgan held by such shareholders (the "Exchange Ratio"). The shares of common stock issued by NMR will be registered, freely-tradeable shares. In addition, each warrant and option to purchase Morgan common stock outstanding at the time of the Merger shall be exchanged for .3330886 warrants and options, as the case may be, to purchase NMR common stock with the appropriate adjustment to the exercise price. We also understand that the Merger is expected to be completed on a tax-free basis to the Morgan shareholders.

          The Board of Directors of Morgan has requested our opinion as to the fairness, from a financial point of view, to the shareholders of Morgan of the terms of the Merger, including the Exchange Ratio.

          Our opinion and evaluation are based upon conditions as they existed on March 10, 1995 except for the Exchange Ratio which, under the Plan, is computed as of April 11, 1995.

          Our opinion is based on, among other things,: 1) a review of information concerning the results of operations and financial condition of Morgan; 2) discussions with the management of Morgan concerning the prospective results of operations and financial condition of Morgan; 3) a review of information concerning the results of operations and financial condition of NMR; 4) discussions with the management of NMR concerning the prospective result of operations and financial condition of NMR; 5) to the extent we deemed appropriate, comparisons of Morgan and NMR with companies regarded by us as comparable with respect to the nature of business, results of operations, financial condition, and such other factors considered relevant by us; 6) a review of the historical trading prices and volume of the common stock of both Morgan and NMR; 7) a review of recent transactions in the medical imaging industry regarded by us as reasonably capable of comparison to the Merger; 8) a review of drafts of the Plan relating to the merger; 9) the systematic approach undertaken by Morgan and Fahnestock to seek a merger and/or strategic partner; 10) a review of the business dynamics of the MRI services industry; 11) a review of the prospective pro forma financial information of Morgan and NMR on a combined basis; and 12) such other matters as we considered appropriate. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general.

          In arriving at our opinion as expressed herein, we have not conducted a physical inspection of all of the properties and facilities of NMR and Morgan nor have we made any independent evaluation or appraisal of such properties and facilities. Fahnestock did not conduct any independent verification of information or material furnished it by NMR and Morgan and Fahnestock has relied on the accuracy and completeness of such information and material. Fahnestock has relied on the financial statements of Morgan and NMR, including financial statements as audited by Garcia & Ortiz, P.A. and Coopers & Lybrand, respectively. In addition, we have assumed that the projections of NMR and Morgan supplied by their respective managements represent the best judgment of management as to the future financial condition and results of operations of NMR, Morgan and NMR and Morgan on a pro forma combined basis, and have assumed that the projections have been reasonably prepared based on such judgment.

          On the basis of the foregoing reviews, discussions, comparisons and considerations, and subject to matters set forth herein, it is our opinion that the terms of the Merger, including the Exchange Ratio, are fair from a financial point of view to the shareholders of Morgan.

          This opinion shall not be described publicly or made available to third parties nor may it be excerpted or paraphrased without the prior approval of Fahnestock & Co., Inc., except as otherwise required by law.

                                     Very truly yours,

                                     FAHNESTOCK & CO., INC.




                                  By: /s/ Henry P. Williams
                                     -----------------------
                                     Henry P. Williams
                                     Senior Vice President

                                                                 APPENDIX D


                     COLORADO BUSINESS CORPORATION ACT


                                Article 113

                             Dissenters' Rights


                                   PART 1

                    Right of Dissent - Payment of Shares

7-113-101  DEFINITIONS. - For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record Shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102  RIGHT TO DISSENT.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

     (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholder of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

     (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

     (I)  Alter or abolishes a preferential right of the shares; or

     (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

     (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

     (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

     (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103  RIGHT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. the rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                   PART 2

                Procedure for Exercise of Dissenters' Rights

7-113-201  NOTICE OF DISSENTERS' RIGHTS.

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

     (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

7-113-202  NOTICE OF INTENT TO DEMAND PAYMENT.

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not vote the shares in favor of the proposed corporate action.

     (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholders who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's share under this article.

7-113-203  DISSENTERS' NOTICE.

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days, after the effective date of the corporate action creating dissenter's rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

     (g)  Be accompanied by a copy of this article.

7-113-204  PROCEDURE TO DEMAND PAYMENT.

     (1)  A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2)(d), duly completed, or may be stated in another writing; and

     (b)  Deposit the shareholder's certificates for certificated shares.

     (2)  A shareholder who demands payment in accordance with subsection
(1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209 (1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205  UNCERTIFICATED SHARES.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206  PAYMENT.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimated to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

     (d)  A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e)  A copy of this article.

7-113-207  FAILURE TO TAKE ACTION.

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenter's rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT
          OF PROPOSED CORPORATE ACTION.

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR  OFFER.

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                   PART 3

7-113-301  COURT ACTION.

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302  COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable;

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                 APPENDIX E


                Amendment to NMR 1986 Incentive Stock Option
                       and Non-Statutory Option Plan




     2.   Shares Subject to the Plan.  A total of 1,000,000 shares of
          ---------------------------
authorized but unissued or reacquired Common Stock of the Company is reserved for issuance upon exercise of options granted under the Plan. If any option expires or terminates without having been exercised in full, the unacquired shares shall be available for the grant of future options under the Plan.

                                                                APPENDICE F




                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------


To the Stockholders and
  Board of Directors
Morgan Medical Holdings, Inc.
Tampa, Florida

We have audited the accompanying consolidated balance sheets of Morgan Medical Holdings, Inc. and Subsidiaries (the Company) as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Morgan Medical Holdings, Inc. and Subsidiaries as of December 31, 1994 and 1993, the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 6 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", in 1993.



                                   /s/ Garcia & Ortiz, P.A.

                                   GARCIA & ORTIZ, P.A.

Tampa, Florida
March 10, 1995

                        INDEPENDENT AUDITORS' REPORT




To the Stockholders and
 Board of Directors
Morgan Medical Holdings, Inc.
Tampa, Florida

We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Morgan Medical Holdings, Inc. and Subsidiaries (the Company) for the year ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations, changes in stockholders' equity and cash flows of Morgan Medical Holdings, Inc. and Subsidiaries as of December 31, 1992, in conformity with generally accepted accounting principles.


/s/ Copeland and Company

Copeland and Company
Tampa, Florida
May 1, 1993.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                           DECEMBER 31, 1994 AND 1993
                           --------------------------

                                     ASSETS         1994            1993
                                                 ----------      ----------
Current Assets
- --------------
  Cash                                           $  106,149      $  405,367
  Patient Accounts Receivable, Less
    Allowance for Doubtful Accounts of
    $169,700 in 1994 and $135,100 in 1993         1,652,167       1,067,263
  Current Maturities of Due From Related
    Parties                                         136,157         256,589
  Prepaid Expenses                                   31,321          35,944
                                                 ----------      ----------

          Total Current Assets                    1,925,794       1,765,163
                                                 ----------      ----------

Property and Equipment
- ----------------------
  Leasehold Improvements                            734,626         494,161
  Software                                           15,720           9,069
  Furniture and Fixtures                            159,472          79,937
  Medical Equipment                               6,709,898       4,445,829
  Office and Other Equipment                        248,525         112,777
  Transportation Equipment                           76,595          24,082
  Equipment Leased to Others                           -             76,829
                                                 ----------      ----------
                                                  7,944,836       5,242,684

          Less Accumulated Depreciation
            and Amortization                      1,719,538         987,634
                                                 ----------      ----------

          Total Property and Equipment            6,225,298       4,255,050
                                                 ----------      ----------

Other Assets
- ------------
  Due From Related Parties,
    Less Current Maturities                         236,649            -
  Deposits                                           39,233         141,536
  Covenant-not-to-Compete                            66,666         166,667
  Goodwill                                          209,255         225,352
  Other                                              17,508          14,923
                                                 ----------      ----------

          Total Other Assets                        569,311         548,478
                                                 ----------      ----------
          Total Assets                           $8,720,403      $6,568,691
                                                 ==========      ==========







The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                           DECEMBER 31, 1994 AND 1993
                           --------------------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                    1994            1993
                                                 ----------      ----------
Current Liabilities
- -------------------
  Current Maturities of Long-Term Debt           $  700,718      $  977,337
  Current Maturities of Capital Lease
    Obligations                                     331,551               -
  Accounts Payable                                  121,755          77,926
  Accrued Expenses                                  366,548         172,582
  Loans Payable to Stockholder                         -             15,411
  Due to Former Affiliates                             -             56,500
  Deferred Income Taxes                             469,599         309,995
                                                 ----------      ----------

          Total Current Liabilities               1,990,171       1,609,751
                                                 ----------      ----------

Long-Term Liabilities
- ---------------------
  Long-Term Debt, Less Current Maturities         3,606,180       3,514,033
  Capital Lease Obligations, Less
    Current Maturities                            1,485,983            -
  Deferred Revenue                                    6,000          18,000
  Deferred Income Taxes                             268,629         295,861
                                                 ----------      ----------

          Total Long-Term Liabilities             5,366,792       3,827,894
                                                 ----------      ----------

          Total Liabilities                       7,356,963       5,437,645
                                                 ----------      ----------

Stockholders' Equity
- --------------------
  Preferred Stock, No Par Value;
    500,000,000 Shares Authorized,
    None Issued                                        -               -
  Common Stock, No Par Value;
    1,000,000,000 Shares Authorized;
    3,156,393 and 3,132,997 Shares Issued
    and Outstanding in 1994 and 1993                345,546         328,539
  Paid-In Deficit                                   (18,189)        (18,189)
  Retained Earnings                               1,036,083         820,696
                                                 ----------      ----------

          Total Stockholders' Equity              1,363,440       1,131,046
                                                 ----------      ----------

          Total Liabilities and
            Stockholders' Equity                 $8,720,403      $6,568,691
                                                 ==========      ==========





The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------

                                            1994         1993        1992
                                         ----------   ----------  ----------
Revenues
- --------
  Patient Service Revenues                $5,131,571  $4,671,390   $3,519,510
  Laser Rental Fees                             -         26,552       62,759
                                          ----------  ----------   ----------

          Total Revenues                   5,131,571   4,697,942    3,582,269
                                          ----------  ----------   ----------

Costs and Expenses
- ------------------
  Payroll and Related Costs                1,013,560     668,341      412,131
  Depreciation and Amortization              897,549     542,823      369,101
  Medical Supplies and
    Other Operating Costs                  1,908,003   1,522,152    1,258,224
  Other General and
    Administrative                           281,014     212,448      179,221
  Bad Debt Expense                           246,927     273,434      260,600
  Loss on Asset Impairment                      -        127,690         -
                                          ----------  ----------   ----------

          Total Costs and
            Expenses                       4,347,053   3,346,888    2,479,277
                                          ----------  ----------   ----------
Income From Operations                       784,518   1,351,054    1,102,992

Other Income and (Expenses)
- ---------------------------
  Other Income                                46,319       2,569       11,894
  Interest Expense                          (483,078)   (473,862)    (468,851)
                                          ----------  ----------   ----------

          Net Other Income and
            (Expenses)                      (436,759)   (471,293)    (456,957)
                                          ----------  ----------   ----------

Income Before Minority Interest
  and Provision for Income Taxes             347,759     879,761      646,035

Minority Interest in Income                     -          5,240       58,774
                                          ----------  ----------   ----------

Income Before Income Taxes                   347,759     874,521      587,261

Provision for Income Taxes                   132,372     335,028      232,530
                                          ----------  ----------   ----------
Income Before Extraordinary
  Items and Cumulative Effect of
  Change in Accounting Principle             215,387     539,493      354,731

                                                      (CONTINUED)
                                                      -----------



The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                  CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                  ---------------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------
                                            1994        1993        1992
                                          ----------  ----------  ----------


Extraordinary Items                             -         (6,978)      28,830

Cumulative Effect of Change
  in Accounting Principle                       -         28,962         -
                                          ----------  ----------   ----------

Net Income                                $  215,387  $  561,477   $  383,561
                                          ==========  ==========   ==========

Earnings Per Share (Primary and
- -------------------------------
  Fully Diluted)
  --------------

Income Before Extraordinary
  Items and Cumulative Effect
  of Change in Accounting
  Principle                               $     0.06  $     0.17   $     0.12
Extraordinary Items                             -           -            0.01

Cumulative Effect of Change
  in Accounting Principle                       -           0.01        -
                                          ----------  ----------   ----------

Net Income Per Share                      $     0.06  $     0.18   $     0.13
                                          ==========  ==========   ==========


Weighted Average Number of
  Shares and Common Share
  Equivalents Outstanding

  Primary                                  3,399,682   3,105,791    2,857,601
                                          ==========  ==========   ==========

  Fully Diluted                            3,399,682   3,200,900    2,857,601
                                          ==========  ==========   ==========



The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                      MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                      ----------------------------------------------
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     -----------------------------------------------
                   FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                   ----------------------------------------------------

                                            Common Stock
                                        ----------------------      Retained
                    Preferred         Number of       Paid-In       Earnings
                     Stock             Shares         Amount        Deficit           (Deficit)
                   ----------        ----------     ----------     ---------         ----------
Consolidated
 Balance at
 1/1/92            $     -            2,832,997     $  253,539    $ (18,189)        $   (72,346)

Net Income for
 1992                    -                 -              -             -               383,561
                   ----------        ----------     ----------     ---------         ----------

Consolidated
 Balance at
 12/31/92                -            2,832,997        253,539      (18,189)            311,215

Common Stock
 Issued                  -              300,000         75,000          -                  -
Net Income for
 1993                       -                 -              -          -               561,477

Acquisition of
 Minority
 Interest in
 Subsidiary              -                 -              -             -               (51,996)
                   ----------        ----------     ----------    ---------         -----------

Consolidated
 Balance at
 12/31/93                -            3,132,997        328,539      (18,189)            820,696

Common Stock
 Issued                  -               23,396         17,007          -                  -

Net Income for
 1994                    -                 -              -             -               215,387
                   ----------        ----------     ----------    ---------          ----------
Consolidated
 Balance at
 12/31/94          $     -            3,156,393     $  345,546    $ (18,189)         $1,036,083
                   ==========        ==========     ==========    =========          ==========



The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------
                                             1994        1993         1992
                                          ----------  ----------   ----------

Cash Flows from Operating Activities:
Net Income                                $  215,387  $  561,477    $ 383,561
                                          ----------  ----------    ---------
Adjustments to Reconcile Net Income
 to Net Cash Provided by
 Operating Activities:
   Depreciation and Amortization             897,549     542,823      369,101
   (Gain) Loss on Disposition of
    Assets                                    (8,333)      5,781        4,720
   Bad Debt Expense                          246,927     273,435      260,600
   Minority Interest                            -          5,240       57,775
   Deferred Income Taxes                     132,372     327,218      203,700
   Loss on Asset Impairment                     -        127,690         -
   Reversal of Percentage Rent Accrual          -       (125,052)        -
   Loss on Refinancing of Lease
     Obligations                                -        136,240         -
   Cumulative Effect of Change in
     Accounting Principle                       -        (28,962)        -
   (Increase) Decrease in Assets:
     Patient Accounts Receivable            (831,831)   (183,765)    (871,029)
     Prepaid Expenses                          4,623      23,157      (50,567)
     Deposits                                102,303     (87,412)        (500)
     Other Assets                             (6,969)       -            -
   Increase (Decrease) in Liabilities:
     Accounts Payable                         43,829    (197,735)      45,598
     Accrued Expenses                        195,562      54,861      197,859
     Deferred Revenue                        (12,000)    (13,544)     (15,632)
   Other Adjustments                             628       5,112       12,630
                                          ----------  ----------    ---------

          Total Adjustments                  764,660     865,087      214,255
                                          ----------  ----------    ---------

          Net Cash Provided by
            Operating Activities             980,047   1,426,564      597,816
                                          ----------  ----------    ---------

Cash Flows from Investing Activities:
  Proceeds from Sale of Assets                19,088       3,570       10,000
  Purchase of Property and Equipment        (505,136)   (123,470)     (36,364)
                                          ----------  ----------    ---------

          Net Cash Used by
            Investing Activities            (486,048)   (119,900)     (26,364)
                                          ----------  ----------    ---------

                                                   (CONTINUED)
                                                   -----------



The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                 MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                 ----------------------------------------------
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                -------------------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------
                                             1994        1993         1992
                                          ----------  ----------   ----------

Cash Flows from Financing Activities:
  Proceeds from Issuance of Common
    Stock                                 $     -     $   75,000   $    -
  Increase in Long-Term Debt                  99,550        -         200,000
  Proceeds from Refinancing Capital
    Lease Obligations                           -         95,920         -
  Principal Reductions of Long-Term
    Debt                                    (605,426)   (344,785)     (78,874)
  Principal Reductions of Capital
    Lease Obligations                       (134,908)   (601,928)    (494,863)
  Repayment of Loans from Stockholders          -         (9,589)    (100,000)
  Loans to Related Parties                  (101,509)   (223,148)     (42,182)
  Collections of Amounts Due from
    Related Parties                            5,576      68,730         -
  Repayment of Amounts Due to Former
    Affiliates                               (56,500)   (114,500)        -
                                          ----------  ----------     ---------
          Net Cash Used by
            Financing Activities            (793,217) (1,054,300)    (515,919)
                                          ----------  ----------    ---------

Net Increase (Decrease) in Cash             (299,218)    252,364       55,533

Cash, Beginning of Year                      405,367     153,003       97,470
                                          ----------  ----------    ---------

Cash, End of Year                         $  106,149  $  405,367    $ 153,003
                                          ==========  ==========    =========


Supplemental Disclosure of Cash Flow
  Information:

Cash Paid for Interest                    $  489,495  $  460,282    $ 454,960
                                          ==========  ==========    =========


See Note 7 for disclosures of non-cash investing and financing activities.



The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

               MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
               ----------------------------------------------
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ------------------------------------------
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
            ----------------------------------------------------
NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- --------------------------------------------------------------------

Organization
- ------------

          Morgan Medical Holdings, Inc. and Subsidiaries, (the "Company"), operate diagnostic Magnetic Resonance Imaging (MRI) facilities in Cape Coral, Naples, Sarasota and Titusville, Florida and operate a physical therapy facility in Albany, Georgia. Prior to December 31, 1993, the Company leased under fee for service agreements two Candela lasers to Cape Coral Hospital and to Waterford Diagnostic Services, Inc.

          Morgan Medical Holdings, Inc. was incorporated in Colorado on May 17, 1988. Morgan Medical Corporation was incorporated in Florida on February 28, 1986. On May 23, 1989, Morgan Medical Holdings, Inc. acquired all of the then outstanding common stock of Morgan Medical Corporation and accounted for the acquisition as a purchase.

          Effective September 1, 1992, Morgan Medical Corporation purchased substantially all of the assets and liabilities of an MRI Center in Titusville, Florida. This MRI Center became an operating division of Morgan Medical Corporation. Accordingly, the consolidated financial statements reflect the results of operating this MRI Center for the four-month period from September 1, 1992 to December 31, 1992 and for the years ended December 31, 1993 and 1994.

          Until December 31, 1993 and January 5, 1993, respectively, Morgan Medical Corporation was the General Partner in Morgan Laser Limited Partnership and Naples MRI Limited Partnership and owned a 55% and 70% interest, respectively, in these partnerships. Morgan Medical Corporation acquired the remaining interests in these partnerships on December 31, 1993 and January 5, 1993, respectively, and dissolved each partnership on its date of acquisition.

          Morgan HealthWorks, Inc. was incorporated in Florida on August 1, 1994, as a wholly-owned subsidiary of Morgan Medical Holdings, Inc. Morgan HealthWorks of Georgia, Inc. was incorporated in Georgia on August 17, 1994, as a wholly-owned subsidiary of Morgan HealthWorks, Inc.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- --------------------------------------------------------------------
         (CONTINUED)
         -----------
Summary of Significant Accounting Policies
- ------------------------------------------

Principles of Consolidation
- ---------------------------

          The consolidated financial statements include the accounts of Morgan Medical Holdings, Inc.; Morgan Medical Corporation and Morgan HealthWorks, Inc., its wholly-owned subsidiaries; Morgan HealthWorks of Georgia, Inc., a wholly-owned subsidiary of Morgan HealthWorks, Inc.; Morgan Laser Limited Partnership and Naples MRI Limited Partnership. All significant inter-company accounts and transactions have been eliminated.

Revenue Recognition
- -------------------

          The Company recognizes revenue from three sources: diagnostic fees from MRI scans at its Cape Coral, Naples, Sarasota and Titusville, Florida centers, fees from physical therapy services at its Albany, Georgia center and, prior to December 31, 1993, laser fees, consisting of rental service fees from two Candela SPTL-1 pulsed dye lasers. The Company recognizes revenue from the MRI scans and physical therapy services, net of estimated contractual adjustments resulting from the unpaid portion of assigned insurance billings and other third party payers, as services are performed.

          The Company has agreements with third-party payors, including the Jess Parrish Memorial Hospital and the Cape Coral Hospital, at its Titusville and Cape Coral centers, respectively, that provide payments for services at amounts which differ from its established rates. A summary of the payment arrangements with major third-party payers follows:

          Medicare: Outpatient services rendered to Medicare program
          --------
     beneficiaries are paid based on standard rates for technical services determined by Medicare.

          Medicaid: Outpatient services rendered to Medicaid beneficiaries
          --------
     at its Naples, Sarasota and Titusville centers are based on standard rates for technical services determined by Medicaid.

          The Company has an agreement with a radiology group for the interpretation of the MRI scans at its Cape Coral center. The radiologists bill Medicaid for the professional component of the scans. Although the Company obtained a Medicaid provider number for the Center, it is precluded from collecting from Medicaid for its services, since Medicaid pays the professional component of the MRI procedures before paying any other expenses and will not make more than one payment for the same procedure. Therefore, all Medicaid charges, other than Hospital inpatient referrals, are written off as contractual adjustments.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- --------------------------------------------------------------------
         (CONTINUED)
         -----------

          Hospital: Services provided to the Jess Parrish Memorial
          --------
     Hospital's inpatient Medicare program beneficiaries are billed to the Hospital at negotiated rates. Services provided to all other inpatients are billed directly to the patients or to third-party payors at customary rates.

          Services provided to the Cape Coral Hospital's inpatient Medicare program beneficiaries are billed to the Hospital at negotiated rates. Services provided to the Hospital's inpatient Medicaid program beneficiaries are written off as contractual adjustments. Services provided to all other inpatients are billed directly to the patients or to third-party payors at customary rates.

Accounts Receivable
- -------------------

          The Company maintains an allowance account for potential losses on individual and commercial accounts receivable at December 31, 1994 and 1993 of approximately $169,700 and $135,100, respectively. Management considers the allowances provided to be reasonable.
          Certain revenues are subject to audit and retroactive adjustment by third-party payers. The Company is aware of no pending audits or proposed adjustments and no provision for estimated retroactive adjustments has been provided.

Property and Equipment
- ----------------------

          Property and Equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method based on the assets' estimated useful lives as follows:

                                                     Years
                                                    -------

          Leasehold Improvements                          5
          Software                                        5
          Furniture and Fixtures                          7
          Medical Equipment                          7 - 10
          Office and Other Equipment                 5 - 10
          Transportation Equipment                       10
          Equipment Leased to Others                     10

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------------------------
   (CONTINUED)
   -----------

          For income tax purposes, depreciation is computed using the Modified Accelerated Cost Recovery System of depreciation over statutory periods. Expenditures for major repairs and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

          Effective January 1, 1994, the Company reduced the estimated useful lives of certain medical equipment to reflect technological changes. The effect of this change was to decrease net income for 1994 by approximately $137,000 ($.04 per share).

Intangible Assets
- -----------------

          Intangible assets are stated at cost, less accumulated amortization. The covenant-not-to-compete in the Titusville, Florida area is being amortized over 36 months through August 1995 in accordance with the term of the covenant. Goodwill is being amortized over 15 years.

Earnings Per Share
- ------------------

          Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares include the effect of stock options and warrants, as calculated by using the treasury stock method. Under this method, the number of common equivalent shares is the number of shares exercisable under options and warrants less the number of shares which could be purchased with the cash value of the total exercise price of the average number of options and warrants outstanding during the period.

Income Taxes
- ------------

          Prior to January 1, 1993, the Company provided for deferred income taxes resulting from the timing differences in reporting income and expenses for financial statement purposes compared to the method of reporting for income tax purposes.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- --------------------------------------------------------------------
         (CONTINUED)
         -----------

          Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, income taxes are provided for under the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 2 - INVESTMENT IN AFFILIATES
- ---------------------------------

Virginia Beach MRI Center
- -------------------------

          On August 31, 1989, the Company entered into a joint venture agreement for the purpose of establishing and operating an MRI center in Virginia Beach, Virginia, to be operated as the Virginia Beach MRI Center. The Company owned a 50% interest in the joint venture. The Company invested $200,000 in the joint venture in April 1990. On June 29, 1990, the Company sold its interest in the joint venture for $300,000. The total sales price consisted of $205,000 for the interest in the joint venture, $60,000 for a covenant-not-to-compete and $35,000 for a one-year consulting service contract. The deferred income related to the covenant-not-to-compete is being amortized over five years, the length of the covenant, and has an unamortized balance at December 31, 1994 and 1993 of approximately $6,000 and $18,000, respectively. The consulting service contract has been amortized over a twelve-month period ended June 30, 1991.

Morgan Laser Limited Partnership
- --------------------------------

          On November 20, 1989, the Company's wholly-owned subsidiary, Morgan Medical Corporation, became a General Partner in Morgan Laser Limited Partnership ("Partnership"). Prior to December 31, 1993, the Company owned a fifty-five (55%) percent interest in the Partnership. The Partnership was formed to provide treatments of certain vascular lesions.

          The Partnership's accounts are consolidated with the Company. Prior to December 31, 1993, the Partnership had three limited partners, including the Company's President and a former director. The former limited partners have personally guaranteed a note issued to finance the purchase of a Candela SPTL-1 Laser which is being leased to a third party.

- ---------------------------------------------

          On December 31, 1993, the Company acquired the remaining 45% interest in the Partnership and dissolved the Partnership on that date. No consideration other than the minority interest was exchanged, and the deficit minority interest of $51,996 was absorbed by the Company as a stockholders' equity transaction.

          See Note 3 regarding the carrying value of the laser machine.

Naples MRI Limited Partnership
- ------------------------------

          On February 5, 1991, the Company's wholly-owned subsidiary, Morgan Medical Corporation, became the General Partner in Naples MRI Limited Partnership ("Partnership"). Prior to January 5, 1993, the Company owned a seventy percent (70%) interest in the Partnership. The Partnership was formed to develop and manage a business operating an MRI facility which non-invasively produces cross-section views of the human anatomy.

          The Partnership's accounts are consolidated with the Company. Prior to January 5, 1993, the partnership had one Corporate Limited Partner.

          The Company and its President, along with the former individual stockholders of the Limited Partner (to the extent of their 30% ownership interest) had personally guaranteed the Partnership's liability under a capital lease for the MRI equipment which is located at the Naples, Florida facility. This lease was refinanced in December 1993.

          On January 5, 1993, the Company acquired the remaining 30% interest in the Partnership and dissolved the Partnership on that date.

          The purchase price was $171,000, consisting of a down payment and quarterly installments through November 1994, along with interest at 6% due November 1994. The principal balance due to these former stockholders at December 31, 1993 was $56,500, which was captioned as Due to Former Affiliates on the balance sheet.

Physical Therapy Subsidiaries
- -----------------------------

          On August 17, 1994, Morgan HealthWorks of Georgia, Inc. ("HealthWorks") was incorporated as a wholly-owned subsidiary of Morgan HealthWorks, Inc., which is a newly-incorporated subsidiary of the Company. In November 1994, HealthWorks commenced operations of a physical therapy center in Albany, Georgia. The Company incurred and expensed approximately $54,000 in start-up expenses related to the physical therapy center during the year ended December 31, 1994.

- ---------------------------------------------

          As described in Note 14, on March 10, 1995, The Company's Board of Directors approved a merger agreement which would require that the Company sell its physical therapy subsidiaries as a condition of the merger.

NOTE 3 - LASER OPERATIONS
- -------------------------

          On October 9, 1990 and March 15, 1991, the Company entered into two substantially similar agreements with two health care providers, whereby its two Candela SPTL-1 Lasers were made available for the treatment of certain vascular lesions. The agreements were for an initial term of three years with options to renew for an additional term of three years. Both agreements became effective in 1991.

          Under the terms of the agreements, the Company received one-half of the fees billed and collected from each patient in the form of service fees or equipment rent.

          Management discontinued its laser business in 1993 and investigated options for possible disposition of the two lasers.
     Based on information received from the manufacturer, the carrying value of each laser was reduced to $40,000 at December 31, 1993. This resulted in a charge to operations of approximately $127,700 in 1993.

          On November 1, 1994, the Company entered into an Asset Purchase Agreement with a company owned by a former director for the sale of both Candela Lasers. The purchase price of the first laser is $40,000, payable with $9,088 previously deposited by the purchaser, $10,000 in cash and $20,912 in a promissory note (see Note 9). The Agreement contains an option to purchase the second laser for $35,000. This option expired on March 1, 1995.

NOTE 4 - LONG-TERM DEBT
- -----------------------

Long-term debt at December 31, 1994 and 1993 consisted of the following:
                                                     1994         1993
                                                  ----------   ----------
   9.5% note payable to an equipment
   finance company in monthly installments,
   including interest, of $15,000 through
   December 1994, $19,000 through December
   1995 and $29,626 through December 1998,
   collateralized by the MRI system at Cape
   Coral, Florida and by all other personal
   property and accounts receivable of the
   Company.                                       $1,058,045   $1,133,587

   9.5% note payable to an equipment
   finance company in monthly installments,
   including interest, of $21,000 through
   December 1994, $24,500 through December
   1995 and $33,585 through December 1998,
   collateralized by the MRI system at
   Titusville, Florida and by all other
   personal property and accounts receivable
   of the Company.                                 1,233,202    1,361,358

   9.5% note payable to an equipment
   finance company in monthly installments,
   including interest, of $19,000 through
   December 1994, $24,000 through December
   1995 and $33,335 through December 1998,
   collateralized by the MRI system at
   Naples, Florida and by all other personal
   property and accounts receivable of the
   Company.                                        1,220,406    1,326,908

   6% note payable to a limited partnership
   in six semi-annual installments of
   $82,325, plus interest, commencing
   March 1993, collateralized by a security
   interest in substantially all assets
   at the Titusville center. Remaining
   balance prepaid in 1994.                             -         338,933

                                                               (CONTINUED)

- -----------------------------------

                                                     1994         1993
                                                  ----------   ----------
   Prime plus 2 3/8% note payable to a
   finance company in monthly installments
   of $4,124, including interest, through
   September 1994, collateralized by a
   security interest in all non-Medicare
   accounts receivable and equipment of
   the former Morgan Laser Limited
   Partnership, and all proceeds from the
   foregoing, guaranteed by the former
   partners.                                            -          35,020

   Prime plus 2% $300,000 line of credit
   with a finance company, due on demand
   with interest paid monthly, collateralized
   by a security interest in all accounts
   receivable and equipment of Morgan Medical
   Corporation, and all proceeds from the
   foregoing.                                           -         287,880

   10.25% note payable to a bank in monthly
   installments of $488, including interest,
   through May 1995, collateralized by an
   automobile.                                         2,379        7,684

   7.36% note payable to a bank in monthly
   installments of $623, including interest,
   through July 1999, collateralized by an
   automobile.                                        29,012         -

   7.5% note payable to a bank in monthly
   installments of $460, including interest,
   through March 1997, collateralized by an
   automobile.                                        11,301         -


   11% note payable to a bank in monthly
   installments of $13,095, including interest,
   through December 1997, collateralized by a
   security interest in all personal property
   and accounts receivable of the Company.           400,000         -

                                                              (CONTINUED)

- -----------------------------------

                                                      1994            1993
                                                   ----------      ----------
     9.45% note payable to an equipment
     finance company in monthly installments of
     $579, including interest, through January
     1999, collateralized by MRI equipment at
     Titusville, Florida.                             23,463             -

     8.76% unsecured note payable to an
     equipment finance company in monthly
     installments of $2,055, including interest,
     through June 1999.                               91,434             -

     10.76% note payable to an equipment
     finance company in monthly installments
     of $6,015, including interest, through
     January 1999, collateralized by MRI
     equipment at Naples, Florida.                   237,656             -
                                                  ----------        ---------

     Total                                         4,306,898        4,491,370
     Less Current Maturities                         700,718          977,337
                                                  ----------       ----------

     Long-Term Debt, Less Current Maturities      $3,606,180       $3,514,033
                                                  ==========       ==========

          The notes secured by the MRI systems were entered into in November 1993 as a result of refinancing existing equipment leases. Prepayment penalties on the leases caused a $136,000 charge to operations in 1993, which was recorded as an extraordinary item (see Note 10).

          Certain of the Company's debt instruments contain restrictive covenants regarding changes in control or ownership of the Company (see Note 14).

          The principal maturities of long-term debt at December 31, 1994 are summarized as follows:

         Year Ended
         December 31,                               Amount
         ------------                             ----------
            1995                                  $  700,718
            1996                                   1,134,035
            1997                                   1,244,758
            1998                                   1,204,573
            1999                                      22,804
                                                  ----------

                                                  $4,306,898
                                                  ==========

NOTE 5 - CAPITAL LEASE OBLIGATIONS
- ----------------------------------

          The Company leases equipment, furniture and fixtures from equipment finance companies under capital lease obligations, which consisted of the following at December 31, 1994 and 1993:

                                                      1994          1993
                                                   ----------    ----------

     Lease payable in monthly installments
     including interest at 8.75%, of $15,000
     through August 1994 and $25,966 through
     August 1999, for MRI equipment at Sarasota,
     Florida.                                       $1,190,298   $     -

     Lease payable in monthly installments
     including interest at 8.75%, of $4,500
     through August 1994 and $7,797 through
     August 1999, for CT equipment at Sarasota,
     Florida.                                          357,396         -

     Lease payable in monthly installments
     including interest at 9.46%, of $961
     through June 1999, for camera equipment
     at Sarasota, Florida.                              42,094         -

     Lease payable in monthly installments
     including interest at 9.33%, of $1,448
     through June 1999, for office equipment,
     furniture and fixtures at various
     locations.                                         63,662         -

     Lease payable in monthly installments
     including interest at 9.01%, of $739
     through June 1997, for office equipment
     at Sarasota, Florida.                              19,779         -

     Lease payable in monthly installments
     including interest at 10.5%, of $1,556
     through September 1999 for physical therapy
     and office equipment at Albany, Georgia.           69,610         -

     Lease payable in monthly installments
     including interest at 9.5%, of $1,312
     through October 1997 for physical therapy
     and office equipment at Albany,
     Georgia.                                           38,955         -

                                       (CONTINUED)

- ---------------------------------------------
                                                       1994         1993
                                                    ----------   ----------
     Lease payable in monthly installments
     including interest at 10.5%, of $817
     through October 1999 for physical therapy
     and office equipment at Albany, Georgia.           35,740         -
                                                    ----------   ----------

     Total                                          $1,817,534   $     -
                                                    ==========   ==========

          Each lease agreement contains a provision which allows the Company to purchase the leased assets for $1 at the end of the lease term.

     Capital lease obligations are presented on the balance sheet as follows:

                                                       1994         1993
                                                    ----------   ----------

     Current Liability                              $  331,551   $     -
     Long-Term Liability                             1,485,983         -
                                                    ----------   ----------

                                                    $1,817,534   $     -
                                                    ==========   ==========

          The minimum future lease payments under capital lease obligations at December 31, 1994, are summarized as follows:

                  Year Ended
                  December 31                         Amount
                  -----------                       ----------

                     1995                           $  487,154
                     1996                              487,154
                     1997                              480,096
                     1998                              462,539
                     1999                              306,738
                                                    ----------

     Total Minimum Future Lease Payments             2,223,681
     Less Amounts Representing Interest                406,147
                                                    ----------

     Present Value of Future Minimum
       Lease Payments                               $1,817,534
                                                    ==========

          Property and equipment held under capital leases at December 31,
     1994 and 1993 is summarized as follows:           1994         1993
                                                    ----------   ----------

     Furniture and Fixtures                         $   52,402   $     -
     Medical Equipment                               1,825,483         -
     Office and Other Equipment                         75,779         -
                                                    ----------   ----------

                                                     1,953,664
     Less Accumulated Amortization                     108,897         -
                                                    ----------   ----------

                                                    $1,844,767   $     -
                                                    ==========   ==========

NOTE 6- INCOME TAXES
- --------------------

          The provision for income taxes for the years ended December 31, 1994, 1993, and 1992 consisted of the following:

                                             1994        1993         1992
                                          ----------  ----------   ----------

          Current                         $     -        $ 3,600    $  28,830
          Deferred                           132,372     331,428      203,700
                                          ----------  ----------   ----------

          Total Provision for Income
            Taxes                         $  132,372  $  335,028   $  232,530
                                          ==========  ==========   ==========

          See Note 10 for the income tax effect of extraordinary items
                                                    .

          At December 31, 1994, the Company had available net operating loss carryforwards for income tax purposes expiring as follows:

          Year Ended
          December 31                       Amount
          -----------                     ----------

             2005                         $  429,992
             2006                            488,785
             2007                            199,449
             2009                            514,527
                                          ----------

       Total Net Operating
            Loss Carryforwards            $1,632,753
                                          ==========

          The following table shows the principal reasons for the differences between the effective income tax rate and the United States Federal statutory income tax rate of 34 percent.

                                              1994       1993        1992
                                           ---------- ----------  -----------

          Federal Income Tax at
            Statutory Rate                $  118,238  $  297,337   $  199,669
          State Income Tax, Net of
            Federal Income Tax Benefit        12,623      32,594       21,195
          Other, Net                           1,511       5,097       11,666
                                          ----------  ----------   ----------
          Provision for Income Taxes      $  132,372  $  335,028   $  232,530
                                          ==========  ==========   ==========

          Effective Income Tax Rate             38.1%       38.3%        39.6%
                                          ==========  ==========   ==========

- ---------------------------------

          As described in Note 1, the Company adopted the provisions of SFAS No. 109, effective January 1, 1993. Under the provisions of SFAS No. 109, deferred tax assets and liabilities total to a net liability at December 31, 1994 and 1993. The components of this net liability result from the following:

                                               1994            1993
                                            ----------      ----------

     Deferred Tax Liabilities:
       Accelerated Depreciation of Property
         and Equipment (Long-Term)          $  902,653      $  698,526

       Cash Basis Accounting for Revenues
         and Expenses for Income Tax
         Purposes (Current)                    469,599         309,995
                                            ----------      ----------

       Total Deferred Tax Liabilities        1,372,252       1,008,521
                                            ----------      ----------

     Deferred Tax Assets:
       Tax Benefit of Net Operating Loss
         Carryforwards (Long-Term)             614,405         402,665

       Capitalized Start-Up Expenses
         (Long-Term)                            19,619            -
                                            ----------      ----------

       Total Deferred Tax Assets               634,024         402,665
                                            ----------      ----------

       Net Deferred Tax Liability           $  738,228      $  605,856
                                            ==========      ==========


          The net deferred tax liability is presented on the balance sheet as follows:

                                               1994            1993
                                            ----------      ----------

     Current Liability                      $  469,599      $  309,995
     Long-Term Liability                       268,629         295,861
                                            ----------      ----------

                                            $  738,228      $  605,856
                                            ==========      ==========


          The cumulative effect of the change in accounting principle at January 1, 1993 of implementing SFAS No. 109 is to increase net income by $28,962.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION
- -------------------------------------------

          The Company engaged in the following non-cash investing and financing activities:
                                        1994        1993         1992
                                     ----------  ----------   ----------
     Financed the acquisition of
     property and equipment through
     capital lease obligations.      $1,952,442  $  438,442   $     -

     Financed the acquisition of
     property and equipment through
     issuance of long-term debt.        321,404     349,800         -

     Refinanced existing long-term
     debt.                              400,000        -            -

     Retired amounts due to
     stockholder through issuance
     of common stock.                    17,007        -            -

     Sale of medical equipment in
     exchange for note receivable.       20,912        -            -

     Acquisition of the remaining
     interest in Morgan Laser
     Limited Partnership as a
     stockholders' equity
     transaction.                          -         51,996         -

     Capital lease obligations
     refinanced through the
     issuance of long-term debt.           -      3,026,608         -

     Increase in deposits resulting
     from the refinancing of capital
     lease obligations.                    -         47,500         -

     Increase in other assets
     resulting from the refinancing
     of capital lease obligations.         -         11,581         -

                                  (CONTINUED)

- -------------------------------------------------------

                                             1994        1993         1992
                                          ----------  ----------   ----------
     Non-cash charge to rent
     expense reflecting the
     effective lease cost of its
     corporate headquarters.              $     -     $     -      $    4,360

     As a result of the acquisition
     of the remaining interest in
     Naples MRI Limited Partnership,
     the following non-cash
     transactions resulted:

     Increase in Due to Former
       Affiliates                             -        171,000         -
     Increase in Deferred Income
       Taxes                                  -        103,900         -
     Decrease in Minority Interest            -       (214,751)        -
     Recording of Goodwill                    -        (60,149)        -

     As a result of the acquisition
     of substantially all of the
     assets and liabilities of the
     Titusville center, the
     following non-cash transactions
     resulted:

     Assets Purchased                         -           -        (915,000)
     Recording of Covenant-Not-to-
       Compete                                -           -        (300,000)
     Recording of Goodwill                    -           -        (181,320)
     Increase in Long-Term Debt               -           -         493,951
     Assumption of Capital Lease
       Obligation                             -           -         915,000

NOTE 8 - STOCK OPTIONS AND WARRANTS
- -----------------------------------

     Activity related to options and warrants is as follows:
                                                 Number of      Price per
                                                  Shares           Share
                                                -----------      ----------

     Outstanding at January 1, 1992                  64,500      $      .60
     Granted in 1992                                300,000       .50- 1.00
                                                -----------      ----------


     Outstanding at December 31, 1992               364,500       .50- 1.00

     Granted in 1993                                100,000            1.00
     Expired in 1993                                (64,500)            .60
                                                 ----------      ----------

     Outstanding at December 31, 1993               400,000       .50- 1.00

     Expired in 1994                               (100,000)           1.00
                                                -----------      ----------

     Outstanding at December 31, 1994               300,000      $.50- 1.00
                                                ===========      ==========


          Of the options and warrants outstanding at December 31, 1994, 200,000 warrants expire in October 1995 and 100,000 options expire in November 1995. However, the expiration date of the options could be extended for up to two years based on the termination of employment, death or disability of the officer involved.


NOTE 9 - DUE FROM RELATED PARTIES
- ---------------------------------

          Due from related parties at December 31, 1994 and 1993 consisted of the following:

                                                    1994            1993
                                                 ----------      ----------

     8% unsecured note receivable from
     an officer in monthly installments
     of $5,576 including interest,
     through March 1999.                         $  271,172      $     -

     Unsecured advances to officers
     including interest at 8% for 1994
     and 9% for 1993.                                81,350         256,589

     8.5% note receivable from related
     party in monthly installments of
     $776 including interest, through
     May 1997, collateralized by medical
     equipment.                                      20,284            -
                                                 ----------      ----------

                                                 $  372,806      $  256,589
                                                 ==========      ==========

- ---------------------------------------------

          The note receivable from an officer is in default at December
     31, 1994. The Company expects to collect the full balance of this note; however, no final payment schedule has been established.

          Due from related parties is presented on the balance sheet as follows:
                                                    1994            1993
                                                 ----------      ----------

     Current Asset                               $  136,157      $  256,589
     Noncurrent Asset                               236,649            -
                                                 ----------      ----------

                                                 $  372,806      $  256,589
                                                 ==========      ==========


NOTE 10 - EXTRAORDINARY ITEMS
- -----------------------------

          Extraordinary items in the consolidated statements of income for the years ended December 31, 1994, 1993, and 1992 consist of the following:

                                             1994        1993         1992
                                          ----------  ----------   ----------
     Reversal of contingent rent
       based on renegotiation of
       lease agreement (Note 13)          $     -     $  125,052   $     -

     Loss on refinancing of capital
       lease obligations related to
       MRI equipment (Note 4)                   -       (136,240)        -

     Net deferred income tax credit
       related to reversal of rent
       and loss on refinancing                  -          4,210         -

     Utilization of net operating
       loss carryforwards prior to
       January 1, 1993                          -           -          28,830
                                          ----------  ----------   ----------

     Total                                $     -     $   (6,978)  $   28,830
                                          ==========  ==========   ==========
NOTE 11 - CONCENTRATION OF CREDIT RISK
- --------------------------------------

          Most of the Company's business activity is primarily with customers located on the East Coast and Southwest Coast of Florida, many of whom routinely assign to the Company payment by their medical insurance providers. As of December 31, 1994, the Company's patient accounts receivable from individuals and commercial medical and workers' compensation insurance providers was approximately $1,165,000. As of December 31, 1994, the Company's patient accounts receivable from Medicare and Medicaid was approximately $487,000.

NOTE 12 - COMMITMENTS
- ---------------------

          The Company leases its MRI, physical therapy and office facilities under operating leases which expire in various years through 2004. Rental expense for the years ended December 31, 1994, 1993, and 1992 was approximately $203,300, $127,700, and $162,500, respectively.

          Future minimum lease payments as of December 31, 1994 are as follows:

                 Year Ended
                 December 31,                        Amount
                 -----------                       ----------

                    1995                           $  312,645
                    1996                              295,921
                    1997                              234,837
                    1998                              175,057
                    1999                              159,171
                    Thereafter                        393,956
                                                   ----------

          Total future minimum lease payments      $1,571,587
                                                   ==========
          The Company provides for service and maintenance on its MRI equipment at each location through agreements requiring various monthly payments. Future required payments under these agreements at December 31, 1994, are as follows:

                 Year Ended
                 December 31,                        Amount
                 -----------                       ----------

                    1995                           $  505,282
                    1996                              395,371
                    1997                              319,060
                    1998                              186,083
                    1999                               72,500
                                                   ----------

          Total future required payments           $1,478,296
                                                   ==========

NOTE 13 - CONTINGENCIES
- -----------------------

          Prior to its amendment in January 1995, the Company's facility lease agreement with Cape Coral Hospital contained a provision for contingent rent based upon a percentage of Cape Coral MRI Center's net cash flow from operations. The Company had been advised by legal counsel that this arrangement may have violated the Safe Harbor Regulations promulgated by the United States Department of Health and Human Services. Consequently, the lease was amended to remove the contingent rent provision. As a result of this action, Management believes that any action taken against the Company for possible noncompliance with these Regulations will not have a material effect on the financial statements.

- -----------------------------------

          In 1993, the Company reversed accruals for contingent rent totaling approximately $125,000 as an extraordinary item (see Note
     10).

          The Company's charges for MRI services exceed those allowable under Florida's Patient Self-Referral Act of 1992 ("the Act"). The enforcement of the Act could have a material effect on the Company's financial statements. However, the constitutionality of the Act is being challenged in the courts and no enforcement action under the Act has been taken against the Company. Although Management believes that no adverse consequences will result from any action taken under the Act, Management cannot ascertain the effect of the ultimate resolution of this matter on the financial statements.

          The Company's facility lease agreement with Cape Coral Hospital contains a provision which allows the hospital to purchase the MRI Center at its fair market value. Cape Coral Hospital has not informed the Company of its intention to purchase the Center. Although the purchase of the Center could have a material adverse effect on the operations of the Company, Management cannot ascertain the effect of this matter on the financial statements.

NOTE 14 - SUBSEQUENT EVENT
- --------------------------

          Effective March 10, 1995, the Company's Board of Directors approved an agreement with NMR of America, Inc. ("NMR"), providing for the acquisition by NMR of 100% of the Company's outstanding common stock in exchange for 1,200,000 shares of NMR's common stock, including approximately 100,000 shares reserved for issuance upon exercise of the Company's outstanding stock options and warrants (see
     Note 8).

          The agreement is subject to certain conditions, including the sale of the Company's physical therapy subsidiaries prior to the acquisition, the receipt of fairness opinions, regulatory approval, the consent of the stockholders of both companies and the consent of certain lenders (see Note 4).

                 INDEPENDENT AUDITORS' REPORT ON SCHEDULES
                 -----------------------------------------


To the Stockholders and
  Board of Directors
Morgan Medical Holdings, Inc.
Tampa, Florida

We have audited, in accordance with generally accepted auditing standards, the financial statements of Morgan Medical Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 1994 and 1993, included in this Form 10-K and have issued our report thereon dated March 10, 1995. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)2 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                      /s/ Garcia & Ortiz, P.A.

                                      GARCIA & ORTIZ, P.A.



Tampa, Florida
March 10, 1995

                 INDEPENDENT AUDITORS' REPORT ON SCHEDULES
                 -----------------------------------------



To the Stockholders and
 Board of Directors,
Morgan Medical Holdings, Inc.
Tampa, Florida

We have audited, in accordance with generally accepted auditing standards, the consolidated statements of income, stockholders' equity and cash flows of Morgan Medical Holdings, Inc. and Subsidiaries for the year ended December 31, 1992, included in this Form 10-K and have issued our report thereon dated May 1, 1993. Our audit was made for the purpose of forming an opinion on those financial statements taken as a whole. The schedule listed in Item 14(a)2 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Copeland and Company

Copeland and Company
Tampa, Florida
May 1, 1993

               MORGAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
               ----------------------------------------------
        SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
        ------------------------------------------------------------
           FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
           -----------------------------------------------------

                          Balance at  Additions    Deductions    Balance
                          Beginning   Charged to      from       End of
     Classification         of Year    Expenses     Reserves      Year
     --------------       ----------  ----------   ----------  ----------

     Reserve Deducted
      in the Balance
      Sheet from the
      Asset to Which
      it Applied:


     Allowance for
      Doubtful
      Accounts -

     Year Ended
      12/31/94            $  135,056  $  246,927   $  212,317  $  169,666

     Year Ended
      12/31/93               242,518     273,435      380,897     135,056

     Year Ended
      12/31/92               116,647     260,600      134,729     242,518

             MORGAN MEDICAL HOLDINGS, INC., AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                                ASSETS

                                                March 31,       December 31,
                                                  1995              1994
                                               ------------     -----------
                                                (Unaudited)
ASSETS
- ------

Current Assets
  Cash                                          $166,076          $106,149
  Patient Accounts Receivable, Less
    Allowance for Contractual Adjustments
    and Doubtful Accounts of $770,000 in
    1995 and $730,900 in 1994                  1,797,760         1,652,167
  Current Maturities of Due From Related
    Parties                                      188,587           136,157
  Prepaid Expenses                                16,679            31,321
                                               ---------         ---------
                Total Current Assets           2,169,102         1,925,794
                                               ---------         ---------
Property and Equipment                         7,960,821         7,944,836
             Less Accumulated Depreciation
                          and Amortization     1,951,010         1,719,538
                                               ---------         ---------
          Total Property and Equipment         6,009,811         6,225,298
                                               ---------         ---------
Other Assets
  Due From Related Parties, Less Current
  Maturities                                     188,785           236,649
  Deposits                                        25,518            39,233
  Covenant-not-to-Compete                         41,667            66,666
  Goodwill                                       205,230           209,255
  Other                                           16,367            17,508
                                               ---------         ---------
                           Total Other Assets    477,567           569,311
                                               ---------         ---------
                                 Total Assets $8,656,480        $8,720,403
                                               =========         =========


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                  MORGAN MEDICAL HOLDINGS, INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   March 31,      December 31,
                                                     1995             1994
                                                  ---------       -----------
                                                  (Unaudited)
 Current Liabilities
  Current Maturities of Long-Term Debt              $838,673         $700,718
  Current Maturities of Capital Lease
   Obligations                                       338,026          331,551
  Accounts Payable                                   147,218          121,755
  Accrued Expenses                                   334,828          366,548
  Deferred Income Taxes                              461,205          469,599
                                                  ----------       ----------
                 Total Current Liabilities         2,119,950        1,990,171
                                                  ----------       ----------
 Long-Term Liabilities
  Long-Term Debt, Less Current Maturities          3,257,516        3,606,180
  Capital Lease Obligations, Less Current
   Maturities                                      1,398,155        1,485,983
  Deferred Revenue                                     3,000            6,000
  Deferred Income Taxes                              349,023          268,629
                                                  ----------       ----------
               Total Long-Term Liabilities         5,007,694        5,366,792
                                                  ----------       ----------
                         Total Liabilities         7,127,644        7,356,963
                                                  ----------       ----------
Stockholders' Equity
 Preferred Stock, No Par Value;
  500,000,000 Shares Authorized;
  None Issued
 Common Stock, No Par Value;
  3,224,727 and 3,156,393 Shares Issued
  and Outstanding at March 31, 1995 and
  December 31, 1994.                                 386,644          345,546
 Paid-In Deficit                                     (18,189)         (18,189)
 Retained Earnings                                 1,160,381        1,036,083
                                                  ----------       ----------
                Total Stockholders' Equity         1,528,836        1,363,440
                                                  ----------       ----------
Total Liaabilities and Stockholders' Equity       $8,656,480       $8,720,403
                                                  ==========       ==========

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                      MORGAN MEDICAL HOLDINGS, INC., AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF INCOME
                       For the Quarters Ended March 31, 1995 and 1994
                                        (Unaudited)

                                                   1995               1994
REVENUES                                        ----------         ----------
- --------

   Net Patient Services                         $1,770,128         $1,193,063
                                                ----------         ----------
EXPENSES
- --------
 Payroll and Related Costs                         373,127            176,365

 Depreciation and Amortization                     260,496            185,859

 Medical Supplies and Other Operating
   Costs                                           616,739            422,129

 Other General and Administrative                   77,366             82,381

 Bad Debt Expense                                    6,092             51,809
                                                ----------         ----------
       Total Expenses                            1,333,820            918,543
                                                ----------         ----------
 INCOME FROM OPERATIONS                            436,308            274,520

OTHER INCOME AND (EXPENSES)
- ---------------------------
 Other Income (Expenses)                           (99,390)            10,456
 Interest Expense                                 (140,620)         ( 101,892)
                                                ----------         ----------
 Net Other Income and (Expenses)                  (240,010)           (91,436)

INCOME BEFORE INCOME TAXES                         196,298            183,084

PROVISION FOR INCOME TAXES                          72,000             67,396
                                                ----------         ----------
NET INCOME                                        $124,298           $115,688
                                                ==========         ==========


EARNING PER SHARE (PRIMARY AND
- ------------------------------
FULLY DILUTED)                                       $0.04              $0.03
- --------------                                  ----------         ----------

WEIGHTED AVERAGE NUMBER OF
SHARES AND COMMON SHARE
EQUIVALENTS OUTSTANDING


  Primary                                        3,350,434          3,392,997
                                                ==========         ==========
  Fully Diluted                                  3,401,949          3,392,997
                                                ==========         ==========

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                MORGAN MEDICAL HOLDINGS, INC, AND SUBSIDIARIES
                     CONSOLDATED STATEMENTS OF CASH FLOWS
                For the Quarters Ended March 31, 1995 and 1994
                                (Unaudited)

                                                       1995              1994
                                                     ---------        ---------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                          $124,298         $115,688
  Adjustments to Reconcile Income to Net Cash
    Provided by Operating Activities:
    Depreciation and Amortization                      260,496          185,859
    Deferred Income Taxes                               72,000           67,396
    Non-Cash Compensation                               41,098

 (INCREASE) DECREASE IN ASSETS:
  Patient Accounts Receivable                         (145,593)         (36,868)
  Prepaid Expenses                                      14,642           (8,426)
  Deposits                                              13,715           26,763
  Other Assets                                           2,419           -

 INCREASE (DECREASE) IN LIABILITIES:
  Accounts Payable                                      25,463           (4,098)
  Accrued Expenses                                     (31,720)          52,135
  Deferred Revenue                                      (3,000)          (3,000)
                                                     ---------        ---------
Net Cash Provided by Operating Activities              373,818          395,449

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Property and Equipment                   (15,985)         (60,472)
                                                     ---------        ---------
    Net Cash Used by Investing Activities              (15,985)         (60,472)

                                                    (CONTINUED)

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements

                MORGAN MEDICAL HOLDINGS, INC., AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Quarters Ended March 31, 1995 and 1994
                                (Unaudited)


                                                                   1995                   1994
                                                                 ---------             ---------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase) in Receivable From Related Parties                    (5,844)              (69,094)
  Principal Reductions of Long-Term Debt                         (210,709)             (209,471)
  Principal Reductions of Capital Lease Obligations               (81,353)                 -
  Repayment of Amounts Due to Former Affiliates                      -                 ( 11,875)
                                                                ---------             ---------

    Net Cash Used by Financing Activities                        (297,906)             (290,440)
 NET INCREASE IN CASH                                              59,927                44,537

 CASH
   BEGINNING OF PERIOD                                            106,149               405,367
                                                                ---------             ---------

 CASH
   END OF PERIOD                                                 $166,076              $449,904
                                                                =========             =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash Paid for Interest                                         $143,752              $134,625
                                                                =========             =========


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.
                                 G-5

                MORGAN MEDICAL HOLDINGS, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   For the Three Months Ended March 31, 1995
                                 (Unaudited)

                                            Common Stock
                              Preferred       Number of                            Paid-in       Retained
                                Stock          Shares            Amount            Deficit       Earnings
                                -----          ------            ------            -------       --------

BALANCE
 DECEMBER 31, 1994              -          3,156,393            $345,546          ($18,189)     $1,036,083

COMMON STOCK ISSUED             -             68,334              41,098              -              -

NET INCOME FOR
 THE PERIOD                     -             -                   -                   -            124,298
                             =========     =========           =========          ========      ==========
BALANCE
  March 31, 1995                -          3,224,727            $386,644          ($18,189)     $1,160,381
                             =========     =========           =========          ========      ==========


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

Morgan Medical Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (unaudited)
- ------------------------------------------

Condensed Consolidated Financial Statements
- -------------------------------------------

       The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations since the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements, and notes thereto included in the Company's latest Annual
Report on Form 10-K. In the opinion of the Company, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 1995, as well as the results of operations and cash flows for three months ended March 31, 1995 and 1994 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Summary of Significant Accounting Policies
- ------------------------------------------

Principles of Consolidation
- ---------------------------

       The consolidated financial statements include the accounts of Morgan Medical Holdings, Inc.; Morgan Medical Corporation and Morgan
HealthWorks, Inc., its wholly-owned subsidiaries; Morgan HealthWorks of Georgia, Inc., a wholly-owned subsidiary of Morgan HealthWorks, Inc. All significant inter-company accounts and transactions have been eliminated.

Revenue Recognition
- -------------------

       The Company recognizes revenue from two sources: diagnostic fees from MRI scans at its Cape Coral, Naples, Sarasota and Titusville, Florida centers, and fees from physical therapy services in its Albany, Georgia center. The Company recognizes revenue from the diagnostic scans and physical therapy services, net of estimated contractual adjustments resulting from the unpaid portion of assigned insurance billings and other third party payers, as services are performed.

Accounts Receivable
- -------------------

       Patient accounts receivable are offset by an allowance for contractual adjustments at March 31, 1995 and December 31, 1994 of approximately
$571,000 and $561,200, respectively.

        The Company maintains an allowance account for potential losses on individual and commercial accounts receivable at March 31, 1995 and December 31, 1994 of approximately $199,000 and $169,700, respectively. Management considers the allowances provided to be reasonable.

       Certain revenues are subject to audit and retroactive adjustment by third-party payers. The Company is aware of no pending audits or proposed adjustments and no provision for estimated retroactive adjustments has been provided.

 Property and Equipment
 ----------------------

        Property and Equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method based on the assets' estimated useful lives as follows:

        Leasehold Improvements                                     5
        Software                                                   5
        Furniture and Fixtures                                     7
        Medical Equipment                                       7-10
        Office and Other Equipment                              5-10
        Transportation Equipment                                  10
        Equipment Leased to Others                                10

       For income tax purposes, depreciation is computed using the Modified Accelerated Cost Recovery System of depreciation over statutory periods. Expenditures for major repairs and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets
- -----------------

       Intangible assets are stated at cost, less accumulated amortization. The covenant-not-to-compete in the Titusville, Florida area is being amortized over 36 months through August 1995 in accordance with the term of the covenant. Goodwill is being amortized over 15 years.

Earnings Per Share
- ------------------

       Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period.
Common equivalent shares include the effect of stock options and warrants, as calculated by using the treasury stock method. Under this method, the number of common equivalent shares is the number of shares exercisable under options and warrants less the number of shares which could be purchased with the cash value of the total exercise price of the average number of options and warrants outstanding during the period.

Income Taxes
- ------------

       Income taxes are provided for under the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Due from Related Parties
- ------------------------

       Due from related parties at March 31, 1995 and December 31, 1994 consisted of the following:

                                             March 31,           December 31,
                                               1995                 1994
                                             ---------           ------------
8% Unsecured note receivable from
an officer in monthly installments
of $5,576 including interest,
through March, 1999.                         $271,172              $271,172

Unsecured advances to officers
including interest at 8%.                      87,194                81,350

8.5% Note receivable from related
party in monthly installments of
$776 including interest, through
May, 1997, collateralized by
medical equipment.                             19,006                20,284
                                             --------              --------
                                             $377,372              $372,806
                                             ========              ========

       The note receivable from an officer is in default at March 31, 1995. The Company expects to collect the full balance of this note; however, no final payment schedule has been established.

       Due from related parties is presented on the balance sheet as follows:

                                       March 31,        December 31,
                                        1995               1994
                                      --------          ------------

         Current Asset                 $188,587           $136,157

         Noncurrent Asset               188,785            236,649
                                       --------           --------
                                       $377,372           $372,806
                                       ========           ========

Contingencies
- -------------

        The Company's charges for MRI services exceed those allowable under Florida's Patient Self-Referral Act of 1992 ("the Act"). The enforcement of the Act could have a material effect on the Company's financial statements. However, the constitutionality of the Act is being challenged in the courts and no enforcement action under the Act has been taken against the Company. Although Management believes that no adverse consequences will result from any action taken under the Act, Management cannot ascertain the effect of the ultimate resolution of this matter on the financial statements.

Subsequent Event
- ----------------

        On April 11, 1995 the Company executed a Merger Agreement with NMR of America, Inc. ("NMR"), providing for the acquisition by NMR of 100% of the Company's outstanding common stock in exchange for 1,200,000 shares of NMR's common stock, including approximately 100,000 shares reserved for issuance upon exercise of the Company's outstanding stock options and warrants.

        The agreement is subject to certain conditions, including the sale of the Company's physical therapy subsidiary prior to the acquisition, the receipt of fairness opinions, regulatory approval, the consent of the stockholders of both companies and the consent of certain lenders.

Stockholders' Equity
- --------------------

        In December, 1994, the Board of Directors authorized the issuance of 68,334 shares of the Company's common stock to certain officers and directors as compensation for services. These shares were issued in February, 1995. The value of these shares, $41,098, was determined based upon the average high and low bid quotations for shares of the Company's common stock during the period in which the shares were earned adjusted for a discount associated with the restrictive nature of the shares.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers

          Article VII of the Registrant's Bylaws requires indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law. Article VII of the Registrant's Bylaws also states that the Registrant may provide such indemnification to its agents and employees.

          Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          In addition, pursuant to the authority of Delaware law, Article Twelfth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for damages for any breach of duty as a director to the fullest extent permitted by Delaware law.

          The Registrant has entered into an indemnification agreement with each of its officers that could require the Registrant, among other things, to indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

ITEM 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits
          --------

2 Plan of acquisition, reorganization, arrangement, liquidation or succession

     2(a) Agreement and Plan of Merger, dated April 11, 1995, by and among the Registrant, NMR SUB, Inc. and Morgan

          Medical Holdings, Inc. (composite copy as amended to date) (Annexed as Appendix A to the Joint Proxy Statement/Prospectus included in the Registration Statement; Schedules and Exhibits thereto are listed therein and will be provided supplementally to the Commission upon request).

3    Articles of Incorporation and By-Laws

     3(a) Certificate of Incorporation. (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989).

     3(b) Certificate of ownership of NMR of Delaware, Inc. (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989).

     3(c) Bylaws.  (Incorporated by reference to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended March 31, 1989).

4 Instruments defining the rights of security holders, including indentures

     4(a) Indenture dated as of July 1, 1986 between the Registrant and The
          Trust Company of New Jersey, including form of Debenture. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

5    Opinion re legality

    *5(a) Opinion of McCarter & English.


8    Opinion on Tax Matters

   **8(a) Form of tax opinion of Annis, Mitchell, Cockey, Edwards & Roehn.


10   Material contracts

    10(a) Form of 8% Subordinated Note.  (Incorporated by reference to the
          Registrant's Registration Statement on Form S-1 (File No. 33-
          5567)).

    10(b) Agreement between Image Sub, Inc. and Imaging Associates, P.A., and amendments thereto. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-
          5567)).

    10(c) Certificate and Agreement of Limited Partnership of MR Associates
          I, a New Jersey limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(d) Certificate and Agreement of Limited Partnership of MR Associates
          I, a Pennsylvania limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(e) Certificate and Agreement of Limited Partnership of MR Associates of Allentown, a Pennsylvania limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(f) Certificate and Agreement of Limited Partnership of MR Associates of Morristown, a New Jersey limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(g) 1986 Incentive Stock Option and Non-Statutory Option Plan.
          (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(h) Form of amendment to 1986 Incentive Stock Option and Non-
          Statutory Option Plan (proposed) (Annexed as Appendix E to the Joint Proxy Statement/Prospectus included in this Registration Statement).

    10(i) Certificate of Limited Partnership of MR Partners of Greenbelt, a
          Maryland limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-
          5567)).

    10(j) Certificate and Agreement of Limited Partnership of MR Associates of Chicago, an Illinois limited partnership. (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-5567)).

    10(k) Acquisition Agreement among the Registrant, Diagnostic Network,
          Incorporated (DNI) and NMR Newco, Inc. (Incorporated by reference to the Registrant's Current Report on Form 8-K for July 1, 1987).

    10(l) Plan of Reorganization and Agreement of Merger dated as of June
          26, 1987 among the Registrant, DNI and NMR Newco, Inc.
          (Incorporated by reference to the Registrant's Current Report on Form 8-K for July 1, 1987).

    10(m) Rights Agreement dated as of December 23, 1988 between Registrant and American Stock Transfer & Trust Company. (Incorporated by reference to the Registrant's Current Report on Form 8-K for December 23, 1988).

    10(n) Employment Agreement dated March 1, 1991, between the Registrant and Joseph Guy Dasti, and amendments and restatements thereto dated March 1, 1993, August 5, 1993 and June 21, 1994.
          (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995).

    10(o) Certificate and Agreement of Limited Partnership of Garden State
          Imaging Partners, a Delaware limited partnership. (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1994).

    10(p) Certificate and Agreement of Limited Partnership of Hartford
          County Imaging Partners, a Delaware limited partnership. (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1994).

    10(q) Certificate and Agreement of Limited Partnership of Accessible
          MRI, a Delaware limited partnership. (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1994).

    10(r) Stock Purchase Agreement, dated January 21, 1994, among
          Registrant, Eduardo Nijensohn, M.D. and John A. Gall, M.D. (Incorporated by reference to the Registrant's Current Report on Form 8-K for January 21, 1994, as amended).

    10(s) Agreement and Plan of Reorganization, dated January 21, 1994, among the Registrant and Eduardo Nijensohn, M.D. (Incorporated by reference to the Registrant's Current Report on Form 8-K for January 21, 1994, as amended).

    10(t) Employment Agreement dated December 7, 1992, between the
          Registrant and John P. O'Malley III, and amendments and restatements thereto dated August 5, 1993 and June 21, 1994. (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995).

   *10(u) Form of Note and Pledge Agreement by and among the Registrant and
          J. Mark Strong.
   *10(v) Form of Non-Competition Agreement by and among the Registrant and J.
          Mark Strong.

11   Statement re computation of per share earnings

     Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995.

21   Subsidiaries

     Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995.

23   Consents of Experts and Counsel

   *23(a) Consent of Coopers & Lybrand L.L.P. (as to the Registrant).

   *23(b) Consent of Garcia & Ortiz, P.A. (as to Morgan).

   *23(c) Consent of Copeland & Company (as to Morgan).

    23(d) Consent of McCarter & English (see Exhibit 5(a)).

   *23(e) Annis, Mitchell, Cockey, Edwards & Roehn

   *23(f) Consent of Janney Montgomery Scott Inc.

   *23(g) Consent of Fahnestock & Co. Inc.

   *23(h) Consent of J. Mark Strong.


99   Additional Exhibits

   *99(a) Form of Proxies and letters to stockholders of the Registrant and shareholders of Morgan to be used in connection with the Annual Meetings
   *99(b) Due Diligence Memorandum and related Schedules of Janney
          Montgomery Scott Inc.


- -----------------
 * Previously filed in Registration Statement (No. 33-61681) filed on August 8, 1995.
** Filed herewith, and replaces exhibit previously filed.


     (b)  Financial Statement Schedules

          Schedules are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements of the Registrant or notes thereto.

   (c)    Item 4(b) Information
          ---------------------

          The opinions of Janney Montgomery Scott Inc. and Fahnestock & Co. Inc. are included as Appendix B and C, respectively, to the Joint Proxy Statement/Prospectus included in this Registration Statement. The Due Diligence Memorandum and related Schedules presented to the Board of Directors of NMR of America, Inc. by Janney Montgomery Scott Inc. is included as Exhibit 99(b) to this Registration Statement.

ITEM 22.  Undertakings

          The undersigned Registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on August 11, 1995.

                                   NMR OF AMERICA, INC.


                                   By /s/ Joseph G. Dasti
                                     --------------------------
                                   Name:  Joseph G. Dasti
                                   Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                         Title              Date
 ---------                         -----              ----

 /s/ Joseph G. Dasti        President, Chief    August 11, 1995
 ---------------------      Executive Officer
 Joseph G. Dasti            and Director
                            (Principal
                            Executive Officer)



 /s/ John P. O'Malley III   Executive Vice      August 11, 1995
 ------------------------   President -
 John P. O'Malley III       Finance and Chief
                            Financial Officer
                            (Principal
                            Financial and
                            Accounting
                            Officer)


 /s/ Donald W. Arthur       Director            August 11, 1995
 ------------------------
 Donald W. Arthur

 /s/ David L. Bloom         Director            August 11, 1995
 ------------------------
 David L. Bloom, M.D.


 /s/ John A. Faraone        Director            August 11, 1995
 ------------------------
 John A. Faraone


 /s/ Joseph Zappala         Director            August 11, 1995
 ------------------------
 Joseph Zappala